-----------------------------------------------------------


                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 29, 2001

                                 $800,770,022.28

                       Mortgage Pass-Through Certificates

                                  Series 2001-6

          -----------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions..................................................I-1
Section 1.02  Acts of Holders.............................................I-52
Section 1.03  Effect of Headings and Table of Contents....................I-53
Section 1.04  Benefits of Agreement.......................................I-53


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans................................II-1
Section 2.02  Acceptance by Trust Administrator...........................II-2
Section 2.03  Representations and Warranties of the Master Servicer
               and the Seller.............................................II-3
Section 2.04  Execution and Delivery of Certificates.....................II-10
Section 2.05  Designation of Certificates; Designation of Startup Day
               and Latest Possible Maturity Date.........................II-10
Section 2.06  Optional Substitution of Mortgage Loans....................II-10


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account........................................III-1
Section 3.02  Permitted Withdrawals from the Certificate Account.........III-2
Section 3.03  Advances by Master Servicer and Trust Administrator........III-3
Section 3.04  Trust Administrator to Cooperate;
               Release of Owner Mortgage Loan Files......................III-5
Section 3.05  Reports to the Trustee and the Trust Administrator;
               Annual Compliance Statements............................. III-6
Section 3.06  Title, Management and Disposition of Any REO Mortgage Loan.III-7
Section 3.07  Amendments to Servicing Agreements,
               Modification of Standard Provisions.......................III-7
Section 3.08  Oversight of Servicing.....................................III-8
Section 3.09  Termination and Substitution of Servicing Agreements......III-11
Section 3.10  Application of Net Liquidation Proceeds...................III-12
Section 3.11  Act Reports...............................................III-12



                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01  Distributions...............................................IV-1
Section 4.02  Allocation of Realized Losses..............................IV-11
Section 4.03  Paying Agent...............................................IV-13
Section 4.04  Statements to Certificateholders;
               Report to the Trust Administrator and the Seller..........IV-14
Section 4.05  Reports to Mortgagors and the Internal Revenue Service.....IV-17
Section 4.06  Calculation of Amounts; Binding Effect of Interpretations
               and Actions of Master Servicer............................IV-18


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................V-1
Section 5.02  Registration of Certificates.................................V-3
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates............V-6
Section 5.04  Persons Deemed Owners........................................V-6
Section 5.05  Access to List of Certificateholders' Names and Addresses....V-7
Section 5.06  Maintenance of Office or Agency..............................V-7
Section 5.07  Definitive Certificates......................................V-7
Section 5.08  Notices to Clearing Agency...................................V-8


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01  Liability of the Seller and the Master Servicer..............VI-1
Section 6.02  Merger or Consolidation of the Seller or the Master Servicer.VI-1
Section 6.03  Limitation on Liability of the Seller, the Master Servicer
               and Others.................................................VI-1
Section 6.04  Resignation of the Master Servicer..........................VI-2
Section 6.05  Compensation to the Master Servicer.........................VI-2
Section 6.06  Assignment or Delegation of Duties by Master Servicer.......VI-2
Section 6.07  Indemnification of Trustee, the Trust Administrator
               and Seller by Master Servicer..............................VI-3


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default..........................................VII-1
Section 7.02  Other Remedies of Trustee..................................VII-2
Section 7.03  Directions by Certificateholders and
               Duties of Trustee During Event of Default.................VII-3
Section 7.04  Action upon Certain Failures of the
               Master Servicer and upon Event of Default.................VII-3
Section 7.05  Trust Administrator to Act; Appointment of Successor.......VII-3
Section 7.06  Notification to Certificateholders.........................VII-5


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01  Duties of Trustee and the Trust Administrator.............VIII-1
Section 8.02  Certain Matters Affecting the Trustee and the Trust
               Administrator............................................VIII-2
Section 8.03  Neither Trustee nor Trust Administrator Required
               to Make Investigation....................................VIII-3
Section 8.04  Neither Trustee nor Trust Administrator Liable
               for Certificates or Mortgage Loans.......................VIII-3
Section 8.05  Trustee and the Trust Administrator May Own Certificates..VIII-3
Section 8.06  The Master Servicer to Pay Fees and Expenses..............VIII-3
Section 8.07  Eligibility Requirements..................................VIII-4
Section 8.08  Resignation and Removal...................................VIII-4
Section 8.09  Successor.................................................VIII-5
Section 8.10  Merger or Consolidation...................................VIII-6
Section 8.11  Authenticating Agent......................................VIII-6
Section 8.12  Separate Trustees and Co-Trustees.........................VIII-7
Section 8.13  Appointment of Custodians.................................VIII-8
Section 8.14  Tax Matters; Compliance with REMIC Provisions.............VIII-9
Section 8.15  Monthly Advances.........................................VIII-11


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination upon Purchase by the
               Seller or Liquidation of All Mortgage Loans................IX-1
Section 9.02  Additional Termination Requirements.........................IX-3


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01 Amendment....................................................X-1
Section 10.02 Recordation of Agreement.....................................X-2
Section 10.03 Limitation on Rights of Certificateholders...................X-3
Section 10.04 Governing Law; Jurisdiction..................................X-4
Section 10.05 Notices......................................................X-4
Section 10.06 Severability of Provisions...................................X-4
Section 10.07 Special Notices to Rating Agencies...........................X-4
Section 10.08 Covenant of Seller...........................................X-5
Section 10.09 Recharacterization...........................................X-5


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01 Cut-Off Date................................................XI-1
Section 11.02 Cut-Off Date Aggregate Principal Balance....................XI-1
Section 11.03 Original Class A Percentage.................................XI-1
Section 11.04 Original Principal Balances of the Classes of Class A
               Certificates...............................................XI-1
Section 11.05 Original Class A Non-PO Principal Balance...................XI-1
Section 11.06 Original Subordinated Percentage............................XI-2
Section 11.07 Original Class B Principal Balance..........................XI-2
Section 11.08 Original Principal Balances of the Classes of Class B
               Certificates...............................................XI-2
Section 11.09 Original Class B-1 Fractional Interest......................XI-2
Section 11.10 Original Class B-2 Fractional Interest......................XI-2
Section 11.11 Original Class B-3 Fractional Interest......................XI-2
Section 11.12 Original Class B-4 Fractional Interest......................XI-2
Section 11.13 Original Class B-5 Fractional Interest......................XI-2
Section 11.14 Original Class B-1 Percentage...............................XI-3
Section 11.15 Original Class B-2 Percentage...............................XI-3
Section 11.16 Original Class B-3 Percentage...............................XI-3
Section 11.17 Original Class B-4 Percentage...............................XI-3
Section 11.18 Original Class B-5 Percentage...............................XI-3
Section 11.19 Original Class B-6 Percentage...............................XI-3
Section 11.20 Closing Date................................................XI-3
Section 11.21 Right to Purchase...........................................XI-3
Section 11.22 Wire Transfer Eligibility...................................XI-3
Section 11.23 Single Certificate..........................................XI-3
Section 11.24 Servicing Fee Rate..........................................XI-4
Section 11.25 Master Servicing Fee Rate...................................XI-4

                                    EXHIBITS
                                    --------

EXHIBIT A-1             -     Form of Face of Class A-1 Certificate
EXHIBIT A-2             -     Form of Face of Class A-2 Certificate
EXHIBIT A-3             -     Form of Face of Class A-3 Certificate
EXHIBIT A-4             -     Form of Face of Class A-4 Certificate
EXHIBIT A-5             -     Form of Face of Class A-5 Certificate
EXHIBIT A-6             -     Form of Face of Class A-6 Certificate
EXHIBIT A-7             -     Form of Face of Class A-7 Certificate
EXHIBIT A-8             -     Form of Face of Class A-8 Certificate
EXHIBIT A-9             -     Form of Face of Class A-9 Certificate
EXHIBIT A-10            -     Form of Face of Class A-10 Certificate
EXHIBIT A-11            -     Form of Face of Class A-11 Certificate
EXHIBIT A-12            -     Form of Face of Class A-12 Certificate
EXHIBIT A-PO            -     Form of Face of Class A-PO Certificate
EXHIBIT A-R             -     Form of Face of Class A-R Certificate
EXHIBIT A-LR            -     Form of Face of Class A-LR Certificate
EXHIBIT B-1             -     Form of Face of Class B-1 Certificate
EXHIBIT B-2             -     Form of Face of Class B-2 Certificate
EXHIBIT B-3             -     Form of Face of Class B-3 Certificate
EXHIBIT B-4             -     Form of Face of Class B-4 Certificate
EXHIBIT B-5             -     Form of Face of Class B-5 Certificate
EXHIBIT B-6             -     Form of Face of Class B-6 Certificate
EXHIBIT C               -     Form of Reverse of Series 2001-6 Certificates
EXHIBIT D               -     Reserved
EXHIBIT E               -     Custodial Agreement
EXHIBIT F-1             -     Schedule of Type 1 Mortgage Loans
EXHIBIT F-2             -     Schedule of Type 2 Mortgage Loans
EXHIBIT F-3             -     Schedule of Other Servicer Mortgage Loans
EXHIBIT G               -     Request for Release
EXHIBIT H               -     Affidavit Pursuant to Section 860E(e)(4) of the
                              Internal Revenue Code of 1986, as amended, and for
                              Non-ERISA Investors
EXHIBIT I               -     Letter from Transferor of Residual Certificates
EXHIBIT J               -     Transferee's Letter (Class [B-4] [B-5] [B-6]
                              Certificates)
EXHIBIT K               -     [Reserved]
EXHIBIT L               -     Servicing Agreements
EXHIBIT M               -     Form of Special Servicing Agreement
SCHEDULE I              -     Applicable Unscheduled Principal Receipt Period

     This Pooling and Servicing Agreement, dated as of March 29, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                              W I T N E S S E T H  T H A T:
                              - - - - - - - - - -  - - - -

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 DEFINITIONS.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Directed Certificates: The Class A-1 and Class A-8 Certificates.

     Accretion Termination Date: For (a) the Class A-2 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-1 Certificates has been reduced to zero or
(ii) the Cross-Over Date and (b) the Class A-9 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-8 Certificates has been reduced to zero or (ii) the Cross-Over Date.

     Accrual Certificates: The Class A-2 and Class A-9 Certificates.

     Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $109,472.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Cendant Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Cendant Mortgage Corporation (as successor to Merrill Lynch Credit Corporation), as seller, and Wells Fargo Funding, Inc., as purchaser.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-PO Certificates, Class A-R Certificate or Class A-LR Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-2, Class A-4, Class A-9 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a)(i). As to the Accrual Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to such Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-4 Certificates, the amount distributable to the Class A-4 Certificates pursuant to Paragraphs first and second of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i), including, in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates); and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and
(y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections
          2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

          (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R and Class A-LR Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-5 Certificates, 6.250% per annum. As to the Class A-6 Certificates, 6.000% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in March 2006, 100%. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007 to and including the Distribution Date in March 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2008 to and including the Distribution Date in March 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2009 to and including the Distribution Date in March 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2007 and March 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2008 and March 2009, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2009 and March 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after April 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, A-10 Certificates, A-11 Certificates, A-12 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause
(ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

     Class A-4 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-4 Certificates and (B) the Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-4 Certificates of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trustee and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit C hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A-PO Recovery for such Distribution Date.

     Class A-PO Recovery: As to any Distribution Date prior to the Cross-Over Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution
Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Cross-Over Date, the amount determined in accordance with clause (b) above.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 7.000% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a)(i).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

     provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

     (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

     (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

     (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

     (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: With respect to any Distribution Date, the lesser of
(a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Corresponding Upper-Tier Class or Classes: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

     Uncertificated Lower-Tier       Corresponding Upper-Tier Class or Classes
     Interest

     Class A-L1 Interest             Class A-1 Certificates, Class A-3
                                     Certificates, Class A-7 Certificates,
                                     Class A-8 Certificates, Class A-10
                                     Certificates, Class A-11 Certificates and
                                     Class A-12 Certificates

     Class A-L2 Interest             Class A-2 Certificates and Class A-9
                                     Certificates

     Class A-L5 Interest             Class A-4 Certificates, Class A-5
                                     Certificates and Class A-6 Certificates

     Class A-LPO Interest            Class A-PO Certificates

     Class A-LUR Interest            Class A-R Certificate

     Class B-L1 Interest             Class B-1 Certificates

     Class B-L2 Interest             Class B-2 Certificates

     Class B-L3 Interest             Class B-3 Certificates

     Class B-L4 Interest             Class B-4 Certificates

     Class B-L5 Interest             Class B-5 Certificates

     Class B-L6 Interest             Class B-6 Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-4 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-4 Certificates, the amount specified on the face of each such Certificate representing the portion of the Original Notional Amount.

     Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors and Omissions Policy: As defined in each of the Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is April 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fitch: Fitch, Inc., or its successors in interest.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.000%, (b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 7.000%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $16,015,400.45 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-4 and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-4 Certificates, the Class A-4 Interest Accrual Amount. The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount: As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     MERS: As defined in Section 2.01.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Month End Interest: As defined in each Servicing Agreement.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Moody's: Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of March 29, 2001 between WFHM, as seller, and the Seller, as purchaser.

     Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

      (i)   the Mortgage Loan identifying number;

     (ii)   the city, state and zip code of the Mortgaged Property;

    (iii)   the type of property;

     (iv)   the Mortgage Interest Rate;

      (v)   the Net Mortgage Interest Rate;

     (vi)   the Monthly Payment;

    (vii)   the original number of months to maturity;

   (viii)   the scheduled maturity date;

     (ix)   the Cut-Off Date Principal Balance;

      (x)   the Loan-to-Value Ratio at origination;

     (xi)   whether such Mortgage Loan is a Subsidy Loan;

    (xii)   whether such Mortgage Loan is covered by primary mortgage insurance;

   (xiii)   the applicable Servicing Fee Rate;

    (xiv)   the Master Servicing Fee Rate;

     (xv)   Fixed Retained Yield, if applicable; and

    (xvi) for each Other Servicer Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.000%.

     Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(g).

     Notional Amount: As to any Distribution Date, an amount equal to 12.0459713086% of the sum of the Principal Balances of the Class A-5 and Class A-6 Certificates.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or sixth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.14.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Notional Amount: The Original Notional Amount, as set forth in
Section 11.05.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than WFHM.

     Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

     Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Cendant Mortgage Corporation, the documents specified in the Cendant Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     PAC Certificates: The Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates.

     PAC Principal Amount: As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than the Class A-4 Certificates), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to the Class A-4 Certificates, the undivided percentage interest obtained by dividing the original notional amount evidenced by such Certificate by the Original Notional Amount. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PMI Advance: As defined in the related Servicing Agreement, if applicable.

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
     (ii) the Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Liquidation Profits;

          (k) Month End Interest; and

          (l) all amounts reimbursable to a Servicer for PMI Advances.

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

  Distribution Date Occurring In                                   Prepayment
  ------------------------------                                     Shift

                                                                   Percentage
                                                                   ----------
  April 2001 through March 2006.................................         0%
  April 2006 through March 2007..................................       30%
  April 2007 through March 2008..................................       40%
  April 2008 through March 2009..................................       60%
  April 2009 through March 2010..................................       80%
  April 2010 and thereafter......................................      100%

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a)(i) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-4 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of a Class of Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a)(i), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     The Class A-4 Certificates are interest only Certificates and have no Principal Balance.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amounts previously added to the Principal Balance of a Class of Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a)(i), Paragraph third clause (B) of Section 4.01(a)(i), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a)(i).

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-12 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     Priority Percentage: The Principal Balance of the Class A-12 Certificates divided by the Aggregate Non-PO Principal Balance.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prospectus: The prospectus dated February 21, 2001 as supplemented by the prospectus supplement dated March 22, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R and Class A-LR Certificates) are Fitch and Moody's. The Rating Agency for the Class A-R, Class A-LR, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount: As defined in Section 4.01(b).

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC: A "real estate mortgage investment conduit" as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Certificates: The Class A-8 Certificates.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(i) and Iy(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

     Servicer Mortgage Loan File: As defined in each of the Servicing
Agreements.

     Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., HSBC Mortgage Corporation (USA), Chevy Chase Bank, F.S.B., Old Kent Mortgage Company, Countrywide Home Loans, Inc., Columbia National Inc., Fleet Mortgage Corp., Cendant Mortgage Corporation, First Nationwide Mortgage Corporation, Washington Mutual Bank, F.A., The Huntington Mortgage Company, CUNA Mutual Mortgage Corporation, First Union Mortgage Corporation, Colonial Savings, F.A., Chase Manhattan Mortgage Corporation and Navy Federal Credit Union as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:
                                                                      Shift
  Distribution Date Occurring In                                   Percentage
  ------------------------------                                   ----------
  April 2001 through March 2006.................................        0%
  April 2006 and thereafter......................................     100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:



     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $8,007,700.22 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Uncertificated Lower-Tier Interest: Any of the Class A-L1 Interest, the Class A-L2 Interest, the Class A-L5 Interest, the Class A-LPO Interest, the Class A-LUR Interest, the Class B-L1 Interest, the Class B-L2 Interest, the Class B-L3 Interest, the Class B-L4 Interest, the Class B-L5 Interest and the Class B-L6 Interest.

     Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

     Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses Iy(ii) and Iy(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

     Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-4 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

     WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

     WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

     WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

     SECTION 1.02 ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.


SECTION 1.04 BENEFITS OF AGREEMENT.


     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

     SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, if (i) with respect to a particular state the Trustee has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

     SECTION 2.02 ACCEPTANCE BY TRUST ADMINISTRATOR.

     The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

     SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER AND THE
                  SELLER.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated lower-Tier Interests, evidence ownership of the entire Trust Estate.

SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY AND LATEST
             POSSIBLE MATURITY DATE.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L5 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is April 25, 2031 for purposes of Code Section 860G(a)(1).

SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

     During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account.



                                  ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                              OF THE MORTGAGE LOANS

     SECTION 3.01 CERTIFICATE ACCOUNT.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

     SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

          (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;


          (xii) to clear and terminate the Certificate Account pursuant to
     Section 9.01; and

          (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

     SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be, (ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

     SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE;
                  RELEASE OF OWNER MORTGAGE LOAN FILES.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

     SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR; ANNUAL
                  COMPLIANCE STATEMENTS.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.



     SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

     SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS,
                  MODIFICATION OF STANDARD PROVISIONS.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

     SECTION 3.08 OVERSIGHT OF SERVICING.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or the Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.


     SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.


     SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     SECTION 3.11 ACT REPORTS.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.



                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

     SECTION 4.01 DISTRIBUTIONS.

     (a) (i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-4 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

     (ii) Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L2 Interest) shall receive distributions in respect of interest (or in the case of the Class A-L2 Interest, with respect to the Accrual Certificates, shall have such amounts added to its Principal Balance) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L5 Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest shall be 7.000% per annum. The Class A-LPO Interest is a principal-only interest and is not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     (b) The Class A-4 Certificates are interest only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

          I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-2 Certificates, the Accrual Distribution Amount for the Class A-2 Certificates will be allocated sequentially as follows:

          first, to the Class A-1 Certificates until the Principal Balance thereof has been reduced to zero; and

          second, to the Class A-2 Certificates until the Principal Balance thereof has been reduced to zero;

          II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-9 Certificates, the Accrual Distribution Amount for the Class A-9 Certificates will be allocated sequentially as follows:

          first, to the Class A-8 Certificates up to their Reduction Amount for such Distribution Date; and

          second, to the Class A-9 Certificates until the Principal Balance thereof has been reduced to zero;

          III. On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

          first, to the Class A-12 Certificates, up to the Priority Amount for such Distribution Date;

          second, to the Class A-R and the Class A-LR Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero;

          third, concurrently, as follows:

               (a) 50.1337151975%, sequentially, to the Class A-1, the Class A-2 and the Class A-3 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero;

               (b) 31.1019956649%,sequentially,as follows:

                    (i) concurrently, to the Class A-5 and the Class A-6
               Certificates, pro rata, up to their PAC Principal Amounts for such Distribution Date;

                    (ii) to the Class A-7 Certificates, up to their PAC
               Principal Amount for such Distribution Date;

                    (iii) to the Class A-8 Certificates, up to their Reduction
               Amount for such Distribution Date;

                    (iv) to the Class A-9 Certificates, until the Principal
               Balance thereof has been reduced to zero;

                    (v) to the Class A-8 Certificates, without regard to their
               Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

                    (vi) concurrently, to the Class A-5 and Class A-6
               Certificates, pro rata, without regard to their PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero; and

                    (vii) to the Class A-7 Certificates, without regard to their
               PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

               (c) 18.7642891376%,sequentially,to the Class A-10 and the Class A- 11 Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

          fourth, to the Class A-12 Certificates, without regard to their Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

     As used above, the "PAC Principal Amount" for any Distribution Date and the Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and the Class of Scheduled Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the related table set forth below with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of each Class.



                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-5 CERTIFICATES

                           PERCENTAGE OF                            PERCENTAGE OF                               PERCENTAGE OF
                              INITIAL                                 INITIAL                                     INITIAL
DISTRIBUTION DATE        PRINCIPAL BALANCE   DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------        -----------------   -----------------    -----------------     -----------------     -----------------

March 2001 .........      100.00000000%      June 2003 ........     72.01293883%      September 2005 .......    29.24995476%
April 2001 .........       99.68681225       July 2003 ........     70.29130964       October 2005 .........    27.80685351
May 2001 ...........       99.29170047       August 2003 ......     68.58024741       November 2005 ........    26.37319227
June 200l ..........       98.84026333       September 2003 ...     66.88034037       December 2005 ........    24.94891073
July 2001 ..........       98.33264479       October 2003 .....     65.19151699       January 2006 .........    23.53394902
August 2001  .......       97.76902511       November 2003 ....     63.51370620       February 2006 ........    22.12824765
September 2001 .....       97.14962066       December 2003 ....     61.84683743       March 2006 ...........    20.73174748
October 2001 .......       96.47468394       January 2004 .....     60.19084052       April 2006 ...........    19.44238267
November 2001 ......       95.74450345       February 2004 ....     58.54564579       May 2006 .............    18.16200545
December 2001 ......       94.95940354       March 2004 .......     56.91118405       June 2006 ............    16.89055832
January 2002 .......       94.11974423       April 2004 .......     55.28738650       July 2006 ............    15.62798420
February 2002 ......       93.22592097       May 2004 .........     53.67418484       August 2006 ..........    14.37422633
March 2002 .........       92.27836439       June 2004 ........     52.07151121       September 2006 .......    13.12922838
April 2002 .........       91.27753996       July 2004 ........     50.47929819       October 2006 .........    11.89293438
May 2002 ...........       90.22394775       August 2004 ......     48.89747877       November 2006 ........    10.66528867
June 2002 ..........       89.11812190       September 2004 ...     47.32598641       December 2006 ........     9.44623606
July 2002 ..........       87.96063036       October 2004 .....     45.76475502       January 2007 .........     8.23572167
August 2002  .......       86.75207432       November 2004 ....     44.21371892       February 2007 ........     7.03369098
September 2002 .....       85.49308776       December 2004 ....     42.67281286       March 2007 ...........     5.84008983
October 2002 .......       84.18433697       January 2005 .....     41.14197204       April 2007 ...........     4.67728753
November 2002 ......       82.82651988       February 2005 ....     39.62113205       May 2007 .............     3.52265325
December 2002 ......       81.42036558       March 2005 .......     38.11022893       June 2007 ............     2.37874795
January 2003 .......       79.96663357       April 2005 .......     36.60919913       July 2007 ............     1.26621136
February 2003 ......       78.46611326       May 2005 .........     35.11797951       August 2007 ..........     0.18427444
March 2003 .........       76.91962306       June 2005 ..... ..     33.63650737       September 2007
April 2003 .........       75.32800982       July 2005 ........     32.16472040         and thereafter .....     0.00000000
May 2003 ...........       73.69214798       August 2005 ......     30.70255669



                           PLANNED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE

                             CLASS A-6 CERTIFICATES

                           PERCENTAGE OF                            PERCENTAGE OF                               PERCENTAGE OF
                              INITIAL                                 INITIAL                                     INITIAL
DISTRIBUTION DATE        PRINCIPAL BALANCE   DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------        -----------------   -----------------    -----------------     -----------------     -----------------

March 2001..........      100.00000000%      June 2003.........     72.01293883%       September 2005......      29.24995474%
April 2001..........       99.68681226       July 2003.........     70.29130963        October 2005........      27.80685351
May 2001............       99.29170049       August 2003.......     68.58024740        November 2005.......      26.37319226
June 200l...........       98.84026331       September 2003....     66.88034037        December 2005.......      24.94891074
July 2001...........       98.33264480       October 2003......     65.19151700        January 2006........      23.53394903
August 2001.........       97.76902511       November 2003.....     63.51370620        February 2006.......      22.12824766
September 2001......       97.14962066       December 2003.....     61.84683743        March 2006..........      20.73174749
October 2001........       96.47468394       January 2004......     60.19084051        April 2006..........      19.44238266
November 2001.......       95.74450346       February 2004.....     58.54564580        May 2006............      18.16200546
December 2001.......       94.95940354       March 2004........     56.91118406        June 2006...........      16.89055831
January 2002........       94.11974423       April 2004........     55.28738651        July 2006...........      15.62798420
February 2002.......       93.22592097       May 2004..........     53.67418486        August 2006.........      14.37422634
March 2002..........       92.27836437       June 2004.........     52.07151123        September 2006......      13.12922837
April 2002..........       91.27753997       July 2004.........     50.47929817        October 2006........      11.89293437
May 2002............       90.22394774       August 2004.......     48.89747877        November 2006.......      10.66528869
June 2002...........       89.11812191       September 2004....     47.32598640        December 2006.......       9.44623606
July 2002...........       87.96063037       October 2004......     45.76475503        January 2007........       8.23572169
August 2002.........       86.75207431       November 2004.....     44.21371891        February 2007.......       7.03369097
September 2002......       85.49308777       December 2004.....     42.67281286        March 2007..........       5.84008983
October 2002........       84.18433697       January 2005......     41.14197203        April 2007..........       4.67728754
November 2002.......       82.82651989       February 2005.....     39.62113206        May 2007............       3.52265326
December 2002.......       81.42036557       March 2005........     38.11022891        June 2007...........       2.37874794
January 2003........       79.96663357       April 2005........     36.60919914        July 2007...........       1.26621134
February 2003.......       78.46611326       May 2005..........     35.11797951        August 2007.........       0.18427446
March 2003..........       76.91962306       June 2005.........     33.63650737        September 2007
April 2003..........       75.32800983       July 2005.........     32.16472040           and thereafter...       0.00000000
May 2003............       73.69214797       August 2005.......     30.70255669



                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE


                             CLASS A-7 CERTIFICATES

                           PERCENTAGE OF                            PERCENTAGE OF                               PERCENTAGE OF
                              INITIAL                                 INITIAL                                     INITIAL
DISTRIBUTION DATE        PRINCIPAL BALANCE   DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------        -----------------   -----------------    -----------------     -----------------     -----------------

Up to and including                          October 2010......    22.93055959%       January 2014........       6.17813337%
  August 2007.......      100.00000000%      November 2010.....    22.27620566        February 2014.......       5.92298030
September 2007......       96.57061420       December 2010.....    21.63734770        March 2014..........       5.67396876
October 2007........       92.52807839       January 2011......    21.01362401        April 2014..........       5.43095390
November 2007.......       88.59777009       February 2011.....    20.40468139        May 2014............       5.19379430
December 2007.......       84.77692624       March 2011........    19.81017467        June 2014...........       4.96235174
January 2008........       81.06284869       April 2011........    19.22976677        July 2014...........       4.73649122
February 2008.......       77.45290296       May 2011..........    18.66312832        August 2014.........       4.51608100
March 2008..........       73.94451648       June 2011.........    18.10993761        September 2014......       4.30099221
April 2008..........       71.05092035       July 2011.........    17.56988035        October 2014........       4.09109923
May 2008............       68.24093807       August 2011.......    17.04264952        November 2014.......       3.88627912
June 2008...........       65.51240677       September 2011....    16.52794523        December 2014.......       3.68641199
July 2008...........       62.86321652       October 2011......    16.02547451        January 2015........       3.49138063
August 2008.........       60.29130906       November 2011.....    15.53495121        February 2015.......       3.30107064
September 2008......       57.79467642       December 2011.....    15.05609569        March 2015..........       3.11537027
October 2008........       55.37135987       January 2012......    14.58863495        April 2015..........       2.93417034
November 2008.......       53.01944870       February 2012.....    14.13230215        May 2015............       2.75736425
December 2008.......       50.73707906       March 2012........    13.68683674        June 2015...........       2.58484789
January 2009........       48.52243291       April 2012........    13.25198417        July 2015...........       2.41651956
February 2009.......       46.37373688       May 2012..........    12.82749577        August 2015.........       2.25227996
March 2009..........       44.28926119       June 2012.........    12.41312866        September 2015......       2.09203208
April 2009..........       42.69803764       July 2012.........    12.00864560        October 2015........       1.93568118
May 2009............       41.15285960       August 2012.......    11.61381480        November 2015.......       1.78313480
June 2009...........       39.65249337       September 2012....    11.22840989        December 2015.......       1.63430253
July 2009...........       38.19573679       October 2012......    10.85220970        January 2016........       1.48909620
August 2009.........       36.78141822       November 2012.....    10.48499827        February 2016.......       1.34742955
September 2009......       35.40839612       December 2012.....    10.12656456        March 2016..........       1.20921850
October 2009........       34.07555812       January 2013......     9.77670248        April 2016..........       1.07438079
November 2009.......       32.78182023       February 2013.....     9.43521071        May 2016............       0.94283623
December 2009.......       31.52612630       March 2013........     9.10189265        June 2016...........       0.81450638
January 2010........       30.30744727       April 2013........     8.77655610        July 2016...........       0.68931465
February 2010.......       29.12478045       May 2013..........     8.45901356        August 2016.........       0.56718638
March 2010..........       27.97714895       June 2013.........     8.14908167        September 2016......       0.44804854
April 2010..........       27.20345312       July 2013.........     7.84658148        October 2016........       0.33182975
May 2010............       26.44803583       August 2013.......     7.55133815        November 2016.......       0.21846049
June 2010...........       25.71047110       September 2013....     7.26318082        December 2016.......       0.10787269
July 2010...........       24.99034290       October 2013......     6.98194274        January 2017
August 2010.........       24.28724477       November 2013.....     6.70746095           and thereafter...       0.00000000
September 2010......       23.60077965       December 2013.....     6.43957635



                          SCHEDULED PRINCIPAL BALANCES
                   AS PERCENTAGES OF INITIAL PRINCIPAL BALANCE


                             CLASS A-8 CERTIFICATES

                           PERCENTAGE OF                            PERCENTAGE OF                               PERCENTAGE OF
                              INITIAL                                 INITIAL                                     INITIAL
DISTRIBUTION DATE        PRINCIPAL BALANCE   DISTRIBUTION DATE    PRINCIPAL BALANCE     DISTRIBUTION DATE     PRINCIPAL BALANCE
-----------------        -----------------   -----------------    -----------------     -----------------     -----------------

March 2001..........      100.00000000%      December 2002.....     36.14141772%       September 2004......      11.72376388%
April 2001..........       95.69936279       January 2003......     34.35736796        October 2004........      10.89140584
May 2001............       91.56041483       February 2003.....     32.67637412        November 2004.......      10.07958472
June 200l...........       87.55036505       March 2003........     31.09680673        December 2004.......       9.28792076
July 2001...........       83.66824885       April 2003........     29.61700861        January 2005........       8.51603952
August 2001.........       79.91306645       May 2003..........     28.23529569        February 2005.......       7.76357187
September 2001......       76.28378277       June 2003.........     26.94995789        March 2005..........       7.03015387
October 2001........       72.77932740       July 2003.........     25.75926008        April 2005..........       6.31542676
November 2001.......       69.39859464       August 2003.......     24.59631932        May 2005............       5.61903683
December 2001.......       66.14044349       September 2003....     23.45983951        June 2005...........       4.94063537
January 2002........       63.00369783       October 2003......     22.34935740        July 2005...........       4.27987861
February 2002.......       59.98714651       November 2003.....     21.26441631        August 2005.........       3.63642764
March 2002..........       57.08954363       December 2003.....     20.20456592        September 2005......       3.00994833
April 2002..........       54.30960875       January 2004......     19.16936229        October 2005........       2.40011132
May 2002............       51.64602719       February 2004.....     18.15836771        November 2005.......       1.80659187
June 2002...........       49.09745043       March 2004........     17.17115063        December 2005.......       1.22906987
July 2002...........       46.66249645       April 2004........     16.20728557        January 2006........       0.66722973
August 2002.........       44.33975029       May 2004..........     15.26635305        February 2006.......       0.12076033
September 2002......       42.12776443       June 2004.........     14.34793951        March 2006
October 2002........       40.02505937       July 2004.........     13.45163719           and thereafter...       0.00000000
November 2002.......       38.03012433       August 2004.......     12.57704408


     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in
Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-4, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, or in the case of the Class A-4 Certificates, the Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) [Intentionally Left Blank]

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     (h) With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

     SECTION 4.03 PAYING AGENT.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.


     SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS;
                  REPORTS TO THE TRUST ADMINISTRATOR AND THE SELLER.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) in the case of the Class A-4 Certificates, the Notional Amount, if any;

          (xxiv) the Class A-PO Deferred Amount if any;

          (xxv) the amount of PMI Advances made by a Servicer, if any; and

          (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificates with a $50 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

     SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

     SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF INTERPRETATIONS AND
                  ACTIONS OF MASTER SERVICER.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.



                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01 THE CERTIFICATES.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-4, Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-R, A-LR, A-PO, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

     SECTION 5.02 REGISTRATION OF CERTIFICATES.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company,
(A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
(i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.



     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

     SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

     SECTION 5.04 PERSONS DEEMED OWNERS.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

     SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

     SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

     SECTION 5.07 DEFINITIVE CERTIFICATES.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

     SECTION 5.08 NOTICES TO CLEARING AGENCY.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.



                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

     SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.


     SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

     SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER SERVICER AND
                  OTHERS.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

     SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

     SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

     SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

     SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND SELLER
                  BY MASTER SERVICER.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.



                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01 EVENTS OF DEFAULT.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.


     SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.



     SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING
                  EVENT OF DEFAULT.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON
                  EVENT OF DEFAULT.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

     SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

     SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.



                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

     SECTION 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:


          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

          (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

          (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST
                  ADMINISTRATOR.

     Except as otherwise provided in Section 8.01:

          (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

          (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
     Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

          (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.



     SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE
                  INVESTIGATION.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

     SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR
                  CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

     SECTION 8.05 TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

     SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

     SECTION 8.07 ELIGIBILITY REQUIREMENTS.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

     SECTION 8.08 RESIGNATION AND REMOVAL.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

     SECTION 8.09 SUCCESSOR.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

     SECTION 8.10 MERGER OR CONSOLIDATION.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

     SECTION 8.11 AUTHENTICATING AGENT.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

     SECTION 8.13 APPOINTMENT OF CUSTODIANS.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

     SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, A-11, A-12, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L5, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject any of the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow the either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC and the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be the tax matters persons for the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of either REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of either REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

SECTION 8.15 MONTHLY ADVANCES.

     In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.



                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION OF
                       ALL MORTGAGE LOANS.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(a) and (g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

          SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.



                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

          SECTION 10.01 AMENDMENT.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and the Lower-Tier Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or the Trust Administrator; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

     SECTION 10.02 RECORDATION OF AGREEMENT.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.04 GOVERNING LAW; JURISDICTION.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05 NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

     SECTION 10.06 SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or transfer of the Class B Certificates pursuant to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the occurrence of any of the Events of Default described in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

          (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

     SECTION 10.08 COVENANT OF SELLER.

     The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

     SECTION 10.09 RECHARACTERIZATION.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.



                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

     SECTION 11.01 CLASS A FIXED PASS-THROUGH RATE.

     The Class A Fixed Pass-Through Rate is 7.000% per annum.

     SECTION 11.02 CUT-OFF DATE.

     The Cut-Off Date for the Certificates is March 1, 2001.

     SECTION 11.03 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

     The Cut-Off Date Aggregate Principal Balance is $800,770,022.28.

     SECTION 11.04 ORIGINAL CLASS A PERCENTAGE.

     The Original Class A Percentage is 96.24953391%.

     SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                   CERTIFICATES.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                           Original
         Class                        Principal Balance
         -----                        -----------------
       Class A-1                   $294,570,000.00
       Class A-2                    $16,601,000.00
       Class A-3                    $35,076,000.00
       Class A-5                    $58,866,000.00
       Class A-6                    $35,000,000.00
       Class A-7                    $23,753,000.00
       Class A-8                    $75,000,000.00
       Class A-9                    $22,186,000.00
       Class A-10                  $119,595,000.00
       Class A-11                   $10,000,000.00
       Class A-12                   $80,000,000.00
       Class A-PO                       $93,833.29
       Class A-R                            $50.00
       Class A-LR                           $50.00

     SECTION 11.05 ORIGINAL NOTIONAL AMOUNT.

     The Original Notional Amount is $11,307,071.43.

     SECTION 11.06 ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

     The Original Class A Non-PO Principal Balance is $770,647,100.00.

     SECTION 11.07 ORIGINAL SUBORDINATED PERCENTAGE.

     The Original Subordinated Percentage is 3.75046609%.

     SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.

     The Original Class B Principal Balance is $30,029,088.99.

     SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                   CERTIFICATES.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                            Original
              Class                     Principal Balance
              -----                     -----------------
            Class B-1                    $ 14,013,000.00
            Class B-2                    $  6,406,000.00
            Class B-3                    $  3,203,000.00
            Class B-4                    $  2,403,000.00
            Class B-5                    $  1,601,000.00
            Class B-6                    $  2,403,088.99

     SECTION 11.10 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

     The Original Class B-1 Fractional Interest is 2.00032038%.

     SECTION 11.11 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

     The Original Class B-2 Fractional Interest is 1.20024663%.

     SECTION 11.12 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

     The Original Class B-3 Fractional Interest is 0.80020975%.

     SECTION 11.13 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

     The Original Class B-4 Fractional Interest is 0.50008843%.

     SECTION 11.14 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

     The Original Class B-5 Fractional Interest is 0.30013244%.

     SECTION 11.15 ORIGINAL CLASS B-1 PERCENTAGE.

     The Original Class B-1 Percentage is 1.75014571%.

     SECTION 11.16 ORIGINAL CLASS B-2 PERCENTAGE.

     The Original Class B-2 Percentage is 0.80007375%.

     SECTION 11.17 ORIGINAL CLASS B-3 PERCENTAGE.

     The Original Class B-3 Percentage is 0.40003687%.

     SECTION 11.18 ORIGINAL CLASS B-4 PERCENTAGE.

     The Original Class B-4 Percentage is 0.30012133%.

     SECTION 11.19 ORIGINAL CLASS B-5 PERCENTAGE.

     The Original Class B-5 Percentage is 0.19995599%.

     SECTION 11.20 ORIGINAL CLASS B-6 PERCENTAGE.

     The Original Class B-6 Percentage is 0.30013244%.

     SECTION 11.21 CLOSING DATE.

     The Closing Date is March 29, 2001.

     SECTION 11.22 RIGHT TO PURCHASE.

     The right of the Seller to purchase all of the Mortgage Loans pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $ 80,077,022.23 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

     SECTION 11.23 WIRE TRANSFER ELIGIBILITY.

     With respect to the Class A Certificates (other than the Class A-R, Class A-LR and Class A-PO Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R, Class A-LR and Class A-PO Certificates are not eligible for wire transfer.

     SECTION 11.24 SINGLE CERTIFICATE.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-4, Class A-R, Class A-LR and Class A-PO Certificates) and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-4 Certificates represents a $5,653,535.71 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $50 Denomination. A Single Certificate for the Class A-LR Certificate represents a $50 Denomination. A Single Certificate for the Class A-PO Certificates represents a $93,833.29 Denomination.

     SECTION 11.25 SERVICING FEE RATE.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

     SECTION 11.26 MASTER SERVICING FEE RATE.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       WELLS FARGO ASSET SECURITIES
                                         CORPORATION
                                            as Seller

                                       By:
                                           -------------------------------------
                                           Name:  Alan S. McKenney
                                           Title: Vice President


                                       WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION
                                            as Master Servicer

                                       By:
                                          --------------------------------------
                                           Name:  Nancy E. Burgess
                                           Title: Vice President


                                       FIRST UNION NATIONAL BANK
                                          as Trust Administrator

                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


Attest:
By: ___________________________________
Name: _________________________________
Title: ________________________________


                                       UNITED STATES TRUST COMPANY
                                          OF NEW YORK
                                             as Trustee

                                       By:
                                            ----------------------------
                                            Name
                                            Title:

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

     On this 29th day of March, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND       )
                        ss.:
COUNTY OF FREDERICK     )

     On this 29th day of March, 2001, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


     On this 29th day of March, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

     On this 29th day of March, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA       )
                              ss.:
COUNTY OF                     )

     On this 29th day of March, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,

                Mortgage Pass-Through Certificates, Series 2001-6

                 Applicable Unscheduled Principal Receipt Period

                                        Full Unscheduled     Partial Unscheduled
Servicer                               Principal Receipts     Principal Receipts
--------                               ------------------     ------------------

WFHM (Type 1)                               Mid-Month             Mid-Month
WFHM (Type 2)                              Prior Month           Prior Month
National City Mortgage Co.                  Mid-Month            Prior Month
Countrywide Home Loans, Inc.               Prior Month           Prior Month
HomeSide Lending, Inc.                     Prior Month           Prior Month
HSBC Mortgage Corporation (USA)             Mid-Month            Prior Month
Chevy Chase Bank, F.S.B.                    Mid-Month            Prior Month
Old Kent Mortgage Company                   Mid-Month            Prior Month
Columbia National Inc.                      Mid-Month            Prior Month
Fleet Mortgage Corp.                        Mid-Month            Prior Month
Cendant Mortgage Corporation               Prior Month           Prior Month
First Nationwide Mortgage Corporation       Mid-Month            Prior Month
Washington Mutual Bank, F.A.                Mid-Month            Prior Month
The Huntington Mortgage Company             Mid-Month            Prior Month
CUNA Mutual Mortgage Corporation            Mid-Month            Prior Month
First Union Mortgage Corporation            Mid-Month            Prior Month
Colonial Savings, F.A.                      Mid-Month            Prior Month
Chase Manhattan Mortgage Corporation        Mid-Month            Prior Month
Navy Federal Credit Union                   Mid-Month            Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

        THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

        DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.: 94976R AA 1                  First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
     -----------------------------------
     Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AB 9                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced

by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-2 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
   -------------------------------------
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AC 7                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced

by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AD 5                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________ (Initial
                                                                        Notional
                                                                         Amount)

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-4 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-4 Certificates each month in an amount equal to the product of (i) 1/12th of 7.000% and (ii) the Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AE 3                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AF 0                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AG 8                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2000-9, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.: 94976R AH 6                  First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AJ 2                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    -----------------------------------
    Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AK 9                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
     -----------------------------------
     Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
        OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AL 7                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    ------------------------------------
    Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AM 5                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%    Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
     -----------------------------------
     Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AN 3                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%       Final Scheduled Maturity Date:  April 25, 2031


     THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    ------------------------------------
    Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.



                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AP 8                 First Distribution Date:  April 25, 2001

                                        Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%     Final Scheduled Maturity Date:  April 25, 2031


     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    ------------------------------------
    Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.



                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS A-LR

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.: 94976R AQ 6                  First Distribution Date: April 25, 2001

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  April 25, 2031



     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to the Holder of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:



                                        First Union National Bank,
                                              Trust Administrator

                                        By
                                            -----------------------------------
                                            Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By
   ------------------------------------
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-1

               evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AR 4                 First Distribution Date:  April 25, 2001

                                        Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%   Final Scheduled Maturity Date:  April 25, 2031

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    ------------------------------------
    Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-2

               evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AS 2                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2031


     THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.



     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
    ------------------------------------
    Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
         OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-3

               evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AT 0                 First Distribution Date:  April 25, 2001

                                        Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  April 25, 2031



     THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
     -----------------------------------
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-4

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AU 7                 First Distribution Date:  April 25, 2001

                                        Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%      Final Scheduled Maturity Date:  April 25, 2031


     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            -----------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
     ----------------------------------
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-5

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AV 5                 First Distribution Date:  April 25, 2001

                                        Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%      Final Scheduled Maturity Date:  April 25, 2031



     THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
   ------------------------------------
    Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-6, CLASS B-6

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four- family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No. 1                       Cut-Off Date:  March 1, 2001

CUSIP No.:  94976R AW 3                 First Distribution Date:  April 25, 2001

                                        Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%      Final Scheduled Maturity Date:  April 25, 2031


     THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer in immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator

                                        By:
                                            ------------------------------------
                                            Authorized Officer

Countersigned:


First Union National Bank,
     Trust Administrator

By:
   ------------------------------------
    Authorized Officer

                                    EXHIBIT C
                 [Form of Reverse of Series 2001-6 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-6

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Social Security or other Identifying Number of Assignee:

Dated:



                                          --------------------------------------
                                           Signature by or on behalf of assignor



                                          --------------------------------------
                                                      Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________. Applicable statements should be mailed to ______________________
________________________________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT
                               -------------------

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H   T H A T
                           - - - - - - - - - -   - - - -

     WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of March 29, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-6 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.


                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1 Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2 Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3 Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4 Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5 Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6 Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.


                                  ARTICLE III

                            Concerning the Custodian

     Section 3.1 Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2 Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section 3.3 Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4 Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5 Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6 Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7 Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1 Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2 Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     SECTION 4.3 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     Section 4.4 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                FIRST UNION NATIONAL BANK



401 South Tryon Street                  By:  ___________________________________
Charlotte, North Carolina, 28202             Name:______________________________
                                             Title:_____________________________


Address:                                WELLS FARGO ASSET SECURITIES
                                          CORPORATION



7485 New Horizon Way                    By:  ___________________________________
Frederick, Maryland 21703                    Name:______________________________
                                             Title:_____________________________


Address:                                WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION



7485 New Horizon Way                    By:  ___________________________________
Frederick, Maryland 21703                    Name:______________________________
                                             Title:_____________________________


Address:                                [CUSTODIAN]



                                        By:  ___________________________________
                                             Name:______________________________
                                             Title:_____________________________

STATE OF           )
                   )   ss.:
COUNTY OF          )


     On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ----------------------------------------
                                                      Notary Public

                                 [NOTARIAL SEAL]

STATE OF       )
               )   ss.:
COUNTY OF      )


     On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                        ----------------------------------------
                                                   Notary Public

                                 [NOTARIAL SEAL]

STATE OF       )
               )   ss.:
COUNTY OF      )


     On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        ----------------------------------------
                                                       Notary Public

                                 [NOTARIAL SEAL]

STATE OF       )
               )   ss.:
COUNTY OF      )


     On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association



                                        ----------------------------------------
                                                    Notary Public

                                 [NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]

WFMBS

WFMBS   2001-06 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION  LOANS

(i)           (ii)                                                 (iii)        (iv)           (v)             (vi)
-----         ---------------------------        -----    -----    --------     --------       --------        ----------
                                                                                               NET
MORTGAGE                                                                        MORTGAGE       MORTGAGE        CURRENT
LOAN                                                      ZIP      PROPERTY     INTEREST       INTEREST        MONTHLY
NUMBER        CITY                               STATE    CODE     TYPE         RATE           RATE            PAYMENT
--------      ---------------------------        -----    -----    --------     --------       --------        ----------
5100948       MOUNTAIN VIEW                      CA       94040      SFD         8.000          7.000          $5,283.55
5118003       KENNESAW                           GA       30152      SFD         8.000          7.000          $2,435.13
5120550       DEERFIELD                          IL       60015      SFD         7.875          7.000          $2,233.22
5131365       OAKLAND                            CA       94611      SFD         8.000          7.000          $2,925.15
5136678       HOPKINTON                          MA       01748      SFD         8.000          7.000          $3,522.31
5141743       GREENBURGH                         NY       10607      SFD         8.000          7.000          $2,047.25
5150258       SAN RAFAEL                         CA       94901      SFD         8.000          7.000          $3,081.81
5162811       ANNANDALE                          VA       22003      SFD         8.000          7.000          $2,107.37
5167280       WARREN                             NJ       07059      SFD         7.625          7.000          $2,496.39
5707020       TENAFLY                            NJ       07670      SFD         8.000          7.000          $3,082.29
5713126       SAN FRANCISCO                      CA       94107      LCO         8.000          7.000          $2,935.45
5714616       ELIZABETH                          CO       80107      SFD         8.000          7.000          $2,494.80
5715719       Millstone                          NJ       08691      SFD         8.000          7.000          $2,311.71
5717997       STONY POINT                        NY       10980      SFD         8.000          7.000          $2,201.29
5718604       STAMFORD                           CT       06902      HCO         7.875          7.000          $2,273.82
5720072       MISSION VIEJO                      CA       92692      SFD         8.000          7.000          $2,348.05
5722791       PLEASANTVILLE                      NY       10570      SFD         8.000          7.000          $2,887.10
5722951       NEW CITY                           NY       10956      SFD         8.000          7.000          $2,242.39
5726491       POUND RIDGE                        NY       10576      SFD         8.000          7.000          $3,669.26
5727551       LEXINGTON                          KY       40509      SFD         8.000          7.000          $2,368.59
5728106       CORNWALL ON HUDSON                 NY       12520      SFD         8.375          7.000          $2,462.06
5729507       MONMOUTH JUNCTION                  NJ       08852      SFD         7.875          7.000          $2,754.54
5732635       NEW ROCHELLE                       NY       10801      SFD         8.000          7.000          $2,054.54
5735793       NEW ROCHELLE                       NY       10801      SFD         8.000          7.000          $3,815.97
5736795       DANVILLE                           CA       94526      SFD         8.000          7.000          $2,054.71
5738792       LOVELAND                           OH       45140      SFD         8.000          7.000          $2,360.18
5740976       MOUNT VERNON                       NY       10552      SFD         8.000          7.000          $2,752.36
5741041       SAN JOSE                           CA       95124      SFD         8.000          7.000          $3,743.21
5741746       LARCHMONT                          NY       10538      SFD         8.000          7.000          $2,201.56
5743157       BOSTON                             MA       02116      LCO         8.000          7.000          $2,201.29
5745829       BELMONT                            CA       94002      SFD         8.000          7.000          $5,056.83
5746051       NATICK                             MA       01760      SFD         7.625          7.000          $3,396.85
5748676       NEW CANAAN                         CT       06840      SFD         8.000          7.000          $1,232.22
5749428       LONG BEACH                         CA       90803      SFD         8.375          7.000          $2,246.38
5749802       COLLIERVILLE                       TN       38017      SFD         8.000          7.000          $2,201.59
5749997       GLASTONBURY                        CT       06033      SFD         8.000          7.000          $2,558.31
5750314       MILLBURN                           NJ       07041      SFD         8.000          7.000          $2,642.18
5751210       CARBONDALE                         CO       81623      SFD         8.000          7.000          $2,422.27
5751846       NEW YORK                           NY       10021      HCO         8.000          7.000          $2,265.13
5752482       RENO                               NV       89511      SFD         8.000          7.000          $4,770.43
5753104       LAKE PLACID                        NY       12946      SFD         8.000          7.000          $2,201.95
5753363       SCOTTSDALE                         AZ       85262      SFD         8.000          7.000          $3,669.56
5754875       EDGEWATER                          MD       21037      SFD         7.875          7.000          $3,825.51
5755648       DEERFIELD BEACH                    FL       33064      SFD         8.000          7.000          $4,769.87
5755847       NORWALK                            CT       06851      SFD         8.000          7.000          $3,212.64
5756718       FORT LEE                           NJ       07024      SFD         8.000          7.000          $3,302.12
5756738       BELLE MEAD                         NJ       08502      SFD         8.000          7.000          $2,744.28
5756792       KIRKWOOD                           MO       63122      SFD         7.625          7.000          $2,722.76
5756992       ROCKVILLE                          MD       20852      SFD         8.000          7.000          $3,111.90
5759293       NEWTON                             MA       02465      SFD         8.000          7.000          $2,426.95
5759346       SEAGROVE BEACH                     FL       32459      LCO         8.375          7.000          $3,801.08
5761651       AUSTIN                             TX       78750      SFD         7.875          7.000          $2,537.75
5763450       BLAUVELT                           NY       10913      SFD         8.000          7.000          $2,537.94
5763769       GREENLAWN                          NY       11740      SFD         8.000          7.000          $2,788.77
5764131       PEBBLE BEACH                       CA       93953      SFD         8.000          7.000          $2,099.37
5765686       HOCKESSIN                          DE       19707      SFD         8.000          7.000          $2,524.15
5766508       SHREWSBURY                         MA       01545      SFD         8.000          7.000          $2,406.95
5767071       WORCESTER                          MA       01609      SFD         8.000          7.000          $2,128.27
5767162       POWAY                              CA       92064      SFD         8.000          7.000          $3,345.97
5767223       MOUNT PLEASANT                     SC       29464      SFD         7.375          7.000          $2,486.44
5767502       IRVINE                             CA       92620      SFD         8.000          7.000          $3,709.03
5767802       VIRGINIA BEACH                     VA       23454      SFD         8.000          7.000          $2,885.32
5769398       NEW HOPE                           PA       18938      SFD         8.000          7.000          $2,671.13
5769750       BERKELEY HEIGHTS                   NJ       07922      SFD         8.000          7.000          $2,678.78
5770627       WARREN                             NJ       07060      SFD         7.750          7.000          $2,650.73
5774537       KEY WEST                           FL       33040      SFD         8.000          7.000          $2,142.95
5775573       MADISON                            CT       06443      SFD         8.000          7.000          $2,816.92
5776666       COLUMBIA                           MD       21044      SFD         8.000          7.000          $2,377.56
5778395       HARDING TOWNSHIP                   NJ       07920      SFD         8.000          7.000          $3,522.37
5778742       NAGS HEAD                          NC       27959      SFD         8.000          7.000          $2,196.54
5778766       NEW LONDON                         NH       03257      SFD         8.000          7.000          $3,668.82
5781100       UPPER MONTCLAIR                    NJ       07043      SFD         8.000          7.000          $5,136.61
5784124       WILTON                             CT       06897      SFD         7.250          6.983          $2,114.75
5787028       GLEN RIDGE                         NJ       07028      SFD         8.000          7.000          $2,201.29
5788671       FAIRFIELD                          CT       06430      SFD         8.000          7.000          $2,935.20
5789363       CRANFORD                           NJ       07016      SFD         8.000          7.000          $2,724.10
5793716       LAGUNA NIGUEL                      CA       92677      SFD         8.000          7.000          $2,935.55
5795873       SUFFERN                            NY       10901      SFD         8.500          7.000          $2,306.75
5796256       SANGER                             CA       93657      SFD         8.500          7.000          $2,355.95
5796377       JACKSONVILLE                       FL       32250      SFD         8.000          7.000          $2,171.94
5797304       WYNNEWOOD                          PA       19096      SFD         8.000          7.000          $3,227.98
5802568       SCARSDALE                          NY       10583      SFD         8.000          7.000          $3,287.27
5803654       DOYLESTOWN                         PA       18901      SFD         7.500          7.000          $2,447.26
5805710       KILLINGWORTH                       CT       06419      SFD         8.000          7.000          $2,111.37
5809047       CANTON                             MA       02021      SFD         8.000          7.000          $3,405.12
5811611       ALEXANDRIA                         VA       22302      SFD         8.000          7.000          $2,054.68
5813305       GREENVILLE                         SC       29601      SFD         7.375          7.000          $2,762.71
5814124       MCLEAN                             VA       22102      SFD         8.000          7.000          $2,091.65
5814263       WEST CHICAGO                       IL       60185      SFD         8.250          7.000          $2,229.76
5815319       STATEN ISLAND                      NY       10307      SFD         8.375          7.000          $2,958.59
5818264       WAXHAW                             NC       28173      SFD         8.375          7.000          $4,864.47
5819125       NEW CITY                           NY       10956      SFD         8.000          7.000          $3,434.13
5821123       JOHNSTON                           IA       50131      SFD         7.875          7.000          $2,320.22
5827679       MONTCLAIR                          NJ       07042      SFD         7.875          7.000          $4,045.89
5830757       GAITHERSBURG                       MD       20879      SFD         7.875          7.000          $2,158.89
5831621       NEW YORK                           NY       10022      HCO         7.875          7.000          $2,175.21
5833918       LEESBURG                           VA       20176      SFD         8.500          7.000          $2,552.79
5839571       VALLEY STREAM                      NY       11510      COP         8.750          7.000          $  283.22
5840402       COTO DE CAZA                       CA       92679      SFD         7.250          6.983          $4,434.15
5841185       FLORAL PARK                        NY       11004      COP         7.875          7.000          $  543.80
5845103       DELAFIELD                          WI       53072      SFD         8.500          7.000          $2,691.20
5846615       WASHINGTON                         DC       20007      SFD         7.500          7.000          $4,422.54
5847416       FLORAL PARK                        NY       11001      SFD         7.750          7.000          $3,177.08
5847964       BRIDGEWATER                        NJ       08807      SFD         8.125          7.000          $3,504.59
5848654       EDEN PRAIRIE                       MN       55346      SFD         8.000          7.000          $3,668.83
5848903       SIMI VALLEY                        CA       93063      SFD         8.000          7.000          $3,325.79
5849887       NEWARK                             CA       94560      SFD         7.750          7.000          $2,937.30
5849888       PLAINVIEW                          NY       11803      SFD         8.375          7.000          $2,280.22
5850432       SOMERS                             NY       10589      SFD         8.125          7.000          $2,227.49
5850933       GLEN RIDGE                         NJ       07028      SFD         7.500          7.000          $2,125.62
5851791       TAMPA                              FL       33647      PUD         8.000          7.000          $2,383.27
5852081       STATEN ISLAND                      NY       10301      SFD         7.375          7.000          $2,762.70
5852684       CLAYTON                            MO       63105      SFD         8.000          7.000          $3,301.94
5853240       BRONXVILLE                         NY       10708      SFD         7.625          7.000          $3,131.99
5853703       PIEDMONT                           CA       94611      SFD         8.875          7.000          $5,171.70
5854213       LINCOLN CITY                       OR       97367      LCO         8.625          7.000          $  980.02
5854257       SUMMIT                             NJ       07901      SFD         7.375          7.000          $2,417.37
5854652       SHADY SHORES                       TX       76208      SFD         7.875          7.000          $1,205.43
5854924       BAY CITY                           MI       48706      SFD         8.375          7.000          $2,225.12
5856657       SAN JOSE                           CA       95124      SFD         8.125          7.000          $3,586.27
5856667       FREMONT                            CA       94536      SFD         7.875          7.000          $2,936.54
5856725       MADISON                            NJ       07940      SFD         8.750          7.000          $4,956.22
5856837       LAKE SHORE                         MN       56468      SFD         8.375          7.000          $2,280.22
5857266       CHICAGO                            IL       60610      SFD         8.500          7.000          $2,162.57
5857980       LOS GATOS                          CA       95030      SFD         7.875          7.000          $4,466.43
5858166       FAIRFAX                            VA       22032      SFD         9.000          7.000          $2,346.68
5859203       COTO DE CAZA                       CA       92679      SFD         7.875          7.000          $4,996.09
5860151       GAITHERSBURG                       MD       20879      SFD         7.750          7.000          $2,118.79
5860204       CROSSLAKE                          MN       56442      SFD         8.250          7.000          $2,441.62
5860312       MELVILLE                           NY       11747      PUD         8.375          7.000          $2,849.52
5860348       BROOKLINE                          MA       02445      SFD         7.750          7.000          $3,467.44
5861339       OAKTON                             VA       22124      SFD         8.625          7.000          $2,730.04
5861479       REDWOOD VALLEY                     CA       95470      SFD         8.000          7.000          $1,966.49
5861503       SAN RAMON                          CA       94583      SFD         8.250          7.000          $2,253.80
5861873       NEW YORK                           NY       10022      COP         8.375          7.000          $2,341.02
5861954       CHICAGO                            IL       60661      LCO         8.875          7.000          $2,581.87
5862169       WALNUT CREEK                       CA       94598      SFD         7.500          7.000          $2,796.86
5862892       TALLAHASSEE                        FL       32308      SFD         8.000          7.000          $2,993.76
5863057       ESTES PARK                         CO       80517      SFD         7.875          7.000          $2,465.24
5863474       PHILADELPHIA                       PA       19106      SFD         8.250          7.000          $3,455.83
5863616       BREA                               CA       92821      SFD         8.000          7.000          $2,606.34
5863620       RANCHO CUCAMONGA                   CA       91730      SFD         8.125          7.000          $2,071.57
5863673       PEMBROKE                           MA       02359      SFD         7.875          7.000          $2,211.46
5863776       BLOWING ROCK                       NC       28605      SFD         8.250          7.000          $2,398.05
5864467       MOORESVILLE                        NC       28117      SFD         8.000          7.000          $3,228.57
5864579       JORDAN                             MN       55352      SFD         7.875          7.000          $3,306.32
5864656       CHICAGO                            IL       60614      SFD         8.125          7.000          $2,322.16
5864869       OCONOMOWOC                         WI       53066      SFD         8.375          7.000          $3,800.36
5865015       OLD BROOKVILLE                     NY       11545      SFD         7.750          7.000          $3,994.72
5865344       EDGEWATER                          MD       21037      SFD         8.250          7.000          $2,967.51
5866045       HOPKINTON                          MA       01748      SFD         7.500          7.000          $3,496.08
5866050       LITTLETON                          CO       80127      SFD         8.500          7.000          $2,229.23
5866063       BOXFORD                            MA       01921      SFD         8.250          7.000          $2,264.32
5866387       ALPHARETTA                         GA       30004      SFD         7.750          7.000          $2,507.45
5866692       NEVADA CITY                        CA       95959      SFD         7.875          7.000          $2,864.03
5866981       MOORPARK                           CA       93021      SFD         8.000          7.000          $2,201.29
5867190       ALPHARETTA                         GA       30022      SFD         7.875          7.000          $3,654.35
5867305       SYKESVILLE                         MD       21784      SFD         8.000          7.000          $2,568.18
5867495       SIMI VALLEY                        CA       93065      SFD         8.500          7.000          $2,417.47
5867527       ALISO VIEJO                        CA       92656      SFD         8.125          7.000          $3,474.89
5867531       STEVENSON RANCH                    CA       91381      SFD         8.000          7.000          $2,618.44
5867733       KATONAH                            NY       10536      SFD         8.250          7.000          $3,530.96
5868076       LADUE                              MO       63124      SFD         7.625          7.000          $3,904.19
5868102       SCOTTS VALLEY                      CA       95066      SFD         8.375          7.000          $2,850.27
5868259       BROOKLYN                           NY       11234      MF2         8.000          7.000          $2,608.53
5868267       RIVER FOREST                       IL       60305      SFD         7.500          7.000          $1,269.08
5868339       RADNOR                             PA       19087      SFD         8.125          7.000          $2,583.89
5868373       SAN MATEO                          CA       94403      SFD         7.750          7.000          $2,699.45
5868582       RIDGEWOOD                          NJ       07450      SFD         8.250          7.000          $4,195.07
5868722       PETALUMA                           CA       94952      SFD         7.875          7.000          $4,350.42
5868764       LYNNFIELD                          MA       01940      SFD         7.750          7.000          $2,579.08
5868899       EXTON                              PA       19341      SFD         8.000          7.000          $2,639.72
5869013       SAN JOSE                           CA       95148      SFD         8.000          7.000          $2,546.16
5869531       ORINDA                             CA       94563      SFD         8.125          7.000          $5,479.63
5869654       YOUNGSVILLE                        NC       27596      SFD         8.125          7.000          $2,238.63
5869735       TENAFLY                            NJ       07670      SFD         7.875          7.000          $3,262.81
5869875       FERNANDINA BEACH                   FL       32034      SFD         7.875          7.000          $2,198.41
5870066       WHITE LAKE                         NY       12786      SFD         8.375          7.000          $3,192.31
5870309       LA JOLLA                           CA       92037      SFD         7.500          7.000          $2,657.02
5870654       MADISON                            NJ       07940      SFD         7.500          7.000          $2,922.72
5870661       DANVILLE                           CA       94506      SFD         7.500          7.000          $2,608.08
5870767       PLEASANTVILLE                      NY       10570      SFD         8.125          7.000          $3,341.24
5870785       BERKELEY                           CA       94707      SFD         8.375          7.000          $2,850.28
5870961       GREENWICH                          CT       06830      SFD         7.875          7.000          $4,364.92
5871113       LONG BEACH                         WA       98631      SFD         7.875          7.000          $2,247.72
5871172       RANCHO SANTA MARGARITA             CA       92688      SFD         8.125          7.000          $2,481.06
5871274       MOBILE                             AL       36608      SFD         8.250          7.000          $2,805.99
5871606       VIRGINIA BEACH                     VA       23451      SFD         7.500          7.000          $2,569.62
5872122       NORTH POTOMAC                      MD       20878      SFD         7.875          7.000          $3,120.70
5872163       SHELTON                            CT       06484      SFD         8.125          7.000          $2,345.55
5872182       TULSA                              OK       74114      SFD         7.750          7.000          $2,779.68
5872191       STREAMWOOD                         IL       60107      SFD         8.000          7.000          $2,395.75
5872243       PINE KNOLL SHORES                  NC       28512      SFD         7.875          7.000          $2,385.48
5872249       SAN JOSE                           CA       95136      SFD         7.875          7.000          $3,103.30
5872314       HASTINGS-ON-HUDSON                 NY       10706      SFD         7.750          7.000          $3,080.58
5872380       PALM DESERT                        CA       92211      SFD         8.375          7.000          $3,800.36
5872384       ONANCOCK                           VA       23417      SFD         7.875          7.000          $2,320.23
5872629       MILPITAS                           CA       95035      SFD         8.250          7.000          $2,580.61
5872794       PINEHURST                          TX       77362      SFD         7.875          7.000          $2,564.58
5872870       YONKERS                            NY       10703      SFD         8.500          7.000          $2,337.50
5872991       CHARLOTTE                          NC       28203      SFD         7.375          7.000          $4,489.39
5873169       LAS VEGAS                          NV       89135      SFD         7.750          7.000          $2,865.65
5873339       HAYWARD                            CA       94544      SFD         7.500          7.000          $1,748.04
5873341       SAN FRANCISCO                      CA       94109      LCO         8.250          7.000          $2,591.87
5873623       SCOTTSDALE                         AZ       85255      SFD         7.250          6.983          $2,507.00
5873822       GREENSBORO                         NC       27455      SFD         7.875          7.000          $2,523.25
5873883       ALAMEDA                            CA       94501      SFD         8.125          7.000          $2,770.26
5874005       TOLUKA LAKE                        CA       91602      SFD         8.375          7.000          $4,218.40
5874008       OWINGS MILLS                       MD       21117      SFD         7.875          7.000          $3,388.97
5874139       OCOEE                              FL       34761      SFD         8.125          7.000          $2,286.90
5874488       SAN DIEGO                          CA       92128      SFD         7.625          7.000          $2,916.12
5874667       SHELTER ISLAND                     NY       11964      SFD         7.750          7.000          $2,751.03
5874801       CHICAGO                            IL       60611      HCO         8.375          7.000          $2,263.50
5874853       SNOHOMISH                          WA       98290      SFD         7.500          7.000          $2,342.37
5874936       DAVIS                              CA       95616      SFD         7.500          7.000          $2,447.26
5874987       ELLICOTT CITY                      MD       21043      SFD         7.625          7.000          $2,180.00
5875305       WEST HOLLYWOOD                     CA       90048      MF2         7.625          7.000          $3,114.30
5875350       NEW YORK                           NY       10021      HCO         7.750          7.000          $2,686.55
5875355       BOCA RATON                         FL       33487      SFD         8.375          7.000          $3,678.75
5875623       MARCO ISLAND                       FL       34145      HCO         8.125          7.000          $2,168.10
5875691       FLORHAM PARK                       NJ       07960      SFD         8.250          7.000          $2,340.20
5875781       ANTIOCH                            CA       94509      SFD         8.250          7.000          $2,667.00
5875802       SIMI VALLEY                        CA       93063      SFD         7.750          7.000          $2,614.90
5875815       STEVENSON RANCH                    CA       91381      SFD         7.875          7.000          $2,257.50
5875863       RANCHO CUCAMONGA                   CA       91737      SFD         7.625          7.000          $2,934.87
5875973       HILLSBORO                          OH       45133      SFD         7.625          7.000          $2,264.94
5876213       BOSTON                             MA       02114      HCO         8.125          7.000          $2,524.50
5876525       GREAT FALLS                        VA       22066      SFD         7.875          7.000          $2,900.28
5876533       GLEN MILLS                         PA       19342      SFD         8.000          7.000          $2,331.18
5876550       BERNARDS TOWNSHIP                  NJ       07920      SFD         7.875          7.000          $4,564.31
5876594       WILLOW                             AK       99688      SFD         8.625          7.000          $1,151.13
5876820       FLORENCE                           OR       97439      SFD         7.625          7.000          $2,123.39
5876894       REDWOOD CITY                       CA       94061      SFD         7.750          7.000          $2,607.74
5876938       BASTROP                            TX       78602      SFD         8.625          7.000          $  716.35
5876956       MOUNT AIRY                         MD       21771      SFD         7.625          7.000          $2,293.26
5877006       BROOKFIELD                         CT       06804      SFD         8.000          7.000          $3,401.74
5877053       MEDFIELD                           MA       02052      SFD         7.625          7.000          $2,477.28
5877388       CEDAR HILL                         TX       75104      SFD         7.500          7.000          $2,768.89
5877751       LAGUNA NIGUEL                      CA       92677      SFD         8.000          7.000          $3,102.36
5877779       DALLAS                             TX       75240      SFD         8.125          7.000          $4,544.08
5877911       ELK GROVE VILLAGE                  IL       60007      SFD         7.875          7.000          $2,534.12
5877917       NAPA                               CA       94558      SFD         7.625          7.000          $3,114.30
5878006       SANTA BARBARA                      CA       93111      SFD         7.750          7.000          $2,392.82
5878040       GRAPEVINE                          TX       76051      SFD         7.750          7.000          $2,428.64
5878045       BEACH HAVEN                        NJ       08008      SFD         7.625          7.000          $2,477.28
5878051       BRYN MAWR                          PA       19010      SFD         7.750          7.000          $3,223.86
5878083       AVON                               CO       81632      SFD         8.375          7.000          $7,049.68
5878088       FAYETTEVILLE                       AR       72701      SFD         7.500          7.000          $3,635.92
5878129       RIDGEFIELD                         CT       06877      SFD         7.875          7.000          $4,238.04
5878192       SARATOGA                           CA       95070      SFD         8.375          7.000          $6,840.66
5878288       DULUTH                             GA       30097      SFD         7.875          7.000          $  688.82
5878423       ARLINGTON                          VA       22207      SFD         7.500          7.000          $4,157.18
5878429       GREAT FALLS                        VA       22066      SFD         8.250          7.000          $4,883.23
5878435       FAIRFAX                            VA       22032      SFD         8.125          7.000          $3,148.19
5878538       MANHATTAN BEACH                    CA       90266      LCO         8.500          7.000          $3,075.65
5878569       HARVEY CEDARS                      NJ       08008      SFD         8.250          7.000          $2,569.34
5878585       CORONA                             CA       92882      SFD         7.625          7.000          $2,248.66
5878611       OREM                               UT       84097      SFD         8.125          7.000          $2,561.62
5878616       RENO                               NV       89509      SFD         8.250          7.000          $2,253.80
5878687       BROOKLYN                           NY       11234      SFD         7.750          7.000          $2,356.14
5878733       NEW YORK                           NY       10025      HCO         7.750          7.000          $3,223.86
5878760       LAGUNA NIGUEL                      CA       92677      LCO         8.000          7.000          $1,286.15
5878845       WINDSOR                            CA       95492      SFD         8.000          7.000          $2,237.98
5879018       BLYTHEWOOD                         SC       29016      SFD         8.000          7.000          $2,436.10
5879045       LOS ANGELES                        CA       90064      SFD         7.500          7.000          $3,363.23
5879047       WELLESLEY                          MA       02481      SFD         7.625          7.000          $2,477.28
5879053       TAMPA                              FL       33606      SFD         7.500          7.000          $1,887.88
5879079       VIENNA                             VA       22181      SFD         7.875          7.000          $2,247.72
5879263       LITTLETON                          CO       80125      SFD         7.500          7.000          $3,356.23
5879320       NEW ROADS                          LA       70760      SFD         7.750          7.000          $2,284.64
5879366       COLUMBIA                           MO       65203      SFD         8.000          7.000          $4,109.08
5879411       LITTLETON                          CO       80123      SFD         8.125          7.000          $2,598.74
5879458       SUNNYVALE                          CA       94087      SFD         7.625          7.000          $3,397.41
5879466       MISSION VIEJO                      CA       92691      SFD         7.750          7.000          $2,349.83
5879487       COLUMBIA                           MO       65203      SFD         7.625          7.000          $2,731.29
5879518       SAN DIEGO                          CA       92117      SFD         7.500          7.000          $2,648.28
5879851       NEW YORK                           NY       10017      HCO         7.625          7.000          $2,809.24
5880030       DEDHAM                             MA       02026      SFD         7.375          7.000          $2,834.54
5880295       FREMONT                            CA       94536      SFD         7.750          7.000          $2,686.55
5880607       WANTAGH                            NY       11793      SFD         8.625          7.000          $2,100.03
5880621       BOCA RATON                         FL       33446      SFD         7.875          7.000          $3,318.64
5880642       SAN RAMON                          CA       94583      SFD         8.000          7.000          $2,230.65
5880754       PESCADERO                          CA       94060      SFD         7.875          7.000          $2,559.50
5880926       LOS ANGELES                        CA       91316      SFD         7.750          7.000          $2,493.12
5880987       PEACHTREE CITY                     GA       30269      SFD         7.875          7.000          $2,766.87
5881093       MORGAN HILL                        CA       95037      SFD         7.750          7.000          $2,579.09
5881113       OLD TAPPAN                         NJ       07675      SFD         7.500          7.000          $3,216.39
5881114       ASHBURN                            VA       20148      PUD         7.875          7.000          $2,346.33
5881144       CLIFTON                            VA       20124      SFD         7.625          7.000          $2,791.18
5881161       ANTIOCH                            CA       94509      SFD         7.875          7.000          $2,378.23
5881237       LITTLE TORCH KEY                   FL       33042      SFD         8.000          7.000          $  953.90
5881296       LAS VEGAS                          NV       89149      SFD         8.250          7.000          $2,400.30
5881415       RIDGEFIELD                         CT       06877      SFD         7.750          7.000          $2,513.90
5881491       WEST CHESTER                       OH       45069      SFD         8.250          7.000          $3,720.27
5881517       NEW YORK                           NY       10017      COP         8.500          7.000          $2,575.87
5881518       SANTA ANA                          CA       92705      SFD         7.750          7.000          $3,150.79
5881521       DAVIS                              WV       26260      SFD         8.500          7.000          $2,545.10
5881532       TELFORD                            PA       18969      SFD         8.500          7.000          $2,560.48
5881707       MILFORD                            MI       48380      SFD         7.875          7.000          $2,175.21
5882062       CHATHAM                            NJ       07928      SFD         7.625          7.000          $2,321.57
5882164       MORAGA                             CA       94556      SFD         7.375          7.000          $3,660.58
5882516       MORAGA                             CA       94556      SFD         7.500          7.000          $2,992.64
5882674       TAVERNIER                          FL       33070      SFD         7.750          7.000          $2,865.65
5882716       GLENDALE                           CA       91202      SFD         8.000          7.000          $3,551.42
5882901       GILROY                             CA       95020      SFD         8.500          7.000          $2,399.02
5882947       WASHINGTON                         DC       20008      HCO         8.250          7.000          $2,313.90
5882996       PETALUMA                           CA       94952      MF2         8.375          7.000          $3,192.30
5883023       BRANDYWINE                         MD       20613      SFD         8.000          7.000          $  948.39
5883207       SAN CLEMENTE                       CA       92673      SFD         7.375          7.000          $3,011.35
5883299       BELTON                             SC       29627      SFD         7.625          7.000          $2,144.62
5883301       EAGLE                              ID       83616      PUD         8.250          7.000          $2,343.96
5883542       LEESBURG                           VA       20175      SFD         7.875          7.000          $2,104.15
5883546       KILLINGTON                         VT       05751      SFD         8.375          7.000          $1,178.12
5883711       NAPLES                             FL       34109      SFD         7.875          7.000          $2,229.03
5884423       ALAMO                              CA       94507      SFD         7.875          7.000          $3,117.80
5884501       APTOS                              CA       95003      SFD         8.500          7.000          $3,191.00
5884649       CHICAGO                            IL       60614      HCO         7.875          7.000          $2,668.26
5885434       ROSWELL                            GA       30075      SFD         7.500          7.000          $2,062.68
5885904       ASHBURN                            VA       20148      SFD         8.000          7.000          $2,281.27
5885906       SAN JOSE                           CA       95148      SFD         8.875          7.000          $3,453.10
5886200       OAKLAND                            CA       94602      SFD         7.750          7.000          $2,421.48
5886345       OAK VIEW                           CA       93022      SFD         7.625          7.000          $2,662.72
5886368       AMERICAN CANYON                    CA       94503      SFD         7.625          7.000          $3,119.60
5886511       BLAINE COUNTY                      ID       83313      SFD         7.750          7.000          $6,447.71
5886652       CARLSBAD                           CA       92009      SFD         8.625          7.000          $7,777.90
5886713       MANHASSET                          NY       11030      SFD         7.750          7.000          $4,656.68
5886878       NEW YORK                           NY       10021      COP         7.625          7.000          $2,583.45
5887611       FERNANDINA BEACH                   FL       32034      SFD         7.875          7.000          $2,058.11
5888068       MARCO ISLAND                       FL       34145      SFD         7.875          7.000          $2,167.96
5888083       CHULA VISTA                        CA       91910      SFD         7.375          7.000          $1,084.36
5888181       GILROY                             CA       95020      SFD         7.875          7.000          $2,537.75
5888606       BEVERLY HILLS                      CA       90210      LCO         8.000          7.000          $2,751.62
5888652       WINSTON                            GA       30187      SFD         8.000          7.000          $2,151.40
5888656       BELTSVILLE                         MD       20705      SFD         8.000          7.000          $2,494.43
5888746       SILVER SPRING                      MD       20910      SFD         7.875          7.000          $2,320.23
5889197       HOLLYWOOD                          FL       33019      HCO         7.500          7.000          $2,831.82
5889205       ASHBURN                            VA       20147      SFD         7.375          7.000          $3,606.71
5889246       HERCULES                           CA       94547      SFD         7.500          7.000          $2,202.53
5889547       FOSTER CITY                        CA       94404      SFD         7.500          7.000          $2,410.20
5889558       ADAIRSVILLE                        GA       30103      SFD         7.750          7.000          $4,011.91
5889877       DALLAS                             TX       75209      SFD         8.125          7.000          $4,499.54
5890022       MOUNTAIN VIEW                      CA       94040      SFD         7.875          7.000          $4,190.91
5890150       HUNTINGTON BEACH                   CA       92648      LCO         7.500          7.000          $2,321.40
5890332       MIAMI                              FL       33133      SFD         7.875          7.000          $4,078.52
5890564       LEESBURG                           VA       20175      SFD         8.375          7.000          $2,367.24
5890643       BUFFALO GROVE                      IL       60089      LCO         8.500          7.000          $  941.15
5890772       BENBROOK                           TX       76126      SFD         8.500          7.000          $2,306.74
5891080       WINCHESTER                         MA       01890      SFD         7.875          7.000          $4,147.40
5891151       SAN FRANCISCO                      CA       94103      LCO         7.500          7.000          $2,419.29
5891251       SANTA CLARITA                      CA       91355      SFD         7.375          7.000          $2,967.14
5891300       MINNEAPOLIS                        MN       55410      SFD         8.750          7.000          $2,769.19
5891316       SCOTTSDALE                         AZ       85258      SFD         7.750          7.000          $2,901.47
5891319       ALAMO                              CA       94507      SFD         7.750          7.000          $2,858.49
5891386       ASHBURN                            VA       20147      SFD         7.750          7.000          $2,711.98
5891419       EAST NORWALK                       CT       06855      LCO         8.375          7.000          $2,204.21
5892094       LEXINGTON                          MA       02420      MF2         7.875          7.000          $4,002.39
5892184       SAN DIEGO                          CA       92106      SFD         7.750          7.000          $5,731.30
5892208       NAPLES                             FL       34109      SFD         7.875          7.000          $1,150.97
5892306       MARIETTA                           GA       30062      SFD         8.125          7.000          $1,141.59
5892378       CAMPBELL                           CA       95008      SFD         7.750          7.000          $2,361.30
5892409       BROOMALL                           PA       19008      SFD         7.750          7.000          $3,476.75
5892673       WILDWOOD                           MO       63038      SFD         8.125          7.000          $3,712.49
5893038       ANAHOLA                            HI       96703      SFD         8.125          7.000          $7,053.73
5893041       CHESTERFIELD                       MO       63017      SFD         7.500          7.000          $3,730.73
5893401       CLIFTON                            VA       20124      SFD         7.625          7.000          $2,444.37
5893410       SAN RAFAEL                         CA       94901      SFD         8.000          7.000          $3,595.45
5893647       SAUSALITO                          CA       94965      SFD         8.375          7.000          $2,968.08
5893772       POWAY                              CA       92064      SFD         8.125          7.000          $4,037.33
5894117       SHINGLE SPRINGS                    CA       95682      SFD         8.000          7.000          $2,245.32
5894169       BURLINGAME                         CA       94010      SFD         8.000          7.000          $4,674.09
5894197       BEVERLY HILLS                      CA       90210      SFD         8.625          7.000          $7,770.12
5894254       LOS ANGELES                        CA       90004      SFD         8.875          7.000          $5,895.73
5894305       SAN JOSE                           CA       95132      SFD         7.875          7.000          $3,226.56
5894432       MARANA                             AZ       85742      SFD         8.250          7.000          $2,434.11
5894444       LONGPORT                           NJ       08402      SFD         7.875          7.000          $2,436.24
5894446       SAN DIEGO                          CA       92130      SFD         7.375          7.000          $2,002.96
5894458       OMAHA                              NE       68116      SFD         7.750          7.000          $2,332.28
5894573       LAKE ELMO                          MN       55042      SFD         8.125          7.000          $2,635.87
5894600       BOXFORD                            MA       01921      SFD         8.250          7.000          $2,494.21
5894624       WINTHROP                           MA       02152      SFD         8.250          7.000          $2,253.80
5894640       IOWA CITY                          IA       52240      SFD         8.125          7.000          $2,138.39
5894742       AURORA                             CO       80015      SFD         8.125          7.000          $2,251.25
5894755       PLEASANT HILL                      CA       94523      SFD         8.500          7.000          $2,884.27
5894769       BOW                                NH       03304      SFD         8.125          7.000          $2,908.55
5894795       LAKE ZURICH                        IL       60047      SFD         8.125          7.000          $2,305.45
5894812       ANAHEIM                            CA       92807      SFD         7.625          7.000          $2,348.81
5894822       LAS VEGAS                          NV       89110      SFD         8.375          7.000          $2,280.22
5894828       BATON ROUGE                        LA       70809      SFD         7.750          7.000          $2,119.86
5894849       WINCHESTER                         MA       01890      SFD         7.500          7.000          $3,210.37
5894881       ELMHURST                           IL       60126      SFD         8.375          7.000          $2,394.23
5895042       BROOKLYN                           NY       11223      SFD         8.500          7.000          $3,267.88
5895048       SCOTTSDALE                         AZ       85255      SFD         8.125          7.000          42,435.39
5895071       FAIRFAX STATION                    VA       22039      SFD         7.875          7.000          $3,464.02
5895124       BETHESDA                           MD       20817      SFD         7.625          7.000          $5,520.80
5895126       PARK RIDGE                         NJ       07656      SFD         8.000          7.000          $2,201.30
5895141       GLENDALE                           CA       91207      SFD         8.000          7.000          $2,604.86
5895142       VIRGINIA BEACH                     VA       23454      SFD         8.250          7.000          $2,253.80
5895151       EXTON                              PA       19341      SFD         7.500          7.000          $2,125.62
5895167       FORT SMITH                         AR       72908      SFD         8.000          7.000          $2,171.95
5895182       HIGHLAND PARK                      IL       60035      SFD         8.125          7.000          $2,301.74
5895183       PITTSFIELD TWP                     MI       48176      SFD         7.875          7.000          $3,523.84
5895186       OMAHA                              NE       68130      SFD         8.000          7.000          $2,935.06
5895223       MAPLE GROVE                        MN       55311      SFD         8.125          7.000          $2,569.04
5895227       ANN ARBOR                          MI       48103      SFD         8.375          7.000          $3,040.29
5895242       LOUISVILLE                         KY       40241      SFD         8.125          7.000          $2,316.59
5895252       WILMINGTON                         MA       01887      SFD         8.250          7.000          $2,433.43
5895264       FOSTER CITY                        CA       94404      SFD         7.500          7.000          $2,412.30
5895285       TENAFLY                            NJ       07670      SFD         7.875          7.000          $2,726.27
5895315       NORTHFIELD TWP                     MI       48105      SFD         8.375          7.000          $2,455.03
5895345       SCOTTSDALE                         AZ       85255      SFD         7.875          7.000          $2,211.46
5895353       LUOISVILLE                         KY       40223      SFD         8.000          7.000          $3,610.12
5895363       SEVERNA PARK                       MD       21146      SFD         8.125          7.000          $2,116.12
5895384       DES PERES                          MO       63131      SFD         8.125          7.000          $2,821.49
5895400       PRIOR LAKE                         MN       55372      SFD         8.625          7.000          $4,277.85
5895415       ATLANTA                            GA       30310      SFD         7.250          6.983          $  726.52
5895439       ARCADIA                            CA       91006      SFD         8.125          7.000          $2,532.66
5895519       HUNTINGTON BEACH                   CA       92648      SFD         8.250          7.000          $2,742.13
5895532       OMAHA                              NE       68118      SFD         7.750          7.000          $2,686.55
5895607       VIRGINIA BEACH                     VA       23451      SFD         8.125          7.000          $2,116.12
5895625       LOUISVILLE                         KY       40206      SFD         8.000          7.000          $2,935.06
5895649       LEAWOOD                            KS       66209      SFD         8.125          7.000          $2,197.43
5895666       SUNNYVALE                          CA       94087      SFD         7.750          7.000          $3,868.63
5895667       BOW                                WA       98232      SFD         8.125          7.000          $2,264.62
5895684       DOYLESTOWN                         PA       18901      SFD         7.625          7.000          $3,715.92
5895699       CHESTERFIELD                       MO       63005      SFD         8.125          7.000          $2,716.12
5895773       SAN JOSE                           CA       95124      SFD         7.875          7.000          $3,219.31
5895789       NAPERVILLE                         IL       60564      SFD         7.875          7.000          $2,313.85
5895805       NORTH OAKS                         MN       55127      SFD         8.000          7.000          $2,436.10
5895808       ASHLAND                            OR       97520      SFD         7.625          7.000          $2,441.89
5895821       LAS VEGAS                          NV       89149      SFD         8.250          7.000          $2,448.75
5895832       ALEXANDRIA                         VA       22314      SFD         7.875          7.000          $2,320.22
5895835       KANSAS CITY                        MO       64113      SFD         8.125          7.000          $2,523.01
5896032       MENLO PARK                         CA       94025      SFD         7.875          7.000          $2,936.54
5896162       SALT LAKE CITY                     UT       84117      SFD         7.875          7.000          $3,625.35
5896166       PROSPECT                           KY       40059      SFD         7.750          7.000          $3,839.97
5896168       FAIR OAKS                          CA       95628      SFD         7.750          7.000          $2,385.65
5896354       SAN BRUNO                          CA       94066      SFD         7.875          7.000          $2,356.48
5896361       SCOTTS VALLEY                      CA       95066      SFD         7.875          7.000          $2,719.01
5896699       PALO ALTO                          CA       94301      SFD         7.875          7.000          $3,351.28
5896886       GOLDEN                             CO       80401      SFD         8.125          7.000          $2,932.87
5896903       SANTA FE                           NM       87501      SFD         8.125          7.000          $2,918.02
5896920       LONGMONT                           CO       80501      SFD         8.000          7.000          $2,714.93
5896946       PORTLAND                           OR       97231      SFD         8.375          7.000          $4,104.40
5896955       CONIFER                            CO       80433      SFD         8.000          7.000          $3,947.66
5896970       ROSWELL                            GA       30076      SFD         8.000          7.000          $2,554.24
5896987       LAS VEGAS                          NV       89149      SFD         8.000          7.000          $2,321.63
5896999       TESUQUE                            NM       87574      SFD         8.000          7.000          $4,314.54
5897006       PLANO                              TX       75025      SFD         8.000          7.000          $2,157.27
5897020       CLINTON                            WA       98236      SFD         7.875          7.000          $2,283.97
5897075       RADNOR                             PA       19087      SFD         8.375          7.000          $2,496.08
5897141       ALPHARETTA                         GA       30004      SFD         8.000          7.000          $4,762.13
5897376       SAN JOSE                           CA       95124      SFD         7.875          7.000          $2,353.58
5897476       FOUNTAIN HILLS                     AZ       85268      SFD         7.875          7.000          $3,363.75
5897536       POTOMAC                            MD       20854      SFD         7.500          7.000          $4,544.90
5897609       PASADENA                           CA       91105      SFD         7.875          7.000          $2,807.47
5897636       AURORA                             CO       80016      SFD         7.500          7.000          $2,917.47
5897656       BERKELEY                           CA       94708      SFD         7.750          7.000          $3,725.34
5897703       FREMONT                            CA       94539      SFD         7.875          7.000          $2,987.29
5897717       BOULDER                            CO       80302      SFD         7.750          7.000          $2,686.55
5897732       EL CERRITO                         CA       94530      SFD         8.000          7.000          $2,230.64
5897765       ATLANTIC CITY                      NJ       08401      LCO         7.500          7.000          $2,852.80
5897786       ORANGE                             CA       92869      SFD         7.500          7.000          $2,461.24
5897788       SAN DIEGO                          CA       92109      SFD         7.250          6.983          $3,274.45
5897794       SAN DIEGO                          CA       92110      SFD         8.250          7.000          $1,738.44
5897803       MILL VALLEY                        CA       94941      SFD         7.875          7.000          $3,262.81
5897808       HALF MOON BAY                      CA       94019      SFD         7.375          7.000          $3,432.66
5897819       RANCHO PALOS VERDES                CA       90275      SFD         7.750          7.000          $3,130.72
5897820       CUPERTINO                          CA       95014      SFD         8.250          7.000          $3,910.34
5897832       MARINE ON ST CROIX                 MN       55047      SFD         8.125          7.000          $2,754.66
5897837       PETALUMA                           CA       94952      SFD         7.875          7.000          $2,610.25
5897842       WINFIELD                           IL       60190      SFD         7.750          7.000          $2,865.65
5897861       IRVINE                             CA       92602      SFD         7.250          6.983          $2,463.00
5897956       MARTINSVILLE                       VA       24112      SFD         8.125          7.000          $2,969.99
5897971       ROWLETT                            TX       75088      SFD         8.375          7.000          $2,432.23
5897991       ALPHARETTA                         GA       30022      SFD         7.875          7.000          $2,537.75
5898007       COLORADO SPRINGS                   CO       80906      SFD         8.125          7.000          $2,286.90
5898037       ROCKWALL                           TX       75032      SFD         8.000          7.000          $2,847.01
5898118       NAPERVILLE                         IL       60563      SFD         7.875          7.000          $2,697.99
5898158       AURORA                             IL       60504      SFD         8.000          7.000          $2,237.99
5898181       FREEHOLD                           NJ       07728      SFD         8.000          7.000          $3,318.08
5898224       LIVINGSTON                         NJ       07039      SFD         7.750          7.000          $3,582.07
5898248       JACKSONVILLE                       FL       32250      SFD         8.000          7.000          $2,810.76
5898262       FALMOUTH                           MA       02540      SFD         8.125          7.000          $3,014.54
5898264       UNION CITY                         CA       94587      SFD         8.250          7.000          $2,479.18
5898293       HALF MOON BAY                      CA       94019      SFD         7.875          7.000          $4,200.33
5898327       NEWTON                             MA       02459      SFD         7.750          7.000          $3,209.53
5898382       MARBLEHEAD                         MA       01945      SFD         7.875          7.000          $2,486.99
5898406       DULUTH                             GA       30097      SFD         7.875          7.000          $3,951.63
5898475       PALM BEACH                         FL       33480      LCO         7.250          6.983          $3,247.16
5898493       GAMBRILLS                          MD       21054      SFD         7.750          7.000          $2,796.16
5898625       STAFFORD                           VA       22554      SFD         7.375          7.000          $3,380.94
5898750       CARBONDALE                         CO       81623      SFD         7.625          7.000          $2,371.11
5898854       HAYWARD                            CA       94541      SFD         8.125          7.000          $2,227.49
5898919       EL CAJON                           CA       92021      SFD         7.500          7.000          $3,300.29
5898929       CHESAPEAKE                         VA       23320      SFD         8.375          7.000          $2,144.17
5898971       MILLERSVILLE                       MD       21108      SFD         8.000          7.000          $3,434.02
5898980       THOUSAND OAKS                      CA       91320      SFD         8.375          7.000          $2,371.43
5898984       KEY BISCAYNE                       FL       33149      SFD         8.250          7.000          $2,253.80
5898985       CASTRO VALLEY                      CA       94552      SFD         7.625          7.000          $3,210.56
5898996       IOWA CITY                          IA       52240      SFD         7.875          7.000          $2,291.22
5899004       FRISCO                             TX       75034      SFD         7.625          7.000          $3,096.96
5899013       WOODLAND PARK                      CO       80863      SFD         8.250          7.000          $4,269.45
5899023       MOORPARK                           CA       93021      SFD         7.625          7.000          $2,717.93
5899025       WALPOLE                            MA       02081      SFD         7.875          7.000          $2,378.23
5899037       SEATTLE                            WA       98109      SFD         8.125          7.000          $2,969.99
5899048       EAGLE                              ID       83616      SFD         7.875          7.000          $2,204.21
5899050       FOLSOM                             CA       95630      SFD         7.625          7.000          $2,441.89
5899060       LINCOLN                            NE       68516      SFD         8.000          7.000          $2,465.45
5899061       LUTHERVILLE                        MD       21093      SFD         8.000          7.000          $2,260.00
5899078       MARIETTA                           GA       30067      SFD         8.000          7.000          $4,255.84
5899082       KENSINGTON                         MD       20895      SFD         7.750          7.000          $2,579.09
5899099       EDGEWATER                          MD       21037      SFD         7.875          7.000          $3,112.72
5899124       CHAMPLIN                           MN       55316      SFD         8.000          7.000          $2,130.12
5899165       ARLINGTON HEIGHTS                  IL       60004      SFD         8.125          7.000          $2,462.12
5899189       SCOTTSDALE                         AZ       85255      SFD         8.000          7.000          $2,245.69
5899190       DENVER                             CO       80206      PUD         7.875          7.000          $4,350.42
5899219       SAN DIEGO                          CA       92116      SFD         8.000          7.000          $2,509.47
5899222       BOULDER                            CO       80304      SFD         7.875          7.000          $3,204.81
5899283       LOUISVILLE                         KY       40207      SFD         8.250          7.000          $3,177.86
5899360       AMARILLO                           TX       79119      SFD         8.500          7.000          $3,152.55
5899624       PITTSBURG                          CA       94565      SFD         7.625          7.000          $2,385.27
5899915       NEWBERG                            OR       97132      SFD         7.750          7.000          $3,037.59
5900309       BUHL                               ID       83316      SFD         7.750          7.000          $2,223.75
5900327       BEAVERTON                          OR       97007      SFD         8.125          7.000          $3,155.62
5900338       SALT LAKE CITY                     UT       84103      SFD         7.750          7.000          $2,149.24
5900396       EL DORADO HILLS                    CA       95762      SFD         7.500          7.000          $2,789.87
5900409       HINSDALE                           IL       60521      SFD         8.250          7.000          $3,568.52
5900437       LOS ANGELES                        CA       90035      SFD         7.750          7.000          $2,256.70
5900458       FAIRFAX                            CA       94930      SFD         7.875          7.000          $3,045.29
5900476       SAN DIEGO                          CA       92109      LCO         7.875          7.000          $2,175.21
5900497       DEL MAR                            CA       92014      LCO         7.750          7.000          $2,102.67
5900606       WEST CHESTER                       PA       19380      SFD         8.500          7.000          $  868.88
5900870       ARLINGTON                          VA       22202      SFD         7.750          7.000          $2,893.59
5901134       BETHESDA                           MD       20816      SFD         8.500          7.000          $3,498.56
5901317       THOUSAND OAKS                      CA       91362      SFD         7.875          7.000          $2,501.49
5901336       SAN JOSE                           CA       95128      SFD         7.875          7.000          $4,386.67
5901348       SAN JOSE                           CA       95124      SFD         7.500          7.000          $3,160.45
5901356       HERMOSA                            CA       90254      SFD         7.875          7.000          $2,537.74
5901376       ASHLAND                            MA       01721      SFD         7.875          7.000          $2,449.65
5901931       LUDLOW                             VT       05149      SFD         8.500          7.000          $2,124.13
5901952       ESCONDIDO                          CA       92029      SFD         7.875          7.000          $5,184.25
5902057       ROSEVILLE                          CA       95678      SFD         8.125          7.000          $2,583.89
5902079       PHOENIX                            AZ       85045      SFD         8.000          7.000          $3,081.81
5902094       SAN JOSE                           CA       95129      SFD         8.375          7.000          $2,280.22
5902128       BOULDER CREEK                      CA       95006      SFD         7.750          7.000          $2,249.53
5902141       MESA                               AZ       85205      SFD         7.500          7.000          $2,468.23
5902172       LOS ANGELES                        CA       90035      SFD         7.875          7.000          $3,371.57
5902181       CAMERON PARK                       CA       95682      SFD         7.875          7.000          $2,314.42
5902204       CAMBRIO                            CA       93428      SFD         8.000          7.000          $2,919.65
5902261       RESTON                             VA       20194      SFD         7.875          7.000          $3,138.10
5902378       MILL VALLEY                        CA       94941      SFD         7.875          7.000          $3,125.05
5902446       DUBLIN                             CA       94568      PUD         7.375          7.000          $2,279.23
5902507       SAN FRANCISCO                      CA       94115      LCO         7.875          7.000          $2,227.42
5902594       NEWNAN                             GA       30265      SFD         7.375          7.000          $2,738.53
5902654       FOSTER CITY                        CA       94404      SFD         7.250          6.983          $3,751.97
5902933       SAN JOSE                           CA       95126      SFD         7.750          7.000          $3,582.07
5902947       CONCORD                            MA       01742      SFD         7.875          7.000          $2,160.71
5903447       MISSION VIEJO                      CA       92691      SFD         7.500          7.000          $2,132.60
5903473       SCOTTSDALE                         AZ       85255      SFD         8.000          7.000          $3,061.27
5903561       ANNAPOLIS                          MD       21403      SFD         7.875          7.000          $2,682.76
5903659       THOUSAND OAKS                      CA       91362      SFD         7.750          7.000          $2,471.62
5903712       NOVATO                             CA       94945      SFD         7.875          7.000          $4,049.51
5903948       SAN FRANCISCO                      CA       94112      SFD         7.625          7.000          $3,496.50
5903982       SAN JOSE                           CA       95123      SFD         7.375          7.000          $2,261.96
5904001       ORANGE                             CA       92867      SFD         7.875          7.000          $2,987.29
5904038       SALINAS                            CA       93908      SFD         7.625          7.000          $3,128.45
5904322       PUNTA GORDA                        FL       33955      LCO         8.250          7.000          $  996.94
5904676       SOUTH HAMILTON                     MA       01982      SFD         8.000          7.000          $4,672.61
5904763       SEATTLE                            WA       98119      SFD         8.000          7.000          $2,641.55
5904777       CANTON                             GA       30115      SFD         7.625          7.000          $3,538.97
5904798       EAGLE MOUNTAIN                     UT       84043      SFD         7.500          7.000          $2,296.92
5904885       SAN LEANDRO                        CA       94579      SFD         7.625          7.000          $2,739.17
5904886       AURORA                             CO       80016      SFD         7.625          7.000          $2,106.04
5904908       SAG HARBOR                         NY       11963      SFD         8.125          7.000          $2,138.39
5905034       OREM                               UT       84097      SFD         7.875          7.000          $2,900.28
5905361       BEL AIR                            MD       21014      SFD         7.500          7.000          $2,163.37
5905987       WOODBURY                           NY       11797      SFD         7.625          7.000          $2,010.13
5906039       DALY CITY                          CA       94015      SFD         7.875          7.000          $3,190.31
5906055       PHOENIX                            AZ       85012      SFD         7.500          7.000          $2,838.81
5906081       BELMONT                            CA       94002      SFD         8.000          7.000          $2,201.29
5906109       DALY CITY                          CA       94015      SFD         8.000          7.000          $2,348.05
5906174       ARCADIA                            CA       91006      SFD         7.875          7.000          $4,515.01
5906267       TRACY                              CA       95377      SFD         7.125          6.858          $2,219.90
5906333       MANHATTAN BEACH                    CA       90266      SFD         7.875          7.000          $3,185.95
5906354       SOUTH PASADENA                     CA       91030      SFD         7.875          7.000          $2,985.84
5906824       UNION BRIDGE                       MD       21791      SFD         7.500          7.000          $2,796.86
5907190       GREENWICH                          CT       06831      SFD         7.875          7.000          $2,175.21
5907231       WINNETKA                           IL       60093      SFD         8.000          7.000          $2,935.06
5908224       NEW HYDE PARK                      NY       11040      SFD         8.125          7.000          $2,138.39
5908255       BELLINGHAM                         WA       98226      SFD         7.750          7.000          $3,539.33
5908271       DENVER                             CO       80204      SFD         7.625          7.000          $3,391.75
5908329       SAN FRANCISCO                      CA       94110      SFD         7.375          7.000          $2,417.36
5908422       WESTFIELD                          NJ       07090      SFD         7.625          7.000          $2,477.28
5908436       PROSPECT                           KY       40059      SFD         7.625          7.000          $2,003.06
5908492       REDONDO BEACH                      CA       90277      LCO         7.500          7.000          $2,510.88
5908528       TAMPA                              FL       33611      SFD         7.375          7.000          $2,417.37
5909064       SANTA ANA                          CA       92705      SFD         7.500          7.000          $2,761.90
5909360       SAN LEANDRO                        CA       94579      SFD         7.500          7.000          $2,569.62
5909410       SAMMAMISH                          WA       98075      PUD         7.875          7.000          $2,343.06
5909430       EDMONDS                            WA       98020      SFD         7.750          7.000          $2,096.94
5909597       FREMONT                            CA       94536      SFD         7.750          7.000          $2,129.18
5909907       DALY CITY                          CA       94015      SFD         7.875          7.000          $2,827.78
5910057       DUBLIN                             CA       94568      SFD         7.500          7.000          $3,496.08
5910130       OAKLAND                            CA       94705      SFD         7.375          7.000          $4,447.95
5910174       POWAY                              CA       92064      SFD         7.500          7.000          $2,971.66
5910205       CARMEL                             CA       93923      SFD         7.500          7.000          $2,510.18
5910411       SAN JOSE                           CA       95119      SFD         7.875          7.000          $2,432.61
5911162       SAN MATEO                          CA       94403      SFD         7.750          7.000          $3,014.67
5911297       MONTARA                            CA       94037      SFD         7.500          7.000          $2,237.49
5912230       SAN JOSE                           CA       95124      SFD         7.750          7.000          $2,973.12
5912327       SARATOGA                           CA       95070      SFD         7.875          7.000          $4,176.40
5912558       NEWARK                             CA       94560      SFD         8.000          7.000          $2,997.43
5912634       HOWELL                             NJ       07731      SFD         7.875          7.000          $3,262.81
5912680       GLOUCESTER                         MA       01930      SFD         7.750          7.000          $2,507.44
5912700       SEATTLE                            WA       98126      SFD         8.000          7.000          $2,204.96
5912730       KENMORE                            WA       98028      SFD         7.500          7.000          $4,447.00
5912762       SAN JOSE                           CA       95123      SFD         7.875          7.000          $2,122.28
5912764       OAKLAND                            CA       94602      PUD         7.500          7.000          $3,216.39
5912860       MANHASSET                          NY       11030      SFD         8.000          7.000          $4,519.99
5912864       POWAY                              CA       92064      SFD         7.625          7.000          $3,220.46
5912873       BIRMINGHAM                         AL       35213      SFD         7.500          7.000          $2,971.66
5912954       LONG BEACH                         CA       90803      SFD         7.875          7.000          $2,664.99
5912975       SAN RAMON                          CA       94583      SFD         8.125          7.000          $3,088.79
5913133       ATLANTA                            GA       30324      SFD         7.500          7.000          $3,006.63
5913332       LA CRESCENTA                       CA       91214      SFD         8.375          7.000          $3,135.30
5914077       AGOURA HILLS                       CA       91301      SFD         7.875          7.000          $3,277.31
5914116       WALNUT CREEK                       CA       94596      SFD         8.000          7.000          $2,348.05
5914132       BRENTWOOD                          TN       37027      SFD         7.500          7.000          $2,608.07
5914154       MORGAN HILL                        CA       95037      SFD         8.000          7.000          $3,070.80
5914174       CINCINNATI                         OH       45242      SFD         7.875          7.000          $2,568.92
5914204       TUSTIN                             CA       92782      SFD         7.625          7.000          $2,831.17
5914343       SAN RAFAEL                         CA       94901      SFD         7.875          7.000          $3,027.16
5914497       ARMONK                             NY       10504      SFD         7.625          7.000          $6,193.20
5914876       SALINAS                            CA       93908      SFD         7.625          7.000          $2,831.18
5914998       DALLAS                             TX       75230      SFD         7.250          6.983          $6,821.77
5915340       BOCA RATON                         FL       33496      SFD         7.625          7.000          $2,293.25
5916774       SAN JOSE                           CA       95116      SFD         7.750          7.000          $2,611.32
5916912       SAN MARTIN                         CA       95046      SFD         7.625          7.000          $2,725.01
5916920       OAKLAND                            CA       94611      SFD         7.500          7.000          $2,321.39
5917795       GLENDALE                           CA       91208      SFD         7.785          7.000          $2,587.80
5917863       NEWTON                             MA       02467      SFD         7.750          7.000          $2,349.83
5918420       IRVINE                             CA       92618      SFD         7.375          7.000          $3,044.50
5918574       SCOTTSDALE                         AZ       85259      SFD         7.625          7.000          $3,715.92
5918586       DUBLIN                             CA       94568      SFD         8.375          7.000          $2,310.62
5918589       CHICAGO                            IL       60618      SFD         8.750          7.000          $2,743.62
5918707       MAPLEWOOD                          MN       55119      SFD         8.250          7.000          $2,569.33
5918734       CHICAGO                            IL       60622      MF2         8.375          7.000          $3,648.35
5918759       CARLSBAD                           CA       92009      SFD         8.250          7.000          $2,332.68
5918986       LAGUNA NIGUEL                      CA       92677      SFD         7.625          7.000          $3,199.23
5919194       IRVINE                             CA       92602      LCO         8.250          7.000          $2,460.40
5919338       EVANSTON                           IL       60201      SFD         8.875          7.000          $3,978.23
5919585       PHOENIX                            AZ       85021      SFD         7.625          7.000          $3,294.78
5919644       ELIZABETH                          CO       80107      SFD         8.375          7.000          $2,470.23
5919657       INDIANAPOLIS                       IN       46254      PUD         9.125          7.000          $2,595.49
5919803       MILPITAS                           CA       95035      SFD         8.250          7.000          $2,225.63
5919886       SAN MATEO                          CA       94403      LCO         7.375          7.000          $2,072.03
5919977       ROSLYN HEIGHTS                     NY       11577      SFD         8.250          7.000          $3,568.52
5920158       WELLESLEY                          MA       02481      SFD         8.250          7.000          $4,883.23
5920733       DANBURY                            CT       06811      SFD         7.625          7.000          $1,981.82
5920745       SAN JOSE                           CA       95131      LCO         7.625          7.000          $2,163.02
5920986       TOMS RIVER                         NJ       08755      SFD         0.250          7.000          $2,889.93
5921006       ANN ARBOR                          MI       48103      SFD         8.375          7.000          $2,128.21
5921031       HINSDALE                           IL       60521      SFD         7.875          7.000          $3,371.57
5921067       NOVI                               MI       48375      SFD         8.250          7.000          $3,628.62
5921081       COROLLA                            NC       27927      SFD         8.250          7.000          $2,211.73
5921158       WOODINVILLE                        WA       98072      SFD         7.625          7.000          $2,859.49
5921186       NEWTON                             MA       02467      SFD         8.250          7.000          $3,906.59
5921195       CLAYTON                            CA       94517      SFD         8.250          7.000          $2,614.41
5921197       DULUTH                             GA       30097      SFD         8.375          7.000          $2,660.25
5921218       WESTPORT                           CT       06880      SFD         7.750          7.000          $2,507.44
5921228       FLOWER MOUND                       TX       75022      SFD         8.125          7.000          $3,623.39
5921242       NAPLES                             FL       34105      LCO         8.875          7.000          $2,378.98
5921491       FRANKLIN LAKES                     NJ       07417      SFD         7.875          7.000          $4,390.30
5921568       CLERMONT                           FL       34711      SFD         7.250          6.983          $2,578.63
5922110       MIAMI                              FL       33139      SFD         7.375          7.000          $2,072.03
5922498       VALLEJO                            CA       94590      SFD         7.750          7.000          $2,554.73
5922856       SUNNYVALE                          CA       94087      SFD         8.000          7.000          $3,544.09
5924659       NAPA                               CA       94559      SFD         7.375          7.000          $2,417.36
5924976       DEL MAR                            CA       92014      SFD         8.000          7.000          $3,290.93
7823415       BETHESDA                           MD       20817      SFD         7.750          7.000          $2,934.42
7847721       BASALT                             CO       81621      SFD         7.875          7.000          $6,598.13
7936732       AUSTIN                             TX       78731      SFD         7.875          7.000          $4,712.95
7939029       DURHAM                             NC       27705      SFD         7.375          7.000          $4,116.42
8011437       FRANKTOWN                          CO       80116      SFD         7.250          6.983          $3,240.34
8030643       SEDALIA                            CO       80007      SFD         7.750          7.000          $3,063.74
8031944       PLAISTOW                           NH       03865      SFD         7.750          7.000          $2,435.80
8047577       EDGEWATER                          MD       21037      SFD         8.500          7.000          $2,500.81
8047692       OMAHA                              NE       68130      SFD         7.875          7.000          $3,625.35
8054202       EAGAN                              MN       55123      SFD         7.750          7.000          $4,262.65
8075800       SOUTHLAKE                          TX       76092      SFD         7.750          7.000          $3,438.78
8091931       RIVERSIDE                          CA       92506      SFD         8.000          7.000          $3,045.12
8107404       SUGAR LAND                         TX       77479      SFD         7.000          6.733          $4,989.77
8113230       EIGHTY FOUR                        PA       15330      SFD         7.875          7.000          $3,480.33
8119326       MASNOLIA                           TX       77355      SFD         7.875          7.000          $2,998.52
8126763       ORANGE PARK                        FL       32003      SFD         7.375          7.000          $2,486.43
8127507       ROCHESTER                          MN       55902      SFD         8.000          7.000          $4,586.73
8137007       BOSSIER CITY                       LA       71111      SFD         7.625          7.000          $2,229.55
8137018       FAIRFAX                            VA       22033      SFD         7.250          6.983          $2,387.62
8139598       DEPERE                             WI       54115      SFD         7.875          7.000          $2,943.78
8141800       MANHATTAN BEACH                    CA       90266      SFD         7.500          7.000          $3,619.13
8162431       HILLIARD                           OH       43026      SFD         8.000          7.000          $2,392.53
8167109       SEATTLE                            WA       98103      SFD         7.750          7.000          $2,751.02
8169759       MILTON                             MA       02186      SFD         8.375          7.000          $6,621.75
8180730       FAIRFAX                            VA       22033      SFD         7.750          7.000          $3,080.57
8186829       CORRALES                           NM       87048      SFD         7.500          7.000          $2,412.29
8188618       POTOMAC FALLS                      VA       20165      SFD         7.625          7.000          $2,227.50
8189836       ALBUQUERQUE                        NM       87107      SFD         7.875          7.000          $7,250.69
8192235       OAK HILL                           VA       20171      SFD         7.750          7.000          $3,152.21
8194032       FREDERICK                          MD       21704      SFD         7.750          7.000          $2,491.68
8194974       STEAMBOAT SPRINGS                  CO       80477      SFD         7.875          7.000          $3,857.37
8197425       ROSEVILLE                          CA       95661      SFD         7.875          7.000          $3,462.21
8206896       ROSEVILLE                          CA       95661      SFD         7.625          7.000          $2,396.24
8211338       FAIRFAX STATION                    VA       22039      SFD         7.625          7.000          $4,578.51
8219694       ELKRIDGE                           MD       21075      SFD         8.000          7.000          $2,267.33
8223659       SAN DIEGO                          CA       92128      SFD         8.125          7.000          $2,271.15
8226772       SIOUX FALLS                        SD       57108      SFD         7.750          7.000          $3,842.48
8227819       ROCKVILLE                          MD       20850      SFD         8.000          7.000          $2,703.47
8230579       MINNEAPOLIS                        MN       55406      SFD         7.750          7.000          $2,450.13
8232770       DALLAS                             TX       75287      SFD         8.625          7.000          $2,240.03
8243590       PRINCETON                          NJ       08540      SFD         8.000          7.000          $2,983.47
8250586       PLAINSBORO                         NJ       08536      SFD         7.875          7.000          $2,436.23
8259884       ROCKVILLE                          MD       20850      SFD         7.750          7.000          $3,205.21
8265757       SITKA                              AK       99835      SFD         8.000          7.000          $3,522.07
8273023       ELKRIDGE                           MD       21075      SFD         7.875          7.000          $2,261.85
8284106       MCALLEN                            TX       78504      SFD         8.000          7.000          $2,470.06
8287528       NISSEQUOGUE                        NY       11780      SFD         8.375          7.000          $6,840.65
8295257       ELKRIDGE                           MD       21075      SFD         8.000          7.000          $2,847.01
8295614       TUSTIN                             CA       92782      SFD         8.125          7.000          $2,606.17
8311894       URBANDALE                          IA       50322      SFD         8.250          7.000          $3,433.66
8317999       SAN JOSE                           CA       95116      SFD         7.875          7.000          $2,617.43
8324448       SAN DIEGO                          CA       92130      SFD         8.125          7.000          $2,909.07
8328170       SEA ISLE CITY                      NJ       08243      LCO         8.000          7.000          $3,668.82
8331123       FAIR OAKS RANCH                    CA       91351      SFD         7.875          7.000          $2,645.05
8350330       MINNETONKA                         MN       55345      SFD         8.375          7.000          $2,572.08
8366128       CHICAGO                            IL       60614      SFD         8.875          7.000          $3,222.36
8366450       FOLSOM                             CA       95630      SFD         7.875          7.000          $2,610.25
8366745       CHARLOTTE                          NC       28216      SFD         7.875          7.000          $2,075.19
8366952       HILLSBOROUGH TWP.                  NJ       08502      SFD         7.625          7.000          $2,052.60
8367841       PLEASANT HILL                      CA       94523      SFD         7.625          7.000          $2,335.72
8370826       CHICAGO                            IL       60618      SFD         8.875          7.000          $4,709.42
8371620       ATLANTA                            GA       30318      SFD         7.750          7.000          $2,149.24
8374995       WILMINGTON                         DE       19807      SFD         8.125          7.000          $3,088.79
8375978       EDINA                              MN       55424      SFD         8.000          7.000          $3,668.82
8376099       EDINA                              MN       55424      SFD         7.750          7.000          $6,590.99
8378365       HUNTINGTON BEACH                   CA       92649      SFD         8.375          7.000          $3,313.91
8378588       SAN JOSE                           CA       95148      SFD         7.625          7.000          $2,109.23
8380041       CLIVE                              IA       50325      SFD         7.875          7.000          $2,479.74
8382185       HIGHLANDS                          NC       28741      PUD         8.000          7.000          $3,052.46
8382226       BROOKLYN                           NY       11209      SFD         8.750          7.000          $2,643.31
8383767       BOULDER                            CO       80301      SFD         7.875          7.000          $3,190.31
8386293       STATEN ISLAND                      NY       10309      MF2         8.000          7.000          $4,255.83
8386457       LADERA RANCH                       CA       92694      SFD         8.000          7.000          $2,924.71
8390318       MANALAPAN                          NJ       07726      SFD         8.125          7.000          $3,670.91
8391843       SAN DIEGO                          CA       92131      SFD         7.625          7.000          $4,075.19
8393061       STATEN ISLAND                      NY       10309      SFD         7.625          7.000          $2,095.07
8393131       WESTERN SPRINGS                    IL       60558      SFD         7.875          7.000          $4,503.65
8394100       BERNARDS TWP.                      NJ       07921      SFD         8.125          7.000          $2,821.49
8395026       FAIRFIELD                          CA       94533      SFD         8.125          7.000          $2,264.62
8397585       DUNN LORING                        VA       22027      SFD         8.500          7.000          $2,806.53
8401031       BOULDER CITY                       NV       89005      SFD         7.750          7.000          $5,086.53
8401407       HIGHLAND PARK                      IL       60035      SFD         7.875          7.000          $3,081.54
8404007       MASPETH                            NY       11378      MF2         8.375          7.000          $2,838.87
8405224       NEWTOWN TWP.                       PA       19073      SFD         7.250          6.983          $2,755.99
8406873       MILTON                             MA       02186      SFD         7.875          7.000          $2,360.10
8407107       ROSWELL                            GA       30076      SFD         7.625          7.000          $2,809.23
8407755       CUPERTINO                          CA       95014      SFD         7.875          7.000          $4,712.95
8408836       ROSEMOUNT                          MN       55068      SFD         7.750          7.000          $2,583.02
8408887       SADDLE RIVER                       NJ       07458      SFD         7.375          7.000          $2,348.30
8409503       LA JOLLA                           CA       92037      SFD         8.375          7.000          $4,457.29
8409538       TEMECULA                           CA       92592      SFD         7.875          7.000          $2,320.22
8410346       ALISO VIEJO                        CA       92656      SFD         7.625          7.000          $2,746.24
8410744       INDEPENDENCE                       MN       55359      SFD         7.750          7.000          $3,438.78
8410857       PRINCETON                          NJ       08540      SFD         7.875          7.000          $4,350.42
8411150       MARINA DEL REY                     CA       90292      HCO         8.125          7.000          $5,464.78
8411504       MINNEAPOLIS                        MN       55408      SFD         7.750          7.000          $7,164.12
8413712       MARIETTA                           GA       30062      SFD         7.875          7.000          $2,068.62
8414009       SALINAS                            CA       93907      SFD         8.125          7.000          $2,216.35
8414148       SOMIS                              CA       93066      SFD         8.000          7.000          $3,580.77
8414361       LONGWOOD                           FL       32779      SFD         7.750          7.000          $3,402.96
8415841       LOS ANGELES                        CA       91607      SFD         7.625          7.000          $2,328.36
8415990       EDINA                              MN       55439      SFD         8.000          7.000          $3,301.94
8416032       MAPLE GROVE                        MN       55311      SFD         8.125          7.000          $2,895.74
8416277       DUNN LORING                        VA       22027      SFD         7.750          7.000          $2,937.29
8416727       PRINCETON                          NJ       08540      SFD         8.625          7.000          $4,052.28
8416907       LOS ANGELES                        CA       90027      SFD         7.625          7.000          $4,997.02
8418862       MISSION VIEJO                      CA       92692      SFD         8.000          7.000          $2,524.15
8419016       WELLESLEY                          MA       02482      SFD         7.750          7.000          $3,031.86
8419308       OXNARD                             CA       93035      SFD         7.875          7.000          $2,813.27
8419373       RAMSEY                             NJ       07446      SFD         8.250          7.000          $2,380.01
8419485       SAN JOSE                           CA       95120      SFD         7.875          7.000          $2,624.75
8421437       VALLEJO                            CA       94591      SFD         7.875          7.000          $2,720.46
8421523       ANNAPOLIS                          MD       21403      SFD         7.875          7.000          $2,482.72
8422001       WESTERN SPRINGS                    IL       60558      SFD         8.000          7.000          $3,668.82
8422307       ENCINO                             CA       91316      SFD         7.625          7.000          $3,052.01
8422397       MAMMOTH LAKES                      CA       93546      SFD         7.875          7.000          $3,117.80
8423784       SAN FRANCISCO                      CA       94103      LCO         7.875          7.000          $3,248.31
8424209       NOVI                               MI       48374      SFD         7.875          7.000          $2,088.20
8425203       CASTRO VALLEY                      CA       94546      SFD         8.000          7.000          $2,461.78
8425445       LOS GATOS                          CA       95033      SFD         8.375          7.000          $4,621.24
8426422       LIBERTYVILLE                       IL       60048      SFD         7.875          7.000          $3,034.42
8426775       PALOS PARK                         IL       60464      SFD         7.875          7.000          $3,262.82
8427035       CEDAR RAPIDS                       IA       52403      SFD         7.500          7.000          $2,377.33
8427040       GIBSONIA                           PA       15044      LCO         7.875          7.000          $2,207.84
8427123       NAPLES                             FL       34102      LCO         8.000          7.000          $4,461.29
8427286       SOUTH ELGIN                        IL       60177      SFD         7.625          7.000          $2,406.50
8428050       ORLANDO                            FL       32837      SFD         7.875          7.000          $2,312.97
8428079       SMYRNA                             GA       30080      SFD         7.375          7.000          $2,762.70
8429768       VIENNA                             VA       22182      SFD         7.625          7.000          $2,134.71
8430250       CORONA DEL MAR                     CA       92625      SFD         8.000          7.000          $3,668.82
8430973       TIGARD                             OR       97224      SFD         8.125          7.000          $2,530.43
8431003       MOUNTAIN VIEW                      CA       94040      SFD         8.250          7.000          $2,253.80
8431035       PLEASANTON                         CA       94588      SFD         7.625          7.000          $3,149.68
8431472       YORBA LINDA                        CA       92886      SFD         8.000          7.000          $2,751.62
8432292       FT. WORTH                          TX       76132      SFD         7.875          7.000          $2,228.32
8432402       MERCER ISLAND                      WA       98040      SFD         7.500          7.000          $2,482.21
8432595       CARBONDALE                         CO       81623      SFD         7.625          7.000          $4,600.66
8432725       GLENDALE                           AZ       85310      SFD         7.500          7.000          $2,309.65
8432777       AUSTIN                             TX       78730      SFD         7.625          7.000          $2,485.77
8433663       CHICAGO                            IL       60611      LCO         8.375          7.000          $4,488.23
8434800       STONE HARBOR                       NJ       08247      SFD         7.875          7.000          $7,250.69
8436682       EL GRANADA                         CA       94018      SFD         8.000          7.000          $2,817.66
8436853       PRINCEVILLE                        HI       96722      SFD         8.000          7.000          $4,989.60
8437242       OMAHA                              NE       68111      SFD         8.000          7.000          $2,641.55
8438976       ST PETERSBURG                      FL       33712      SFD         7.625          7.000          $2,184.96
8439409       FOLSOM                             CA       95630      SFD         7.500          7.000          $2,399.70
8439442       WATCHUNG BOROUGH                   NJ       07069      SFD         8.000          7.000          $2,568.18
8440090       VIENNA                             VA       22182      SFD         7.375          7.000          $2,417.36
8440636       COLUMBUS                           NE       68601      SFD         7.875          7.000          $2,378.23
8440949       MEXICO BEACH                       FL       32410      SFD         8.000          7.000          $3,206.55
8441312       SAN DIEGO                          CA       92130      SFD         7.250          6.983          $3,069.79
8442564       FORT COLLINS                       CO       80525      SFD         7.500          7.000          $3,356.23
8443412       MONTEREY                           CA       93940      SFD         7.875          7.000          $3,625.35
8445821       EDINA                              MN       55435      SFD         7.375          7.000          $2,417.36
8446201       RICHMOND                           VA       23221      SFD         7.875          7.000          $3,407.83
8449160       PALO ALTO                          CA       94301      SFD         7.625          7.000          $5,096.11
8451180       FLAGSTAFF                          AZ       86004      SFD         7.875          7.000          $2,414.48
8457636       WOODINVILLE                        WA       98072      SFD         7.375          7.000          $3,263.44
8457647       QUEENSTOWN                         MD       21658      SFD         7.375          7.000          $3,280.71
8457860       OAKLAND                            CA       94618      SFD         7.750          7.000          $2,357.00
8463319       IRVINE                             CA       92604      LCO         7.375          7.000          $3,033.45
8464172       LOUISVILLE                         KY       40059      SFD         7.750          7.000          $3,538.34
8464250       SCOTTSDALE                         AZ       85258      SFD         7.000          6.733          $3,087.00
8466176       WASHINGTON                         DC       20009      LCO         7.625          7.000          $2,406.50
8466972       VILLA HILLS                        KY       41017      SFD         7.625          7.000          $3,915.02
8471262       TRABUCO CANYON                     CA       92679      SFD         7.625          7.000          $3,496.62
8473707       WASHINGTON                         DC       20009      SFD         7.750          7.000          $2,915.01
8473710       BETHESDA                           MD       20814      SFD         7.750          7.000          $3,731.79
8474257       STONE HARBOR                       NJ       08247      SFD         7.750          7.000          $7,164.12
8476588       CYPRESS                            CA       90630      SFD         7.750          7.000          $2,758.19
8476745       DENVER                             CO       80211      SFD         7.750          7.000          $2,149.24
8490806       PRIOR LAKE                         MN       55372      SFD         7.625          7.000          $2,399.42
9011908       NEWPORT BEACH                      CA       92657      SFD         7.750          7.000          $7,164.13
9022299       PLANO                              TX       75023      SFD         8.500          7.000          $2,432.46
9083524       LAS VEGAS                          NV       89143      SFD         8.000          7.000          $3,406.14
9083784       LAS VEGAS                          NV       89123      SFD         7.750          7.000          $2,839.14

TABLE (CONTINUED)

(i)           (vii)       (viii)          (ix)               (x)     (xi)          (xii)        (xiii)     (xiv)        (xv)
--------      --------    ----------      --------------     ------  ---------     ----------   --------   -----------  -----------
                                          CUT-OFF
MORTGAGE      ORIGINAL   SCHEDULED        DATE                                     MORTGAGE                MASTER       FIXED
LOAN          TERM TO    MATURITY         PRINCIPAL                                INSURANCE    SERVICE    SERVICE      RETAINED
NUMBER        MATURITY   DATE             BALANCE            LTV     SUBSIDY       CODE         FEE        FEE          YIELD
--------      --------   -----------      --------------     ------  ---------     ----------   --------   -----------  -----------
5100948         360       1-Sep-30         $717,049.92       67.29                               0.250        0.017        0.733
5118003         360       1-May-30         $329,573.23       80.00                               0.250        0.017        0.733
5120550         360       1-Mar-31         $308,000.00       59.81                               0.250        0.017        0.608
5131365         360       1-Mar-30         $395,319.73       85.00                    33         0.250        0.017        0.733
5136678         360       1-Dec-30         $479,026.61       76.44                               0.250        0.017        0.733
5141743         360       1-Sep-30         $277,815.98       80.00                               0.250        0.017        0.733
5150258         360       1-Mar-30         $416,491.37       80.00                               0.250        0.017        0.733
5162811         360       1-Aug-30         $285,823.75       80.00                               0.250        0.017        0.733
5167280         360       1-Mar-31         $352,700.00       67.84                               0.250        0.017        0.358
5707020         360       1-May-30         $417,090.89       80.00                               0.250        0.017        0.733
5713126         360       1-Oct-30         $398,638.04       59.26                               0.250        0.017        0.733
5714616         360       1-May-30         $337,649.00       56.67                               0.250        0.017        0.733
5715719         360       1-May-30         $312,818.24       75.00                               0.250        0.017        0.733
5717997         360       1-Jul-30         $298,351.54       65.72                               0.250        0.017        0.733
5718604         360       1-Jun-30         $311,605.84       80.00                               0.250        0.017        0.608
5720072         360       1-Jul-30         $318,241.64       80.00                               0.250        0.017        0.733
5722791         360       1-Sep-30         $391,852.98       95.00                    06         0.250        0.017        0.733
5722951         360       1-Sep-30         $304,244.91       79.95                               0.250        0.017        0.733
5726491         360       1-Jul-30         $497,249.04       79.87                               0.250        0.017        0.733
5727551         360       1-May-30         $320,567.86       61.49                               0.250        0.017        0.733
5728106         360       1-Aug-30         $322,484.80       80.00                               0.250        0.017        1.108
5729507         360       1-Jul-30         $377,759.74       80.00                               0.250        0.017        0.608
5732635         360       1-Jul-30         $278,461.40       80.00                               0.250        0.017        0.733
5735793         360       1-Aug-30         $517,505.43       80.00                               0.250        0.017        0.733
5736795         360       1-Sep-30         $278,852.76       55.56                               0.250        0.017        0.733
5738792         360       1-Sep-30         $320,281.11       80.00                               0.250        0.017        0.733
5740976         360       1-Jun-30         $372,667.24       60.98                               0.250        0.017        0.733
5741041         360       1-Jun-30         $506,827.44       58.96                               0.250        0.017        0.733
5741746         360       1-Jul-30         $298,349.39       57.14                               0.250        0.017        0.733
5743157         360       1-Jul-30         $298,351.54       80.00                               0.250        0.017        0.733
5745829         360       1-Jul-30         $685,204.35       57.42                               0.250        0.017        0.733
5746051         360       1-Feb-31         $479,572.64       80.00                               0.250        0.017        0.358
5748676         360       1-Aug-30         $100,000.00       49.08                               0.250        0.017        0.733
5749428         360       1-Jul-30         $293,863.51       89.97                   33          0.250        0.017        1.108
5749802         360       1-Jun-30         $298,136.54       89.82                   33          0.250        0.017        0.733
5749997         360       1-Jun-30         $344,492.36       79.91                               0.250        0.017        0.733
5750314         360       1-Jul-30         $358,016.75       79.12                               0.250        0.017        0.733
5751210         360       1-Jul-30         $328,179.79       72.53                               0.250        0.017        0.733
5751846         360       1-Jul-30         $307,003.71       70.00                               0.250        0.017        0.733
5752482         360       1-Aug-30         $646,878.45       70.27                               0.250        0.017        0.733
5753104         360       1-Aug-30         $298,557.76       69.77                               0.250        0.017        0.733
5753363         360       1-Aug-30         $497,598.82       69.93                               0.250        0.017        0.733
5754875         360       1-Aug-30         $525,013.54       78.22                               0.250        0.017        0.608
5755648         360       1-Sep-30         $647,336.74       76.47                               0.250        0.017        0.733
5755847         360       1-Aug-30         $435,732.19       80.00                               0.250        0.017        0.733
5756718         360       1-Sep-30         $448,156.79       73.29                               0.250        0.017        0.733
5756738         360       1-Sep-30         $372,469.00       77.92                               0.250        0.017        0.733
5756792         360       1-Mar-31         $384,682.00       80.99                    33         0.250        0.017        0.358
5756992         360       1-Jul-30         $421,664.17       80.00                               0.250        0.017        0.733
5759293         360       1-Jul-30         $328,936.15       80.00                               0.250        0.017        0.733
5759346         360       1-Jul-30         $497,446.30       71.43                               0.250        0.017        1.108
5761651         360       1-Feb-31         $349,759.13       78.65                               0.250        0.017        0.608
5763450         360       1-Aug-30         $344,222.57       85.43                    06         0.250        0.017        0.733
5763769         360       1-Sep-30         $378,441.60       79.17                               0.250        0.017        0.733
5764131         360       1-Aug-30         $284,738.70       35.09                               0.250        0.017        0.733
5765686         360       1-Sep-30         $342,591.77       80.00                               0.250        0.017        0.733
5766508         360       1-Sep-30         $326,656.08       74.55                               0.250        0.017        0.733
5767071         360       1-Sep-30         $288,810.71       73.98                               0.250        0.017        0.733
5767162         360       1-Sep-30         $454,133.31       80.00                               0.250        0.017        0.733
5767223         360       1-Mar-31         $360,000.00       78.26                               0.250        0.017        0.108
5767502         360       1-Jul-30         $502,702.47       80.00                               0.250        0.017        0.733
5767802         360       1-Aug-30         $391,336.71       80.00                               0.250        0.017        0.733
5769398         360       1-Sep-30         $362,508.56       80.00                               0.250        0.017        0.733
5769750         360       1-Aug-30         $363,247.13       77.66                               0.250        0.017        0.733
5770627         360       1-Mar-31         $370,000.00       68.57                               0.250        0.017        0.483
5774537         360       1-Sep-30         $290,802.50       80.00                               0.250        0.017        0.733
5775573         360       1-Aug-30         $382,060.38       80.00                               0.250        0.017        0.733
5776666         360       1-Oct-30         $322,897.60       80.00                               0.250        0.017        0.733
5778395         360       1-Sep-30         $478,033.25       57.14                               0.250        0.017        0.733
5778742         360       1-Aug-30         $297,854.68       80.00                               0.250        0.017        0.733
5778766         360       1-Oct-30         $498,300.02       79.24                               0.250        0.017        0.733
5781100         360       1-Nov-30         $698,101.35       58.33                               0.250        0.017        0.733
5784124         360       1-Mar-31         $310,000.00       70.45                               0.250        0.017        0.000
5787028         360       1-Oct-30         $298,980.01       53.10                               0.250        0.017        0.733
5788671         360       1-Aug-30         $397,599.05       85.00                    33         0.250        0.017        0.733
5789363         360       1-Oct-30         $369,936.09       80.00                               0.250        0.017        0.733
5793716         360       1-Sep-30         $398,359.57       70.18                               0.250        0.017        0.733
5795873         360       1-Sep-30         $292,782.75       56.60                               0.250        0.017        1.233
5796256         360       1-Jul-30         $304,877.72       80.00                               0.250        0.017        1.233
5796377         360       1-Sep-30         $294,788.26       80.00                               0.250        0.017        0.733
5797304         360       1-Sep-30         $438,119.14       80.00                               0.250        0.017        0.733
5802568         360       1-Oct-30         $446,476.81       80.00                               0.250        0.017        0.733
5803654         360       1-Mar-31         $350,000.00       71.87                               0.250        0.017        0.233
5805710         360       1-Oct-30         $286,766.02       79.99                               0.250        0.017        0.733
5809047         360       1-Oct-30         $462,420.15       80.00                               0.250        0.017        0.733
5811611         360       1-Oct-30         $279,047.31       80.00                               0.250        0.017        0.733
5813305         360       1-Mar-31         $400,000.00       54.57                               0.250        0.017        0.108
5814124         360       1-Oct-30         $284,028.89       75.00                               0.250        0.017        0.733
5814263         360       1-Jan-31         $296,420.18       89.97                    13         0.250        0.017        0.983
5815319         360       1-Mar-31         $389,250.00       90.00                    12         0.250        0.017        1.108
5818264         360       1-Oct-30         $637,983.02       52.63                               0.250        0.017        1.108
5819125         360       1-Dec-30         $467,051.31       80.00                               0.250        0.017        0.733
5821123         360       1-Dec-30         $319,334.99       80.00                               0.250        0.017        0.608
5827679         360       1-Mar-31         $558,000.00       76.33                               0.250        0.017        0.608
5830757         360       1-Feb-31         $297,545.09       79.99                               0.250        0.017        0.608
5831621         360       1-Feb-31         $299,793.54       33.90                               0.250        0.017        0.608
5833918         360       1-Nov-30         $331,177.07       85.00                    13         0.250        0.017        1.233
5839571         360       1-Feb-31         $ 35,979.28       80.00                               0.250        0.017        1.483
5840402         360       1-Mar-31         $650,000.00       74.20                               0.250        0.017        0.000
5841185         360       1-Feb-31         $ 74,848.39       67.39                               0.250        0.017        0.608
5845103         360       1-Oct-30         $348,924.70       57.95                               0.250        0.017        1.233
5846615         360       1-Feb-31         $632,030.59       68.01                               0.250        0.017        0.233
5847416         240       1-Feb-21         $386,322.29       90.00                    06         0.250        0.017        0.483
5847964         360       1-Dec-30         $471,067.44       80.00                               0.250        0.017        0.858
5848654         360       1-Nov-30         $498,644.54       66.23                               0.250        0.017        0.733
5848903         360       1-Dec-30         $452,311.22       79.94                               0.250        0.017        0.733
5849887         360       1-Mar-31         $410,000.00       78.10                               0.250        0.017        0.483
5849888         360       1-Nov-30         $299,246.28       83.33                    01         0.250        0.017        1.108
5850432         360       1-Jan-31         $299,606.19       47.65                               0.250        0.017        0.858
5850933         360       1-Mar-31         $304,000.00       80.00                               0.250        0.017        0.233
5851791         360       1-Mar-31         $324,800.00       80.00                               0.250        0.017        0.733
5852081         360       1-Feb-31         $399,695.63       48.78                               0.250        0.017        0.108
5852684         360       1-Dec-30         $449,088.13       58.82                               0.250        0.017        0.733
5853240         360       1-Feb-31         $442,179.73       75.00  FX30YR                       0.250        0.017        0.358
5853703         360       1-Aug-30         $647,391.84       59.09                               0.250        0.017        1.608
5854213         360       1-Feb-31         $125,925.61       70.00                               0.250        0.017        1.358
5854257         360       1-Mar-31         $350,000.00       78.65                               0.250        0.017        0.108
5854652         360       1-Dec-30         $165,873.11       95.00                    12         0.250        0.017        0.608
5854924         360       1-Dec-30         $292,200.28       73.19                               0.250        0.017        1.108
5856657         360       1-Jan-31         $482,365.95       64.70                               0.250        0.017        0.858
5856667         360       1-Mar-31         $405,000.00       89.01                    33         0.250        0.017        0.608
5856725         360       1-Mar-31         $630,000.00       68.48                               0.250        0.017        1.483
5856837         360       1-Jan-31         $299,625.76       80.00                               0.250        0.017        1.108
5857266         360       1-Mar-31         $281,250.00       75.00                               0.250        0.017        1.233
5857980         360       1-Mar-31         $616,000.00       74.67                               0.250        0.017        0.608
5858166         360       1-Dec-30         $290,662.85       95.00                    13         0.250        0.017        1.733
5859203         360       1-Jan-31         $688,098.50       79.99                               0.250        0.017        0.608
5860151         360       1-Feb-31         $295,541.26       79.99                               0.250        0.017        0.483
5860204         360       1-Jan-31         $324,584.09       43.51                               0.250        0.017        0.983
5860312         360       1-Feb-31         $374,666.97       90.00                    01         0.250        0.017        1.108
5860348         360       1-Jan-31         $483,314.58       80.00                               0.250        0.017        0.483
5861339         360       1-Dec-30         $350,373.83       90.00                    11         0.250        0.017        1.358
5861479         360       1-Jan-31         $267,639.16       63.51                               0.250        0.017        0.733
5861503         360       1-Feb-31         $299,808.70       54.55                               0.250        0.017        0.983
5861873         360       1-Feb-31         $307,808.56       70.00                               0.250        0.017        1.108
5861954         360       1-Feb-31         $324,318.08       88.90                    01         0.250        0.017        1.608
5862169         360       1-Feb-31         $399,703.14       80.00                               0.250        0.017        0.233
5862892         360       1-Jan-31         $407,450.66       80.00                               0.250        0.017        0.733
5863057         360       1-Nov-30         $339,054.78       75.56                               0.250        0.017        0.608
5863474         360       1-Jan-31         $459,411.32       80.00                               0.250        0.017        0.983
5863616         360       1-Dec-30         $354,480.20       80.00                               0.250        0.017        0.733
5863620         360       1-Dec-30         $278,448.75       90.03                    13         0.250        0.017        0.858
5863673         360       1-Jan-31         $304,578.83       52.14                               0.250        0.017        0.608
5863776         360       1-Feb-31         $318,996.45       80.00                               0.250        0.017        0.983
5864467         360       1-Feb-31         $439,704.76       80.00                               0.250        0.017        0.733
5864579         360       1-Jan-31         $455,366.62       80.00                               0.250        0.017        0.608
5864656         360       1-Feb-31         $312,545.42       45.00                               0.250        0.017        0.858
5864869         360       1-Nov-30         $498,743.81       46.51                               0.250        0.017        1.108
5865015         360       1-Feb-31         $557,206.45       80.00                               0.250        0.017        0.483
5865344         360       1-Feb-31         $394,748.12       79.00                               0.250        0.017        0.983
5866045         360       1-Mar-31         $500,000.00       88.96                    01         0.250        0.017        0.233
5866050         360       1-Dec-30         $289,389.37       80.00                               0.250        0.017        1.233
5866063         360       1-Feb-31         $301,059.60       90.00                    01         0.250        0.017        0.983
5866387         360       1-Feb-31         $349,752.97       77.26                               0.250        0.017        0.483
5866692         360       1-Jan-31         $394,454.53       79.80                               0.250        0.017        0.608
5866981         360       1-Jan-31         $299,596.08       43.76                               0.250        0.017        0.733
5867190         360       1-Feb-31         $503,653.15       79.96                               0.250        0.017        0.608
5867305         360       1-Jan-31         $349,528.74       66.67                               0.250        0.017        0.733
5867495         360       1-Feb-31         $314,209.53       80.00                               0.250        0.017        1.233
5867527         360       1-Jan-31         $467,385.65       80.00                               0.250        0.017        0.858
5867531         360       1-Jan-31         $356,369.52       80.00                               0.250        0.017        0.733
5867733         360       1-Jan-31         $469,398.52       68.21                               0.250        0.017        0.983
5868076         360       1-Feb-31         $551,200.77       68.95                               0.250        0.017        0.358
5868102         360       1-Jan-31         $374,532.21       75.00                               0.250        0.017        1.108
5868259         360       1-Feb-31         $355,261.47       90.00                    01         0.250        0.017        0.733
5868267         360       1-Feb-31         $181,365.30       42.21                               0.250        0.017        0.233
5868339         360       1-Jan-31         $347,543.18       78.20                               0.250        0.017        0.858
5868373         360       1-Feb-31         $375,998.38       37.68                               0.250        0.017        0.483
5868582         360       1-Feb-31         $558,043.93       79.21                               0.250        0.017        0.983
5868722         360       1-Jan-31         $599,165.65       70.18                               0.250        0.017        0.608
5868764         360       1-Jan-31         $359,490.20       80.00                               0.250        0.017        0.483
5868899         360       1-Feb-31         $359,508.61       69.18                               0.250        0.017        0.733
5869013         360       1-Dec-30         $346,296.85       55.97                               0.250        0.017        0.733
5869531         360       1-Feb-31         $737,517.24       59.04                               0.250        0.017        0.858
5869654         360       1-Feb-31         $301,302.78       76.72                               0.250        0.017        0.858
5869735         360       1-Feb-31         $449,395.71       62.07                               0.250        0.017        0.608
5869875         360       1-Jan-31         $302,781.31       80.00                               0.250        0.017        0.608
5870066         360       1-Mar-31         $420,000.00       70.00                               0.250        0.017        1.108
5870309         360       1-Mar-31         $380,000.00       52.05                               0.250        0.017        0.233
5870654         360       1-Feb-31         $417,689.78       67.64                               0.250        0.017        0.233
5870661         360       1-Feb-31         $372,723.17       58.65                               0.250        0.017        0.233
5870767         360       1-Feb-31         $449,705.63       69.23                               0.250        0.017        0.858
5870785         360       1-Feb-31         $374,766.91       47.47                               0.250        0.017        1.108
5870961         360       1-Mar-31         $602,000.00       70.00                               0.250        0.017        0.608
5871113         360       1-Jan-31         $309,571.90       75.61                               0.250        0.017        0.608
5871172         360       1-Jan-31         $333,711.35       70.35                               0.250        0.017        0.858
5871274         360       1-Jan-31         $373,022.02       90.00                    13         0.250        0.017        0.983
5871606         360       1-Feb-31         $367,227.26       66.82                               0.250        0.017        0.233
5872122         360       1-Feb-31         $430,103.80       80.00                               0.250        0.017        0.608
5872163         360       1-Feb-31         $315,693.36       72.47                               0.250        0.017        0.858
5872182         360       1-Feb-31         $387,726.15       76.08                               0.250        0.017        0.483
5872191         360       1-Jan-31         $326,060.38       76.76                               0.250        0.017        0.733
5872243         360       1-Feb-31         $328,773.58       62.19                               0.250        0.017        0.608
5872249         360       1-Feb-31         $427,705.45       80.00                               0.250        0.017        0.608
5872314         360       1-Mar-31         $430,000.00       79.63                               0.250        0.017        0.483
5872380         360       1-Jan-31         $499,376.28       72.25                               0.250        0.017        1.108
5872384         360       1-Feb-31         $319,779.77       80.00                               0.250        0.017        0.608
5872629         360       1-Jan-31         $343,021.48       79.88                               0.250        0.017        0.983
5872794         360       1-Jan-31         $352,406.32       79.48                               0.250        0.017        0.608
5872870         360       1-Mar-31         $304,000.00       95.00                    01         0.250        0.017        1.233
5872991         360       1-Feb-31         $649,505.40       79.37                               0.250        0.017        0.108
5873169         360       1-Feb-31         $399,717.68       68.49                               0.250        0.017        0.483
5873339         360       1-Feb-31         $249,814.46       40.32                               0.250        0.017        0.233
5873341         360       1-Feb-31         $344,780.01       75.00                               0.250        0.017        0.983
5873623         360       1-Mar-31         $367,500.00       79.89                               0.250        0.017        0.000
5873822         360       1-Feb-31         $347,760.50       91.58                    01         0.250        0.017        0.608
5873883         360       1-Jan-31         $372,610.23       70.00                               0.250        0.017        0.858
5874005         360       1-Feb-31         $554,655.04       75.00                               0.250        0.017        1.108
5874008         360       1-Jan-31         $466,754.57       80.00                               0.250        0.017        0.608
5874139         360       1-Jan-31         $307,311.76       80.00                               0.250        0.017        0.858
5874488         360       1-Feb-31         $411,701.80       61.04                               0.250        0.017        0.358
5874667         360       1-Feb-31         $383,728.97       80.00                               0.250        0.017        0.483
5874801         360       1-Jan-31         $297,428.49       94.99                    13         0.250        0.017        1.108
5874853         360       1-Feb-31         $334,751.38       74.12                               0.250        0.017        0.233
5874936         360       1-Feb-31         $349,740.24       68.97                               0.250        0.017        0.233
5874987         360       1-Jan-31         $307,552.75       80.00                               0.250        0.017        0.358
5875305         360       1-Mar-31         $440,000.00       80.00                               0.250        0.017        0.358
5875350         360       1-Mar-31         $375,000.00       65.22                               0.250        0.017        0.483
5875355         360       1-Jan-31         $483,396.24       80.00                               0.250        0.017        1.108
5875623         360       1-Feb-31         $291,808.98       80.00                               0.250        0.017        0.858
5875691         360       1-Jan-31         $311,101.37       56.53                               0.250        0.017        0.983
5875781         360       1-Jan-31         $354,545.69       90.00                    33         0.250        0.017        0.983
5875802         360       1-Jan-31         $364,483.02       63.50                               0.250        0.017        0.483
5875815         360       1-Feb-31         $311,135.73       79.99                               0.250        0.017        0.608
5875863         360       1-Dec-30         $413,743.93       78.98                               0.250        0.017        0.358
5875973         360       1-Mar-31         $320,000.00       74.51                               0.250        0.017        0.358
5876213         360       1-Feb-31         $339,777.58       69.39                               0.250        0.017        0.858
5876525         360       1-Jan-31         $399,447.63       44.42                               0.250        0.017        0.608
5876533         360       1-Mar-31         $317,700.00       90.00                    33         0.250        0.017        0.733
5876550         360       1-Feb-31         $629,066.78       50.00                               0.250        0.017        0.608
5876594         360       1-Feb-31         $147,912.62       74.75                               0.250        0.017        1.358
5876820         360       1-Feb-31         $299,770.00       51.28                               0.250        0.017        0.358
5876894         360       1-Dec-30         $363,224.29       76.63                               0.250        0.017        0.483
5876938         360       1-Mar-31         $ 92,100.00       75.00                               0.250        0.017        1.358
5876956         360       1-Feb-31         $323,765.49       80.00                               0.250        0.017        0.358
5877006         360       1-Feb-31         $463,288.93       84.60                    33         0.250        0.017        0.733
5877053         360       1-Jan-31         $349,491.75       74.79                               0.250        0.017        0.358
5877388         360       1-Feb-31         $395,706.11       80.00                               0.250        0.017        0.233
5877751         360       1-Dec-30         $421,943.24       80.00                               0.250        0.017        0.733
5877779         360       1-Dec-30         $610,790.86       80.00                               0.250        0.017        0.858
5877911         360       1-Feb-31         $349,259.47       79.99                               0.250        0.017        0.608
5877917         360       1-Mar-31         $440,000.00       31.43                               0.250        0.017        0.358
5878006         360       1-Nov-30         $333,047.88       80.00                               0.250        0.017        0.483
5878040         360       1-Feb-31         $338,760.73       79.21                               0.250        0.017        0.483
5878045         360       1-Feb-31         $349,746.68       65.24                               0.250        0.017        0.358
5878051         360       1-Feb-31         $449,682.39       57.32                               0.250        0.017        0.483
5878083         360       1-Jan-31         $926,342.99       70.00                               0.250        0.017        1.108
5878088         360       1-Mar-31         $520,000.00       80.00                               0.250        0.017        0.233
5878129         360       1-Feb-31         $584,097.74       70.00                               0.250        0.017        0.608
5878192         360       1-Feb-31         $899,440.59       54.38                               0.250        0.017        1.108
5878288         360       1-Feb-31         $ 94,934.62       33.45                               0.250        0.017        0.608
5878423         360       1-Jan-31         $593,664.76       80.00                               0.250        0.017        0.233
5878429         360       1-Jan-31         $649,168.19       76.47                               0.250        0.017        0.983
5878435         360       1-Jan-31         $423,443.42       78.52                               0.250        0.017        0.858
5878538         360       1-Feb-31         $399,757.69       49.38                               0.250        0.017        1.233
5878569         360       1-Jan-31         $341,562.32       90.00                    13         0.250        0.017        0.983
5878585         360       1-Feb-31         $317,470.06       84.99                    24         0.250        0.017        0.358
5878611         360       1-Jan-31         $344,547.11       75.00                               0.250        0.017        0.858
5878616         360       1-Dec-30         $299,422.14       80.00                               0.250        0.017        0.983
5878687         360       1-Feb-31         $328,647.88       80.00                               0.250        0.017        0.483
5878733         360       1-Mar-31         $450,000.00       52.94                               0.250        0.017        0.483
5878760         360       1-Feb-31         $175,162.38       70.00                               0.250        0.017        0.733
5878845         360       1-Jan-31         $304,589.34       79.86                               0.250        0.017        0.733
5879018         360       1-Feb-31         $331,777.23       80.00                               0.250        0.017        0.733
5879045         360       1-Mar-31         $481,000.00       63.96                               0.250        0.017        0.233
5879047         360       1-Feb-31         $349,746.68       61.40                               0.250        0.017        0.358
5879053         360       1-Mar-31         $270,000.00       55.10                               0.250        0.017        0.233
5879079         360       1-Feb-31         $309,786.66       73.29                               0.250        0.017        0.608
5879263         360       1-Feb-31         $479,643.77       66.27                               0.250        0.017        0.233
5879320         360       1-Mar-31         $318,900.00       72.48                               0.250        0.017        0.483
5879366         360       1-Jan-31         $559,246.01       80.00                               0.250        0.017        0.733
5879411         360       1-Feb-31         $349,771.05       69.31                               0.250        0.017        0.858
5879458         360       1-Feb-31         $479,652.59       80.00                               0.250        0.017        0.358
5879466         360       1-Jan-31         $327,535.51       80.00                               0.250        0.017        0.483
5879487         360       1-Dec-30         $385,044.79       80.00                               0.250        0.017        0.358
5879518         360       1-Feb-31         $378,468.91       75.00                               0.250        0.017        0.233
5879851         360       1-Mar-31         $396,900.00       70.00                               0.250        0.017        0.358
5880030         360       1-Feb-31         $409,587.71       69.56                               0.250        0.017        0.108
5880295         360       1-Feb-31         $374,735.32       75.00                               0.250        0.017        0.483
5880607         360       1-Jan-31         $269,680.05       91.91                    01         0.250        0.017        1.358
5880621         360       1-Jan-31         $457,067.97       79.92                               0.250        0.017        0.608
5880642         360       1-Feb-31         $303,796.02       80.00                               0.250        0.017        0.733
5880754         360       1-Feb-31         $352,757.06       27.15                               0.250        0.017        0.608
5880926         360       1-Feb-31         $347,754.38       80.00                               0.250        0.017        0.483
5880987         360       1-Mar-31         $381,600.00       80.00                               0.250        0.017        0.608
5881093         360       1-Mar-31         $360,000.00       45.86                               0.250        0.017        0.483
5881113         360       1-Mar-31         $460,000.00       80.00                               0.250        0.017        0.233
5881114         360       1-Nov-30         $321,480.87       80.00                               0.250        0.017        0.608
5881144         360       1-Jan-31         $393,777.36       84.99                    13         0.250        0.017        0.358
5881161         360       1-Feb-31         $327,774.27       78.10                               0.250        0.017        0.608
5881237         360       1-Feb-31         $129,912.77       60.47                               0.250        0.017        0.733
5881296         360       1-Nov-30         $318,676.60       90.00                    12         0.250        0.017        0.983
5881415         360       1-Nov-30         $349,772.34       90.00                    12         0.250        0.017        0.483
5881491         360       1-Jan-31         $494,296.48       79.61                               0.250        0.017        0.983
5881517         360       1-Mar-31         $335,000.00       87.01                    01         0.250        0.017        1.233
5881518         360       1-Feb-31         $439,489.58       79.99                               0.250        0.017        0.483
5881521         360       1-Feb-31         $330,799.49       88.98                    13         0.250        0.017        1.233
5881532         360       1-Jan-31         $332,595.10       89.76                    11         0.250        0.017        1.233
5881707         360       1-Feb-31         $299,793.54       57.60                               0.250        0.017        0.608
5882062         360       1-Mar-31         $328,000.00       80.00                               0.250        0.017        0.358
5882164         360       1-Feb-31         $529,596.71       77.94                               0.250        0.017        0.108
5882516         360       1-Feb-31         $427,682.36       64.85                               0.250        0.017        0.233
5882674         360       1-Feb-31         $399,717.68       45.71                               0.250        0.017        0.483
5882716         360       1-Jan-31         $483,348.33       78.44                               0.250        0.017        0.733
5882901         360       1-Feb-31         $311,810.98       80.00                               0.250        0.017        1.233
5882947         360       1-Jan-31         $307,605.85       80.00                               0.250        0.017        0.983
5882996         360       1-Feb-31         $419,738.95       73.68                               0.250        0.017        1.108
5883023         360       1-Feb-31         $129,163.28       65.53                               0.250        0.017        0.733
5883207         360       1-Mar-31         $436,000.00       65.86                               0.250        0.017        0.108
5883299         360       1-Feb-31         $302,780.69       89.64                    12         0.250        0.017        0.358
5883301         360       1-Dec-30         $311,359.90       80.00                               0.250        0.017        0.983
5883542         360       1-Feb-31         $290,000.29       85.00                    11         0.250        0.017        0.608
5883546         360       1-Feb-31         $154,903.65       43.06                               0.250        0.017        1.108
5883711         360       1-Mar-31         $307,422.00       79.99                               0.250        0.017        0.608
5884423         360       1-Feb-31         $429,704.08       55.84                               0.250        0.017        0.608
5884501         360       1-Feb-31         $414,748.58       56.85                               0.250        0.017        1.233
5884649         360       1-Feb-31         $367,746.74       80.00                               0.250        0.017        0.608
5885434         360       1-Feb-31         $294,781.07       71.95                               0.250        0.017        0.233
5885904         360       1-Feb-31         $310,691.40       79.99                               0.250        0.017        0.733
5885906         360       1-Feb-31         $433,756.69       57.11                               0.250        0.017        1.608
5886200         360       1-Mar-31         $338,000.00       74.29                               0.250        0.017        0.483
5886345         360       1-Feb-31         $375,723.93       90.00                    24         0.250        0.017        0.358
5886368         360       1-Jan-31         $440,109.96       78.71                               0.250        0.017        0.358
5886511         360       1-Feb-31         $899,364.79       64.29                               0.250        0.017        0.483
5886652         360       1-Feb-31         $999,409.60       22.99                               0.250        0.017        1.358
5886713         360       1-Feb-31         $649,541.24       60.47                               0.250        0.017        0.483
5886878         360       1-Mar-31         $365,000.00       54.89                               0.250        0.017        0.358
5887611         360       1-Feb-31         $283,590.23       95.00                    24         0.250        0.017        0.608
5888068         360       1-Feb-31         $297,962.19       38.09                               0.250        0.017        0.608
5888083         360       1-Feb-31         $156,880.54       66.24                               0.250        0.017        0.108
5888181         360       1-Feb-31         $349,759.13       60.14                               0.250        0.017        0.608
5888606         360       1-Mar-31         $375,000.00       75.00                               0.250        0.017        0.733
5888652         360       1-Feb-31         $293,003.27       82.59                    11         0.250        0.017        0.733
5888656         360       1-Feb-31         $339,671.90       79.99                               0.250        0.017        0.733
5888746         360       1-Mar-31         $320,000.00       80.00                               0.250        0.017        0.608
5889197         360       1-Mar-31         $405,000.00       57.86                               0.250        0.017        0.233
5889205         360       1-Feb-31         $521,802.64       79.99                               0.250        0.017        0.108
5889246         360       1-Mar-31         $315,000.00       75.00                               0.250        0.017        0.233
5889547         360       1-Mar-31         $344,700.00       51.07                               0.250        0.017        0.233
5889558         360       1-Feb-31         $559,604.76       80.00                               0.250        0.017        0.483
5889877         360       1-Feb-31         $605,603.58       71.29                               0.250        0.017        0.858
5890022         360       1-Mar-31         $578,000.00       66.82                               0.250        0.017        0.608
5890150         360       1-Mar-31         $332,000.00       80.00                               0.250        0.017        0.233
5890332         360       1-Mar-31         $562,500.00       72.58                               0.250        0.017        0.608
5890564         360       1-Feb-31         $311,256.43       94.99                    13         0.250        0.017        1.108
5890643         360       1-Nov-30         $122,100.23       90.00                    01         0.250        0.017        1.233
5890772         360       1-Dec-30         $299,450.92       73.17                               0.250        0.017        1.233
5891080         360       1-Mar-31         $572,000.00       76.78                               0.250        0.017        0.608
5891151         360       1-Feb-31         $345,743.21       64.07                               0.250        0.017        0.233
5891251         360       1-Feb-31         $429,273.11       80.00                               0.250        0.017        0.108
5891300         360       1-Jan-31         $351,593.48       55.87                               0.250        0.017        1.483
5891316         360       1-Jan-31         $404,209.20       75.00                               0.250        0.017        0.483
5891319         360       1-Feb-31         $398,718.38       53.56                               0.250        0.017        0.483
5891386         360       1-Feb-31         $378,282.82       80.00                               0.250        0.017        0.483
5891419         360       1-Jan-31         $289,638.24       53.70                               0.250        0.017        1.108
5892094         360       1-Feb-31         $551,620.11       80.00                               0.250        0.017        0.608
5892184         360       1-Mar-31         $800,000.00       48.48                               0.250        0.017        0.483
5892208         360       1-Feb-31         $158,629.75       75.00                               0.250        0.017        0.608
5892306         360       1-Feb-31         $153,649.43       75.00                               0.250        0.017        0.858
5892378         360       1-Mar-31         $329,600.00       77.92                               0.250        0.017        0.483
5892409         360       1-Feb-31         $484,957.48       80.00                               0.250        0.017        0.483
5892673         360       1-Feb-31         $499,672.93       78.55                               0.250        0.017        0.858
5893038         360       1-Jul-30         $944,909.07       39.58                               0.250        0.017        0.858
5893041         360       1-Mar-31         $533,560.00       80.00                               0.250        0.017        0.233
5893401         360       1-Feb-31         $345,100.04       79.99                               0.250        0.017        0.358
5893410         360       1-Mar-31         $490,000.00       54.75                               0.250        0.017        0.733
5893647         360       1-Jan-31         $390,012.88       51.38                               0.250        0.017        1.108
5893772         360       1-Feb-31         $543,394.31       75.00                               0.250        0.017        0.858
5894117         360       1-Feb-31         $305,794.68       68.00                               0.250        0.017        0.733
5894169         360       1-Mar-31         $637,000.00       54.21                               0.250        0.017        0.733
5894197         360       1-Feb-31         $998,410.19       49.95                               0.250        0.017        1.358
5894254         360       1-Feb-31         $740,584.58       65.00                               0.250        0.017        1.608
5894305         360       1-Mar-31         $445,000.00       61.38                               0.250        0.017        0.608
5894432         360       1-Dec-30         $323,375.90       79.93                               0.250        0.017        0.983
5894444         360       1-Jan-31         $335,391.89       80.00                               0.250        0.017        0.608
5894446         360       1-Mar-31         $290,000.00       40.56                               0.250        0.017        0.108
5894458         360       1-Jan-31         $325,088.98       85.00                    13         0.250        0.017        0.483
5894573         360       1-Dec-30         $354,298.60       78.89                               0.250        0.017        0.858
5894600         360       1-Dec-30         $331,360.49       80.00                               0.250        0.017        0.983
5894624         360       1-Jan-31         $299,616.08       80.00                               0.250        0.017        0.983
5894640         360       1-Dec-30         $287,430.99       80.00                               0.250        0.017        0.858
5894742         360       1-Dec-30         $302,600.96       80.00                               0.250        0.017        0.858
5894755         360       1-Dec-30         $374,423.44       74.28                               0.250        0.017        1.233
5894769         360       1-Dec-30         $390,534.21       80.00                               0.250        0.017        0.858
5894795         360       1-Dec-30         $309,886.54       86.25                    13         0.250        0.017        0.858
5894812         360       1-Feb-31         $331,609.82       74.99                               0.250        0.017        0.358
5894822         360       1-Dec-30         $299,436.68       92.31                    13         0.250        0.017        1.108
5894828         360       1-Jan-31         $295,480.97       79.99                               0.250        0.017        0.483
5894849         360       1-Dec-30         $458,111.36       80.00                               0.250        0.017        0.233
5894881         360       1-Dec-30         $314,408.52       64.95                               0.250        0.017        1.108
5895042         360       1-Jan-31         $424,483.25       54.84                               0.250        0.017        1.233
5895048         360       1-Dec-30         $327,351.96       80.00                               0.250        0.017        0.858
5895071         360       1-Mar-31         $477,750.00       70.00                               0.250        0.017        0.608
5895124         360       1-Mar-31         $780,000.00       65.00                               0.250        0.017        0.358
5895126         360       1-Jan-31         $299,596.06       80.00                               0.250        0.017        0.733
5895141         360       1-Dec-30         $354,280.65       62.94                               0.250        0.017        0.733
5895142         360       1-Dec-30         $299,422.14       32.61                               0.250        0.017        0.983
5895151         360       1-Jan-31         $303,547.35       79.72                               0.250        0.017        0.233
5895167         360       1-Dec-30         $295,400.17       78.93                               0.250        0.017        0.733
5895182         360       1-Dec-30         $309,387.52       44.93                               0.250        0.017        0.858
5895183         360       1-Feb-31         $485,665.54       82.37                    33         0.250        0.017        0.608
5895186         360       1-Dec-30         $399,189.44       72.73                               0.250        0.017        0.733
5895223         360       1-Dec-30         $345,316.39       79.54                               0.250        0.017        0.858
5895227         360       1-Jan-31         $399,501.02       78.90                               0.250        0.017        1.108
5895242         360       1-Dec-30         $311,383.56       80.00                               0.250        0.017        0.858
5895252         360       1-Dec-30         $323,286.08       90.00                    13         0.250        0.017        0.983
5895264         360       1-Mar-31         $345,000.00       54.76                               0.250        0.017        0.233
5895285         360       1-Jan-31         $375,480.76       80.00                               0.250        0.017        0.608
5895315         360       1-Jan-31         $322,597.08       86.13                    11         0.250        0.017        1.108
5895345         360       1-Dec-30         $304,366.17       73.49                               0.250        0.017        0.608
5895353         360       1-Dec-30         $491,003.02       80.00                               0.250        0.017        0.733
5895363         360       1-Dec-30         $284,436.90       76.00                               0.250        0.017        0.858
5895384         360       1-Dec-30         $379,249.22       75.28                               0.250        0.017        0.858
5895400         360       1-Nov-30         $548,687.03       73.33                               0.250        0.017        1.358
5895415         360       1-Mar-31         $106,500.00       57.57                               0.250        0.017        0.000
5895439         360       1-Feb-31         $340,876.87       56.85                               0.250        0.017        0.858
5895519         360       1-Feb-31         $364,767.25       66.97                               0.250        0.017        0.983
5895532         360       1-Dec-30         $374,200.84       68.18                               0.250        0.017        0.483
5895607         360       1-Dec-30         $200,849.71       55.88                               0.250        0.017        0.858
5895625         360       1-Dec-30         $399,189.44       33.33                               0.250        0.017        0.733
5895649         360       1-Jan-31         $295,561.49       80.00                               0.250        0.017        0.858
5895666         360       1-Mar-31         $540,000.00       69.05                               0.250        0.017        0.483
5895667         360       1-Dec-30         $304,097.99       62.24                               0.250        0.017        0.858
5895684         360       1-Mar-31         $525,000.00       56.76                               0.250        0.017        0.358
5895699         360       1-Dec-30         $365,086.26       80.00                               0.250        0.017        0.858
5895773         360       1-Mar-31         $444,000.00       80.00                               0.250        0.017        0.608
5895789         360       1-Jan-31         $318,679.31       80.00                               0.250        0.017        0.608
5895805         360       1-Jan-31         $331,552.98       80.00                               0.250        0.017        0.733
5895808         360       1-Feb-31         $344,750.30       66.36                               0.250        0.017        0.358
5895821         360       1-Dec-30         $325,312.20       94.99                    01         0.250        0.017        0.983
5895832         360       1-Mar-31         $320,000.00       80.00                               0.250        0.017        0.608
5895835         360       1-Jan-31         $336,353.93       54.81                               0.250        0.017        0.858
5896032         360       1-Feb-31         $404,721.27       51.27                               0.250        0.017        0.608
5896162         360       1-Feb-31         $499,655.90       76.92                               0.250        0.017        0.608
5896166         360       1-Feb-31         $535,621.70       80.00                               0.250        0.017        0.483
5896168         360       1-Feb-31         $332,764.97       90.00                    33         0.250        0.017        0.483
5896354         360       1-Feb-31         $324,776.33       65.00                               0.250        0.017        0.608
5896361         360       1-Feb-31         $374,741.93       60.29                               0.250        0.017        0.608
5896699         360       1-Mar-31         $462,200.00       46.22                               0.250        0.017        0.608
5896886         360       1-Dec-30         $394,219.57       61.24                               0.250        0.017        0.858
5896903         360       1-Dec-30         $392,223.51       69.19                               0.250        0.017        0.858
5896920         360       1-Dec-30         $369,250.24       56.92                               0.250        0.017        0.733
5896946         360       1-Dec-30         $538,986.04       80.00                               0.250        0.017        1.108
5896955         360       1-Dec-30         $536,909.79       80.00                               0.250        0.017        0.733
5896970         360       1-Dec-30         $347,394.60       80.00                               0.250        0.017        0.733
5896987         360       1-Jan-31         $315,973.99       95.00                    01         0.250        0.017        0.733
5896999         360       1-Dec-30         $586,808.47       80.00                               0.250        0.017        0.733
5897006         360       1-Jan-31         $293,604.14       79.99                               0.250        0.017        0.733
5897020         360       1-Jan-31         $314,565.01       62.75                               0.250        0.017        0.608
5897075         360       1-Jan-31         $327,990.33       80.00                               0.250        0.017        1.108
5897141         360       1-Feb-31         $648,564.54       54.08                               0.250        0.017        0.733
5897376         360       1-Mar-31         $324,600.00       45.40                               0.250        0.017        0.608
5897476         360       1-Mar-31         $463,920.00       80.00                               0.250        0.017        0.608
5897536         360       1-Mar-31         $650,000.00       75.14                               0.250        0.017        0.233
5897609         360       1-Feb-31         $386,933.53       38.72                               0.250        0.017        0.608
5897636         360       1-Feb-31         $416,940.34       79.99                               0.250        0.017        0.233
5897656         360       1-Feb-31         $519,632.99       68.42                               0.250        0.017        0.483
5897703         360       1-Feb-31         $411,716.46       80.00                               0.250        0.017        0.608
5897717         360       1-Feb-31         $374,735.32       64.77                               0.250        0.017        0.483
5897732         360       1-Jan-31         $303,590.70       80.00                               0.250        0.017        0.733
5897765         360       1-Feb-31         $407,697.20       80.00                               0.250        0.017        0.233
5897786         360       1-Feb-31         $351,738.76       80.00                               0.250        0.017        0.233
5897788         360       1-Feb-31         $479,625.55       66.21                               0.250        0.017        0.000
5897794         360       1-Mar-31         $231,400.00       64.28                               0.250        0.017        0.983
5897803         360       1-Feb-31         $449,690.32       24.92                               0.250        0.017        0.608
5897808         360       1-Mar-31         $497,000.00       69.51                               0.250        0.017        0.108
5897819         360       1-Feb-31         $436,691.57       78.04                               0.250        0.017        0.483
5897820         360       1-Feb-31         $520,168.10       63.09                               0.250        0.017        0.983
5897832         360       1-Feb-31         $270,757.90       63.10                               0.250        0.017        0.858
5897837         360       1-Feb-31         $359,752.25       75.00                               0.250        0.017        0.608
5897842         360       1-Feb-31         $399,717.68       72.46                               0.250        0.017        0.483
5897861         360       1-Jan-31         $360,484.99       79.99                               0.250        0.017        0.000
5897956         360       1-Jan-31         $399,474.91       77.67                               0.250        0.017        0.858
5897971         360       1-Jan-31         $319,600.82       80.00                               0.250        0.017        1.108
5897991         360       1-Jan-31         $349,516.67       75.38                               0.250        0.017        0.608
5898007         360       1-Jan-31         $307,595.67       80.00                               0.250        0.017        0.858
5898037         360       1-Jan-31         $387,477.58       80.00                               0.250        0.017        0.733
5898118         360       1-Jan-31         $371,586.16       79.99                               0.250        0.017        0.608
5898158         360       1-Jan-31         $304,589.32       77.81                               0.250        0.017        0.733
5898181         360       1-Feb-31         $451,896.59       79.99                               0.250        0.017        0.733
5898224         360       1-Jan-31         $499,291.92       68.97                               0.250        0.017        0.483
5898248         360       1-Jan-31         $382,544.23       80.00                               0.250        0.017        0.733
5898262         360       1-Feb-31         $405,734.42       36.91                               0.250        0.017        0.858
5898264         360       1-Feb-31         $329,789.57       62.86                               0.250        0.017        0.983
5898293         360       1-Mar-31         $579,300.00       50.37                               0.250        0.017        0.608
5898327         360       1-Feb-31         $447,683.80       76.58                               0.250        0.017        0.483
5898382         360       1-Feb-31         $342,763.95       72.21                               0.250        0.017        0.608
5898406         360       1-Feb-31         $544,624.93       52.48                               0.250        0.017        0.608
5898475         360       1-Feb-31         $475,628.67       80.00                               0.250        0.017        0.000
5898493         360       1-Feb-31         $390,024.53       80.00                               0.250        0.017        0.483
5898625         360       1-Mar-31         $489,511.00       80.00                               0.250        0.017        0.108
5898750         360       1-Feb-31         $334,757.54       62.62                               0.250        0.017        0.358
5898854         360       1-Feb-31         $299,803.76       75.01                               0.250        0.017        0.858
5898919         360       1-Feb-31         $471,649.71       71.52                               0.250        0.017        0.233
5898929         360       1-Nov-30         $281,391.24       74.99                               0.250        0.017        1.108
5898971         360       1-Jan-31         $467,369.87       80.00                               0.250        0.017        0.733
5898980         360       1-Feb-31         $311,806.07       80.00                               0.250        0.017        1.108
5898984         360       1-Jan-31         $299,616.08       80.00                               0.250        0.017        0.983
5898985         360       1-Mar-31         $453,600.00       69.25                               0.250        0.017        0.358
5898996         360       1-Jan-31         $315,563.63       79.91                               0.250        0.017        0.608
5899004         360       1-Jan-31         $436,914.60       80.00                               0.250        0.017        0.358
5899013         360       1-Dec-30         $567,205.34       73.33                               0.250        0.017        0.983
5899023         360       1-Feb-31         $383,722.07       80.00                               0.250        0.017        0.358
5899025         360       1-Jan-31         $327,547.06       80.00                               0.250        0.017        0.608
5899037         360       1-Jan-31         $399,474.91       57.22                               0.250        0.017        0.858
5899048         360       1-Jan-31         $303,580.21       80.00                               0.250        0.017        0.608
5899050         360       1-Feb-31         $344,750.30       65.71                               0.250        0.017        0.358
5899060         360       1-Jan-31         $335,547.60       80.00                               0.250        0.017        0.733
5899061         360       1-Jan-31         $307,585.29       80.00                               0.250        0.017        0.733
5899078         360       1-Jan-31         $579,219.06       80.00                               0.250        0.017        0.733
5899082         360       1-Mar-31         $360,000.00       90.00                    13         0.250        0.017        0.483
5899099         360       1-Feb-31         $429,004.56       79.99                               0.250        0.017        0.608
5899124         360       1-Jan-31         $289,909.12       79.96                               0.250        0.017        0.733
5899165         360       1-Dec-30         $330,944.85       80.00                               0.250        0.017        0.858
5899189         360       1-Jan-31         $305,637.91       79.99                               0.250        0.017        0.733
5899190         360       1-Jan-31         $599,171.45       65.22                               0.250        0.017        0.608
5899219         360       1-Feb-31         $341,770.53       87.69                    11         0.250        0.017        0.733
5899222         360       1-Feb-31         $441,695.82       58.54                               0.250        0.017        0.608
5899283         360       1-Dec-30         $422,185.22       76.91                               0.250        0.017        0.983
5899360         360       1-Dec-30         $409,249.56       78.10                               0.250        0.017        1.233
5899624         360       1-Mar-31         $337,000.00       74.89                               0.250        0.017        0.358
5899915         360       1-Feb-31         $423,700.74       80.00                               0.250        0.017        0.483
5900309         360       1-Jan-31         $309,960.41       80.00                               0.250        0.017        0.483
5900327         360       1-Nov-30         $423,876.59       67.46                               0.250        0.017        0.858
5900338         360       1-Jan-31         $299,535.63       54.55                               0.250        0.017        0.483
5900396         360       1-Feb-31         $398,703.88       79.01                               0.250        0.017        0.233
5900409         360       1-Feb-31         $474,697.11       75.40                               0.250        0.017        0.983
5900437         360       1-Feb-31         $314,777.67       75.00                               0.250        0.017        0.483
5900458         360       1-Jan-31         $419,420.02       45.41                               0.250        0.017        0.608
5900476         360       1-Feb-31         $299,793.54       75.00                               0.250        0.017        0.608
5900497         360       1-Feb-31         $293,292.85       73.38                               0.250        0.017        0.483
5900606         360       1-Mar-31         $113,000.00       56.50                               0.250        0.017        1.233
5900870         360       1-Mar-31         $403,900.00       77.23                               0.250        0.017        0.483
5901134         360       1-Mar-31         $455,000.00       70.00                               0.250        0.017        1.233
5901317         360       1-Feb-31         $344,762.57       75.00                               0.250        0.017        0.608
5901336         360       1-Feb-31         $604,583.64       48.40                               0.250        0.017        0.608
5901348         360       1-Feb-31         $451,664.55       69.54                               0.250        0.017        0.233
5901356         360       1-Jan-31         $349,516.69       60.87                               0.250        0.017        0.608
5901376         360       1-Feb-31         $337,617.49       79.99                               0.250        0.017        0.608
5901931         360       1-Mar-31         $276,250.00       65.00                               0.250        0.017        1.233
5901952         360       1-Mar-31         $715,000.00       59.58                               0.250        0.017        0.608
5902057         360       1-Feb-31         $347,772.36       71.75                               0.250        0.017        0.858
5902079         360       1-Feb-31         $419,718.19       80.00                               0.250        0.017        0.733
5902094         360       1-Feb-31         $299,813.53       57.69                               0.250        0.017        1.108
5902128         360       1-Feb-31         $313,778.39       56.07                               0.250        0.017        0.483
5902141         360       1-Feb-31         $352,738.02       59.64                               0.250        0.017        0.233
5902172         360       1-Feb-31         $464,679.98       74.40                               0.250        0.017        0.608
5902181         360       1-Feb-31         $318,980.33       80.00                               0.250        0.017        0.608
5902204         360       1-Feb-31         $397,633.02       77.26                               0.250        0.017        0.733
5902261         360       1-Feb-31         $432,502.14       78.69                               0.250        0.017        0.608
5902378         360       1-Mar-31         $431,000.00       59.45                               0.250        0.017        0.608
5902446         360       1-Mar-31         $330,000.00       55.74                               0.250        0.017        0.108
5902507         360       1-Mar-31         $307,200.00       43.89                               0.250        0.017        0.608
5902594         360       1-Mar-31         $396,500.00       76.25                               0.250        0.017        0.108
5902654         360       1-Mar-31         $550,000.00       58.51                               0.250        0.017        0.000
5902933         360       1-Mar-31         $500,000.00       50.05                               0.250        0.017        0.483
5902947         360       1-Mar-31         $298,000.00       25.91                               0.250        0.017        0.608
5903447         360       1-Feb-31         $304,773.65       84.72                    06         0.250        0.017        0.233
5903473         360       1-Feb-31         $416,920.06       57.31                               0.250        0.017        0.733
5903561         360       1-Mar-31         $370,000.00       64.91                               0.250        0.017        0.608
5903659         360       1-Feb-31         $344,756.50       74.19                               0.250        0.017        0.483
5903712         360       1-Feb-31         $558,105.65       67.70                               0.250        0.017        0.608
5903948         360       1-Feb-31         $493,642.46       68.61                               0.250        0.017        0.358
5903982         360       1-Feb-31         $327,250.80       65.17                               0.250        0.017        0.108
5904001         360       1-Feb-31         $411,716.46       73.97                               0.250        0.017        0.608
5904038         360       1-Feb-31         $441,680.09       61.39                               0.250        0.017        0.358
5904322         360       1-Mar-31         $132,700.00       74.95                               0.250        0.017        0.983
5904676         360       1-Feb-31         $636,372.72       80.00                               0.250        0.017        0.733
5904763         360       1-Feb-31         $359,758.45       78.26                               0.250        0.017        0.733
5904777         360       1-Feb-31         $499,638.11       80.00                               0.250        0.017        0.358
5904798         360       1-Feb-31         $328,256.21       90.00                    11         0.250        0.017        0.233
5904885         360       1-Mar-31         $387,000.00       72.34                               0.250        0.017        0.358
5904886         360       1-Feb-31         $297,334.64       89.99                    33         0.250        0.017        0.358
5904908         360       1-Feb-31         $287,729.60       90.00                    01         0.250        0.017        0.858
5905034         360       1-Jan-31         $399,447.63       66.67                               0.250        0.017        0.608
5905361         360       1-Feb-31         $309,170.38       85.00                    24         0.250        0.017        0.233
5905987         360       1-Feb-31         $283,794.45       80.00                               0.250        0.017        0.358
5906039         360       1-Feb-31         $439,697.19       80.00                               0.250        0.017        0.608
5906055         360       1-Feb-31         $405,698.69       70.00                               0.250        0.017        0.233
5906081         360       1-Feb-31         $299,798.71       27.52                               0.250        0.017        0.733
5906109         360       1-Feb-31         $319,785.28       75.29                               0.250        0.017        0.733
5906174         360       1-Mar-31         $622,700.00       78.82                               0.250        0.017        0.608
5906267         360       1-Feb-31         $329,236.51       80.00                               0.250        0.017        0.000
5906333         360       1-Feb-31         $439,097.61       78.46                               0.250        0.017        0.608
5906354         360       1-Feb-31         $411,516.60       67.51                               0.250        0.017        0.608
5906824         360       1-Mar-31         $400,000.00       69.57                               0.250        0.017        0.233
5907190         360       1-Feb-31         $299,793.54       75.00                               0.250        0.017        0.608
5907231         360       1-Feb-31         $399,731.61       79.21                               0.250        0.017        0.733
5908224         360       1-Feb-31         $287,811.61       90.00                    33         0.250        0.017        0.858
5908255         360       1-Feb-31         $493,686.31       84.16                    12         0.250        0.017        0.483
5908271         360       1-Feb-31         $478,853.17       79.87                               0.250        0.017        0.358
5908329         360       1-Feb-31         $349,733.68       69.31                               0.250        0.017        0.108
5908422         360       1-Feb-31         $349,746.68       64.22                               0.250        0.017        0.358
5908436         360       1-Feb-31         $282,795.17       79.49                               0.250        0.017        0.358
5908492         360       1-Jan-31         $358,565.33       90.00                    06         0.250        0.017        0.233
5908528         360       1-Mar-31         $350,000.00       72.92                               0.250        0.017        0.108
5909064         360       1-Mar-31         $395,000.00       75.96                               0.250        0.017        0.233
5909360         360       1-Mar-31         $367,500.00       70.00                               0.250        0.017        0.233
5909410         360       1-Jan-31         $322,703.76       80.00                               0.250        0.017        0.608
5909430         360       1-Feb-31         $292,493.41       79.75                               0.250        0.017        0.483
5909597         360       1-Mar-31         $297,200.00       50.80                               0.250        0.017        0.483
5909907         360       1-Mar-31         $390,000.00       75.00                               0.250        0.017        0.608
5910057         360       1-Mar-31         $500,000.00       61.73                               0.250        0.017        0.233
5910130         360       1-Feb-31         $643,509.97       69.55                               0.250        0.017        0.108
5910174         360       1-Feb-31         $424,684.59       53.13                               0.250        0.017        0.233
5910205         360       1-Feb-31         $358,733.57       54.48                               0.250        0.017        0.233
5910411         360       1-Mar-31         $335,500.00       59.38                               0.250        0.017        0.608
5911162         360       1-Mar-31         $420,800.00       80.00                               0.250        0.017        0.483
5911297         360       1-Mar-31         $320,000.00       80.00                               0.250        0.017        0.233
5912230         360       1-Mar-31         $415,000.00       79.05                               0.250        0.017        0.483
5912327         360       1-Mar-31         $576,000.00       69.82                               0.250        0.017        0.608
5912558         360       1-Feb-31         $408,225.90       69.24                               0.250        0.017        0.733
5912634         360       1-Feb-31         $449,690.32       75.00                               0.250        0.017        0.608
5912680         360       1-Feb-31         $349,752.98       61.95                               0.250        0.017        0.483
5912700         360       1-Feb-31         $298,598.39       79.08                               0.250        0.017        0.733
5912730         360       1-Feb-31         $635,528.00       49.88                               0.250        0.017        0.233
5912762         360       1-Feb-31         $292,498.56       68.07                               0.250        0.017        0.608
5912764         360       1-Feb-31         $459,658.61       80.00                               0.250        0.017        0.233
5912860         360       1-Feb-31         $615,586.68       80.00                               0.250        0.017        0.733
5912864         360       1-Feb-31         $454,670.69       60.26                               0.250        0.017        0.358
5912873         360       1-Feb-31         $424,684.59       46.45                               0.250        0.017        0.233
5912954         360       1-Feb-31         $367,297.06       68.06                               0.250        0.017        0.608
5912975         360       1-Feb-31         $415,727.88       63.03                               0.250        0.017        0.858
5913133         360       1-Mar-31         $430,000.00       74.78                               0.250        0.017        0.233
5913332         360       1-Mar-31         $412,500.00       75.00                               0.250        0.017        1.108
5914077         360       1-Feb-31         $451,688.94       73.50                               0.250        0.017        0.608
5914116         360       1-Feb-31         $319,585.28       68.82                               0.250        0.017        0.733
5914132         360       1-Feb-31         $372,723.18       79.36                               0.250        0.017        0.233
5914154         360       1-Jan-31         $417,936.53       73.55                               0.250        0.017        0.733
5914174         360       1-Feb-31         $354,056.18       70.16                               0.250        0.017        0.608
5914204         360       1-Feb-31         $399,710.50       52.02                               0.250        0.017        0.358
5914343         360       1-Feb-31         $417,212.69       69.58                               0.250        0.017        0.608
5914497         360       1-Mar-31         $875,000.00       70.60                               0.250        0.017        0.358
5914876         360       1-Feb-31         $399,710.49       50.00                               0.250        0.017        0.358
5914998         360       1-Mar-31       $1,000,000.00       62.50                               0.250        0.017        0.000
5915340         360       1-Feb-31         $323,765.50       80.00                               0.250        0.017        0.358
5916774         360       1-Mar-31         $364,500.00       90.00                   01          0.250        0.017        0.483
5916912         360       1-Mar-31         $385,000.00       61.11                               0.250        0.017        0.358
5916920         360       1-Feb-31         $331,753.61       80.00                               0.250        0.017        0.233
5917795         360       1-Feb-31         $359,747.70       80.00                               0.250        0.017        0.518
5917863         360       1-Mar-31         $328,000.00       62.48                               0.250        0.017        0.483
5918420         360       1-Feb-31         $440,464.59       79.99                               0.250        0.017        0.108
5918574         360       1-Feb-31         $524,620.02       38.29                               0.250        0.017        0.358
5918586         360       1-Feb-31         $303,811.05       76.00                               0.250        0.017        1.108
5918589         360       1-Feb-31         $348,549.35       75.00                               0.250        0.017        1.483
5918707         360       1-Jan-31         $341,562.35       90.00                   01          0.250        0.017        0.983
5918734         360       1-Feb-31         $479,701.65       75.00                               0.250        0.017        1.108
5918759         360       1-Jan-31         $310,085.22       65.37                               0.250        0.017        0.983
5918986         360       1-Mar-31         $452,000.00       80.00                               0.250        0.017        0.358
5919194         360       1-Jan-31         $327,080.89       79.98                               0.250        0.017        0.983
5919338         360       1-Sep-30         $498,286.72       66.67                               0.250        0.017        1.608
5919585         360       1-Dec-30         $464,482.82       70.00                               0.250        0.017        0.358
5919644         360       1-Aug-30         $323,486.47       43.05                               0.250        0.017        1.108
5919657         360       1-Sep-30         $317,961.88       87.40                   12          0.250        0.017        1.858
5919803         360       1-Dec-30         $294,669.53       74.85                               0.250        0.017        0.983
5919886         360       1-Mar-31         $300,000.00       56.29                               0.250        0.017        0.108
5919977         360       1-Dec-30         $474,085.06       64.63                               0.250        0.017        0.983
5920158         360       1-Jan-31         $649,168.20       43.33                               0.250        0.017        0.983
5920733         360       1-Mar-31         $280,000.00       91.83                   11          0.250        0.017        0.358
5920745         360       1-Mar-31         $305,600.00       80.00                               0.250        0.017        0.358
5920986         360       1-Oct-30         $321,812.14       75.00                               0.250        0.017        2.983
5921006         360       1-Dec-30         $279,474.22       70.00                               0.250        0.017        1.108
5921031         360       1-Feb-31         $464,680.00       76.86                               0.250        0.017        0.608
5921067         360       1-Jan-31         $482,381.90       61.14                               0.250        0.017        0.983
5921081         360       1-Feb-31         $294,212.27       80.00                               0.250        0.017        0.983
5921158         360       1-Jan-31         $403,413.33       80.00                               0.250        0.017        0.358
5921186         360       1-Jan-31         $519,334.55       71.72                               0.250        0.017        0.983
5921195         360       1-Dec-30         $347,329.68       80.00                               0.250        0.017        0.983
5921197         360       1-Sep-30         $348,671.77       64.40                               0.250        0.017        1.108
5921218         360       1-Jan-31         $349,504.37       46.67                               0.250        0.017        0.483
5921228         360       1-Oct-30         $486,180.25       80.00                               0.250        0.017        0.858
5921242         360       1-Oct-30         $298,149.38       59.49                               0.250        0.017        1.608
5921491         360       1-Mar-31         $605,500.00       70.00                               0.250        0.017        0.608
5921568         360       1-Feb-31         $377,705.12       68.73                               0.250        0.017        0.000
5922110         360       1-Feb-31         $299,771.72       94.85                   11          0.250        0.017        0.108
5922498         360       1-Mar-31         $356,600.00       79.96                               0.250        0.017        0.483
5922856         360       1-Mar-31         $483,000.00       70.00                               0.250        0.017        0.733
5924659         360       1-Feb-31         $349,733.69       70.00                               0.250        0.017        0.108
5924976         360       1-Mar-31         $448,500.00       75.00                               0.250        0.017        0.733
7823415         360       1-Feb-31         $409,310.91       80.00                               0.250        0.017        0.483
7847721         360       1-Feb-31         $909,373.75       70.00                               0.250        0.017        0.608
7936732         360       1-Jan-31         $649,102.42       69.89                               0.250        0.017        0.608
7939029         360       1-Feb-31         $595,546.50       80.00                               0.250        0.017        0.108
8011437         360       1-Feb-31         $474,629.45       46.34                               0.250        0.017        0.000
8030643         360       1-Feb-31         $427,348.17       66.82                               0.250        0.017        0.483
8031944         360       1-Feb-31         $339,760.03       79.44                               0.250        0.017        0.483
8047577         360       1-Sep-30         $324,036.71       80.00                               0.250        0.017        1.233
8047692         360       1-Feb-31         $499,655.90       74.07                               0.250        0.017        0.608
8054202         360       1-Feb-31         $590,216.06       73.51                               0.250        0.017        0.483
8075800         360       1-Jan-31         $479,320.25       80.00                               0.250        0.017        0.483
8091931         360       1-Feb-31         $414,721.55       72.17                               0.250        0.017        0.733
8107404         360       1-Mar-31         $750,000.00       52.45                               0.250        0.017        0.000
8113230         360       1-Jan-31         $479,241.69       80.00                               0.250        0.017        0.608
8119326         360       1-Feb-31         $413,265.40       78.77                               0.250        0.017        0.608
8126763         360       1-Feb-31         $359,726.07       64.11                               0.250        0.017        0.108
8127507         360       1-Feb-31         $624,675.57       80.00                               0.250        0.017        0.733
8137007         360       1-Feb-31         $314,772.01       68.48                               0.250        0.017        0.358
8137018         360       1-Jan-31         $349,452.27       45.93                               0.250        0.017        0.000
8139598         360       1-Feb-31         $405,720.60       77.33                               0.250        0.017        0.608
8141800         360       1-Feb-31         $517,215.87       56.26                               0.250        0.017        0.233
8162431         360       1-Feb-31         $325,821.80       95.00                   11          0.250        0.017        0.733
8167109         360       1-Feb-31         $383,728.98       80.00                               0.250        0.017        0.483
8169759         360       1-Feb-31         $870,658.50       80.00                               0.250        0.017        1.108
8180730         360       1-Feb-31         $429,696.51       79.32                               0.250        0.017        0.483
8186829         360       1-Feb-31         $344,743.96       51.11                               0.250        0.017        0.233
8188618         360       1-Jan-31         $314,252.99       80.00                               0.250        0.017        0.358
8189836         360       1-Feb-31         $999,311.81       57.14                               0.250        0.017        0.608
8192235         360       1-Jan-31         $439,330.07       65.20                               0.250        0.017        0.483
8194032         360       1-Feb-31         $347,554.53       79.99                               0.250        0.017        0.483
8194974         360       1-Feb-31         $531,633.88       74.93                               0.250        0.017        0.608
8197425         360       1-Feb-31         $477,171.38       80.00                               0.250        0.017        0.608
8206896         360       1-Feb-31         $338,304.96       69.99                               0.250        0.017        0.358
8211338         360       1-Jan-31         $645,930.65       80.00                               0.250        0.017        0.358
8219694         360       1-Feb-31         $308,792.67       79.99                               0.250        0.017        0.733
8223659         360       1-Dec-30         $305,275.66       80.00                               0.250        0.017        0.858
8226772         360       1-Feb-31         $535,971.45       80.00                               0.250        0.017        0.483
8227819         360       1-Feb-31         $368,190.78       67.80                               0.250        0.017        0.733
8230579         360       1-Jan-31         $341,515.68       68.40                               0.250        0.017        0.483
8232770         360       1-Nov-30         $287,312.52       80.00                               0.250        0.017        1.358
8243590         360       1-Feb-31         $406,325.18       84.91                   01          0.250        0.017        0.733
8250586         360       1-Feb-31         $335,768.77       77.25                               0.250        0.017        0.608
8259884         360       1-Jan-31         $446,363.42       80.00                               0.250        0.017        0.483
8265757         360       1-Mar-31         $480,000.00       80.00                               0.250        0.017        0.733
8273023         360       1-Feb-31         $311,735.32       80.00                               0.250        0.017        0.608
8284106         360       1-Feb-31         $336,402.13       68.70                               0.250        0.017        0.733
8287528         360       1-Nov-30         $897,738.87       61.02                               0.250        0.017        1.108
8295257         360       1-Feb-31         $387,739.66       80.00                               0.250        0.017        0.733
8295614         360       1-Nov-30         $350,072.20       79.77                               0.250        0.017        0.858
8311894         360       1-Nov-30         $455,872.17       80.00                               0.250        0.017        0.983
8317999         360       1-Jan-31         $360,491.51       75.00                               0.250        0.017        0.608
8324448         360       1-Dec-30         $391,020.91       66.20                               0.250        0.017        0.858
8328170         360       1-Feb-31         $499,664.51       55.87                               0.250        0.017        0.733
8331123         360       1-Feb-31         $364,547.94       90.00                   12          0.250        0.017        0.608
8350330         360       1-Jan-31         $337,977.87       76.04                               0.250        0.017        1.108
8366128         360       1-Nov-30         $404,081.68       90.00                   06          0.250        0.017        1.608
8366450         360       1-Feb-31         $359,752.25       78.61                               0.250        0.017        0.608
8366745         360       1-Dec-30         $285,611.22       80.00                               0.250        0.017        0.608
8366952         360       1-Dec-30         $289,366.31       77.75                               0.250        0.017        0.358
8367841         360       1-Jan-31         $329,520.80       74.41                               0.250        0.017        0.358
8370826         360       1-Jan-31         $591,233.89       69.64                               0.250        0.017        1.608
8371620         360       1-Feb-31         $299,788.26       75.00                               0.250        0.017        0.483
8374995         360       1-Jan-31         $415,453.91       80.00                               0.250        0.017        0.858
8375978         360       1-Jan-31         $499,326.79       67.57                               0.250        0.017        0.733
8376099         360       1-Feb-31         $919,350.68       80.00                               0.250        0.017        0.483
8378365         360       1-Feb-31         $435,729.01       80.00                               0.250        0.017        1.108
8378588         360       1-Feb-31         $297,784.31       66.22                               0.250        0.017        0.358
8380041         360       1-Jan-31         $341,527.73       90.00                   01          0.250        0.017        0.608
8382185         360       1-Feb-31         $415,720.87       80.00                               0.250        0.017        0.733
8382226         360       1-Feb-31         $335,806.69       80.00                               0.250        0.017        1.483
8383767         360       1-Jan-31         $439,392.39       80.00                               0.250        0.017        0.608
8386293         360       1-Feb-31         $579,251.05       77.33                               0.250        0.017        0.733
8386457         360       1-Jan-31         $398,053.33       80.00                               0.250        0.017        0.733
8390318         360       1-Feb-31         $494,076.59       80.00                               0.250        0.017        0.858
8391843         360       1-Jan-31         $574,923.93       80.00                               0.250        0.017        0.358
8393061         360       1-Mar-31         $296,000.00       80.00                               0.250        0.017        0.358
8393131         360       1-Feb-31         $620,705.54       79.99                               0.250        0.017        0.608
8394100         360       1-Feb-31         $379,751.43       68.27                               0.250        0.017        0.858
8395026         360       1-Feb-31         $304,800.48       72.62                               0.250        0.017        0.858
8397585         360       1-Jan-31         $364,556.21       71.71                               0.250        0.017        1.233
8401031         360       1-Feb-31         $709,498.89       64.55                               0.250        0.017        0.483
8401407         360       1-Feb-31         $424,707.52       58.18                               0.250        0.017        0.608
8404007         360       1-Jan-31         $373,034.08       90.00                   01          0.250        0.017        1.108
8405224         360       1-Mar-31         $404,000.00       80.00                               0.250        0.017        0.000
8406873         360       1-Feb-31         $325,275.99       70.00                               0.250        0.017        0.608
8407107         360       1-Feb-31         $396,612.74       90.00                   01          0.250        0.017        0.358
8407755         360       1-Jan-31         $649,102.42       32.50                               0.250        0.017        0.608
8408836         360       1-Jan-31         $360,039.42       69.99                               0.250        0.017        0.483
8408887         360       1-Jan-31         $339,480.97       58.12                               0.250        0.017        0.108
8409503         360       1-Jan-31         $585,698.46       43.44                               0.250        0.017        1.108
8409538         360       1-Jan-31         $319,378.33       80.00                               0.250        0.017        0.608
8410346         360       1-Feb-31         $387,719.18       80.00                               0.250        0.017        0.358
8410744         360       1-Jan-31         $478,233.94       65.17                               0.250        0.017        0.483
8410857         360       1-Feb-31         $599,587.08       75.00                               0.250        0.017        0.608
8411150         360       1-Dec-30         $732,539.08       80.00                               0.250        0.017        0.858
8411504         360       1-Feb-31         $999,294.21       72.73                               0.250        0.017        0.483
8413712         360       1-Jan-31         $284,906.03       90.00                   11          0.250        0.017        0.608
8414009         360       1-Feb-31         $298,304.74       61.04                               0.250        0.017        0.858
8414148         360       1-Feb-31         $487,672.56       80.00                               0.250        0.017        0.733
8414361         360       1-Feb-31         $474,664.75       63.33                               0.250        0.017        0.483
8415841         360       1-Jan-31         $328,482.30       80.00                               0.250        0.017        0.358
8415990         360       1-Feb-31         $449,698.06       69.23                               0.250        0.017        0.733
8416032         360       1-Jan-31         $389,383.07       75.00                               0.250        0.017        0.858
8416277         360       1-Jan-31         $409,419.39       77.83                               0.250        0.017        0.483
8416727         360       1-Jan-31         $520,382.61       82.93                   01          0.250        0.017        1.358
8416907         360       1-Feb-31         $705,489.02       69.90                               0.250        0.017        0.358
8418862         360       1-Jan-31         $343,536.82       79.08                               0.250        0.017        0.733
8419016         360       1-Feb-31         $422,901.31       80.00                               0.250        0.017        0.483
8419308         360       1-Feb-31         $387,732.98       80.00                               0.250        0.017        0.608
8419373         360       1-Feb-31         $316,597.99       80.00                               0.250        0.017        0.983
8419485         360       1-Feb-31         $361,750.88       51.35                               0.250        0.017        0.608
8421437         360       1-Jan-31         $374,601.82       76.11                               0.250        0.017        0.608
8421523         360       1-Feb-31         $342,176.36       80.00                               0.250        0.017        0.608
8422001         360       1-Feb-31         $499,664.51       66.67                               0.250        0.017        0.733
8422307         360       1-Jan-31         $430,573.83       80.00                               0.250        0.017        0.358
8422397         360       1-Jan-31         $429,406.21       43.00                               0.250        0.017        0.608
8423784         360       1-Feb-31         $447,691.69       80.00                               0.250        0.017        0.608
8424209         360       1-Feb-31         $287,801.80       80.00                               0.250        0.017        0.608
8425203         360       1-Feb-31         $335,274.89       71.46                               0.250        0.017        0.733
8425445         360       1-Jan-31         $607,241.55       80.00                               0.250        0.017        1.108
8426422         360       1-Jan-31         $417,922.09       56.40                               0.250        0.017        0.608
8426775         360       1-Jan-31         $449,378.58       66.67                               0.250        0.017        0.608
8427035         360       1-Feb-31         $339,747.67       69.74                               0.250        0.017        0.233
8427040         360       1-Jan-31         $304,079.51       79.99                               0.250        0.017        0.608
8427123         360       1-Feb-31         $607,592.04       80.00                               0.250        0.017        0.733
8427286         360       1-Feb-31         $339,753.92       87.21                   06          0.250        0.017        0.358
8428050         360       1-Jan-31         $318,559.50       79.99                               0.250        0.017        0.608
8428079         360       1-Feb-31         $399,695.63       78.66                               0.250        0.017        0.108
8429768         360       1-Feb-31         $301,381.71       80.00                               0.250        0.017        0.358
8430250         360       1-Feb-31         $499,664.51       16.67                               0.250        0.017        0.733
8430973         360       1-Jan-31         $340,352.63       80.00                               0.250        0.017        0.858
8431003         360       1-Feb-31         $299,808.70       40.00                               0.250        0.017        0.983
8431035         360       1-Feb-31         $444,677.92       69.97                               0.250        0.017        0.358
8431472         360       1-Feb-31         $374,748.38       68.18                               0.250        0.017        0.733
8432292         360       1-Jan-31         $306,728.39       95.00                   33          0.250        0.017        0.608
8432402         360       1-Feb-31         $354,736.54       51.82                               0.250        0.017        0.233
8432595         360       1-Feb-31         $649,529.55       68.42                               0.250        0.017        0.358
8432725         360       1-Jan-31         $329,828.17       80.00                               0.250        0.017        0.233
8432777         360       1-Feb-31         $350,945.81       80.00                               0.250        0.017        0.358
8433663         360       1-Feb-31         $590,132.97       42.18                               0.250        0.017        1.108
8434800         360       1-Feb-31         $999,311.81       45.45                               0.250        0.017        0.608
8436682         360       1-Feb-31         $383,742.34       73.14                               0.250        0.017        0.733
8436853         360       1-Feb-31         $679,543.73       80.00                               0.250        0.017        0.733
8437242         360       1-Feb-31         $359,758.45       78.26                               0.250        0.017        0.733
8438976         360       1-Feb-31         $308,476.57       90.00                   11          0.250        0.017        0.358
8439409         360       1-Feb-31         $342,945.30       80.00                               0.250        0.017        0.233
8439442         360       1-Feb-31         $349,765.15       70.00                               0.250        0.017        0.733
8440090         360       1-Feb-31         $349,733.68       80.00                               0.250        0.017        0.108
8440636         360       1-Jan-31         $317,034.00       61.89                               0.250        0.017        0.608
8440949         360       1-Feb-31         $436,706.78       60.28                               0.250        0.017        0.733
8441312         360       1-Feb-31         $449,648.96       70.87                               0.250        0.017        0.000
8442564         360       1-Feb-31         $479,643.77       80.00                               0.250        0.017        0.233
8443412         360       1-Feb-31         $499,655.90       62.50                               0.250        0.017        0.608
8445821         360       1-Feb-31         $349,733.68       73.68                               0.250        0.017        0.108
8446201         360       1-Feb-31         $469,676.55       77.05                               0.250        0.017        0.608
8449160         360       1-Feb-31         $719,478.89       53.93                               0.250        0.017        0.358
8451180         360       1-Feb-31         $332,770.83       90.00                   12          0.250        0.017        0.608
8457636         360       1-Mar-31         $472,500.00       75.00                               0.250        0.017        0.108
8457647         360       1-Mar-31         $475,000.00       55.88                               0.250        0.017        0.108
8457860         360       1-Feb-31         $328,767.79       65.80                               0.250        0.017        0.483
8463319         360       1-Feb-31         $438,865.80       80.00                               0.250        0.017        0.108
8464172         300       1-Feb-26         $467,937.07       66.92                               0.250        0.017        0.483
8464250         360       1-Mar-31         $464,000.00       80.00                               0.250        0.017        0.000
8466176         360       1-Feb-31         $339,753.92       80.00                               0.250        0.017        0.358
8466972         300       1-Feb-26         $523,414.56       60.09                               0.250        0.017        0.358
8471262         300       1-Feb-26         $467,477.13       62.07                               0.250        0.017        0.358
8473707         360       1-Mar-31         $406,890.00       79.01                               0.250        0.017        0.483
8473710         360       1-Feb-31         $520,532.36       79.89                               0.250        0.017        0.483
8474257         360       1-Feb-31         $999,294.21       53.48                               0.250        0.017        0.483
8476588         360       1-Feb-31         $384,728.27       63.74                               0.250        0.017        0.483
8476745         360       1-Mar-31         $300,000.00       39.47                               0.250        0.017        0.483
8490806         360       1-Feb-31         $338,754.64       89.45                   01          0.250        0.017        0.358
9011908         360       1-Feb-31         $999,294.20       14.29                               0.250        0.017        0.483
9022299         360       1-Feb-31         $316,158.35       89.11                   11          0.250        0.017        1.233
9083524         360       1-Feb-31         $463,888.53       85.00                   12          0.250        0.017        0.733
9083784         360       1-Feb-31         $396,020.30       89.46                   12          0.250        0.017        0.483

                                      $ 345,195,218.66



COUNT:                                       855
WAC:                                 7.908966951
WAM:                                 357.7739262
WALTV:                               71.36816896

                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]


WFMBS

WFMBS   2001-06 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION  LOANS


(i)           (ii)                                                 (iii)        (iv)           (v)             (vi)        (vii)
-----         ---------------------------        -----    -----    --------     --------       --------        ----------  --------
                                                                                               NET
MORTGAGE                                                                        MORTGAGE       MORTGAGE        CURRENT     ORIGINAL
LOAN                                                      ZIP      PROPERTY     INTEREST       INTEREST        MONTHLY     TERM TO
NUMBER        CITY                               STATE    CODE     TYPE         RATE           RATE            PAYMENT     MATURITY
--------      ---------------------------        -----    -----    --------     --------       --------        ----------  --------
7988098       MAUMELLE                           AR       72113    SFD          7.875          7.000           $1,845.30     360


TABLE (CONTINUED)


(i)           (viii)          (ix)                (x)    (xi)            (xii)      (xiii)     (xv)         (xvi)
-----         ----------      --------------      ------ ---------     ----------   --------   -----------  -----------
                              CUT-OFF
MORTGAGE      SCHEDULED       DATE                                     MORTGAGE                MASTER       FIXED
LOAN          MATURITY        PRINCIPAL                                INSURANCE    SERVICE    SERVICE      RETAINED
NUMBER        DATE            BALANCE             LTV    SUBSIDY       CODE         FEE        FEE          YIELD
--------      -----------     --------------      ------ ---------     ----------   --------   -----------  -----------
7988098       1-Jan-30         $251,940.61        77.14                             0.250      0.017        0.608

                               $251,940.61


COUNT:               1
WAC:             7.875
WAM:               346
WALTV:           77.14

                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]


WFMBS

WFMBS   2001-06 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)           (ii)                                                 (iii)        (iv)           (v)             (vi)
-----         ---------------------------        -----    -----    --------     --------       --------        ----------
                                                                                               NET
MORTGAGE                                                                        MORTGAGE       MORTGAGE        CURRENT
LOAN                                                      ZIP      PROPERTY     INTEREST       INTEREST        MONTHLY
NUMBER        CITY                               STATE    CODE     TYPE         RATE           RATE            PAYMENT
--------      ---------------------------        -----    -----    --------     --------       --------        ----------
5824585       OXNARD                             CA       93035      SFD         8.625          7.000           $3,523.39
5832106       LIGHTHOUSE POINT                   FL       33064      SFD         8.000          7.000           $2,289.35
5832293       PORT ORANGE                        FL       32124      SFD         7.250          6.983           $1,058.40
5832294       HOLYOKE                            MN       55749      SFD         7.875          7.000           $  471.30
5832299       STURGEON LAKE                      MN       55783      SFD         7.500          7.000           $  943.94
5832323       MOOSE LAKE                         MN       55767      SFD         7.250          6.983           $  770.86
5832327       MAHTOWA                            MN       55762      SFD         7.625          7.000           $  637.01
5832335       SANDSTONE                          MN       55072      SFD         7.625          7.000           $  751.68
5832339       CLOQUET                            MN       55720      SFD         7.500          7.000           $  524.41
5834019       POTOMAC                            MD       20854      SFD         7.875          7.000           $7,250.70
5834431       MIDLOTHIAN                         VA       23113      SFD         8.500          7.000           $3,460.11
5834760       CEDAR FORT                         UT       84013      SFD         8.875          7.000           $2,792.72
5835183       BARNUM                             MN       55707      SFD         8.250          7.000           $  646.09
5841034       BERNARDS TOWNSHIP                  NJ       07920      SFD         8.375          7.000           $2,888.27
5841498       W BLOOMFIELD                       MI       48323      SFD         8.500          7.000           $2,460.53
5852917       ATLANTA                            GA       30319      SFD         7.875          7.000           $2,634.90
5855278       ARROYO GRANDE                      CA       93420      SFD         8.375          7.000           $2,371.43
5855388       ROCKVILLE                          MD       20850      SFD         8.125          7.000           $2,631.04
5857684       APPLE VALLEY                       MN       55040      SFD         8.500          7.000           $2,210.56
5858252       SAN FRANCISCO                      CA       94112      SFD         8.375          7.000           $2,493.04
5858951       LA VERNE                           CA       91750      SFD         8.750          7.000           $2,580.38
5859241       CHICAGO                            IL       60614      SFD         8.750          7.000           $5,703.58
5859751       PLEASANTON                         CA       94566      SFD         8.250          7.000           $2,253.80
5859753       SHINGLE SPRINGS                    CA       95682      SFD         8.625          7.000           $2,880.93
5867246       ANGIER                             NC       27501      SFD         8.500          7.000           $  701.25
5867352       NAPLES                             FL       34119      SFD         8.375          7.000           $2,046.50
5867380       NAPERVILLE                         IL       60564      SFD         8.500          7.000           $3,915.70
5867451       KISSIMMEE                          FL       34744      SFD         8.500          7.000           $2,199.48
5869145       WASHINGTON                         DC       20024      PUD         7.875          7.000           $2,100.89
5869837       HAYMARKET                          VA       20169      SFD         8.125          7.000           $2,652.20
5871271       SAN JOSE                           CA       95148      SFD         8.750          7.000           $2,344.37
5871442       WALNUT CREEK                       CA       94596      SFD         8.750          7.000           $3,713.23
5871889       CARY                               IL       60013      SFD         8.250          7.000           $2,255.30
5872413       MCLEAN                             VA       22101      SFD         8.375          7.000           $5,852.56
5872425       SAN JOSE                           CA       95110      MF2         8.625          7.000           $2,240.03
5872953       HOBOKEN                            NJ       07030      SFD         7.375          7.000           $3,867.79
5872961       HILLSDALE                          NJ       07642      SFD         8.000          7.000           $2,463.61
5873573       FRISCO                             TX       75034      PUD         8.500          7.000           $4,997.94
5873591       OLATHE                             KS       66061      SFD         8.125          7.000           $2,967.97
5873659       LEES SUMMIT                        MO       64081      SFD         8.750          7.000           $2,215.35
5874800       HENDERSON                          NV       89015      SFD         8.250          7.000           $3,786.38
5874956       BROOKLYN                           NY       11223      SFD         8.375          7.000           $2,979.49
5875041       WOODSTOCK                          NY       12498      SFD         8.500          7.000           $2,883.43
5875376       SAN ANTONIO                        TX       78258      SFD         8.750          7.000           $2,699.96
5875386       SOUTH RIVER                        NJ       08882      SFD         7.750          7.000           $2,220.88
5875404       PAWLING                            NY       12564      SFD         8.000          7.000           $2,053.81
5875412       DOYLESTOWN                         PA       18901      SFD         7.875          7.000           $2,088.20
5875467       WOODBURY                           NY       11797      SFD         8.125          7.000           $3,712.49
5875545       MONTCLAIRE                         NJ       07042      SFD         8.125          7.000           $2,198.53
5875772       ALEXANDRIA                         VA       22314      SFD         7.875          7.000           $3,516.59
5876027       SAN JOSE                           CA       95127      SFD         8.500          7.000           $2,308.28
5876055       WOODBURY                           MN       55125      SFD         8.000          7.000           $2,228.81
5876527       ATLANTA                            GA       30339      SFD         7.875          7.000           $2,688.56
5876734       OAKLAND                            CA       94619      SFD         8.375          7.000           $2,189.01
5876762       DALY CITY                          CA       94014      SFD         7.875          7.000           $2,233.21
5877239       ARLINGTON                          VA       22205      SFD         7.500          7.000           $3,209.04
5877385       OWINGS                             MD       20736      SFD         8.625          7.000           $2,279.32
5877401       PAOLI                              PA       19301      SFD         8.750          7.000           $2,249.97
5877407       BELEWS CREEK                       NC       27009      SFD         7.875          7.000           $2,204.22
5878044       JAMAICA PLAIN                      MA       02130      SFD         8.375          7.000           $2,485.44
5879375       BELLEVUE                           WA       98007      SFD         7.625          7.000           $2,811.36
5879954       COMMERCE TWP                       MI       48390      SFD         8.375          7.000           $2,751.47
5879971       ANNAPOLIS                          MD       21403      SFD         8.625          7.000           $2,847.10
5884097       BRECKENRIDGE                       CO       80424      SFD         7.875          7.000           $2,211.46
5884498       HOLMDEL                            NJ       07733      SFD         7.875          7.000           $3,299.07
5884512       WESTMINSTER                        CA       92683      SFD         8.625          7.000           $2,675.60
5884822       FOLSOM                             CA       95630      SFD         7.625          7.000           $2,070.30
5884846       VERONA                             WI       53593      SFD         8.250          7.000           $2,479.18
5884924       REDONDO BEACH                      CA       90277      LCO         8.000          7.000           $2,168.27
5885068       MORRISVILLE                        NC       27560      SFD         8.000          7.000           $2,306.96
5885111       TRABUCO CANYON AREA                CA       92679      SFD         8.000          7.000           $2,494.80
5885128       CHARLESTON                         SC       29403      MF2         8.250          7.000           $2,383.40
5885138       THOUSAND OAKS                      CA       91320      SFD         8.000          7.000           $2,064.81
5885557       WILTON                             CT       06897      SFD         8.500          7.000           $7,689.14
5885575       CASTLE ROCK                        CO       80116      SFD         8.875          7.000           $3,532.66
5885884       OWENS CROSS ROADS                  AL       35763      SFD         8.125          7.000           $2,969.99
5885899       LOS ANGELES                        CA       91364      SFD         8.125          7.000           $2,932.86
5885910       FULLERTON                          CA       92835      SFD         8.250          7.000           $2,884.86
5885931       REDMOND                            WA       98053      SFD         8.250          7.000           $2,351.47
5885940       GROSSE POINTE SHORES VLG           MI       48236      SFD         8.125          7.000           $2,598.74
5886017       LARKSPUR                           CA       94939      SFD         8.125          7.000           $3,712.49
5886039       BUENA PARK                         CA       90621      SFD         8.000          7.000           $2,522.68
5886065       CARLSBAD                           CA       92009      SFD         8.000          7.000           $2,348.05
5887090       SAN JOSE                           CA       95125      SFD         8.250          7.000           $2,703.36
5887141       GRANTS PASS                        OR       97527      SFD         8.375          7.000           $2,850.28
5887169       ORANGE                             CA       92867      SFD         8.000          7.000           $2,140.39
5887183       BAINBRIDGE ISLAND                  WA       98110      SFD         8.125          7.000           $2,487.37
5887184       UNION CITY                         CA       94587      SFD         8.000          7.000           $3,081.01
5887197       RICHBORO                           PA       18954      SFD         8.000          7.000           $2,935.06
5887219       SAN JOSE                           CA       95116      SFD         8.000          7.000           $2,133.43
5887224       SANTA BARBARA                      CA       93103      SFD         8.000          7.000           $2,935.06
5887253       SAN JOSE                           CA       95116      SFD         8.000          7.000           $2,203.87
5887324       VENETIA                            PA       15367      SFD         8.000          7.000           $2,621.01
5887373       STOW                               OH       44224      SFD         7.750          7.000           $1,984.90
5887374       BROOKLYN                           NY       11234      MF2         7.625          7.000           $2,477.28
5887548       LOS ANGELES                        CA       90035      SFD         8.500          7.000           $3,927.23
5887553       SAN CARLOS                         CA       94070      SFD         7.875          7.000           $3,886.37
5887565       SAN DIEGO                          CA       92130      SFD         8.125          7.000           $3,266.99
5887582       NORTHVILLE                         MI       48167      SFD         8.000          7.000           $4,314.54
5887663       ALAMEDA                            CA       94501      SFD         8.000          7.000           $2,575.51
5887668       SAN JOSE                           CA       95116      PUD         8.250          7.000           $2,318.79
5887681       RANCHO SANTA MARGARI               CA       92688      SFD         8.250          7.000           $2,328.93
5887696       PALO ALTO                          CA       94303      SFD         7.875          7.000           $2,610.25
5887704       FREMONT                            CA       94555      SFD         7.875          7.000           $2,900.28
5887984       RANCHO PALOS VERDES                CA       90275      SFD         8.000          7.000           $2,935.06
5888009       LOS ANGELES                        CA       90027      SFD         7.750          7.000           $2,487.38
5888160       MORGAN HILL                        CA       95037      SFD         8.000          7.000           $3,918.30
5888209       HUNTERSVILLE                       NC       28078      SFD         8.250          7.000           $2,528.77
5888222       TEMECULA                           CA       92592      SFD         8.625          7.000           $2,356.87
5888231       BARRINGTON                         IL       60010      SFD         8.125          7.000           $2,680.41
5888390       FOSTER CITY                        CA       94404      SFD         8.500          7.000           $3,844.57
5888397       HENDERSON                          NV       89012      SFD         8.875          7.000           $1,169.12
5888414       GARDEN CITY                        NY       11530      SFD         8.625          7.000           $2,838.94
5888419       PHOENIX                            AZ       85018      SFD         9.250          7.000           $3,876.86
5888471       HAT CREEK                          CA       96040      SFD         8.000          7.000           $2,641.55
5888490       SAN JOSE                           CA       95118      SFD         8.000          7.000           $2,817.66
5888504       WOODSTOCK                          MD       21163      SFD         8.000          7.000           $2,171.58
5888526       SIERRA VISTA                       AZ       85635      SFD         8.500          7.000           $  613.81
5888533       KIHEI                              HI       96753      HCO         8.500          7.000           $4,613.48
5888561       MIDDLETOWN                         NJ       07748      SFD         8.625          7.000           $  949.70
5888597       SAN JOSE                           CA       95118      SFD         8.000          7.000           $2,465.45
5888616       CASTLE ROCK                        CO       80104      SFD         8.125          7.000           $2,293.92
5888628       CHICAGO                            IL       60628      MF2         8.625          7.000           $  553.79
5888650       CAMERON PARK                       CA       95682      SFD         8.250          7.000           $2,547.55
5888713       CINCINNATI                         OH       45249      SFD         8.375          7.000           $4,560.43
5888738       MAINEVILLE                         OH       45039      SFD         8.250          7.000           $2,704.56
5888759       HERNDON                            VA       20170      SFD         8.000          7.000           $2,224.78
5889066       PACIFICA                           CA       94044      SFD         8.125          7.000           $2,086.42
5889073       SOUTH LAKE TAHOE                   CA       96150      PUD         8.250          7.000           $3,944.15
5889082       RYE BROOK                          NY       10573      PUD         8.250          7.000           $4,008.76
5889097       SAN DIEGO                          CA       92102      SFD         8.125          7.000           $3,034.96
5889109       SAN LEANDRO                        CA       94579      LCO         8.125          7.000           $2,444.30
5889112       WALNUT CREEK                       CA       94598      SFD         8.250          7.000           $4,883.24
5889115       HUNTINGTON BEACH                   CA       92648      PUD         8.250          7.000           $3,726.29
5889121       LUTZ                               FL       33549      PUD         8.250          7.000           $3,283.79
5889122       CHESTERFIELD                       MO       63017      SFD         8.375          7.000           $4,062.59
5889128       WALNUT CREEK                       CA       94598      PUD         8.250          7.000           $2,289.87
5889133       PETALUMA                           CA       94954      SFD         8.250          7.000           $3,125.27
5889137       DALLAS                             TX       75219      SFD         8.250          7.000           $2,283.10
5889143       BOERNE                             TX       78006      SFD         8.125          7.000           $3,849.11
5889155       OAKLAND                            CA       94602      SFD         8.250          7.000           $2,554.31
5889161       REDWOOD CITY                       CA       94065      LCO         8.125          7.000           $3,011.57
5889168       NEW YORK                           NY       10013      HCO         8.250          7.000           $3,966.69
5889199       PLEASANT HILL                      CA       94523      PUD         8.250          7.000           $2,854.82
5889204       HAYWARD                            CA       94541      SFD         8.250          7.000           $3,290.55
5889208       DALLAS                             TX       75225      SFD         8.500          7.000           $2,306.74
5889209       LODI                               CA       95242      SFD         8.250          7.000           $2,987.04
5889213       SAN CLEMENTE                       CA       92672      SFD         8.250          7.000           $2,892.38
5889219       LOS ANGELES                        CA       91326      SFD         8.250          7.000           $2,434.11
5889225       DALLAS                             TX       75287      SFD         8.125          7.000           $3,445.19
5889229       LA CANADA FLINTRIDGE               CA       91011      SFD         8.250          7.000           $2,374.01
5889238       SAN JOSE                           CA       95112      LCO         8.500          7.000           $2,535.88
5889240       ALPINE                             CA       91901      SFD         8.125          7.000           $2,197.80
5889245       MCALLEN                            TX       78504      SFD         8.250          7.000           $3,545.98
5889250       PESCADERO                          CA       94060      SFD         8.250          7.000           $2,728.61
5889251       GLENDALE                           CA       91202      SFD         8.125          7.000           $2,257.20
5889254       WARRENTON                          VA       20186      SFD         8.250          7.000           $2,133.60
5889263       GILBERT                            AZ       85296      SFD         8.250          7.000           $2,253.80
5889264       SEATTLE                            WA       98117      SFD         8.125          7.000           $2,524.49
5889269       LA CANADA FLINTRIDGE               CA       91011      SFD         8.750          7.000           $3,327.75
5889277       GOLETA                             CA       93117      PUD         8.125          7.000           $3,563.99
5889286       LOS ANGELES                        CA       91403      SFD         8.125          7.000           $2,946.23
5889291       YORBA LINDA                        CA       92887      PUD         8.125          7.000           $2,465.09
5889297       TAHOE CITY                         CA       96145      SFD         8.625          7.000           $2,488.93
5889303       LAGRANGE                           IL       60525      SFD         8.250          7.000           $2,854.07
5889305       HINSDALE                           IL       60521      SFD         8.250          7.000           $2,704.56
5889311       UNION CITY                         CA       94587      SFD         8.750          7.000           $3,886.30
5889315       FREMONT                            CA       94555      SFD         8.750          7.000           $2,202.76
5889321       PHILADELPHIA                       PA       19118      SFD         8.125          7.000           $3,831.29
5889326       PROSPER                            TX       75078      SFD         8.125          7.000           $3,680.19
5889341       SLEEPY HOLLOW                      NY       10591      SFD         8.250          7.000           $3,065.17
5889367       SE BELLEVUE                        WA       98004      SFD         8.375          7.000           $3,268.31
5889377       SAN JOSE                           CA       95116      PUD         8.250          7.000           $2,245.39
5889387       CARLSBAD                           CA       92008      SFD         8.125          7.000           $3,341.24
5889412       LOMITA                             CA       90717      SFD         8.125          7.000           $2,524.49
5889417       PIEDMONT                           CA       94610      SFD         8.125          7.000           $2,598.74
5889461       LOS ANGELES                        CA       91602      SFD         8.250          7.000           $3,681.21
5889474       SAN MARINO                         CA       91108      SFD         8.375          7.000           $3,420.33
5889484       SAN MATEO                          CA       94403      SFD         8.125          7.000           $2,969.99
5889487       PALO ALTO                          CA       94306      SFD         8.750          7.000           $3,874.50
5889588       SAN FRANCISCO                      CA       94103      HCO         8.125          7.000           $2,413.12
5889611       ESCONDIDO                          CA       92025      SFD         8.000          7.000           $4,141.00
5889627       EVERGREEN                          CO       80439      SFD         8.125          7.000           $2,969.99
5889650       NORWALK                            CT       06854      SFD         8.625          7.000           $2,835.98
5889671       BLOOMINGTON                        IL       61704      SFD         8.375          7.000           $2,356.22
5889864       WOODBRIDGE                         VA       22192      SFD         8.000          7.000           $2,288.62
5889867       WEST BLOOMFIELD                    MI       48322      SFD         8.000          7.000           $2,810.32
5889868       TRUMBULL                           CT       06611      SFD         7.750          7.000           $2,068.29
5889873       SUPERIOR                           CO       80027      SFD         8.375          7.000           $3,480.25
5889896       ORANGE                             CA       92867      SFD         8.875          7.000           $5,171.70
5890039       BURR RIDGE                         IL       60521      SFD         8.875          7.000           $3,178.20
5890054       COAL VALLEY                        IL       61240      SFD         8.000          7.000           $2,347.31
5890061       LAKE ARIEL                         PA       18436      SFD         8.500          7.000           $3,229.44
5890075       PHOENIX                            AZ       85040      SFD         8.500          7.000           $2,326.35
5890102       WILLIAMSBURG                       VA       23185      PUD         8.500          7.000           $2,227.93
5890114       SOLEBURY TOWNSHIP                  PA       18938      SFD         8.250          7.000           $4,507.60
5890162       HARRISON                           NY       10528      SFD         8.250          7.000           $3,455.83
5890329       ESCONDIDO                          CA       92025      SFD         8.375          7.000           $2,219.41
5890346       POWAY                              CA       92064      SFD         8.500          7.000           $2,691.20
5890538       SPRING                             TX       77379      SFD         7.750          7.000           $2,597.00
5890555       BRENTWOOD                          MO       63144      SFD         7.875          7.000           $  790.33
5890568       GAMBRILLS                          MD       21054      SFD         7.500          7.000           $3,525.45
5890583       GOSHEN                             NY       10924      SFD         8.750          7.000           $1,180.06
5890603       HERNDON                            VA       20171      SFD         8.250          7.000           $3,005.07
5891427       SAN FRANCISCO                      CA       94116      SFD         8.250          7.000           $3,005.07
5891448       BROOMFIELD                         CO       80020      SFD         8.375          7.000           $2,280.22
5891514       SAN ANTONIO                        TX       78250      SFD         7.750          7.000           $2,126.67
5891534       COLUMBIA                           SC       29203      SFD         8.000          7.000           $2,641.56
5891545       HOUSTON                            TX       77057      SFD         7.625          7.000           $2,378.19
5891558       SAN FRANCISCO                      CA       94116      SFD         8.000          7.000           $2,575.51
5891563       RIDGEFIELD                         CT       06877      SFD         7.750          7.000           $2,605.89
5891580       NEWPORT                            RI       02840      SFD         7.625          7.000           $2,236.63
5891587       MONTVILLE                          NJ       07045      SFD         8.375          7.000           $2,318.23
5891606       SOUTH BRUNSWICK                    NJ       08852      SFD         8.375          7.000           $2,051.44
5891613       AURORA                             IL       60504      SFD         8.125          7.000           $2,561.62
5891680       OCEANSIDE                          CA       92056      SFD         8.000          7.000           $2,171.95
5891686       AVENTURA                           FL       33180      HCO         8.375          7.000           $1,140.11
5891719       MARTINEZ                           CA       94553      SFD         8.250          7.000           $2,677.14
5891748       MADISON                            WI       53704      SFD         8.125          7.000           $4,714.86
5891785       MARLBORO                           NJ       07746      SFD         8.250          7.000           $2,644.46
5891800       ARGYLE                             TX       76226      SFD         8.250          7.000           $2,704.56
5891809       TOWN OF SOUTHAMPTON                NY       11978      SFD         8.125          7.000           $3,558.05
5891810       BEAUFORT                           SC       29902      SFD         8.375          7.000           $2,508.24
5891821       MONTGOMERY TOWNSHIP                NJ       08540      SFD         8.250          7.000           $2,366.49
5891828       GARDNERVILLE                       NV       89410      SFD         8.250          7.000           $2,685.78
5891839       COLLEGE STATION                    TX       77845      SFD         8.000          7.000           $2,534.42
5891854       BOZEMAN                            MT       59715      SFD         7.875          7.000           $2,610.25
5892249       SOUTH RIDING                       VA       20152      SFD         7.875          7.000           $2,001.20
5892271       WASHINGTON                         DC       20016      SFD         8.125          7.000           $3,261.05
5892275       GREAT FALLS                        VA       22066      SFD         8.000          7.000           $2,929.19
5892284       CHEVY CHASE                        MD       20815      HCO         8.250          7.000           $2,841.84
5892289       CHEVY CHASE                        MD       20815      LCO         7.875          7.000           $3,262.82
5892312       WASHINGTON                         DC       20016      SFD         8.250          7.000           $2,599.39
5892318       GREAT FALLS                        VA       22066      SFD         7.875          7.000           $3,987.89
5892386       LEESBURG                           VA       20176      SFD         7.625          7.000           $2,748.76
5892394       WASHINGTON                         DC       20001      SFD         7.875          7.000           $2,320.23
5892414       ALEXANDRIA                         VA       22312      SFD         8.125          7.000           $2,197.05
5892425       WASHINGTON                         DC       20009      LCO         8.250          7.000           $2,343.96
5892429       LEESBURG                           VA       20176      SFD         7.750          7.000           $2,577.60
5892438       BETHESDA                           MD       20816      SFD         8.250          7.000           $3,005.07
5892439       ARTINGTON                          VA       22207      SFD         8.000          7.000           $3,844.93
5892444       LAYTONSVILLE                       MD       20882      SFD         8.125          7.000           $2,910.59
5892457       MENDHAM                            NJ       07945      SFD         8.500          7.000           $4,997.94
5892459       WASHINGTON                         DC       20003      SFD         8.000          7.000           $2,641.56
5892461       RUTHER GLEN                        VA       22546      SFD         8.375          7.000           $2,850.28
5892467       WELLESLEY                          MA       02481      SFD         8.375          7.000           $3,009.89
5892470       FAIRFAX                            VA       22032      SFD         7.875          7.000           $2,615.07
5892485       BETHESDA                           MD       20817      SFD         7.875          7.000           $2,462.34
5892495       VIENNA                             VA       22180      SFD         7.875          7.000           $3,205.54
5892500       TRACYS LANDING                     MD       20779      SFD         8.250          7.000           $2,103.25
5892510       SOUTH RIDING                       VA       20152      SFD         8.000          7.000           $2,054.55
5892520       KENSINGTON                         MD       20895      SFD         7.750          7.000           $1,996.65
5892527       SOUTH RIDING                       VA       20152      SFD         7.875          7.000           $2,498.36
5892544       LEESBURG                           VA       20176      SFD         7.875          7.000           $2,856.07
5893212       SUPERIOR                           CO       80027      SFD         8.125          7.000           $2,969.99
5893231       TUCSON                             AZ       85718      SFD         8.250          7.000           $4,790.08
5893249       VIENNA                             VA       22180      SFD         8.625          7.000           $2,263.37
5893252       SAN GABRIEL                        CA       91776      SFD         8.250          7.000           $2,786.07
5893255       CINCINNATI                         OH       45248      SFD         8.250          7.000           $2,618.92
5893275       SAN DIEGO                          CA       92130      SFD         8.250          7.000           $4,596.62
5893393       SILVERTHORNE                       CO       80498      PUD         8.125          7.000           $3,712.49
5893404       MIAMI                              FL       33186      SFD         8.875          7.000           $  866.86
5893413       PERRYSBURG                         OH       43551      LCO         8.125          7.000           $2,851.19
5893423       SOUTHLAKE                          TX       76092      PUD         8.125          7.000           $3,901.46
5893432       CEDAR HILL                         TX       75104      PUD         7.875          7.000           $2,494.24
5894198       WASHINGTON                         DC       20037      LCO         8.875          7.000           $3,978.23
5894206       BOCA RATON                         FL       33498      SFD         8.250          7.000           $2,429.60
5894210       SAN JOSE                           CA       95128      SFD         8.125          7.000           $2,738.33
5894227       SYLVAN LAKE                        MI       48320      SFD         8.125          7.000           $4,083.74
5894251       GOODYEAR                           AZ       85338      SFD         8.125          7.000           $2,420.17
5895088       FOUNTAIN HILLS                     AZ       85268      SFD         7.625          7.000           $3,047.06
5895803       UNION CITY                         CA       94587      SFD         8.375          7.000           $3,393.72
5895809       MT SHASTA                          CA       96067      SFD         8.500          7.000           $3,075.65
5895814       BEL AIR                            MD       21014      SFD         8.125          7.000           $  816.75
5895844       TRUCKEE                            CA       96161      SFD         8.500          7.000           $1,250.25
5895910       NEDERLAND                          CO       80466      SFD         8.250          7.000           $2,670.75
5895929       ALLEN                              TX       75013      SFD         7.750          7.000           $2,504.58
5895937       LEWISVILLE                         TX       75056      SFD         7.750          7.000           $2,328.34
5895943       BIRMINGHAM                         AL       35223      SFD         8.250          7.000           $5,693.85
5895945       TRACY                              CA       95376      SFD         8.250          7.000           $2,163.65
5895953       PARKLAND                           FL       33067      SFD         8.250          7.000           $4,297.24
5895996       MANAKIN-SABOT                      VA       23103      SFD         8.375          7.000           $2,607.81
5896001       CHICAGO                            IL       60613      SFD         8.250          7.000           $3,515.93
5896003       NOVATO                             CA       94947      SFD         7.875          7.000           $2,719.01
5896006       SAN BUENAVENTURA                   CA       93003      SFD         7.875          7.000           $2,211.47
5896014       BERWYN                             PA       19312      SFD         7.500          7.000           $3,807.22
5896026       FLUSHING                           MI       48433      SFD         8.000          7.000           $2,981.29
5896029       BLUFFTON                           SC       29910      SFD         8.375          7.000           $2,280.22
5896043       WESTMINSTER                        MD       21157      SFD         8.500          7.000           $1,347.14
5896046       MONKTON                            MD       21111      SFD         7.875          7.000           $2,262.22
5896049       BRENTWOOD                          TN       37027      SFD         8.375          7.000           $2,888.28
5896051       MARTINEZ                           CA       94553      SFD         8.000          7.000           $2,201.29
5896076       FREEPORT                           ME       04032      SFD         8.500          7.000           $3,844.57
5896081       NAPERVILLE                         IL       60540      SFD         8.250          7.000           $2,674.51
5896087       CLAYTON                            CA       94517      SFD         8.000          7.000           $2,699.89
5896093       WALNUT CREEK                       CA       94596      SFD         8.375          7.000           $3,654.43
5896098       REISTERSTOWN                       MD       21136      SFD         8.000          7.000           $2,847.01
5896099       DAVIS                              CA       95616      SFD         7.750          7.000           $2,797.59
5896109       UPLAND                             CA       91786      SFD         8.375          7.000           $  858.12
5896111       EL DORADO HILLS                    CA       95762      SFD         8.250          7.000           $2,554.31
5896119       CHINO HILLS                        CA       91709      SFD         8.000          7.000           $2,078.69
5896129       COOPERSBURG                        PA       18036      SFD         8.375          7.000           $2,550.81
5896130       DOWININGTOWN                       PA       19335      PUD         8.750          7.000           $  393.35
5896136       ANNAPOLIS                          MD       21403      SFD         8.125          7.000           $2,897.97
5896143       LOOMIS                             CA       95650      SFD         8.125          7.000           $3,044.24
5896310       SANTA CLARA                        CA       95050      SFD         8.625          7.000           $4,841.75
5896315       SACRAMENTO                         CA       95819      SFD         8.125          7.000           $4,306.48
5896321       SAN JOSE                           CA       95121      SFD         8.625          7.000           $2,644.49
5896346       CHESTERFIELD                       MO       63017      SFD         8.125          7.000           $2,665.57
5896373       ALISO VIEJO                        CA       92656      SFD         8.250          7.000           $2,679.77
5896421       CASTLE ROCK                        CO       80104      SFD         8.125          7.000           $2,508.90
5896434       HOLLISTER                          CA       95023      SFD         7.875          7.000           $2,332.55
5896453       FRANKLIN                           TN       37069      SFD         8.000          7.000           $2,364.25
5896470       GROTON                             CT       06340      SFD         8.250          7.000           $3,944.15
5896477       ST LOUIS                           MO       63141      SFD         8.375          7.000           $2,432.24
5896494       DUBLIN                             CA       94568      SFD         7.750          7.000           $2,292.45
5896497       CHICAGO                            IL       60631      SFD         8.250          7.000           $2,253.80
5896500       WALNUT GROVE                       CA       95690      SFD         9.250          7.000           $1,735.85
5896507       STAMFORD                           CT       06902      SFD         7.750          7.000           $2,121.30
5896525       TRACY                              CA       95376      SFD         7.875          7.000           $1,694.12
5896548       ANNAPOLIS                          MD       21403      SFD         8.125          7.000           $2,304.71
5896551       FT WRIGHT                          KY       41011      SFD         7.750          7.000           $2,493.11
5896577       POCATELLO                          ID       83204      SFD         8.250          7.000           $3,005.07
5896585       BENNET                             NE       68317      SFD         8.250          7.000           $4,131.97
5896595       ORLANDO                            FL       32806      SFD         8.250          7.000           $2,818.76
5896601       CONCORD                            MA       01742      SFD         8.250          7.000           $2,479.18
5896609       SCOTTSDALE                         AZ       85331      SFD         8.125          7.000           $2,498.50
5896618       WILDWOOD                           MO       63038      SFD         8.250          7.000           $2,629.44
5896632       WINTER GARDEN                      FL       34787      SFD         8.250          7.000           $2,121.96
5896658       PHILADELPHIA                       PA       19130      MF2         8.375          7.000           $2,645.05
5896663       NIPOMO                             CA       93444      SFD         7.750          7.000           $3,049.05
5896676       LONGWOOD                           FL       32779      SFD         8.250          7.000           $2,253.80
5896726       BEDFORD                            NY       10506      SFD         8.750          7.000           $2,204.73
5896749       RADNOR                             PA       19087      SFD         8.250          7.000           $2,410.06
5896776       PEORIA                             AZ       85382      SFD         8.375          7.000           $  846.78
5896789       AUSTIN                             TX       78726      SFD         7.750          7.000           $2,094.79
5897913       SWANTON                            MD       21541      PUD         8.000          7.000           $2,392.07
5897918       FOLSOM                             CA       95630      SFD         8.250          7.000           $3,606.08
5897927       DALY CITY                          CA       94015      SFD         7.875          7.000           $2,777.02
5897933       SAN DIEGO                          CA       92110      LCO         8.125          7.000           $  575.44
5897936       MILPITAS                           CA       95035      SFD         8.250          7.000           $3,606.08
5897942       SAN JOSE                           CA       95127      SFD         8.250          7.000           $1,995.36
5898000       SANTA CLARA                        CA       95051      SFD         8.250          7.000           $2,727.10
5898008       EL DORADO HILLS                    CA       95762      SFD         8.250          7.000           $2,133.60
5898038       LIVERMORE                          CA       94550      SFD         8.250          7.000           $2,404.05
5898073       ALBANY                             CA       94706      SFD         8.500          7.000           $3,171.77
5898093       LOS ANGELES                        CA       90011      SFD         8.500          7.000           $  762.76
5898107       HEALDSBURG                         CA       95448      SFD         9.000          7.000           $2,816.18
5898128       CHULA VISTA                        CA       91910      SFD         8.250          7.000           $2,404.05
5898146       RICHMOND                           CA       94805      SFD         8.500          7.000           $2,543.18
5898162       PACIFICA                           CA       94044      SFD         8.625          7.000           $2,278.92
5898171       OLYMPIC VALLEY                     CA       96146      SFD         8.375          7.000           $3,405.12
5898183       SOUTH ELGIN                        IL       60177      LCO         8.750          7.000           $  672.79
5898191       LAS VEGAS                          NV       89145      PUD         8.250          7.000           $2,253.80
5898229       RAMONA                             CA       92065      SFD         7.875          7.000           $2,508.02
5898247       CARMEL VALLEY                      CA       93924      SFD         8.250          7.000           $4,169.53
5898257       FALLBROOK                          CA       92028      SFD         8.250          7.000           $2,430.35
5898265       ORANGE                             CA       92869      SFD         7.750          7.000           $2,149.24
5898280       ALAMEDA                            CA       94502      SFD         8.250          7.000           $3,380.70
5898284       SHERMAN OAKS                       CA       91403      SFD         7.875          7.000           $4,314.16
5898323       SAN LEANDRO                        CA       94577      MF2         8.000          7.000           $2,342.18
5898359       STOCKTON                           CA       95215      SFD         8.000          7.000           $  742.57
5898368       WINDSOR                            CA       95492      SFD         8.250          7.000           $2,307.89
5898379       VIRGINIA BEACH                     VA       23462      PUD         8.000          7.000           $  551.79
5898415       HALF MOON BAY                      CA       94019      SFD         8.375          7.000           $3,382.32
5898427       SAN DIEGO                          CA       92130      SFD         8.250          7.000           $3,362.67
5898433       INDIAN WELLS                       CA       92201      PUD         8.250          7.000           $2,554.31
5898439       GILROY                             CA       95020      SFD         7.875          7.000           $3,596.34
5898453       MUKILTEO                           WA       98275      SFD         7.750          7.000           $1,690.73
5898498       AUSTIN                             TX       78734      SFD         8.000          7.000           $2,212.31
5898662       BIRMINGHAM                         MI       48009      SFD         8.250          7.000           $2,907.41
5898668       ASHBURN                            VA       20148      SFD         7.375          7.000           $2,296.47
5898683       MATAWAN                            NJ       07747      SFD         8.000          7.000           $2,136.73
5898762       DUNE ACRES                         IN       46304      SFD         7.875          7.000           $2,668.26
5899212       UNION CITY                         CA       94587      SFD         8.375          7.000           $2,310.62
5899228       VALLEJO                            CA       94591      SFD         8.125          7.000           $2,343.33
5899254       LAKESIDE                           CA       92040      SFD         8.750          7.000           $2,297.17
5899257       SAN JOSE                           CA       95148      SFD         8.750          7.000           $2,596.11
5899265       CARDIFF                            CA       92007      SFD         8.500          7.000           $2,648.91
5899276       SAN JOSE                           CA       95111      SFD         8.375          7.000           $2,699.78
5899285       YORBA LINDA                        CA       92886      SFD         8.250          7.000           $2,373.25
5899296       ESCONDIDO                          CA       92029      SFD         7.875          7.000           $2,610.25
5899299       CUPERTINO                          CA       95014      PUD         8.125          7.000           $3,563.99
5899306       HOUSTON                            TX       77096      SFD         7.625          7.000           $2,406.50
5899320       TUSTIN                             CA       92782      SFD         8.000          7.000           $2,531.49
5899322       WALNUT CREEK                       CA       94598      SFD         8.125          7.000           $2,264.62
5899363       SAN JOSE                           CA       95121      SFD         8.500          7.000           $2,998.76
5899368       PLACENTIA                          CA       92870      SFD         8.125          7.000           $2,375.99
5899382       FLAGSTAFF                          AZ       86001      SFD         8.125          7.000           $3,638.24
5899384       CLAYTON                            CA       94517      SFD         8.000          7.000           $2,441.23
5899395       THE SEA RANCH                      CA       95497      SFD         8.625          7.000           $4,448.96
5899405       SAN RAMON                          CA       94583      PUD         7.875          7.000           $2,662.45
5899417       EVANSTON                           IL       60201      SFD         8.125          7.000           $2,762.09
5899418       SALINAS                            CA       93908      SFD         8.000          7.000           $3,155.19
5899427       IRVING                             TX       75062      SFD         8.000          7.000           $2,001.71
5899440       MAHWAH                             NJ       07430      SFD         8.125          7.000           $4,287.93
5899447       PLEASANTON                         CA       94588      SFD         8.000          7.000           $2,384.73
5899449       ANN ARBOR                          MI       48105      SFD         8.000          7.000           $2,935.06
5899457       ATLANTA                            GA       30327      SFD         8.000          7.000           $3,756.88
5899460       PARK RIDGE                         IL       60068      SFD         8.125          7.000           $2,601.71
5899461       UPLAND                             CA       91784      SFD         7.875          7.000           $2,160.71
5899465       HOUSTON                            TX       77006      PUD         8.000          7.000           $2,201.30
5899470       SAN FRANCISCO                      CA       94112      SFD         8.000          7.000           $2,142.59
5899474       HOUSTON                            TX       77024      SFD         7.750          7.000           $2,915.80
5899481       ALAMEDA                            CA       94501      SFD         8.375          7.000           $2,194.71
5899490       BLAIRESVILLE                       GA       30512      SFD         8.750          7.000           $3,310.44
5899493       FREMONT                            CA       94536      SFD         8.375          7.000           $3,192.30
5899508       LUTHERVILLE                        MD       21093      SFD         7.375          7.000           $2,569.32
5899521       RICHMOND                           VA       23229      SFD         8.125          7.000           $2,732.39
5899529       AVENTURA                           FL       33180      HCO         8.500          7.000           $3,149.47
5899540       OLD LYME                           CT       06371      SFD         8.250          7.000           $3,651.16
5899555       SAN RAMON                          CA       94583      SFD         7.875          7.000           $2,450.73
5899558       SAN JOSE                           CA       95125      SFD         8.000          7.000           $2,648.89
5899560       HERCULES                           CA       94547      LCO         8.000          7.000           $  939.22
5899566       SAN JOSE                           CA       95127      SFD         8.375          7.000           $2,371.43
5899569       CARLSBAD                           CA       92009      SFD         8.000          7.000           $2,512.04
5899580       BENTON                             LA       71006      SFD         8.500          7.000           $1,630.10
5899724       ALAMEDA                            CA       94502      PUD         8.625          7.000           $3,515.61
5899730       SAN FRANCISCO                      CA       94110      MF2         8.250          7.000           $2,178.67
5899741       TEMECULA                           CA       92591      SFD         8.250          7.000           $1,562.63
5899747       MANTECA                            CA       95336      SFD         8.000          7.000           $  697.08
5899761       WINFIELD                           IL       60190      SFD         8.000          7.000           $2,311.36
5899770       SAN FRANCISCO                      CA       94112      SFD         8.500          7.000           $1,991.49
5899771       SALINAS                            CA       93908      SFD         8.125          7.000           $3,171.95
5899774       ARLINGTON HEIGHTS                  IL       60004      SFD         8.625          7.000           $1,497.25
5899784       SAN FRANCISCO                      CA       94112      SFD         7.750          7.000           $2,151.39
5899821       CHICAGO                            IL       60657      MF2         8.250          7.000           $3,005.07
5899849       EVERGREEN                          CO       80439      SFD         8.000          7.000           $3,632.14
5899871       AUSTIN                             TX       78759      SFD         7.875          7.000           $2,494.24
5899872       CHICAGO                            IL       60646      SFD         8.000          7.000           $2,824.99
5899879       NAPLES                             FL       34102      SFD         8.750          7.000           $4,956.21
5899889       NORTH SMITHFIELD                   RI       02876      SFD         8.375          7.000           $1,447.18
5899892       PALM COAST                         FL       32137      SFD         8.500          7.000           $2,583.55
5899902       BOWIE                              MD       20720      SFD         8.500          7.000           $2,092.99
5899904       SAN JOSE                           CA       95129      SFD         7.875          7.000           $2,900.28
5899913       WESTWOOD                           MA       02090      SFD         7.750          7.000           $2,794.01
5899925       IRVINE                             CA       92618      SFD         8.125          7.000           $2,633.64
5899926       ALEXANDRIA                         VA       22310      PUD         8.375          7.000           $2,011.16
5899930       STEVENSVILLE                       MD       21666      SFD         8.375          7.000           $4,940.09
5899934       SAN DIEGO                          CA       92130      LCO         7.875          7.000           $2,175.21
5899954       CARLSBAD                           CA       92008      SFD         8.250          7.000           $4,116.94
5899960       MOUNT HOLLY                        NJ       08060      SFD         7.750          7.000           $2,578.73
5899973       WESTFIELD                          NJ       07090      SFD         8.375          7.000           $2,493.04
5899989       SOUTH SAN FRANCISCO                CA       94080      LCO         8.375          7.000           $2,243.73
5899991       SCOTTSDALE                         AZ       85331      SFD         8.250          7.000           $2,429.09
5899994       OAKLAND                            CA       94602      SFD         8.000          7.000           $3,485.38
5900002       NORTHBROOK                         IL       60062      SFD         8.750          7.000           $2,278.28
5900004       WASHINGTON TWSHP                   NJ       07675      SFD         8.375          7.000           $4,560.44
5900014       COLLIERVILLE                       TN       38017      SFD         8.125          7.000           $1,273.38
5900030       LADERA RANCH                       CA       92694      SFD         8.375          7.000           $3,700.42
5900031       DEER PARK                          IL       60010      SFD         8.250          7.000           $2,328.93
5900041       HINSDALE                           IL       60521      SFD         8.250          7.000           $2,404.05
5900072       MARIETTA                           GA       30062      SFD         8.500          7.000           $2,451.30
5900082       PALOS PARK                         IL       60464      SFD         8.250          7.000           $2,096.04
5900097       MAHWAH                             NJ       07430      SFD         8.250          7.000           $4,447.50
5900106       ASHBURN                            VA       20147      SFD         7.875          7.000           $2,268.59
5900118       SUWANEE                            GA       30024      SFD         7.875          7.000           $1,160.12
5900129       BRIGHTON                           MI       48116      SFD         8.000          7.000           $2,465.45
5900143       BRECKENRIDGE                       CO       80424      SFD         8.125          7.000           $4,818.81
5900153       DESTIN                             FL       32541      SFD         8.125          7.000           $3,619.68
5900167       LORTON                             VA       22079      SFD         8.125          7.000           $2,218.22
5900197       BROOMFIELD                         CO       80020      SFD         7.875          7.000           $3,045.29
5900218       LOVELAND                           CO       80537      SFD         7.750          7.000           $2,865.65
5900241       SOUTH BETHANY                      DE       19930      SFD         7.750          7.000           $2,056.11
5900248       PLAINFIELD                         IL       60544      SFD         8.125          7.000           $2,041.87
5900333       AURORA                             CO       80016      PUD         8.125          7.000           $2,203.74
5900353       ARNOLD                             MD       21012      SFD         7.875          7.000           $2,320.23
5900370       BOULDER                            CO       80302      SFD         7.875          7.000           $3,045.30
5900420       LOS ANGELES                        CA       90068      SFD         7.875          7.000           $2,557.68
5900442       CHICAGO                            IL       60640      LCO         9.000          7.000           $2,281.11
5900595       KEWADIN                            MI       49648      SFD         7.875          7.000           $2,436.23
5900613       HAWTHORN WOODS                     IL       60047      SFD         8.250          7.000           $2,253.80
5900638       PARADISE VALLEY                    AZ       85253      SFD         7.875          7.000           $3,516.59
5900647       CLARENDON HILLS                    IL       60514      SFD         8.625          7.000           $2,504.48
5900658       PHOENIX                            AZ       85020      SFD         8.500          7.000           $3,229.44
5900659       ELHURST                            IL       60126      SFD         8.000          7.000           $2,847.01
5900786       CANTON                             MI       48188      SFD         8.250          7.000           $2,351.46
5900793       ADA                                MI       49301      SFD         7.875          7.000           $3,806.61
5900812       BRIGHTON                           MI       48114      SFD         8.125          7.000           $2,151.01
5900822       GRANDVILLE                         MI       49418      SFD         7.875          7.000           $2,283.97
5900838       GRAND RAPIDS                       MI       49546      SFD         8.000          7.000           $2,927.72
5900860       CHICAGO                            IL       60657      LCO         8.750          7.000           $3,030.38
5900864       WHITTIER                           CA       90601      SFD         8.250          7.000           $1,209.54
5900872       FREMONT                            CA       94536      SFD         8.375          7.000           $2,939.20
5900876       NEW PROVIDENCE                     NJ       07974      SFD         8.000          7.000           $2,318.70
5900879       LIBERTYVILLE                       IL       60048      SFD         8.125          7.000           $4,751.98
5900882       EDEN PRAIRIE                       MN       55347      SFD         8.250          7.000           $3,508.42
5900888       SAN DIEGO                          CA       92116      SFD         8.000          7.000           $2,898.37
5900898       LAKESIDE                           CA       92040      SFD         8.375          7.000           $1,878.90
5900904       NEW LENOX                          IL       60451      SFD         8.125          7.000           $2,598.74
5900905       THOUSAND OAKS                      CA       91320      SFD         8.000          7.000           $2,304.02
5900907       ERIE                               CO       80516      SFD         8.250          7.000           $2,488.20
5900915       CHESAPEAKE                         MD       21915      SFD         8.000          7.000           $3,492.72
5900933       BELTSVILLE                         MD       20705      PUD         8.500          7.000           $2,863.92
5900952       BEVERLY HILLS                      MI       48025      SFD         7.875          7.000           $2,243.37
5900972       ORLANDO                            FL       32824      SFD         8.500          7.000           $1,064.18
5901008       CARMEL                             CA       93923      SFD         7.875          7.000           $2,175.21
5901031       SAN DIEGO                          CA       92131      SFD         8.250          7.000           $3,042.63
5901036       VALLEJO                            CA       94591      SFD         8.125          7.000           $2,632.15
5901045       HOLLISTER                          CA       95023      SFD         7.750          7.000           $2,292.52
5901056       ANTIOCH                            CA       94509      SFD         7.500          7.000           $1,083.78
5901059       OAK BROOK                          IL       60523      SFD         8.000          7.000           $4,035.71
5901064       GILROY                             CA       95020      SFD         8.500          7.000           $3,169.46
5901067       INDIAN WELLS                       CA       92210      SFD         8.250          7.000           $2,171.16
5901074       PANCHO MURIETA                     CA       95683      SFD         8.125          7.000           $3,304.11
5901077       OJAI AREA                          CA       93023      SFD         8.000          7.000           $1,907.79
5901088       REDWOOD CITY                       CA       94061      SFD         8.375          7.000           $3,800.36
5901089       CRANBURY                           NJ       08512      PUD         8.250          7.000           $3,185.38
5901098       LA PALMA                           CA       90623      SFD         7.875          7.000           $2,066.45
5901103       HUNTINGTON BEACH                   CA       92647      SFD         7.750          7.000           $2,399.98
5901112       MENLO PARK                         CA       94025      SFD         8.250          7.000           $2,394.66
5901114       ANDERSON                           CA       96007      SFD         8.750          7.000           $  629.36
5901123       NAPA                               CA       94559      SFD         8.125          7.000           $2,465.09
5901127       WILTON                             CA       95693      SFD         8.125          7.000           $2,272.04
5901128       GAINESVILLE                        VA       20155      SFD         8.250          7.000           $2,614.41
5901140       EVANSTON                           IL       60201      SFD         8.250          7.000           $3,005.07
5901143       TRABUCO CANYON                     CA       92679      SFD         8.125          7.000           $1,314.22
5901154       FREMONT                            CA       94538      SFD         8.500          7.000           $2,848.06
5901156       SOUTH SAN FRANCISCO                CA       94080      SFD         8.250          7.000           $2,512.24
5901163       COSTA MESA                         CA       92626      SFD         8.750          7.000           $2,243.67
5901166       SAN JOSE                           CA       95129      SFD         8.250          7.000           $2,223.75
5901173       SAN DIEGO                          CA       92117      SFD         8.375          7.000           $2,922.48
5901185       TRACY                              CA       95376      SFD         7.750          7.000           $2,086.19
5901188       RANCHO SANTA MARGARITA             CA       92688      SFD         8.500          7.000           $2,275.98
5901216       SANTA CLARA                        CA       95051      SFD         8.000          7.000           $4,705.27
5901228       SAN LEANDRO                        CA       94578      SFD         7.875          7.000           $1,544.40
5901243       SAN JOSE                           CA       95127      SFD         8.250          7.000           $2,957.36
5901249       SEATTLE                            WA       98109      SFD         8.125          7.000           $2,168.09
5901265       NORTH HOLLYWOOD                    CA       91602      SFD         8.250          7.000           $2,163.65
5901279       THOUSAND OAKS                      CA       91320      PUD         7.875          7.000           $2,668.26
5901288       SHINGLE SPRINGS                    CA       95682      SFD         8.500          7.000           $2,614.31
5901320       SOUTH SAN FRANCISCO                CA       94080      SFD         8.500          7.000           $3,342.47
5901344       SUNNYVALE                          CA       94087      SFD         8.625          7.000           $3,888.95
5901368       CASTRO VALLEY                      CA       94546      SFD         8.250          7.000           $2,416.07
5901387       CAMPBELL                           CA       95008      SFD         8.125          7.000           $2,227.49
5901400       MONKENA                            IL       60448      SFD         8.250          7.000           $2,291.36
5901402       SOUTHLAKE                          TX       76092      SFD         8.000          7.000           $3,301.94
5901412       HOLLAND                            MI       49423      SFD         8.375          7.000           $4,172.80
5901424       BERKELEY                           CA       94707      SFD         8.000          7.000           $2,935.06
5901430       SPRING LAKE                        MI       49456      SFD         8.000          7.000           $4,696.09
5901535       GRAND RAPIDS                       MI       49525      SFD         7.875          7.000           $3,770.36
5901545       GRAND RAPIDS                       MI       49525      SFD         7.875          7.000           $2,574.00
5901567       FISHERS                            IN       46038      SFD         7.875          7.000           $2,337.63
5901586       OAK PARK                           IL       60302      SFD         8.000          7.000           $3,026.78
5901599       ARNOLD                             MD       21012      SFD         7.875          7.000           $3,497.74
5901603       SAN DIEGO                          CA       92116      SFD         8.375          7.000           $2,523.44
5901616       WASHINGTON                         DC       20007      SFD         7.875          7.000           $2,737.87
5901622       BORDENTOWN                         NJ       08505      SFD         8.000          7.000           $2,057.11
5901632       BELLE TERRE                        NY       11777      SFD         8.625          7.000           $5,040.08
5901636       QUINCY                             MA       02169      SFD         7.875          7.000           $2,675.51
5901640       HUNTINGTOWN                        MD       20639      SFD         8.125          7.000           $2,880.89
5901650       DALLAS                             TX       75209      SFD         7.750          7.000           $2,837.00
5901657       GAITHERSBURG                       MD       20876      SFD         8.000          7.000           $2,330.44
5901663       GLENWOOD                           MD       21738      SFD         8.250          7.000           $3,245.48
5901669       MIDDLEBURG                         VA       20117      SFD         7.875          7.000           $2,523.25
5901680       FURLONG                            PA       18925      SFD         7.625          7.000           $2,088.00
5902394       BETHESDA                           MD       20814      SFD         8.125          7.000           $2,672.99
5902411       CLARENDON HILLS                    IL       60514      SFD         8.125          7.000           $3,266.99
5902425       PHOENIX                            AZ       85048      LCO         8.375          7.000           $1,054.61
5902452       GOLDEN                             CO       80401      SFD         8.125          7.000           $2,376.00
5902468       MCLEAN                             VA       22101      SFD         8.000          7.000           $2,337.05
5902488       KESWICK                            VA       22947      SFD         8.375          7.000           $2,470.24
5902511       ALEXANDRIA                         VA       22314      SFD         8.250          7.000           $2,704.57
5902528       LADERA RANCH                       CA       92694      SFD         8.250          7.000           $3,544.48
5902537       NUTRIOSO                           AZ       85932      SFD         8.375          7.000           $4,562.71
5902563       EFFINGHAM                          IL       62401      SFD         8.500          7.000           $2,401.32
5902575       LOUISVILLE                         CO       80027      SFD         8.250          7.000           $2,193.70
5902598       GALENA                             OH       43021      SFD         8.500          7.000           $2,921.88
5902612       SANTA FE                           NM       87505      SFD         8.125          7.000           $1,559.25
5902635       MT VERNON                          MO       65712      SFD         8.875          7.000           $  684.26
5902652       TUCSON                             AZ       85715      SFD         8.125          7.000           $2,984.84
5902768       NILES                              IL       60714      SFD         8.375          7.000           $2,675.46
5903168       OAKLAND                            CA       94611      SFD         8.125          7.000           $3,062.80
5903188       MAMARONECK                         NY       10543      SFD         7.875          7.000           $2,102.70
5903189       OAKLAND                            CA       94602      SFD         8.125          7.000           $3,014.54
5903196       OAKLAND                            CA       94618      SFD         8.000          7.000           $3,199.21
5903204       SOUTHHOLD                          NY       11971      SFD         8.125          7.000           $2,227.49
5903206       SAN RAMON                          CA       94583      SFD         8.250          7.000           $3,606.08
5903212       WALNUT CREEK                       CA       94598      SFD         8.125          7.000           $2,554.19
5903222       SARATOGA                           CA       95070      SFD         7.750          7.000           $4,384.44
5903226       LOS ANGELES                        CA       90066      SFD         7.875          7.000           $2,876.71
5903232       YORKTOWN HEIGHTS                   NY       10598      SFD         8.125          7.000           $2,034.44
5903248       SAN RAMON                          CA       94583      SFD         8.125          7.000           $3,044.24
5903263       BRIARCLIFF MANOR                   NY       10510      SFD         8.125          7.000           $2,375.99
5903264       OAKLAND                            CA       94606      SFD         8.000          7.000           $2,180.75
5903281       MANHASSET                          NY       11030      SFD         7.875          7.000           $2,465.24
5903292       BRIARCLIFF MANOR                   NY       10510      SFD         7.875          7.000           $4,350.42
5903295       MOUNTAIN VIEW                      CA       94041      SFD         7.875          7.000           $2,900.28
5903296       OAKLAND                            CA       94602      SFD         7.750          7.000           $2,292.52
5903305       ALAMO                              CA       94507      PUD         8.125          7.000           $3,229.86
5903309       GREAT NECK                         NY       11021      SFD         7.500          7.000           $2,237.49
5903315       PLEASANTON                         CA       94566      SFD         8.250          7.000           $2,163.65
5903325       COLD SPRING HARBOR                 NY       11724      SFD         8.125          7.000           $3,870.27
5903328       LIVERMORE                          CA       94550      PUD         7.625          7.000           $2,219.64
5903335       CLAREMONT                          CA       91711      SFD         7.875          7.000           $2,175.21
5903340       MORGAN HILL                        CA       95037      PUD         8.000          7.000           $3,118.50
5903344       OAKLAND                            CA       94611      SFD         8.250          7.000           $2,216.24
5903348       WALNUT CREEK                       CA       94595      SFD         8.250          7.000           $2,682.02
5903365       HUNTINGTON BEACH                   CA       92646      SFD         8.125          7.000           $2,820.00
5903383       DANVILLE                           CA       94506      SFD         7.875          7.000           $3,527.46
5903390       WALNUT CREEK                       CA       94598      SFD         8.250          7.000           $3,606.08
5903394       BROOKLYN                           NY       11217      MF2         8.250          7.000           $3,606.08
5903435       SAN JOSE                           CA       95120      SFD         8.750          7.000           $4,200.98
5903457       SAN DIEGO                          CA       92130      LCO         8.125          7.000           $2,231.58
5903553       SAN JOSE                           CA       95127      SFD         8.250          7.000           $2,349.96
5903559       LAKE ZURICH                        IL       60047      SFD         8.625          7.000           $2,177.81
5903570       VILLA PARK                         IL       60181      PUD         8.375          7.000           $  991.13
5903605       FREMONT                            CA       94539      SFD         8.625          7.000           $2,644.48
5903610       SEASIDE                            CA       93955      SFD         8.000          7.000           $2,142.59
5903621       CONCORD                            CA       94518      SFD         8.250          7.000           $2,211.73
5903663       NORTHRIDGE AREA                    CA       91326      SFD         7.750          7.000           $2,407.15
5903671       WESTPORT                           CT       06880      SFD         8.000          7.000           $2,348.05
5903704       LOCKPORT                           IL       60441      SFD         8.250          7.000           $2,381.52
5903714       AVON                               CT       06001      SFD         7.500          7.000           $2,097.65
5903722       MOUNTAIN LAKES BORO                NJ       07046      SFD         8.375          7.000           $3,769.96
5903724       BERKELEY                           CA       94705      SFD         7.625          7.000           $4,600.66
5903738       SUPERIOR                           CO       80027      PUD         7.875          7.000           $2,583.06
5903746       MILPITAS                           CA       95035      SFD         7.750          7.000           $2,794.01
5903754       BUCKEYE                            AZ       85321      SFD         8.500          7.000           $1,045.72
5903757       CHARLOTTE                          NC       28211      SFD         7.625          7.000           $2,165.85
5903761       PLEASANTVILLE                      NY       10570      SFD         7.875          7.000           $2,426.81
5903762       AIKEN                              SC       29803      SFD         7.750          7.000           $2,292.52
5903772       DENVER                             CO       80210      SFD         9.000          7.000           $2,735.72
5903779       LITTLETON                          CO       80124      SFD         7.875          7.000           $2,537.75
5903781       OLNEY                              MD       20832      PUD         7.875          7.000           $2,314.42
5903784       ORLANDO                            FL       32803      SFD         7.750          7.000           $3,986.69
5903789       BATON ROUGE                        LA       70810      PUD         8.250          7.000           $2,539.29
5903794       WILTON                             CT       06897      SFD         7.500          7.000           $2,622.06
5903807       YARDLEY                            PA       19067      SFD         7.375          7.000           $2,684.66
5903815       SIMSBURY                           CT       06070      SFD         7.625          7.000           $2,052.60
5903817       LAKEVILLE                          PA       18438      PUD         7.875          7.000           $2,312.97
5903830       GREEN BROOK                        NJ       08812      SFD         8.000          7.000           $3,228.56
5903840       TOWNSHIP OF WYCKOFF                NJ       07481      SFD         8.125          7.000           $3,118.49
5903852       RICHMOND                           VA       23233      PUD         7.875          7.000           $4,567.94
5903854       GREENVILLE                         SC       29605      SFD         7.875          7.000           $3,987.88
5903865       DENVER                             CO       80218      SFD         8.125          7.000           $2,071.57
5903871       DELRAY BEACH                       FL       33484      PUD         7.750          7.000           $4,656.68
5903872       GUILFORD                           CT       06437      SFD         7.625          7.000           $2,632.99
5903874       SANTA CLARITA                      CA       91350      SFD         8.625          7.000           $2,162.26
5903880       FAIRFIELD                          CT       06430      SFD         8.000          7.000           $2,274.67
5903882       JUPITER                            FL       33458      PUD         8.375          7.000           $3,800.36
5903887       GREENWOOD VILLAGE                  CO       80121      PUD         7.750          7.000           $4,656.68
5903888       NEVADA CITY                        CA       95959      SFD         8.500          7.000           $3,690.78
5903912       LIGHTHOUSE POINT                   FL       33064      SFD         8.750          7.000           $2,163.43
5903917       PINE BEACH BORO                    NJ       08741      SFD         7.750          7.000           $2,758.19
5903936       STAMFORD                           CT       06902      SFD         8.500          7.000           $4,036.80
5903949       ARGYLE                             TX       76226      PUD         7.875          7.000           $2,378.23
5903981       NORTH HAVEN                        CT       06473      SFD         8.250          7.000           $2,497.96
5904052       PLACENTIA                          CA       92870      SFD         8.250          7.000           $2,362.36
5904060       TEMPLE CITY                        CA       91780      SFD         7.625          7.000           $3,039.27
5904070       SAN FRANCISCO                      CA       94131      SFD         7.500          7.000           $3,216.39
5904076       IRVINE                             CA       92602      SFD         7.875          7.000           $2,111.76
5904088       SANTA CLARA                        CA       95117      SFD         7.750          7.000           $3,473.17
5904096       WALNUT CREEK                       CA       94598      SFD         8.125          7.000           $2,398.64
5904102       DUBLIN                             CA       94568      SFD         8.125          7.000           $2,369.31
5904103       RIVERSIDE                          CA       92506      SFD         7.750          7.000           $3,582.06
5904107       PLAINVIEW                          NY       11803      SFD         8.125          7.000           $2,280.95
5904116       MARTINEZ                           CA       94553      SFD         8.250          7.000           $2,873.22
5904119       CAMBRIDGE                          MA       02139      LCO         8.500          7.000           $1,230.26
5904124       KATONAH                            NY       10536      SFD         8.000          7.000           $4,586.03
5904125       MONSEY                             NY       10952      SFD         7.875          7.000           $2,993.09
5904141       BROOKLYN                           NY       11229      MF2         8.250          7.000           $2,999.06
5904158       TARRYTOWN                          NY       10591      LCO         8.250          7.000           $2,223.75
5904335       SANTA CLARITA                      CA       91350      SFD         8.250          7.000           $2,342.45
5904340       AUSTIN                             TX       78703      SFD         7.500          7.000           $3,216.39
5904348       SANTA CRUZ                         CA       95062      SFD         7.875          7.000           $2,900.28
5904353       SUNNYVALE                          CA       94087      SFD         8.625          7.000           $3,235.61
5904360       TUCKAHOE                           NY       10707      SFD         7.875          7.000           $2,146.21
5904367       SAN DIEGO                          CA       92103      SFD         8.000          7.000           $4,769.47
5904375       NORFOLK                            MA       02056      SFD         8.125          7.000           $2,696.01
5904378       SCARSDALE                          NY       10583      SFD         7.500          7.000           $3,146.47
5904383       NORTHBROOK                         IL       60062      SFD         9.000          7.000           $2,812.16
5904388       SARATOGA                           CA       95070      SFD         8.625          7.000           $5,055.63
5904394       CORTLANDT MANOR                    NY       10567      SFD         8.125          7.000           $2,041.87
5904396       WEST BOYLSTON                      MA       01583      SFD         8.000          7.000           $2,201.29
5904409       SAN JOSE                           CA       95118      SFD         7.750          7.000           $2,751.02
5904411       SAN FRANCISCO                      CA       94112      SFD         8.125          7.000           $2,895.74
5904415       SAN MARCOS                         CA       92069      SFD         7.875          7.000           $2,326.02
5904418       OGDEN                              NY       14559      SFD         8.250          7.000           $2,253.80
5904426       ALPINE                             CA       91901      SFD         8.000          7.000           $3,551.42
5904437       CHICAGO                            IL       60610      HCO         8.625          7.000           $4,044.51
5904447       SAN JOSE                           CA       95135      SFD         8.375          7.000           $3,078.29
5904466       SAN JOSE                           CA       95139      SFD         8.125          7.000           $2,435.39
5904473       CAROL STREAM                       IL       60188      LCO         8.500          7.000           $  492.10
5904479       ORANGEVILLE                        CA       95662      SFD         7.875          7.000           $2,291.22
5904480       IRVINE                             CA       92620      SFD         8.000          7.000           $2,688.51
5904486       LAURYS STATION                     PA       18059      SFD         7.375          7.000           $1,053.28
5904498       HUNTINGTON BEACH                   CA       92648      SFD         8.000          7.000           $3,732.66
5904505       SCOTTSDALE                         AZ       85259      SFD         8.000          7.000           $3,551.42
5904519       UNION CITY                         CA       94587      SFD         7.875          7.000           $3,363.60
5904536       NORTHBROOK                         IL       60062      SFD         8.875          7.000           $2,382.96
5904547       JERICHO                            NY       11753      SFD         7.875          7.000           $3,045.29
5904555       SAN JOSE                           CA       95127      SFD         8.375          7.000           $3,040.29
5904562       SAN JOSE                           CA       95129      SFD         8.125          7.000           $3,819.41
5904571       BERKELEY                           CA       94703      SFD         8.125          7.000           $2,286.89
5904590       MORAGA                             CA       94556      SFD         7.625          7.000           $2,300.33
5904602       SAN JOSE                           CA       95136      SFD         8.125          7.000           $2,423.51
5904610       SAN DIEGO                          CA       92129      SFD         8.000          7.000           $2,042.80
5904616       PETALUMA                           CA       94952      SFD         8.125          7.000           $2,316.59
5904617       LAKE FOREST                        CA       92630      SFD         8.000          7.000           $2,193.22
5904632       CONCORD                            CA       94521      SFD         8.250          7.000           $1,900.70
5904642       RED BLUFF                          CA       96080      SFD         7.750          7.000           $2,865.65
5904655       PORTLAND                           OR       97209      HCO         7.750          7.000           $2,507.44
5904682       SANTA CLARA                        CA       95051      SFD         8.250          7.000           $3,395.73
5904696       EVANSTON                           IL       60201      SFD         8.125          7.000           $3,266.99
5904700       SAN DIEGO                          CA       92104      SFD         8.000          7.000           $2,494.80
5904704       SANTA CLARITA AREA                 CA       91351      SFD         7.375          7.000           $2,866.30
5904709       SAN FRANCISCO                      CA       94123      LCO         7.750          7.000           $3,324.15
5904713       HAYWARD                            CA       94541      SFD         7.125          6.858           $2,088.53
5904721       MORAGA                             CA       94556      SFD         7.625          7.000           $3,119.95
5904735       FALMOUTH                           ME       04105      SFD         7.875          7.000           $2,356.48
5904738       SOUTH SAN FRANCISCO                CA       94080      SFD         7.750          7.000           $2,407.15
5904739       SAN JOSE                           CA       95123      SFD         8.125          7.000           $3,370.94
5904758       ENCINITAS                          CA       92024      SFD         8.500          7.000           $2,737.33
5904767       ENCINITAS                          CA       92024      SFD         8.000          7.000           $2,454.44
5904781       AGUA DULCE                         CA       91350      SFD         7.875          7.000           $2,320.22
5904785       LAKEWOOD                           CA       90713      SFD         8.000          7.000           $2,178.55
5904829       SAN JOSE                           CA       95132      SFD         7.875          7.000           $2,044.70
5904862       LIVERMORE                          CA       94550      SFD         8.000          7.000           $  975.91
5904873       HOLLISTER                          CA       95023      SFD         8.000          7.000           $2,274.67
5904925       RICHMOND                           CA       94801      LCO         7.625          7.000           $2,165.85
5904937       ENCINITAS                          CA       92007      SFD         7.875          7.000           $3,183.05
5904938       NORTH MIAMI BEACH                  FL       33160      HCO         8.625          7.000           $2,644.49
5904948       SARATOGA                           CA       95070      SFD         8.500          7.000           $3,604.28
5904953       SAN MARCOS                         CA       92069      SFD         7.750          7.000           $2,593.41
5904958       HAYWSRD                            CA       94545      SFD         8.500          7.000           $1,906.91
5904969       DOWNERS GROVE                      IL       60516      SFD         8.000          7.000           $3,434.02
5904972       SAN MATEO                          CA       94401      SFD         8.500          7.000           $3,444.73
5904979       IRVINE                             CA       92620      SFD         7.750          7.000           $2,065.42
5904988       SAN DIEGO                          CA       92129      SFD         7.750          7.000           $2,200.82
5904989       CARDIFF                            CA       92007      SFD         8.000          7.000           $2,410.42
5904990       CAPITOLA                           CA       95010      SFD         8.000          7.000           $2,612.20
5904999       SAN JOSE                           CA       95120      SFD         8.500          7.000           $3,921.46
5905001       SAN JOSE                           CA       95112      MF2         8.125          7.000           $2,227.49
5905008       SAN JOSE                           CA       95127      SFD         7.875          7.000           $2,506.93
5905009       ESCONDIDO                          CA       92029      SFD         7.875          7.000           $2,873.09
5905015       SUNNYVALE                          CA       94087      SFD         8.750          7.000           $3,697.49
5905016       SUNNYVALE                          CA       94087      SFD         8.625          7.000           $2,800.04
5905019       NIPOMO                             CA       93444      SFD         8.250          7.000           $3,504.66
5905020       CARVER                             MA       02330      SFD         8.375          7.000           $  380.04
5905023       SAN JOSE                           CA       95133      LCO         8.250          7.000           $1,393.60
5905030       SAN RAMON                          CA       94583      PUD         8.625          7.000           $2,706.32
5905042       HAYWARD                            CA       94541      SFD         8.000          7.000           $2,160.94
5905060       SANTA ROSA                         CA       95403      SFD         7.875          7.000           $1,341.38
5905062       LIVERMORE                          CA       94550      SFD         7.750          7.000           $2,346.25
5905067       AGOURA HILLS                       CA       91301      SFD         7.875          7.000           $4,698.45
5905071       HILLSBOROUGH                       CA       94010      SFD         8.250          7.000           $3,756.34
5905073       FREMONT                            CA       94555      SFD         8.125          7.000           $2,311.02
5905076       NEWCASTLE                          CA       95658      SFD         8.375          7.000           $2,280.22
5905085       WALNUT CREEK                       CA       94596      SFD         7.875          7.000           $2,941.80
5905086       CLAYTON                            CA       94517      PUD         8.125          7.000           $2,257.19
5905087       PULLMAN                            WA       99163      SFD         8.375          7.000           $  620.22
5905097       NORTHBROOK                         IL       60062      SFD         9.000          7.000           $4,142.20
5905098       OAKLAND                            CA       94618      SFD         7.875          7.000           $2,396.35
5905099       OAKLAND                            CA       94611      SFD         8.000          7.000           $3,008.44
5905101       NEWARK                             CA       94560      PUD         7.875          7.000           $2,702.33
5905109       LAKESIDE                           CA       92040      SFD         8.000          7.000           $2,964.41
5905110       LIVERMORE                          CA       94550      SFD         7.875          7.000           $2,091.10
5905113       BERKELEY                           CA       94702      SFD         7.875          7.000           $2,428.98
5905128       REDWOOD CITY                       CA       94065      SFD         8.000          7.000           $4,109.08
5905142       FAIRFAX                            VA       22032      SFD         7.875          7.000           $3,242.51
5905176       BERKELEY                           CA       94704      SFD         7.625          7.000           $3,538.97
5905179       MOUNTAIN VIEW                      CA       94043      LCO         8.125          7.000           $3,261.05
5905191       VALLEY CENTER                      CA       92082      SFD         8.250          7.000           $2,231.26
5905199       RICHARDSON                         TX       75082      SFD         8.000          7.000           $2,348.05
5905202       SAN DIEGO                          CA       92129      SFD         7.750          7.000           $2,176.46
5905210       PLEASANTON                         CA       94588      SFD         8.125          7.000           $2,672.99
5905214       LUBBOCK                            TX       79413      MF2         8.125          7.000           $  535.34
5905261       STOCKTON                           CA       95209      MF2         8.250          7.000           $  450.76
5905270       SAN BRUNO                          CA       94066      LCO         8.000          7.000           $1,394.15
5905276       LAKEWOOD                           WA       98499      SFD         8.500          7.000           $4,575.04
5905306       DUBLIN                             CA       94568      SFD         7.750          7.000           $3,352.45
5905309       MT HERMON                          CA       95041      SFD         8.125          7.000           $3,359.80
5905323       SAN FRANCISCO                      CA       94112      SFD         8.000          7.000           $2,289.35
5905331       LOUISVILLE                         KY       40241      SFD         7.375          7.000           $2,762.71
5905342       BARRINGTON                         IL       60010      SFD         8.250          7.000           $3,283.04
5905346       SAN DIEGO                          CA       92130      LCO         8.250          7.000           $2,374.00
5905369       SCOTTSDALE                         AZ       85259      LCO         8.000          7.000           $  733.77
5905384       FAIRFAX                            VA       22030      SFD         7.875          7.000           $2,716.11
5905398       OVERLAND PARK                      KS       66223      SFD         7.875          7.000           $2,465.24
5905402       CARLSBAD                           CA       92008      SFD         8.000          7.000           $2,102.24
5905405       SOUTH LYON                         MI       48178      SFD         8.125          7.000           $2,375.25
5905414       LEAWOOD                            KS       66209      SFD         8.375          7.000           $2,470.24
5905417       MOUNTAIN VIEW                      CA       94040      SFD         7.875          7.000           $4,396.82
5905425       LEWISVILLE                         TX       75056      PUD         7.875          7.000           $2,291.22
5905429       UNION CITY                         CA       94587      SFD         8.750          7.000           $3,776.16
5905432       DENVER                             CO       80220      SFD         8.250          7.000           $2,558.07
5905439       FREMONT                            CA       94536      SFD         7.875          7.000           $2,204.21
5905448       SAN FRANCISCO                      CA       94121      SFD         8.000          7.000           $2,201.29
5905462       EL CAJON                           CA       92019      SFD         8.250          7.000           $3,756.33
5905468       SAN DIEGO                          CA       92130      PUD         8.125          7.000           $3,658.28
5905469       LOS GATOS                          CA       95030      SFD         8.000          7.000           $3,228.56
5905480       HAYWARD                            CA       94541      SFD         8.250          7.000           $2,231.26
5905488       SAN FRANCISCO                      CA       94110      SFD         8.000          7.000           $2,259.99
5905493       PHOENIX                            MD       21131      SFD         8.000          7.000           $2,201.29
5905499       SONORA                             CA       95370      SFD         7.875          7.000           $2,215.81
5905507       SAN FRANCISCO                      CA       94134      SFD         7.750          7.000           $2,686.55
5905715       OAK PARK                           IL       60302      SFD         8.250          7.000           $2,178.67
5905727       CERRITOS                           CA       90703      SFD         7.875          7.000           $3,533.63
5905747       REDMOND                            WA       98053      SFD         7.750          7.000           $2,449.41
5905760       CHICAGO                            IL       60639      SFD         8.750          7.000           $1,029.79
5905767       HOUSTON                            TX       77075      SFD         7.875          7.000           $  664.16
5905768       DANVILLE                           CA       94526      PUD         7.875          7.000           $4,169.15
5905782       HOLLISTER                          CA       95023      SFD         8.500          7.000           $2,410.54
5905783       BILLERICA                          MA       01821      SFD         7.875          7.000           $2,465.24
5905798       SCHWENKSVILLE                      PA       19473      SFD         8.250          7.000           $3,380.70
5905809       OCEANSIDE                          CA       92056      LCO         8.000          7.000           $  645.71
5905821       RIVERSIDE                          CA       92508      SFD         7.000          6.733           $2,767.33
5905831       SAMMAMISH                          WA       98075      SFD         7.875          7.000           $2,285.06
5905834       CROWNSVILLE                        MD       21032      SFD         7.875          7.000           $3,422.33
5905841       BERKELEY                           CA       94703      SFD         8.000          7.000           $2,348.05
5905846       FULLERTON                          CA       92835      SFD         7.750          7.000           $2,922.96
5905858       SUNNYVALE                          CA       94087      SFD         8.375          7.000           $3,800.36
5905859       SEATTLE                            WA       98103      SFD         7.750          7.000           $2,292.16
5905862       SAN JOSE                           CA       95112      SFD         8.000          7.000           $2,318.70
5905876       MONTARA                            CA       94037      SFD         8.375          7.000           $2,189.01
5905958       CHINO HILLS                        CA       91709      PUD         8.000          7.000           $2,194.75
5905971       VIENNA                             VA       22182      SFD         8.000          7.000           $4,769.47
5905989       OLNEY                              MD       20832      PUD         7.500          7.000           $2,433.27
5905998       SAN JOSE                           CA       95139      SFD         8.500          7.000           $2,593.16
5906003       TRACY                              CA       95376      SFD         7.875          7.000           $2,270.19
5906017       SILVER SPRING                      MD       20905      PUD         8.250          7.000           $3,395.73
5906054       SALT LAKE CITY                     UT       84103      HCO         7.750          7.000           $  713.55
5906102       SPRINGFIELD                        VA       22153      SFD         7.750          7.000           $2,596.28
5906110       CHANDLER                           AZ       85224      LCO         8.125          7.000           $  665.28
5906120       DANVILLE                           CA       94526      SFD         7.875          7.000           $3,371.57
5906152       CASTRO VALLEY                      CA       94546      SFD         8.250          7.000           $2,554.31
5906175       SAN DIEGO                          CA       92127      SFD         8.500          7.000           $3,844.57
5906329       LAKEWOOD                           WA       98498      SFD         7.875          7.000           $4,712.95
5906371       MARTINEZ                           CA       94553      SFD         7.875          7.000           $2,116.12
5906395       DUNKIRK                            MD       20754      SFD         8.000          7.000           $2,475.72
5906442       CHARLESTOWN                        MA       02129      SFD         8.250          7.000           $2,734.61
5906443       PEWAUKEE                           WI       53072      SFD         8.250          7.000           $2,836.79
5906457       CHATSWORTH                         CA       91311      SFD         8.750          7.000           $2,784.92
5906497       LIBERTYVILLE                       IL       60048      SFD         8.750          7.000           $4,704.47
5906515       SILER CITY                         NC       27344      SFD         7.375          7.000           $2,072.03
5906533       CASTLE ROCK                        CO       80104      SFD         8.125          7.000           $2,253.85
5906549       SAN JOSE                           CA       95124      SFD         8.250          7.000           $4,883.24
5906561       BUFFALO GROVE                      IL       60089      SFD         8.875          7.000           $2,705.19
5906574       YORKTOWN HEIGHTS                   NY       10598      SFD         8.625          7.000           $2,829.22
5906576       QUEENSTOWN                         MD       21658      SFD         8.250          7.000           $4,131.97
5906612       IRVINE                             CA       92606      SFD         7.625          7.000           $3,199.23
5906613       LEMONT                             IL       60439      SFD         8.750          7.000           $2,965.87
5906627       ALTO                               NM       88312      SFD         7.625          7.000           $3,114.30
5906628       SIMPSONVILLE                       SC       29681      SFD         7.750          7.000           $2,089.42
5906638       WAREHAM                            MA       02571      SFD         8.250          7.000           $4,883.24
5906646       SANDFORD                           FL       32771      SFD         7.750          7.000           $3,352.81
5906647       MANTOLOKING                        NJ       08738      SFD         8.250          7.000           $3,407.75
5906654       KANNAPOLIS                         NC       28081      SFD         7.750          7.000           $2,385.66
5906655       POWAY                              CA       92064      SFD         7.750          7.000           $2,399.99
5906667       CHARLOTTE                          NC       28211      SFD         7.750          7.000           $2,507.45
5906673       FARMINGTON HILLS                   MI       48331      LCO         8.250          7.000           $2,366.49
5906675       PARKLAND                           FL       33067      SFD         7.750          7.000           $2,395.68
5906678       HAUPPAUGE                          NY       11788      SFD         8.250          7.000           $2,567.83
5906690       COPPELL                            TX       75019      SFD         8.125          7.000           $2,702.69
5906692       DECATUR                            GA       30030      SFD         7.750          7.000           $2,794.01
5906704       WEST WINDSOR TWP                   NJ       08550      SFD         8.375          7.000           $3,876.37
5906707       SHADOW HILLS                       CA       91040      SFD         7.875          7.000           $2,537.75
5906710       LEMONT                             IL       60439      SFD         8.625          7.000           $4,254.51
5906721       ALPHARETTA                         GA       30022      SFD         7.875          7.000           $2,646.50
5906724       ST PETERSBURG                      FL       33702      SFD         7.750          7.000           $2,220.88
5906726       RIDGEFIELD                         CT       06877      SFD         8.125          7.000           $4,826.23
5906739       CORAL SPRINGS                      FL       33076      SFD         7.625          7.000           $4,246.76
5906741       VENICE                             CA       90291      SFD         8.125          7.000           $2,858.62
5906749       READING                            PA       19605      SFD         8.625          7.000           $2,882.49
5906754       ORLANDO                            FL       32809      PUD         7.875          7.000           $2,088.20
5906779       ISLAMORADA                         FL       33036      SFD         7.875          7.000           $3,538.34
5906782       INDIAN SHORES                      FL       33785      LCO         8.625          7.000           $2,955.60
5906783       VILLANOVA                          PA       19085      SFD         8.000          7.000           $4,564.02
5906792       CLARK                              NJ       07066      SFD         8.375          7.000           $2,496.84
5906822       NORWALK                            CT       06853      SFD         8.250          7.000           $3,989.23
5906832       MCLEAN                             VA       22101      SFD         8.500          7.000           $2,257.53
5906842       WESTON                             FL       33332      PUD         8.000          7.000           $4,402.59
5906848       SPARTA                             NJ       07871      SFD         7.750          7.000           $2,937.29
5906856       SACRAMENTO                         CA       95864      SFD         8.625          7.000           $3,484.11
5906865       PARKER                             CO       80134      SFD         7.875          7.000           $4,478.03
5906887       OCEAN CITY                         NJ       08226      HCO         7.875          7.000           $3,154.05
5906898       WESTPORT                           CT       06880      SFD         8.250          7.000           $3,455.83
5906915       SUMMERFIELD                        NC       27358      SFD         8.000          7.000           $2,301.09
5906931       OCEAN CITY                         NJ       08226      LCO         7.875          7.000           $4,712.95
5906934       TAMPA                              FL       33606      SFD         7.625          7.000           $2,123.39
5906937       STAMFORD                           CT       06902      SFD         7.875          7.000           $3,770.36
5906950       WELLESLEY HILLS                    MA       02481      SFD         8.500          7.000           $3,075.65
5906978       LAFAYETTE                          CO       80026      SFD         8.250          7.000           $2,588.87
5907016       WAUNAKEE                           WI       53597      SFD         8.250          7.000           $4,131.97
5907042       IDAHO FALLS                        ID       83404      SFD         8.250          7.000           $2,887.12
5907047       RUMSON                             NJ       07760      SFD         8.375          7.000           $2,949.08
5907458       ARLINGTON                          VA       22209      SFD         8.250          7.000           $3,005.07
5907481       DELRAY BEACH                       FL       33446      SFD         8.250          7.000           $2,629.43
5907487       DENVER                             CO       80206      SFD         8.500          7.000           $3,729.24
5907505       STAMFORD                           CT       06903      SFD         8.125          7.000           $3,497.17
5907511       MIAMI                              FL       33157      PUD         8.250          7.000           $2,283.85
5907544       LITTLE SILVER                      NJ       07739      SFD         7.750          7.000           $2,686.55
5907546       FT LAUDERDALE                      FL       33305      SFD         8.000          7.000           $2,670.90
5907558       NORTH HOUSTON                      TX       77056      PUD         7.250          6.983           $2,728.71
5907559       ORLANDO                            FL       32836      SFD         8.125          7.000           $2,781.69
5907564       FULLERTON                          CA       92833      SFD         7.875          7.000           $2,465.24
5907569       STAMFORD                           CT       06903      SFD         8.250          7.000           $2,629.44
5907586       BUCHANAN                           NY       10511      SFD         8.750          7.000           $2,202.76
5907592       LEBANON                            NJ       08833      SFD         8.250          7.000           $3,005.07
5907603       PLACENTIA                          CA       92670      SFD         8.750          7.000           $2,124.10
5907657       SUNNYVALE                          CA       94087      SFD         9.125          7.000           $3,539.31
5907892       GLENVIEW                           IL       60025      SFD         8.625          7.000           $3,812.73
5907911       ELMHURST                           IL       60126      SFD         8.250          7.000           $3,035.12
5908006       BOSTON                             MA       02215      LCO         8.125          7.000           $2,969.99
5908010       ST LOUIS                           MO       63122      SFD         8.250          7.000           $2,494.21
5908054       LOVETTSVILLE                       VA       20180      PUD         8.125          7.000           $2,063.77
5908182       CHICAGO                            IL       60613      LCO         8.750          7.000           $2,627.58
5908207       TAKOMA PARK                        MD       20912      SFD         8.125          7.000           $2,964.55
5908532       WHITE PLAINS                       NY       10603      SFD         8.250          7.000           $1,953.29
5908549       LEANDER                            TX       78641      PUD         8.375          7.000           $2,531.05
5908630       SUWANEE                            GA       30024      SFD         8.000          7.000           $2,835.27
5909325       JACKSONVILLE                       FL       32225      SFD         8.750          7.000           $2,460.41
5909343       MORAGA                             CA       94556      SFD         8.500          7.000           $3,775.37
5909510       FOR WALTON BEACH                   FL       32548      HCO         8.625          7.000           $2,239.34
5909525       RIDGEFIELD                         CT       06877      SFD         8.125          7.000           $3,073.94
5909557       ENGLEWOOD                          NJ       07631      SFD         8.375          7.000           $1,854.58
5909561       NORWALK                            CT       06851      SFD         8.250          7.000           $2,817.25
5909567       HEATHROW                           FL       32746      PUD         8.250          7.000           $2,734.01
5909568       FORT WAYNE                         IN       46814      SFD         8.000          7.000           $3,815.58
5909579       WEEHAWKEN                          NJ       07087      LCO         8.375          7.000           $2,128.20
5909625       WASHINGTON                         DC       20001      SFD         8.250          7.000           $3,816.43
5909664       ALPHARETA                          GA       30022      PUD         7.625          7.000           $2,533.90
5909672       HAMDEN                             CT       06514      SFD         7.750          7.000           $2,149.24
5909688       NAPLES                             FL       34105      PUD         8.500          7.000           $2,921.87
5909689       SAN JOSE                           CA       95128      SFD         8.375          7.000           $2,698.26
5909695       MARIETTA                           GA       30064      SFD         7.750          7.000           $2,295.03
5909701       EVERGREEN                          CO       80439      PUD         7.875          7.000           $2,175.21
5909706       LOUISVILLE                         KY       40222      SFD         7.750          7.000           $2,342.67
5909718       RALEIGH                            NC       27613      PUD         7.750          7.000           $2,348.04
5909719       HOUSTON                            TX       77024      SFD         7.875          7.000           $4,611.45
5909722       ALEXANDRIA                         VA       22302      SFD         8.375          7.000           $3,040.29
5909724       BETHEL                             CT       06801      SFD         8.375          7.000           $2,748.48
5909734       TRUMBULL                           CT       06611      SFD         7.684          7.000           $2,044.70
5909745       GARDEN CITY                        NY       11530      SFD         7.625          7.000           $3,949.49
5909753       TUSITN                             CA       92782      SFD         7.750          7.000           $2,871.39
5909761       ENGLEWOOD                          CO       80110      HCO         8.750          7.000           $3,469.35
5909766       SAN JOSE                           CA       95138      SFD         8.875          7.000           $4,559.05
5909767       NORWALK                            CT       06854      SFD         8.500          7.000           $2,306.75
5909779       SUMMIT                             NJ       07901      SFD         7.750          7.000           $1,970.13
5909792       HAMILTON                           TX       76531      SFD         8.500          7.000           $3,933.24
5909796       LAUREL SPRINGS                     NC       28644      SFD         7.875          7.000           $2,871.27
5909805       ARLINGTON                          VA       22207      SFD         7.500          7.000           $3,651.30
5909815       MCLEAN                             VA       22101      SFD         8.500          7.000           $2,306.74
5909820       NEW YORK                           NY       10023      HCO         8.375          7.000           $3,648.35
5909860       YORBA LINDA AREA                   CA       92886      SFD         8.000          7.000           $2,421.43
5909865       SCOTTSDALE                         AZ       85255      SFD         8.125          7.000           $2,569.05
5909869       MOSELEY                            VA       23120      SFD         7.500          7.000           $2,207.07
5909881       GREER                              SC       29651      SFD         7.375          7.000           $2,181.84
5909894       RALEIGH                            NC       27612      SFD         7.750          7.000           $2,758.19
5909900       SALT POINT                         NY       12578      SFD         8.625          7.000           $3,111.16
5909901       WHEATION                           IL       60187      SFD         8.625          7.000           $3,161.45
5909912       KATONAH T O SOMERS                 NY       10589      SFD         7.750          7.000           $3,044.75
5909917       BOCA RATON                         FL       33432      LCO         8.000          7.000           $2,788.31
5909930       JACKSONVILLE                       FL       32277      SFD         7.875          7.000           $3,770.36
5909943       CHICAGO                            IL       60645      SFD         8.580          7.000           $2,701.53
5909950       WARREN                             NJ       07059      SFD         8.000          7.000           $2,674.57
5909964       FISHERS                            IN       46038      PUD         7.500          7.000           $3,670.88
5909967       SAN DIEGO                          CA       92130      LCO         8.125          7.000           $2,278.73
5909969       FRANKLIN LAKES                     NJ       07417      SFD         8.250          7.000           $4,507.60
5909978       SAN JOSE                           CA       95124      SFD         7.750          7.000           $2,378.49
5909979       FORT SALONGA                       NY       11768      SFD         7.625          7.000           $2,689.62
5909988       WESTHAMPTON BEACH                  NY       11978      SFD         8.500          7.000           $2,614.86
5909989       BLUFFTON                           SC       29910      PUD         7.875          7.000           $3,799.36
5910003       BURLINGTON                         NC       27215      SFD         8.250          7.000           $2,479.18
5910017       BURKE                              VA       22015      SFD         8.375          7.000           $2,280.22
5910023       HOWELL TOWNSHIP                    NJ       07731      SFD         8.125          7.000           $2,227.49
5910029       OAKTON                             VA       22124      SFD         7.875          7.000           $2,169.77
5910038       MONTGOMERY TWP                     NJ       08558      SFD         7.875          7.000           $4,379.42
5910051       SOUTHERN SHORES                    NC       27949      SFD         8.125          7.000           $2,969.99
5910063       HUNTINGTON BEACH                   CA       92649      SFD         8.250          7.000           $3,887.81
5910077       PLAYA DEL REY                      CA       90293      LCO         7.625          7.000           $3,057.11
5910311       NAPLES                             FL       34119      SFD         8.250          7.000           $3,155.32
5910340       DULUTH                             GA       30097      PUD         7.875          7.000           $3,139.55
5911025       BERKELEY                           CA       94705      SFD         8.000          7.000           $4,769.47
5911041       GLENVIEW                           IL       60025      SFD         8.875          7.000           $2,946.27
5911061       SAN CLEMENTE                       CA       92672      LCO         8.250          7.000           $2,328.93
5911068       WILLIS                             MI       48191      SFD         8.250          7.000           $1,990.86
5911074       JACKSONVILLE BEACH                 FL       32250      SFD         8.000          7.000           $4,096.34
5911088       FLEMINGTON                         NJ       08822      SFD         8.000          7.000           $2,612.21
5911105       EVERGREEN                          CO       80439      SFD         8.000          7.000           $3,081.81
5911111       LEESBURG                           VA       20176      SFD         8.000          7.000           $2,054.54
5911113       LEESBURG                           VA       20175      SFD         7.875          7.000           $1,997.21
5911124       RICHBORO                           PA       18954      SFD         8.250          7.000           $2,156.14
5911130       OCEAN VIEW                         DE       19970      SFD         7.875          7.000           $2,639.25
5911142       SAN CLEMENTE                       CA       92673      SFD         8.750          7.000           $3,933.51
5911209       BADEN                              PA       15005      SFD         8.250          7.000           $2,554.31
5911215       CHICAGO                            IL       60657      SFD         7.750          7.000           $2,665.05
5911232       ORLANDO                            FL       32819      SFD         8.250          7.000           $2,291.37
5911242       VIENNA                             VA       22182      SFD         8.375          7.000           $3,016.73
5911255       FORT MILL                          SC       29715      SFD         7.875          7.000           $2,366.16
5911284       DEERFIELD                          IL       60015      SFD         8.500          7.000           $3,844.57
5911292       ALISON VIEJO                       CA       92656      LCO         7.875          7.000           $2,338.35
5911306       TUCSON                             AZ       85748      SFD         8.125          7.000           $2,468.80
5911308       THOUSAND OAKS                      CA       91360      SFD         7.500          7.000           $3,342.60
5911324       LAKEWOOD                           CO       80215      MF2         8.000          7.000           $1,335.46
5911327       ATLANTA                            GA       30327      SFD         8.125          7.000           $2,108.70
5911331       SOUTH RIDING                       VA       20152      SFD         7.875          7.000           $1,943.19
5911343       LA QUINTA                          CA       92253      SFD         7.875          7.000           $3,081.55
5911348       BOWIE                              MD       20716      SFD         8.000          7.000           $3,169.86
5911355       POTOMAC                            MD       20854      SFD         7.750          7.000           $3,402.96
5911370       ALISON VIEJO                       CA       92656      SFD         7.875          7.000           $2,418.11
5911376       ESTON                              MD       21601      PUD         8.250          7.000           $2,704.57
5911398       WESTON                             MA       02332      SFD         8.250          7.000           $3,305.58
5911408       WASHINGTON                         DC       20007      SFD         7.750          7.000           $3,037.59
5911412       MESA                               AZ       85207      SFD         8.250          7.000           $1,171.98
5911413       NEW TOWN                           PA       18940      SFD         8.000          7.000           $2,384.74
5911426       LOTTSBURG                          VA       22511      SFD         8.125          7.000           $2,361.15
5911472       KENSINGTON                         MD       20895      SFD         8.000          7.000           $3,023.12
5911481       AUSTIN                             TX       78734      SFD         7.625          7.000           $3,149.69
5911500       SUMMERFIELD                        NC       27358      SFD         8.250          7.000           $2,054.72
5911504       ALISO VIEJO                        CA       92656      SFD         7.875          7.000           $1,992.13
5911512       WEST HARTFORD                      CT       06117      SFD         8.125          7.000           $1,063.26
5911518       ROCHESTER HILLS                    MI       48307      SFD         8.500          7.000           $2,557.80
5911546       ROWLEY                             MA       01969      SFD         8.000          7.000           $2,833.07
5911549       IRVINE                             CA       92618      LCO         8.125          7.000           $2,332.93
5911597       LADERA RANCH                       CA       92694      SFD         7.875          7.000           $3,806.26
5911620       ROCKVILLE                          MD       20853      SFD         8.250          7.000           $3,746.57
5911643       IRVING                             TX       75062      SFD         8.000          7.000           $2,160.21
5911666       PEWAUKEE                           WI       53072      SFD         8.750          7.000           $2,800.65
5911683       DENVER                             CO       80210      SFD         8.000          7.000           $3,032.65
5911690       POWELL                             OH       43065      SFD         8.500          7.000           $  768.92
5911698       EL DORADO HILLS                    CA       95762      PUD         7.875          7.000           $2,366.63
5911712       EL DORADO HILLS                    CA       95762      PUD         8.000          7.000           $1,907.79
5911716       CHICAGO                            IL       60647      SFD         8.375          7.000           $2,079.56
5911724       PORT JEFFERSON STATION             NY       11776      SFD         8.500          7.000           $1,291.78
5911729       GOLDEN VALLEY                      MN       55422      SFD         8.125          7.000           $3,712.49
5911736       WINNETKA                           IL       60093      SFD         8.250          7.000           $2,749.64
5911745       BRECKENRIDGE                       CO       80424      SFD         8.375          7.000           $2,242.21
5911755       MARCO ISLAND                       FL       34145      SFD         8.375          7.000           $2,276.42
5911771       SAN JOSE                           CA       95132      SFD         8.250          7.000           $3,131.28
5911942       ANNAPOLIS                          MD       21405      PUD         8.250          7.000           $2,704.56
5912037       MANASSAS                           VA       20112      SFD         7.500          7.000           $2,013.04
5912064       BLYTHEWOOD                         SC       29016      SFD         7.500          7.000           $2,097.65
5912085       SOUTH ORANGE                       NJ       07079      SFD         7.625          7.000           $2,576.37
5913168       GLENDALE                           CA       91201      SFD         7.875          7.000           $2,813.27
5914378       SAINT ALBANS                       MO       63073      SFD         8.000          7.000           $4,765.80
5914384       NEBO                               NC       28761      SFD         8.125          7.000           $1,621.62
5914396       ANTIOCH                            CA       94509      SFD         8.125          7.000           $2,376.00
5914397       TUCSON                             AZ       85718      SFD         8.000          7.000           $3,081.81
5914399       IRVINE                             CA       92618      LCO         7.625          7.000           $2,228.14
5914408       BETHESDA                           MD       20816      SFD         7.750          7.000           $2,407.15
5914414       HOUSTON                            TX       77025      SFD         7.875          7.000           $2,610.25
5914421       PEORIA                             AZ       85382      PUD         7.875          7.000           $2,525.79
5914422       LOUISVILLE                         KY       40207      SFD         7.500          7.000           $2,545.14
5914428       WILDWOOD                           MO       63005      SFD         7.625          7.000           $3,425.73
5914439       IRVINE                             CA       91618      LCO         7.750          7.000           $2,165.00
5914440       ASHTON                             MD       20861      SFD         7.625          7.000           $3,122.85
5914441       SANTA CLARITA                      CA       91350      SFD         7.875          7.000           $2,388.02
5914448       WESTON                             FL       33327      SFD         8.125          7.000           $2,458.78
5914449       BLOOMINGON                         IN       47401      SFD         8.000          7.000           $4,109.08
5914454       NEWTOWN                            CT       06470      SFD         8.250          7.000           $2,343.96
5914459       BOULDER                            CO       80302      SFD         8.000          7.000           $3,067.14
5914468       DRAPER                             UT       84020      SFD         8.000          7.000           $2,160.20
5914474       CAVE CREEK                         AZ       85331      SFD         8.250          7.000           $3,735.67
5914475       EVERGREEN                          CO       80439      SFD         7.875          7.000           $2,610.25
5914485       BELLAIRE                           TX       77401      SFD         7.500          7.000           $2,980.70
5914491       GRAND BLANC                        MI       48439      SFD         7.750          7.000           $2,435.81
5914505       ERIE                               CO       80516      SFD         8.125          7.000           $2,613.60
5914512       NOVI                               MI       48442      SFD         7.875          7.000           $2,029.62
5914522       WASHINGTON                         MO       63090      SFD         8.125          7.000           $2,153.24
5914527       LOS ALAMOS                         NM       87544      SFD         7.625          7.000           $  981.01
5914538       IRVINE                             CA       92602      PUD         8.125          7.000           $2,157.33
5914549       ATLANTA                            GA       30327      SFD         8.250          7.000           $4,635.31
5914552       DALLAS                             TX       75209      SFD         7.875          7.000           $2,610.25
5914560       LOCKPORT                           IL       60441      SFD         8.000          7.000           $2,337.75
5914563       SANTA FE                           NM       87505      LCO         8.000          7.000           $1,854.22
5914578       GOLDEN                             CO       80403      SFD         7.625          7.000           $4,246.76
5914579       MESA                               AZ       85208      SFD         8.375          7.000           $  714.09
5914590       BOULDER                            CO       80302      LCO         8.000          7.000           $1,391.22
5914601       LIBERTYVILLE                       IL       60048      SFD         8.125          7.000           $2,488.86
5914611       NORTHBROOK                         IL       60062      SFD         8.750          7.000           $2,517.45
5914613       GAUTKSBY                           MD       20882      SFD         7.750          7.000           $2,099.09
5914625       PHILADELPHIA                       PA       19151      SFD         7.875          7.000           $3,712.36
5914639       CHAMPAIGN                          IL       61821      SFD         8.250          7.000           $2,441.62
5914646       LEESBURG                           VA       20175      SFD         7.750          7.000           $2,166.08
5914648       INMAN                              SC       29349      SFD         7.875          7.000           $3,422.33
5914660       ENGLEWOOD                          CO       80111      SFD         7.875          7.000           $2,175.21
5914661       WASHINGTON                         DC       20008      HCO         7.750          7.000           $3,277.59
5914675       SHADY SHORES                       TX       76208      SFD         7.750          7.000           $2,338.73
5914682       OAK GROVE                          MO       64075      MF2         8.500          7.000           $  463.66
5914691       CINCINNATI                         OH       45243      SFD         7.750          7.000           $2,292.52
5914692       KELLER                             TX       76248      PUD         7.625          7.000           $2,831.17
5914696       CHANDLER                           AZ       85248      SFD         8.000          7.000           $2,700.25
5914704       COLLEYVILLE                        TX       76034      SFD         7.875          7.000           $2,414.49
5914714       LEXINGTON                          KY       40504      SFD         8.125          7.000           $3,321.94
5914718       BARNEGAT LIGHT                     NJ       08006      SFD         8.125          7.000           $2,598.75
5914719       WILDWOOD                           MO       63025      SFD         8.625          7.000           $3,297.83
5914727       FAYETTEVILLE                       GA       30215      SFD         8.000          7.000           $2,524.16
5914743       SCOTTSDALE                         AZ       85259      SFD         8.125          7.000           $3,118.49
5914746       WASHINGTON                         DC       20015      SFD         7.375          7.000           $3,418.85
5914754       ARMONK                             NY       10504      SFD         8.750          7.000           $3,902.04
5914759       ZIONSVILLE                         IN       46077      SFD         8.125          7.000           $2,257.20
5914766       BETHESDA                           MD       20816      SFD         7.750          7.000           $3,582.07
5914778       WASHINGTON                         DC       20016      SFD         8.250          7.000           $4,883.24
5914790       HERNDON                            VA       20171      SFD         7.500          7.000           $2,447.26
5914804       TRAVERSE CITY                      MI       49686      SFD         7.625          7.000           $2,335.72
5914809       ARLINGTON                          TX       76013      SFD         8.125          7.000           $1,065.48
5914832       HUNTINGTON BEACH                   CA       92649      SFD         7.500          7.000           $2,796.86
5914862       FONTANA                            CA       92337      SFD         8.250          7.000           $  898.90
5914894       SAN CLEMENTE                       CA       92673      SFD         7.750          7.000           $3,223.86
5914944       BLOOMINGTON                        IN       47401      SFD         8.500          7.000           $4,298.23
5914949       DIX HILLS                          NY       11746      SFD         8.500          7.000           $1,153.38
5914956       BONITA SPRINGS                     FL       34134      SFD         7.750          7.000           $4,656.68
5914962       BETHESDA                           MD       20814      SFD         8.125          7.000           $2,797.73
5914970       SCOTTSDALE                         AZ       85255      SFD         8.250          7.000           $2,817.25
5914984       KALAMAZOO                          MI       49009      SFD         7.750          7.000           $2,657.89
5915597       ORADELL                            NJ       07649      SFD         7.750          7.000           $3,295.50
5915613       CLEVELAND HEIGHTS                  OH       44118      SFD         8.125          7.000           $2,312.14
5915637       GAINSVILLE                         VA       20155      PUD         8.125          7.000           $2,667.05
5915672       SANTA CLARITA                      CA       91350      SFD         8.625          7.000           $2,652.27
5915695       AURORA                             IL       60506      SFD         7.875          7.000           $2,269.47
5915759       RIVERSIDE                          CA       92503      SFD         8.000          7.000           $2,381.80
5915760       THOUSAND OAKS                      CA       91320      SFD         7.750          7.000           $3,383.62
5915767       THOUSAND OAKS                      CA       91320      SFD         7.875          7.000           $2,523.25
5915774       MANASSAS                           VA       20112      SFD         7.500          7.000           $2,346.57
5915781       SAN CLEMENTE                       CA       92673      SFD         7.750          7.000           $2,865.65
5915793       MAINEVILLE                         OH       45039      SFD         8.250          7.000           $2,854.81
5915802       AURORA                             CO       80016      SFD         8.000          7.000           $3,034.82
5915824       VIRGINIA BEACH                     VA       23451      SFD         8.125          7.000           $2,108.70
5915827       HUNTINGTON BEACH                   CA       92649      SFD         7.750          7.000           $2,758.19
5915835       TARPON SPRINGS                     FL       34607      SFD         8.375          7.000           $  912.09
5915840       LEONARDTOWN                        MD       20650      SFD         8.250          7.000           $2,404.06
5915852       BOULDER                            CO       80304      SFD         8.125          7.000           $3,593.69
5915862       FAIRFAX STATION                    VA       22039      SFD         7.875          7.000           $3,081.55
5915875       INDIANAPOLIS                       IN       46250      SFD         8.125          7.000           $4,208.85
5915884       DENVER                             CO       80235      SFD         7.875          7.000           $3,697.85
5915896       THOUSAND OAKS                      CA       91320      SFD         8.000          7.000           $3,265.26
5915977       NIWOT                              CO       80503      SFD         8.125          7.000           $3,712.49
5915981       DENVER                             CO       80239      SFD         8.375          7.000           $1,273.12
5915990       MESA                               AZ       85212      SFD         8.375          7.000           $  740.69
5915998       CORONADO                           CA       92118      SFD         8.750          7.000           $3,933.50
5916000       LOUISVILLE                         KY       40223      SFD         7.875          7.000           $2,401.07
5916005       LAKE MARY                          FL       32764      SFD         8.000          7.000           $2,511.68
5916030       RICHMOND                           KY       40475      SFD         8.250          7.000           $  721.22
5916036       THOUSAND OAKS                      CA       91320      SFD         8.000          7.000           $3,674.70
5916046       FT MYERS BEACH                     FL       33931      HCO         8.500          7.000           $1,216.43
5916048       MEDINA                             MN       55340      SFD         8.250          7.000           $4,349.84
5916050       HIGLEY                             AZ       85239      SFD         7.875          7.000           $2,432.61
5916068       WESTON                             FL       33327      SFD         8.250          7.000           $2,300.76
5916075       BENNETT                            CO       80102      SFD         8.000          7.000           $2,861.69
5916084       TUCSON                             AZ       85718      SFD         8.750          7.000           $5,113.55
5916086       PEWAUKEE                           WI       53225      SFD         8.375          7.000           $2,356.23
5916094       NEOSHO                             MO       64850      SFD         8.000          7.000           $  939.22
5916098       ELLICOTT CITY                      MD       21043      SFD         7.750          7.000           $4,298.48
5916099       OVERLAND PARK                      KS       66221      SFD         7.875          7.000           $3,474.54
5916104       EVERGREEN                          CO       80439      SFD         8.000          7.000           $2,127.92
5916113       TUSTIN RANCH                       CA       92782      SFD         7.875          7.000           $3,262.82
5916121       CHICAGO                            IL       60614      MF2         9.125          7.000           $4,068.17
5916125       SAN JUAN CAPISTRANO                CA       92675      SFD         7.625          7.000           $3,397.42
5916138       MARTINEZ                           CA       94553      SFD         7.625          7.000           $2,404.73
5916153       CHANDLER                           AZ       85224      SFD         7.625          7.000           $2,477.28
5916158       POWDER SPRINGS                     GA       30127      SFD         7.750          7.000           $2,403.93
5916162       N POTOMAC                          MD       20878      SFD         7.625          7.000           $2,831.18
5916168       POTOMAC                            MD       20854      SFD         7.750          7.000           $2,837.00
5916181       ELLICOTT CITY                      MD       21042      SFD         7.625          7.000           $2,611.76
5916188       ROCHESTER HILLS                    MI       48306      SFD         7.750          7.000           $2,321.18
5916189       OAK PARK                           IL       60302      SFD         8.125          7.000           $2,506.68
5916190       RICHMOND                           VA       23221      SFD         8.125          7.000           $2,375.99
5916192       PARKER                             CO       80134      SFD         8.000          7.000           $3,610.12
5916205       BETHLEHEM                          PA       18015      SFD         8.500          7.000           $  449.82
5916209       LOVELAND                           OH       45140      SFD         8.625          7.000           $2,768.94
5916212       GRANT TOWNSHIP                     MN       55082      SFD         8.125          7.000           $3,900.71
5916224       WESTERVILLE                        OH       43082      SFD         7.750          7.000           $2,639.27
5916226       ENGLEWOOD                          CO       80111      SFD         8.125          7.000           $2,658.14
5916228       ROCHESTER                          MI       48307      SFD         8.125          7.000           $2,376.00
5916233       LEESBURG                           VA       20175      SFD         7.500          7.000           $2,122.82
5916235       BOULDER                            CO       80301      SFD         8.375          7.000           $2,447.43
5916243       CANTON                             MI       48187      SFD         8.000          7.000           $2,054.55
5916251       PORT ORCHARD                       WA       98366      SFD         8.000          7.000           $1,687.66
5916252       ARCADIA                            CA       91007      SFD         8.375          7.000           $2,827.47
5916254       ST LOUIS                           MO       63131      SFD         8.250          7.000           $1,314.72
5916271       MONEE                              IL       60449      SFD         7.875          7.000           $2,392.73
5916272       ROCHESTER                          MI       48306      SFD         7.250          6.983           $2,455.84
5916281       LOVELAND                           OH       45140      SFD         8.000          7.000           $2,113.25
5916285       BEDMINSTER                         NJ       07921      SFD         7.875          7.000           $3,190.31
5916290       FOUNTAIN HILLS                     AZ       85268      SFD         8.250          7.000           $2,929.95
5916292       HOLMDEL                            NJ       07733      SFD         8.750          7.000           $2,423.04
5916299       VIENNA                             VA       22181      SFD         8.000          7.000           $3,925.65
5916301       BACLIFF                            TX       77518      SFD         7.500          7.000           $3,468.11
5916304       ST LOUIS                           MO       63141      SFD         7.875          7.000           $4,350.42
5916312       BOULDER                            CO       80303      SFD         7.875          7.000           $2,320.22
5916315       PHOENIX                            AZ       85018      SFD         7.875          7.000           $2,204.21
5916318       HUNTINGTON BEACH                   CA       92649      SFD         7.625          7.000           $3,110.76
5916321       FRISCO                             TX       75034      SFD         7.625          7.000           $3,892.87
5916324       ST ALBANS                          MO       63073      SFD         8.875          7.000           $5,167.72
5916326       BLOOMFIELD HILLS                   MI       48304      SFD         7.750          7.000           $3,266.85
5916335       MICHIGAN CITY                      IN       46360      SFD         7.750          7.000           $1,994.50
5916339       FARMINGTON HILLS                   MI       48331      SFD         7.625          7.000           $2,836.84
5916350       MOUNT HOLLY                        NJ       08060      SFD         7.750          7.000           $2,606.31
5916360       SAN CLEMENTE                       CA       92673      SFD         8.000          7.000           $3,081.82
5916368       FRANKTOWN                          CO       80116      SFD         7.875          7.000           $3,190.31
5916370       MIDDLETOWN                         OH       45044      SFD         8.375          7.000           $2,462.63
5916379       LADERA RANCH                       CA       92894      SFD         7.750          7.000           $3,553.41
5916403       PALATINE                           IL       60067      SFD         8.125          7.000           $2,953.65
5916420       ANTIOCH                            CA       94509      SFD         8.250          7.000           $3,103.86
5917241       BETHESDA                           MD       20814      SFD         7.750          7.000           $2,507.45
5917252       SPENCERVILLE                       MD       20868      SFD         7.875          7.000           $2,537.75
5917255       WASHINGTON TOWNSHIP                NJ       07675      SFD         8.125          7.000           $4,502.51
5917266       BURKE                              VA       22015      SFD         7.625          7.000           $3,712.55
5917274       WASHINGTON                         DC       20016      SFD         7.875          7.000           $2,537.75
5917277       BETHESDA                           MD       20817      SFD         8.000          7.000           $3,257.92
5917283       SOUTH RIDING                       VA       20152      SFD         7.625          7.000           $2,317.32
5917298       RED BANK                           NJ       07701      SFD         8.250          7.000           $2,126.09
5917304       BOSTON                             MA       02114      LCO         8.000          7.000           $2,935.06
5917305       WASHINGTON                         DC       20016      SFD         7.500          7.000           $2,992.64
5917325       STERLING                           VA       20165      SFD         7.625          7.000           $2,633.00
5917336       GREAT FALLS                        VA       22066      SFD         7.500          7.000           $3,552.01
5917337       POTOMAC                            MD       20854      SFD         7.750          7.000           $2,739.57
5917341       POTOMAC                            MD       20854      SFD         7.625          7.000           $2,583.45
5917346       CHEVY CHASE                        MD       20815      LCO         7.750          7.000           $3,582.07
5917348       STERLING                           VA       20165      SFD         7.625          7.000           $3,057.67
5917357       WASHINGTON                         DC       20007      SFD         7.750          7.000           $2,650.73
5917362       POTOMAC                            VA       20165      SFD         7.750          7.000           $2,737.77
5917378       FRANKLIN PARK                      NJ       08823      SFD         7.625          7.000           $2,378.19
5917383       ASHBURN                            VA       20147      SFD         7.375          7.000           $2,831.77
5917400       FAIRFAX                            VA       22030      SFD         7.625          7.000           $2,522.45
5917415       MCLEAN                             VA       22101      SFD         7.375          7.000           $2,265.42
5917426       BETHESDA                           MD       20817      SFD         7.625          7.000           $2,866.57
5917439       WASHINGTON                         DC       20007      HCO         7.875          7.000           $3,265.72
5917440       RESTON                             VA       20191      SFD         7.250          6.983           $2,264.83
5917694       LOWER GWYNEDD                      PA       19002      SFD         8.750          7.000           $3,776.17
5918919       WILMETTE                           IL       60091      SFD         8.875          7.000           $2,585.85
5920054       OLD TAPAN                          NJ       07675      SFD         8.250          7.000           $3,005.07
5920066       MADISON                            NJ       07940      SFD         8.250          7.000           $2,578.35
5920153       CORTLANDT MANOR                    NY       10567      SFD         8.250          7.000           $4,171.04
5920323       MOUNT VERNON                       NY       10552      SFD         8.250          7.000           $2,364.99
5920359       BROOKLYN                           NY       11217      MF2         8.500          7.000           $3,844.57
5920444       TARRYTOWN                          NY       10591      LCO         8.125          7.000           $2,174.03
5920467       MIDDLETOWN                         NJ       07748      SFD         8.125          7.000           $2,375.99
5920546       HUNTINGTON                         NY       11743      SFD         8.125          7.000           $2,126.00
5920573       NEW YORK                           NY       10280      HCO         8.375          7.000           $3,990.38



TABLE (CONTINUED)

(i)           (vii)      (viii)          (ix)                (x)      (xi)            (xii)      (xiii)     (xiv)        (xv)
-----         --------   ----------      --------------      ------   ---------     ----------   --------   -----------  -----------
                                         CUT-OFF
MORTGAGE      ORIGINAL   SCHEDULED       DATE                                        MORTGAGE               MASTER       FIXED
LOAN          TERM TO    MATURITY        PRINCIPAL                                  INSURANCE    SERVICE    SERVICE      RETAINED
NUMBER        MATURITY   DATE            BALANCE             LTV      SUBSIDY          CODE      FEE        FEE          YIELD
--------      --------   -----------     --------------      ------   ---------     ----------   --------   -----------  -----------
5824585         360       1-Aug-30       $ 451,085.99        75.00                                0.250        0.017        1.358
5832106         360       1-Oct-30       $ 310,698.16        80.00                                0.250        0.017        0.733
5832293         360       1-Jan-31       $ 154,907.19        93.94                      38        0.250        0.017        0.000
5832294         360       1-Jan-31       $  64,910.23        54.17                                0.250        0.017        0.608
5832299         360       1-Jan-31       $ 134,798.99        87.10                      38        0.250        0.017        0.233
5832323         360       1-Jan-31       $ 112,823.17        79.58                                0.250        0.017        0.000
5832327         360       1-Feb-31       $  89,934.87        79.65                                0.250        0.017        0.358
5832335         360       1-Feb-31       $ 106,123.13        90.00                      38        0.250        0.017        0.358
5832339         360       1-Jan-31       $  74,888.33        84.27                      38        0.250        0.017        0.233
5834019         360       1-Sep-30       $ 995,802.46        64.52                                0.250        0.017        0.608
5834431         360       1-Sep-30       $ 447,764.28        90.00                      11        0.250        0.017        1.233
5834760         360       1-Aug-30       $ 349,591.58        90.00                      11        0.250        0.017        1.608
5835183         360       1-Dec-30       $  85,833.61        78.18                                0.250        0.017        0.983
5841034         360       1-Sep-30       $ 378,557.93        80.00                                0.250        0.017        1.108
5841498         360       1-Oct-30       $ 319,016.86        79.40                                0.250        0.017        1.233
5852917         360       1-Dec-30       $ 362,643.91        79.99                                0.250        0.017        0.608
5855278         360       1-Nov-30       $ 310,209.14        80.00                                0.250        0.017        1.108
5855388         360       1-Jan-31       $ 353,884.84        79.99                                0.250        0.017        0.858
5857684         360       1-Sep-30       $ 286,428.37        80.00                                0.250        0.017        1.233
5858252         360       1-Nov-30       $ 327,175.93        80.00                                0.250        0.017        1.108
5858951         360       1-Nov-30       $ 327,236.85        80.00                                0.250        0.017        1.483
5859241         360       1-Dec-30       $ 723,739.49        41.43                                0.250        0.017        1.483
5859751         360       1-Nov-30       $ 299,224.21        78.95                                0.250        0.017        0.983
5859753         360       1-Nov-30       $ 369,515.81        80.00                                0.250        0.017        1.358
5867246         360       1-Oct-30       $  90,780.01        80.00                                0.250        0.017        1.233
5867352         360       1-Oct-30       $ 268,376.97        89.99                      13        0.250        0.017        1.108
5867380         360       1-Nov-30       $ 507,802.79        80.00                                0.250        0.017        1.233
5867451         360       1-Oct-30       $ 285,171.18        90.00                      13        0.250        0.017        1.233
5869145         360       1-Jan-31       $ 289,342.18        79.99                                0.250        0.017        0.608
5869837         360       1-Jan-31       $ 356,731.10        80.00                                0.250        0.017        0.858
5871271         360       1-Nov-30       $ 297,306.66        67.73                                0.250        0.017        1.483
5871442         360       1-Nov-30       $ 470,894.99        75.52                                0.250        0.017        1.483
5871889         360       1-Dec-30       $ 299,621.77        81.14                      06        0.250        0.017        0.983
5872413         360       1-Dec-30       $ 768,554.15        70.00                                0.250        0.017        1.108
5872425         360       1-Dec-30       $ 287,486.24        80.00                                0.250        0.017        1.358
5872953         360       1-Feb-31       $ 559,573.89        69.14                                0.250        0.017        0.108
5872961         360       1-Jan-31       $ 335,297.94        85.00                                0.250        0.017        0.733
5873573         360       1-Dec-30       $ 648,810.30        74.03                                0.250        0.017        1.233
5873591         360       1-Dec-30       $ 398,938.24        83.51                                0.250        0.017        0.858
5873659         360       1-Dec-30       $ 281,110.39        80.00                                0.250        0.017        1.483
5874800         360       1-Dec-30       $ 503,029.22        80.00                                0.250        0.017        0.983
5874956         360       1-Dec-30       $ 391,263.91        80.00                                0.250        0.017        1.108
5875041         360       1-Sep-30       $ 373,612.55        88.24                                0.250        0.017        1.233
5875376         360       1-Dec-30       $ 342,603.29        80.00                                0.250        0.017        1.483
5875386         360       1-Oct-30       $ 308,891.80        77.69                                0.250        0.017        0.483
5875404         360       1-Dec-30       $ 279,332.81        87.74                      11        0.250        0.017        0.733
5875412         360       1-Dec-30       $ 285,401.49        79.80                                0.250        0.017        0.608
5875467         360       1-Dec-30       $ 499,012.12        86.73                      11        0.250        0.017        0.858
5875545         360       1-Nov-30       $ 295,317.34        90.00                      11        0.250        0.017        0.858
5875772         360       1-Feb-31       $ 484,666.22        76.38                                0.250        0.017        0.608
5876027         360       1-Nov-30       $ 299,461.21        95.00                      06        0.250        0.017        1.233
5876055         360       1-Nov-30       $ 302,926.57        75.00                                0.250        0.017        0.733
5876527         360       1-Dec-30       $ 370,029.41        90.00                      13        0.250        0.017        0.608
5876734         360       1-Dec-30       $ 287,459.21        80.00                                0.250        0.017        1.108
5876762         360       1-Nov-30       $ 307,143.78        80.00                                0.250        0.017        0.608
5877239         360       1-Jan-31       $ 458,266.67        80.00                                0.250        0.017        0.233
5877385         360       1-Dec-30       $ 292,527.19        80.00                                0.250        0.017        1.358
5877401         360       1-Oct-30       $ 285,033.38        77.30                                0.250        0.017        1.483
5877407         360       1-Dec-30       $ 303,329.68        80.00                                0.250        0.017        0.608
5878044         360       1-Feb-31       $ 326,796.75        84.94                      12        0.250        0.017        1.108
5879375         360       1-Jan-31       $ 396,623.21        78.81                                0.250        0.017        0.358
5879954         360       1-Dec-30       $ 360,551.17        70.29                                0.250        0.017        1.108
5879971         360       1-Dec-30       $ 365,395.96        80.00                                0.250        0.017        1.358
5884097         360       1-Dec-30       $ 304,366.17        21.79                                0.250        0.017        0.608
5884498         360       1-Dec-30       $ 454,054.42        76.47                                0.250        0.017        0.608
5884512         360       1-Jan-31       $ 343,592.34        87.09                      11        0.250        0.017        1.358
5884822         360       1-Dec-30       $ 291,860.83        90.00                      11        0.250        0.017        0.358
5884846         360       1-Jan-31       $ 329,577.69        78.57                                0.250        0.017        0.983
5884924         360       1-Jan-31       $ 295,102.14        75.00                                0.250        0.017        0.733
5885068         360       1-Jan-31       $ 313,976.67        79.98                                0.250        0.017        0.733
5885111         360       1-Jan-31       $ 339,506.19        80.00                                0.250        0.017        0.733
5885128         360       1-Dec-30       $ 316,638.89        90.00                      06        0.250        0.017        0.983
5885138         360       1-Nov-30       $ 280,637.17        80.00                                0.250        0.017        0.733
5885557         360       1-Jan-31       $ 998,784.09        57.14                                0.250        0.017        1.233
5885575         360       1-Nov-30       $ 442,993.18        79.86                                0.250        0.017        1.608
5885884         360       1-Dec-30       $ 399,209.70        79.68                                0.250        0.017        0.858
5885899         360       1-Jan-31       $ 394,146.08        69.91                                0.250        0.017        0.858
5885910         360       1-Nov-30       $ 383,010.41        79.91                                0.250        0.017        0.983
5885931         360       1-Jan-31       $ 311,845.77        24.08                                0.250        0.017        0.983
5885940         360       1-Jan-31       $ 349,540.55        46.67                                0.250        0.017        0.858
5886017         360       1-Dec-30       $ 499,012.12        60.61                                0.250        0.017        0.858
5886039         360       1-Jan-31       $ 343,337.10        66.12                                0.250        0.017        0.733
5886065         360       1-Dec-30       $ 319,351.54        80.00                                0.250        0.017        0.733
5887090         360       1-Jan-31       $ 359,379.50        80.00                                0.250        0.017        0.983
5887141         360       1-Jan-31       $ 374,532.19        75.00                                0.250        0.017        1.108
5887169         360       1-Jan-31       $ 291,307.25        79.99                                0.250        0.017        0.733
5887183         360       1-Jan-31       $ 334,560.24        74.44                                0.250        0.017        0.858
5887184         360       1-Jan-31       $ 419,434.50        75.00                                0.250        0.017        0.733
5887197         360       1-Jan-31       $ 399,461.43        78.43                                0.250        0.017        0.733
5887219         360       1-Jan-31       $ 290,358.52        79.99                                0.250        0.017        0.733
5887224         360       1-Jan-31       $ 399,461.43        25.81                                0.250        0.017        0.733
5887253         360       1-Jan-31       $ 299,945.58        79.99                                0.250        0.017        0.733
5887324         360       1-Jan-31       $ 356,719.05        80.00                                0.250        0.017        0.733
5887373         360       1-Feb-31       $ 276,864.45        79.16                                0.250        0.017        0.483
5887374         360       1-Dec-30       $ 349,235.20        85.37                      01        0.250        0.017        0.358
5887548         360       1-Jan-31       $ 510,128.97        75.00                                0.250        0.017        1.233
5887553         360       1-Dec-30       $ 534,886.11        80.00                                0.250        0.017        0.608
5887565         360       1-Jan-31       $ 439,422.41        62.15                                0.250        0.017        0.858
5887582         360       1-Jan-31       $ 587,208.29        74.43                                0.250        0.017        0.733
5887663         360       1-Dec-30       $ 350,288.75        78.00                                0.250        0.017        0.733
5887668         360       1-Jan-31       $ 308,255.01        80.00                                0.250        0.017        0.983
5887681         360       1-Jan-31       $ 309,603.28        79.49                                0.250        0.017        0.983
5887696         360       1-Dec-30       $ 359,251.86        21.82                                0.250        0.017        0.608
5887704         360       1-Nov-30       $ 398,887.99        66.67                                0.250        0.017        0.608
5887984         360       1-Dec-30       $ 398,993.27        72.73                                0.250        0.017        0.733
5888009         360       1-Dec-30       $ 346,460.10        80.00                                0.250        0.017        0.483
5888160         360       1-Jan-31       $ 533,281.01        39.56                                0.250        0.017        0.733
5888209         360       1-Jan-31       $ 336,169.24        90.00                      12        0.250        0.017        0.983
5888222         360       1-Jan-31       $ 302,427.68        90.00                      33        0.250        0.017        1.358
5888231         360       1-Dec-30       $ 360,286.77        78.48                                0.250        0.017        0.858
5888390         360       1-Dec-30       $ 498,889.74        57.47                                0.375        0.017        1.108
5888397         360       1-Dec-30       $ 146,691.03        72.31                                0.375        0.017        1.483
5888414         360       1-Dec-30       $ 364,348.84        56.59                                0.375        0.017        1.233
5888419         360       1-Sep-30       $ 469,755.61        79.20                                0.375        0.017        1.858
5888471         360       1-Dec-30       $ 359,270.51        80.00                                0.250        0.017        0.733
5888490         360       1-Jan-31       $ 383,482.96        80.00                                0.250        0.017        0.733
5888504         360       1-Jan-31       $ 295,551.52        79.99                                0.250        0.017        0.733
5888526         360       1-Dec-30       $  79,681.89        80.00                                0.375        0.017        1.108
5888533         360       1-Dec-30       $ 598,901.82        70.59                                0.375        0.017        1.108
5888561         360       1-Nov-30       $ 121,811.38        73.81                                0.375        0.017        1.233
5888597         360       1-Dec-30       $ 335,319.13        78.14                                0.250        0.017        0.733
5888616         360       1-Jan-31       $ 308,541.45        80.00                                0.250        0.017        0.858
5888628         360       1-Jan-31       $  71,115.62        80.00                                0.250        0.017        1.358
5888650         360       1-Jan-31       $ 338,666.04        79.99                                0.250        0.017        0.983
5888713         360       1-Jan-31       $ 599,251.54        75.01                                0.250        0.017        1.108
5888738         360       1-Jan-31       $ 359,539.30        80.00                                0.250        0.017        0.983
5888759         360       1-Jan-31       $ 302,791.75        80.00                                0.250        0.017        0.733
5889066         360       1-Dec-30       $ 280,443.64        74.93                                0.250        0.017        0.858
5889073         360       1-Dec-30       $ 523,932.53        75.00                                0.250        0.017        0.983
5889082         360       1-Jan-31       $ 532,917.14        79.83                                0.250        0.017        0.983
5889097         360       1-Dec-30       $ 407,942.41        75.00                                0.250        0.017        0.858
5889109         360       1-Dec-30       $ 328,549.59        80.00                                0.250        0.017        0.858
5889112         360       1-Dec-30       $ 648,747.96        76.02                                0.250        0.017        0.983
5889115         360       1-Jan-31       $ 495,365.25        80.00                                0.250        0.017        0.983
5889121         360       1-Dec-30       $ 436,258.06        80.00                                0.250        0.017        0.983
5889122         360       1-Jan-31       $ 533,833.23        77.46                                0.250        0.017        1.108
5889128         360       1-Dec-30       $ 304,212.87        80.00                                0.250        0.017        0.983
5889133         360       1-Dec-30       $ 415,198.71        80.00                                0.250        0.017        0.983
5889137         360       1-Dec-30       $ 303,314.63        77.92                                0.250        0.017        0.983
5889143         360       1-Dec-30       $ 517,375.76        79.75                                0.250        0.017        0.858
5889155         360       1-Dec-30       $ 339,345.09        80.00                                0.250        0.017        0.983
5889161         360       1-Jan-31       $ 405,067.56        80.00                                0.250        0.017        0.858
5889168         360       1-Dec-30       $ 526,982.33        80.00                                0.250        0.017        0.983
5889199         360       1-Dec-30       $ 379,268.03        80.00                                0.250        0.017        0.983
5889204         360       1-Dec-30       $ 437,156.33        79.64                                0.250        0.017        0.983
5889208         360       1-Dec-30       $ 299,450.38        80.00                                0.250        0.017        1.233
5889209         360       1-Dec-30       $ 396,834.14        80.00                                0.250        0.017        0.983
5889213         360       1-Dec-30       $ 384,258.42        78.57                                0.250        0.017        0.983
5889219         360       1-Jan-31       $ 323,585.36        80.00                                0.250        0.017        0.983
5889225         360       1-Jan-31       $ 463,390.90        80.00                                0.250        0.017        0.858
5889229         360       1-Dec-30       $ 315,391.30        80.00                                0.250        0.017        0.983
5889238         360       1-Dec-30       $ 329,196.35        79.49                                0.250        0.017        1.233
5889240         360       1-Dec-30       $ 295,415.17        80.00                                0.250        0.017        0.858
5889245         360       1-Sep-30       $ 464,142.17        80.00                                0.250        0.017        0.983
5889250         360       1-Nov-30       $ 362,263.96        80.00                                0.250        0.017        0.983
5889251         360       1-Dec-30       $ 303,399.35        80.00                                0.250        0.017        0.858
5889254         360       1-Jan-31       $ 283,636.55        80.00                                0.250        0.017        0.983
5889263         360       1-Dec-30       $ 299,422.14        80.00                                0.250        0.017        0.983
5889264         360       1-Dec-30       $ 339,328.24        80.00                                0.250        0.017        0.858
5889269         360       1-Dec-30       $ 422,264.54        75.54                                0.250        0.017        1.483
5889277         360       1-Jan-31       $ 479,369.89        80.00                                0.250        0.017        0.858
5889286         360       1-Jan-31       $ 396,279.12        80.00                                0.250        0.017        0.858
5889291         360       1-Jan-31       $ 331,335.37        77.21                                0.250        0.017        0.858
5889297         360       1-Dec-30       $ 319,429.12        80.00                                0.250        0.017        1.358
5889303         360       1-Dec-30       $ 379,168.22        47.49                                0.250        0.017        0.983
5889305         360       1-Jan-31       $ 359,539.30        80.00                                0.250        0.017        0.983
5889311         360       1-Dec-30       $ 493,141.11        71.65                                0.250        0.017        1.483
5889315         360       1-Dec-30       $ 279,513.19        62.22                                0.250        0.017        1.483
5889321         360       1-Dec-30       $ 514,980.50        80.00                                0.250        0.017        0.858
5889326         360       1-Nov-30       $ 494,037.83        80.00                                0.250        0.017        0.858
5889341         360       1-Dec-30       $ 407,214.11        80.00                                0.250        0.017        0.983
5889367         360       1-Dec-30       $ 429,192.59        52.76                                0.250        0.017        1.108
5889377         360       1-Jan-31       $ 298,497.51        80.00                                0.250        0.017        0.983
5889387         360       1-Jan-31       $ 449,409.27        46.39                                0.250        0.017        0.858
5889412         360       1-Jan-31       $ 339,553.68        80.00                                0.250        0.017        0.858
5889417         360       1-Jan-31       $ 349,540.55        58.33                                0.250        0.017        0.858
5889461         360       1-Jan-31       $ 489,372.93        56.65                                0.250        0.017        0.983
5889474         360       1-Jan-31       $ 449,438.64        78.95                                0.250        0.017        1.108
5889484         360       1-Jan-31       $ 399,474.91        68.26                                0.250        0.017        0.858
5889487         360       1-Jan-31       $ 491,931.23        63.55                                0.250        0.017        1.483
5889588         360       1-Jan-31       $ 324,573.36        52.00                                0.250        0.017        0.858
5889611         360       1-Jan-31       $ 563,590.14        80.00                                0.250        0.017        0.733
5889627         360       1-Jan-31       $ 399,474.91        59.08                                0.250        0.017        0.858
5889650         360       1-Jan-31       $ 364,187.91        80.00                                0.250        0.017        1.358
5889671         360       1-Jan-31       $ 309,613.30        88.02                      12        0.250        0.017        1.108
5889864         360       1-Dec-30       $ 311,267.94        79.99                                0.250        0.017        0.733
5889867         360       1-Jan-31       $ 382,484.31        70.93                                0.250        0.017        0.733
5889868         360       1-Dec-30       $ 284,977.78        78.56                                0.250        0.017        0.483
5889873         360       1-Jan-31       $ 457,312.81        80.00                                0.250        0.017        1.108
5889896         360       1-Dec-30       $ 648,898.70        51.38                                0.250        0.017        1.608
5890039         360       1-Jan-31       $ 399,000.48        69.47                                0.250        0.017        1.608
5890054         360       1-Dec-30       $ 319,251.78        79.99                                0.250        0.017        0.733
5890061         360       1-Dec-30       $ 419,200.45        80.00                                0.250        0.017        1.233
5890075         360       1-Dec-30       $ 301,996.23        85.00                      13        0.250        0.017        1.233
5890102         360       1-Nov-30       $ 289,040.37        95.00                      33        0.250        0.017        1.233
5890114         360       1-Dec-30       $ 598,844.29        80.00                                0.250        0.017        0.983
5890162         360       1-Dec-30       $ 459,113.94        61.33                                0.250        0.017        0.983
5890329         360       1-Jan-31       $ 291,635.75        80.00                                0.250        0.017        1.108
5890346         360       1-Jan-31       $ 349,574.43        45.54                                0.250        0.017        1.233
5890538         360       1-Jan-31       $ 361,986.64        79.98                                0.250        0.017        0.483
5890555         360       1-Jan-31       $ 108,839.74        79.56                                0.250        0.017        0.608
5890568         360       1-Dec-30       $ 503,070.37        79.99                                0.250        0.017        0.233
5890583         360       1-Jan-31       $ 149,826.75        68.18                                0.250        0.017        1.483
5890603         360       1-Jan-31       $ 399,488.11        58.83                                0.250        0.017        0.983
5891427         360       1-Jan-31       $ 399,488.11        75.61                                0.250        0.017        0.983
5891448         360       1-Jan-31       $ 299,548.72        77.92                                0.250        0.017        1.108
5891514         360       1-Jan-31       $ 296,429.62        89.99                      11        0.250        0.017        0.483
5891534         360       1-Jan-31       $ 359,515.27        80.00                                0.250        0.017        0.733
5891545         360       1-Jan-31       $ 335,512.07        80.00                                0.250        0.017        0.358
5891558         360       1-Jan-31       $ 350,527.41        51.62                                0.250        0.017        0.733
5891563         300       1-Jan-26       $ 344,242.04        63.89                                0.250        0.017        0.483
5891580         360       1-Jan-31       $ 315,541.12        80.00                                0.250        0.017        0.358
5891587         360       1-Jan-31       $ 304,619.51        55.46                                0.250        0.017        1.108
5891606         360       1-Jan-31       $ 269,563.31        89.97                      11        0.250        0.017        1.108
5891613         360       1-Jan-31       $ 344,547.11        71.42                                0.250        0.017        0.858
5891680         360       1-Dec-30       $ 295,400.17        80.00                                0.250        0.017        0.733
5891686         360       1-Jan-31       $ 149,812.88        48.25                                0.250        0.017        1.108
5891719         360       1-Jan-31       $ 355,893.97        80.00                                0.250        0.017        0.983
5891748         360       1-Jan-31       $ 634,166.43        66.84                                0.250        0.017        0.858
5891785         360       1-Dec-30       $ 351,321.98        79.57                                0.250        0.017        0.983
5891800         360       1-Jan-31       $ 359,539.30        80.00                                0.250        0.017        0.983
5891809         360       1-Jan-31       $ 478,570.94        80.00                                0.250        0.017        0.858
5891810         360       1-Jan-31       $ 329,588.34        77.83                                0.250        0.017        1.108
5891821         360       1-Dec-30       $ 314,393.25        88.73                      11        0.250        0.017        0.983
5891828         360       1-Jan-31       $ 357,042.50        65.00                                0.250        0.017        0.983
5891839         360       1-Dec-30       $ 344,700.10        79.86                                0.250        0.017        0.733
5891854         360       1-Jan-31       $ 359,502.87        73.48                                0.250        0.017        0.608
5892249         360       1-Dec-30       $ 275,426.40        80.00                                0.250        0.017        0.608
5892271         360       1-Dec-30       $ 438,332.25        80.00                                0.250        0.017        0.858
5892275         360       1-Jan-31       $ 398,662.50        80.00                                0.250        0.017        0.733
5892284         360       1-Dec-30       $ 377,544.38        64.11                                0.250        0.017        0.983
5892289         360       1-Jan-31       $ 449,378.58        66.88                                0.250        0.017        0.608
5892312         360       1-Dec-30       $ 345,333.52        74.41                                0.250        0.017        0.983
5892318         360       1-Jan-31       $ 549,240.49        62.69                                0.250        0.017        0.608
5892386         360       1-Dec-30       $ 387,396.13        80.00                                0.250        0.017        0.358
5892394         360       1-Jan-31       $ 319,558.09        80.00                                0.250        0.017        0.608
5892414         360       1-Dec-30       $ 295,282.81        79.99                                0.250        0.017        0.858
5892425         360       1-Jan-31       $ 311,600.71        80.00                                0.250        0.017        0.983
5892429         360       1-Jan-31       $ 359,282.48        80.00                                0.250        0.017        0.483
5892438         360       1-Jan-31       $ 399,414.01        75.47                                0.250        0.017        0.983
5892439         360       1-Dec-30       $ 522,938.16        80.00                                0.250        0.017        0.733
5892444         360       1-Jan-31       $ 391,485.42        80.00                                0.250        0.017        0.858
5892457         360       1-Dec-30       $ 648,810.30        77.84                                0.250        0.017        1.233
5892459         360       1-Jan-31       $ 359,515.27        80.00                                0.250        0.017        0.733
5892461         360       1-Dec-30       $ 374,295.83        78.95                                0.250        0.017        1.108
5892467         360       1-Dec-30       $ 395,256.41        80.00                                0.250        0.017        1.108
5892470         360       1-Dec-30       $ 359,914.47        80.00                                0.250        0.017        0.608
5892485         360       1-Jan-31       $ 339,131.04        80.00                                0.250        0.017        0.608
5892495         360       1-Jan-31       $ 441,489.48        65.51                                0.250        0.017        0.608
5892500         360       1-Dec-30       $ 279,420.74        80.00                                0.250        0.017        0.983
5892510         360       1-Dec-30       $ 279,432.58        80.00                                0.250        0.017        0.733
5892520         360       1-Dec-30       $ 278,106.05        79.99                                0.250        0.017        0.483
5892527         360       1-Dec-30       $ 343,851.92        80.00                                0.250        0.017        0.608
5892544         360       1-Jan-31       $ 393,358.04        80.00                                0.250        0.017        0.608
5893212         360       1-Jan-31       $ 398,437.93        68.30                                0.250        0.017        0.858
5893231         360       1-Jan-31       $ 636,784.04        80.00                                0.250        0.017        0.983
5893249         360       1-Jan-31       $ 290,655.15        88.18                      06        0.250        0.017        1.358
5893252         360       1-Jan-31       $ 370,375.42        79.58                                0.250        0.017        0.983
5893255         360       1-Jan-31       $ 348,153.89        69.72                                0.250        0.017        0.983
5893275         360       1-Jan-31       $ 611,067.02        79.99                                0.250        0.017        0.983
5893393         360       1-Jan-31       $ 499,343.64        71.43                                0.250        0.017        0.858
5893404         360       1-Dec-30       $ 108,765.39        80.00                                0.250        0.017        1.608
5893413         360       1-Dec-30       $ 383,241.32        80.00                                0.250        0.017        0.858
5893423         360       1-Dec-30       $ 524,411.82        80.00                                0.250        0.017        0.858
5893432         360       1-Jan-31       $ 343,519.17        80.00                                0.250        0.017        0.608
5894198         360       1-Dec-30       $ 498,878.74        71.43                                0.250        0.017        1.608
5894206         360       1-Dec-30       $ 322,777.07        88.00                                0.250        0.017        0.983
5894210         360       1-Dec-30       $ 368,071.35        80.00                                0.250        0.017        0.858
5894227         360       1-Jan-31       $ 549,278.00        70.88                                0.250        0.017        0.858
5894251         360       1-Jan-31       $ 325,522.12        79.99                                0.250        0.017        0.858
5895088         360       1-Feb-31       $ 430,188.41        70.00                                0.250        0.017        0.358
5895803         360       1-Dec-30       $ 445,661.61        70.31                                0.250        0.017        1.108
5895809         360       1-Nov-30       $ 398,748.17        80.00                                0.250        0.017        1.233
5895814         360       1-Jan-31       $ 109,855.34        63.04                                0.250        0.017        0.858
5895844         360       1-Jan-31       $ 162,302.40        50.97                                0.250        0.017        1.233
5895910         360       1-Dec-30       $ 354,815.24        90.00                      13        0.250        0.017        0.983
5895929         360       1-Jan-31       $ 349,104.91        79.99                                0.250        0.017        0.483
5895937         360       1-Jan-31       $ 324,539.76        73.74                                0.250        0.017        0.483
5895943         360       1-Dec-30       $ 756,440.14        59.40                                0.250        0.017        0.983
5895945         360       1-Jan-31       $ 287,631.44        79.08                                0.250        0.017        0.983
5895953         360       1-Jan-31       $ 571,268.01        80.00                                0.250        0.017        0.983
5895996         360       1-Jan-31       $ 342,671.99        80.00                                0.250        0.017        1.108
5896001         360       1-Dec-30       $ 467,098.54        80.00                                0.250        0.017        0.983
5896003         360       1-Jan-31       $ 374,482.16        73.53                                0.250        0.017        0.608
5896006         360       1-Dec-30       $ 304,366.13        77.53                                0.250        0.017        0.608
5896014         360       1-Jan-31       $ 543,689.29        55.00                                0.250        0.017        0.233
5896026         360       1-Dec-30       $ 405,457.70        62.03                                0.250        0.017        0.733
5896029         360       1-Jan-31       $ 299,625.76        92.88                      13        0.250        0.017        1.108
5896043         360       1-Jan-31       $ 174,986.97        80.00                                0.250        0.017        1.233
5896046         360       1-Jan-31       $ 311,569.15        80.00                                0.250        0.017        0.608
5896049         360       1-Dec-30       $ 379,286.44        80.00                                0.250        0.017        1.108
5896051         360       1-Dec-30       $ 299,392.10        80.00                                0.250        0.017        0.733
5896076         360       1-Jan-31       $ 499,392.05        79.37                                0.250        0.017        1.233
5896081         360       1-Jan-31       $ 355,544.42        80.00                                0.250        0.017        0.983
5896087         360       1-Jan-31       $ 367,411.56        80.00                                0.250        0.017        0.733
5896093         360       1-Dec-30       $ 479,897.19        80.00                                0.250        0.017        1.108
5896098         360       1-Dec-30       $ 387,213.75        80.00                                0.250        0.017        0.733
5896099         360       1-Jan-31       $ 389,947.00        71.00                                0.250        0.017        0.483
5896109         360       1-Dec-30       $ 112,603.38        54.30                                0.250        0.017        1.108
5896111         360       1-Dec-30       $ 339,345.09        76.40                                0.250        0.017        0.983
5896119         360       1-Dec-30       $ 282,691.09        80.00                                0.250        0.017        0.733
5896129         360       1-Dec-30       $ 334,969.82        80.00                                0.250        0.017        1.108
5896130         360       1-Dec-30       $  49,913.06        21.79                                0.250        0.017        1.483
5896136         360       1-Jan-31       $ 389,787.65        79.99                                0.250        0.017        0.858
5896143         360       1-Jan-31       $ 409,302.96        57.75                                0.250        0.017        0.858
5896310         360       1-Jan-31       $ 621,762.32        69.99                                0.250        0.017        1.358
5896315         360       1-Jan-31       $ 579,238.63        80.00                                0.250        0.017        0.858
5896321         360       1-Dec-30       $ 339,393.47        80.00                                0.250        0.017        1.358
5896346         360       1-Jan-31       $ 358,528.73        79.95                                0.250        0.017        0.858
5896373         360       1-Jan-31       $ 356,243.52        79.27                                0.250        0.017        0.983
5896421         360       1-Jan-31       $ 337,456.43        80.00                                0.250        0.017        0.858
5896434         360       1-Jan-31       $ 321,255.76        80.00                                0.250        0.017        0.608
5896453         360       1-Jan-31       $ 321,716.37        80.00                                0.250        0.017        0.733
5896470         360       1-Jan-31       $ 524,328.15        52.50                                0.250        0.017        0.983
5896477         360       1-Jan-31       $ 319,600.80        80.00                                0.250        0.017        1.108
5896494         360       1-Jan-31       $ 319,468.82        61.54                                0.250        0.017        0.483
5896497         360       1-Jan-31       $ 299,616.08        80.00                                0.250        0.017        0.983
5896500         360       1-Oct-30       $ 210,444.56        70.05                                0.250        0.017        1.983
5896507         360       1-Jan-31       $ 295,680.67        90.00                      13        0.250        0.017        0.483
5896525         360       1-Dec-30       $ 233,164.45        79.98                                0.250        0.017        0.608
5896548         360       1-Dec-30       $ 309,786.74        79.99                                0.250        0.017        0.858
5896551         360       1-Jan-31       $ 347,507.19        77.68                                0.250        0.017        0.483
5896577         360       1-Jan-31       $ 399,488.11        88.89                      06        0.250        0.017        0.983
5896585         360       1-Jan-31       $ 549,296.15        61.11                                0.250        0.017        0.983
5896595         360       1-Jan-31       $ 374,719.84        80.00                                0.250        0.017        0.983
5896601         360       1-Jan-31       $ 329,577.69        68.75                                0.250        0.017        0.983
5896609         360       1-Dec-30       $ 335,835.17        79.99                                0.250        0.017        0.858
5896618         360       1-Dec-30       $ 349,325.82        52.79                                0.250        0.017        0.983
5896632         360       1-Dec-30       $ 281,905.93        86.91                      01        0.250        0.017        0.983
5896658         360       1-Dec-30       $ 347,346.56        80.00                                0.250        0.017        1.108
5896663         360       1-Jan-31       $ 424,997.30        80.00                                0.250        0.017        0.483
5896676         360       1-Jan-31       $ 299,616.08        44.12                                0.250        0.017        0.983
5896726         360       1-Jan-31       $ 279,926.34        95.00                      13        0.250        0.017        1.483
5896749         360       1-Dec-30       $ 320,182.09        80.00                                0.250        0.017        0.983
5896776         360       1-Jan-31       $ 111,226.39        80.00                                0.250        0.017        1.108
5896789         360       1-Jan-31       $ 291,985.92        80.00                                0.250        0.017        0.483
5897913         360       1-Jan-31       $ 325,561.07        80.00                                0.250        0.017        0.733
5897918         360       1-Nov-30       $ 478,580.22        75.00                                0.250        0.017        0.983
5897927         360       1-Dec-30       $ 382,204.06        79.79                                0.250        0.017        0.608
5897933         360       1-Dec-30       $  76,373.65        59.62                                0.250        0.017        0.858
5897936         360       1-Dec-30       $ 479,075.44        80.00                                0.250        0.017        0.983
5897942         360       1-Jan-31       $ 265,260.12        80.00                                0.250        0.017        0.983
5898000         360       1-Dec-30       $ 362,300.79        66.00                                0.250        0.017        0.983
5898008         360       1-Dec-30       $ 283,452.95        80.00                                0.250        0.017        0.983
5898038         360       1-Dec-30       $ 319,212.67        80.00                                0.250        0.017        0.983
5898073         360       1-Dec-30       $ 411,744.98        75.00                                0.250        0.017        1.233
5898093         360       1-Dec-30       $  99,018.44        80.00                                0.250        0.017        1.233
5898107         360       1-Dec-30       $ 349,422.15        89.72                                0.750        0.017        1.233
5898128         360       1-Dec-30       $ 319,383.63        77.11                                0.250        0.017        0.983
5898146         360       1-Dec-30       $ 330,144.62        74.33                                0.250        0.017        1.233
5898162         360       1-Dec-30       $ 292,477.31        73.25                                0.250        0.017        1.358
5898171         360       1-Dec-30       $ 447,158.80        80.00                                0.250        0.017        1.108
5898183         360       1-Dec-30       $  85,371.29        80.00                                0.250        0.017        1.483
5898191         360       1-Dec-30       $ 299,401.94        80.00                                0.250        0.017        0.983
5898229         360       1-Jan-31       $ 345,422.34        86.48                      12        0.250        0.017        0.608
5898247         360       1-Jan-31       $ 554,289.76        56.92                                0.250        0.017        0.983
5898257         360       1-Dec-30       $ 322,876.87        71.89                                0.250        0.017        0.983
5898265         360       1-Dec-30       $ 299,360.67        64.86                                0.250        0.017        0.483
5898280         360       1-Dec-30       $ 449,133.22        64.29                                0.250        0.017        0.983
5898284         360       1-Dec-30       $ 593,763.51        68.79                                0.250        0.017        0.608
5898323         360       1-Jan-31       $ 318,770.21        80.00                                0.250        0.017        0.733
5898359         360       1-Dec-30       $ 100,988.87        74.96                                0.250        0.017        0.733
5898368         360       1-Dec-30       $ 306,608.28        80.00                                0.250        0.017        0.983
5898379         360       1-Dec-30       $  74,845.61        80.00                                0.250        0.017        0.733
5898415         360       1-Dec-30       $ 443,994.13        72.36                                0.250        0.017        1.108
5898427         360       1-Dec-30       $ 446,737.84        74.99                                0.250        0.017        0.983
5898433         360       1-Dec-30       $ 339,345.09        70.83                                0.250        0.017        0.983
5898439         360       1-Jan-31       $ 495,315.08        78.11                                0.250        0.017        0.608
5898453         360       1-Jan-31       $ 235,665.80        80.00                                0.250        0.017        0.483
5898498         360       1-Dec-30       $ 300,889.01        79.99                                0.250        0.017        0.733
5898662         360       1-Jan-31       $ 380,614.33        53.53                                0.250        0.017        0.983
5898668         360       1-Dec-30       $ 331,732.31        80.00                                0.250        0.017        0.108
5898683         360       1-Jan-31       $ 290,794.28        80.00                                0.250        0.017        0.733
5898762         360       1-Jan-31       $ 367,491.82        80.00                                0.250        0.017        0.608
5899212         360       1-Jan-31       $ 303,620.78        78.96                                0.250        0.017        1.108
5899228         360       1-Jan-31       $ 315,185.71        80.00                                0.250        0.017        0.858
5899254         360       1-Jan-31       $ 291,662.77        80.00                                0.250        0.017        1.483
5899257         360       1-Jan-31       $ 329,618.90        68.04                                0.250        0.017        1.483
5899265         360       1-Dec-30       $ 343,766.19        72.53                                0.250        0.017        1.233
5899276         360       1-Jan-31       $ 354,756.90        80.00                                0.250        0.017        1.108
5899285         360       1-Jan-31       $ 315,395.05        87.63                      12        0.250        0.017        0.983
5899296         360       1-Jan-31       $ 359,502.87        80.00                                0.250        0.017        0.608
5899299         360       1-Jan-31       $ 479,369.89        80.00                                0.250        0.017        0.858
5899306         360       1-Jan-31       $ 339,497.72        80.00                                0.250        0.017        0.358
5899320         360       1-Dec-30       $ 344,300.89        80.00                                0.250        0.017        0.733
5899322         360       1-Jan-31       $ 304,599.61        69.32                                0.250        0.017        0.858
5899363         360       1-Dec-30       $ 389,286.19        75.00                                0.250        0.017        1.233
5899368         360       1-Dec-30       $ 319,319.27        80.00                                0.250        0.017        0.858
5899382         360       1-Oct-30       $ 487,615.31        76.00                                0.250        0.017        0.858
5899384         360       1-Jan-31       $ 332,252.05        76.61                                0.250        0.017        0.733
5899395         360       1-Dec-30       $ 570,979.57        80.00                                0.250        0.017        1.358
5899405         360       1-Jan-31       $ 366,692.94        80.00                                0.250        0.017        0.608
5899417         360       1-Dec-30       $ 371,265.02        80.00                                0.250        0.017        0.858
5899418         360       1-Jan-31       $ 429,420.26        68.25                                0.250        0.017        0.733
5899427         360       1-Dec-30       $ 272,247.21        80.00                                0.250        0.017        0.733
5899440         360       1-Jan-31       $ 576,741.90        76.29                                0.250        0.017        0.858
5899447         360       1-Dec-30       $ 324,341.44        72.22                                0.250        0.017        0.733
5899449         360       1-Jan-31       $ 379,328.10        61.54                                0.250        0.017        0.733
5899457         360       1-Dec-30       $ 510,772.12        80.00                                0.250        0.017        0.733
5899460         360       1-Dec-30       $ 349,707.71        80.00                                0.250        0.017        0.858
5899461         360       1-Jan-31       $ 297,588.49        59.84                                0.250        0.017        0.608
5899465         360       1-Jan-31       $ 299,596.06        74.26                                0.250        0.017        0.733
5899470         360       1-Jan-31       $ 291,606.85        80.00                                0.250        0.017        0.733
5899474         360       1-Jan-31       $ 406,423.63        61.95                                0.250        0.017        0.483
5899481         360       1-Dec-30       $ 288,207.80        75.00                                0.250        0.017        1.108
5899490         360       1-Oct-30       $ 419,571.68        80.00                                0.250        0.017        1.483
5899493         360       1-Dec-30       $ 419,211.37        80.00                                0.250        0.017        1.108
5899508         360       1-Dec-30       $ 371,105.59        80.00                                0.250        0.017        0.108
5899521         360       1-Dec-30       $ 367,272.94        80.00                                0.250        0.017        0.858
5899529         360       1-Jan-31       $ 409,101.97        80.00                                0.250        0.017        1.233
5899540         360       1-Dec-30       $ 485,063.86        80.00                                0.250        0.017        0.983
5899555         360       1-Jan-31       $ 337,533.00        79.53                                0.250        0.017        0.608
5899558         360       1-Nov-30       $ 360,021.38        55.54                                0.250        0.017        0.733
5899560         360       1-Dec-30       $ 127,740.61        80.00                                0.250        0.017        0.733
5899566         360       1-Dec-30       $ 311,414.14        80.00                                0.250        0.017        1.108
5899569         360       1-Jan-31       $ 341,762.61        79.99                                0.250        0.017        0.733
5899580         360       1-Dec-30       $ 211,611.97        80.00                                0.250        0.017        1.233
5899724         360       1-Dec-30       $ 451,193.65        69.43                                0.250        0.017        1.358
5899730         360       1-Dec-30       $ 289,441.42        62.37                                0.250        0.017        0.983
5899741         360       1-Dec-30       $ 207,599.37        68.20                                0.250        0.017        0.983
5899747         360       1-Jan-31       $  94,872.08        46.34                                0.250        0.017        0.733
5899761         360       1-Jan-31       $ 314,575.87        70.79                                0.250        0.017        0.733
5899770         360       1-Jan-31       $ 258,685.07        64.75                                0.250        0.017        1.233
5899771         360       1-Jan-31       $ 426,510.29        75.01                                0.250        0.017        0.858
5899774         360       1-Dec-30       $ 192,156.57        70.00                                0.250        0.017        1.358
5899784         360       1-Dec-30       $ 297,745.81        71.50                                0.250        0.017        0.483
5899821         360       1-Jan-31       $ 399,488.11        79.21                                0.250        0.017        0.983
5899849         360       1-Dec-30       $ 493,996.93        75.00                                0.250        0.017        0.733
5899871         360       1-Dec-30       $ 343,273.47        77.48                                0.250        0.017        0.608
5899872         360       1-Jan-31       $ 384,481.63        79.38                                0.250        0.017        0.733
5899879         360       1-Jan-31       $ 629,272.44        70.00                                0.250        0.017        1.483
5899889         360       1-Dec-30       $ 190,042.48        80.00                                0.250        0.017        1.108
5899892         360       1-Dec-30       $ 335,385.02        70.00                                0.250        0.017        1.233
5899902         360       1-Oct-30       $ 271,363.70        80.00                                0.250        0.017        1.233
5899904         360       1-Dec-30       $ 399,168.73        54.79                                0.250        0.017        0.608
5899913         360       1-Jan-31       $ 389,162.05        68.06                                0.250        0.017        0.483
5899925         360       1-Dec-30       $ 353,999.19        89.98                      06        0.250        0.017        0.858
5899926         360       1-Dec-30       $ 264,103.13        94.99                      13        0.250        0.017        1.108
5899930         360       1-Jan-31       $ 649,139.22        75.58                                0.250        0.017        1.108
5899934         360       1-Jan-31       $ 299,585.73        94.64                      12        0.250        0.017        0.608
5899954         360       1-Jan-31       $ 547,298.72        80.00                                0.250        0.017        0.983
5899960         360       1-Dec-30       $ 359,053.14        89.99                      06        0.250        0.017        0.483
5899973         360       1-Jan-31       $ 327,590.83        80.00                                0.250        0.017        1.108
5899989         360       1-Jan-31       $ 294,831.76        80.00                                0.250        0.017        1.108
5899991         360       1-Dec-30       $ 322,587.93        66.67                                0.250        0.017        0.983
5899994         360       1-Dec-30       $ 474,037.47        61.29                                0.250        0.017        0.733
5900002         360       1-Jan-31       $ 289,265.56        80.00                                0.250        0.017        1.483
5900004         360       1-Jan-31       $ 599,251.52        73.62                                0.250        0.017        1.108
5900014         360       1-Dec-30       $ 171,161.17        70.00                                0.250        0.017        0.858
5900030         360       1-Jan-31       $ 486,029.52        73.01                                0.250        0.017        1.108
5900031         360       1-Dec-30       $ 309,402.87        76.17                                0.250        0.017        0.983
5900041         360       1-Jan-31       $ 319,590.50        51.61                                0.250        0.017        0.983
5900072         360       1-Dec-30       $ 318,216.49        63.51                                0.250        0.017        1.233
5900082         360       1-Jan-31       $ 278,642.95        70.63                                0.250        0.017        0.983
5900097         360       1-Jan-31       $ 591,242.40        80.00                                0.250        0.017        0.983
5900106         360       1-Jan-31       $ 312,445.93        80.00                                0.250        0.017        0.608
5900118         360       1-Jan-31       $ 159,779.04        62.75                                0.250        0.017        0.608
5900129         360       1-Jan-31       $ 335,547.60        80.00                                0.250        0.017        0.733
5900143         360       1-Jan-31       $ 648,148.05        74.17                                0.250        0.017        0.858
5900153         360       1-Dec-30       $ 486,536.81        61.71                                0.250        0.017        0.858
5900167         360       1-Dec-30       $ 298,159.72        94.99                      11        0.250        0.017        0.858
5900197         360       1-Jan-31       $ 419,420.02        54.90                                0.250        0.017        0.608
5900218         360       1-Jan-31       $ 399,289.33        73.39                                0.250        0.017        0.483
5900241         360       1-Jan-31       $ 286,593.55        74.56                                0.250        0.017        0.483
5900248         360       1-Jan-31       $ 274,639.00        77.46                                0.250        0.017        0.858
5900333         360       1-Jan-31       $ 296,410.37        79.99                                0.250        0.017        0.858
5900353         360       1-Jan-31       $ 319,558.09        80.00                                0.250        0.017        0.608
5900370         360       1-Dec-30       $ 419,127.14        80.00                                0.250        0.017        0.608
5900420         360       1-Jan-31       $ 352,262.89        85.00                      06        0.250        0.017        0.608
5900442         360       1-Jan-31       $ 283,189.12        87.23                      24        0.250        0.017        1.733
5900595         360       1-Jan-31       $ 335,536.02        80.00                                0.250        0.017        0.608
5900613         360       1-Dec-30       $ 299,422.14        50.00                                0.250        0.017        0.983
5900638         360       1-Dec-30       $ 483,505.50        51.05                                0.250        0.017        0.608
5900647         360       1-Jan-31       $ 321,524.09        84.74                      01        0.250        0.017        1.358
5900658         360       1-Jan-31       $ 419,326.71        75.00                                0.250        0.017        1.233
5900659         360       1-Jan-31       $ 387,477.58        80.00                                0.250        0.017        0.733
5900786         360       1-Dec-30       $ 312,397.12        79.91                                0.250        0.017        0.983
5900793         360       1-Dec-30       $ 523,908.27        73.43                                0.250        0.017        0.608
5900812         360       1-Jan-31       $ 289,319.72        94.98                      06        0.250        0.017        0.858
5900822         360       1-Feb-31       $ 314,767.19        78.75                                0.250        0.017        0.608
5900838         360       1-Jan-31       $ 398,462.78        71.25                                0.250        0.017        0.733
5900860         360       1-Dec-30       $ 384,530.25        80.00                                0.250        0.017        1.483
5900864         360       1-Jan-31       $ 160,793.97        58.55                                0.250        0.017        0.983
5900872         360       1-Jan-31       $ 386,217.61        78.12                                0.250        0.017        1.108
5900876         360       1-Dec-30       $ 315,242.95        80.00                                0.250        0.017        0.733
5900879         360       1-Jan-31       $ 638,758.17        75.29                                0.250        0.017        0.858
5900882         360       1-Jan-31       $ 466,402.37        79.83                                0.250        0.017        0.983
5900888         360       1-Jan-31       $ 394,468.16        63.71                                0.250        0.017        0.733
5900898         360       1-Dec-30       $ 246,735.83        80.00                                0.250        0.017        1.108
5900904         360       1-Jan-31       $ 349,540.55        70.00                                0.250        0.017        0.858
5900905         360       1-Jan-31       $ 313,577.22        79.98                                0.250        0.017        0.733
5900907         360       1-Dec-30       $ 330,526.48        80.00                                0.250        0.017        0.983
5900915         360       1-Jan-31       $ 475,183.29        80.00                                0.250        0.017        0.733
5900933         356       1-Aug-30       $ 370,848.73        78.72                                0.250        0.017        1.233
5900952         360       1-Jan-31       $ 308,966.18        80.00                                0.250        0.017        0.608
5900972         360       1-Dec-30       $ 138,145.32        80.00                                0.250        0.017        1.233
5901008         360       1-Jan-31       $ 299,585.73        42.86                                0.250        0.017        0.608
5901031         360       1-Dec-30       $ 404,219.90        69.95                                0.250        0.017        0.983
5901036         360       1-Jan-31       $ 354,034.65        79.98                                0.250        0.017        0.858
5901045         360       1-Dec-30       $ 319,318.06        80.00                                0.250        0.017        0.483
5901056         360       1-Jan-31       $ 154,769.22        68.28                                0.250        0.017        0.233
5901059         360       1-Dec-30       $ 548,885.48        64.71                                0.250        0.017        0.733
5901064         360       1-Jan-31       $ 411,698.81        80.00                                0.250        0.017        1.233
5901067         360       1-Jan-31       $ 288,630.17        74.12                                0.250        0.017        0.983
5901074         360       1-Dec-30       $ 444,120.81        65.44                                0.250        0.017        0.858
5901077         360       1-Jan-31       $ 259,649.92        80.00                                0.250        0.017        0.733
5901088         360       1-Jan-31       $ 499,361.44        71.43                                0.250        0.017        1.108
5901089         360       1-Jan-31       $ 423,457.38        80.00                                0.250        0.017        0.983
5901098         360       1-Jan-31       $ 284,561.14        87.69                      01        0.250        0.017        0.608
5901103         360       1-Jan-31       $ 334,525.59        78.82                                0.250        0.017        0.483
5901112         360       1-Jan-31       $ 318,342.10        85.00                      06        0.250        0.017        0.983
5901114         360       1-Dec-30       $  79,860.91        69.57                                0.250        0.017        1.483
5901123         360       1-Jan-31       $ 331,564.19        80.00                                0.250        0.017        0.858
5901127         360       1-Jan-31       $ 305,598.31        74.63                                0.250        0.017        0.858
5901128         360       1-Jan-31       $ 347,554.65        80.00                                0.250        0.017        0.983
5901140         360       1-Jan-31       $ 399,488.11        80.00                                0.250        0.017        0.983
5901143         360       1-Jan-31       $ 176,767.65        42.14                                0.250        0.017        0.858
5901154         360       1-Jan-31       $ 369,947.62        80.00                                0.250        0.017        1.233
5901156         360       1-Dec-30       $ 333,755.87        80.00                                0.250        0.017        0.983
5901163         360       1-Jan-31       $ 283,863.34        80.00                                0.250        0.017        1.483
5901166         360       1-Jan-31       $ 294,839.61        56.38                                0.250        0.017        0.983
5901173         360       1-Jan-31       $ 384,020.35        56.96                                0.250        0.017        1.108
5901185         360       1-Jan-31       $ 290,787.63        80.00                                0.250        0.017        0.483
5901188         360       1-Jan-31       $ 295,640.11        72.20                                0.250        0.017        1.233
5901216         360       1-Jan-31       $ 640,386.59        75.00                                0.250        0.017        0.733
5901228         360       1-Jan-31       $ 212,705.86        65.04                                0.250        0.017        0.608
5901243         360       1-Jan-31       $ 393,146.24        74.99                                0.250        0.017        0.983
5901249         360       1-Jan-31       $ 291,616.69        80.00                                0.250        0.017        0.858
5901265         360       1-Jan-31       $ 287,631.44        80.00                                0.250        0.017        0.983
5901279         360       1-Dec-30       $ 367,235.23        80.00                                0.250        0.017        0.608
5901288         360       1-Dec-30       $ 339,377.67        80.00                                0.250        0.017        1.233
5901320         360       1-Jan-31       $ 434,171.44        80.00                                0.250        0.017        1.233
5901344         360       1-Jan-31       $ 499,407.48        57.47                                0.250        0.017        1.358
5901368         360       1-Jan-31       $ 321,188.45        80.00                                0.250        0.017        0.983
5901387         360       1-Jan-31       $ 299,606.19        68.49                                0.250        0.017        0.858
5901400         360       1-Dec-30       $ 304,296.38        88.15                      01        0.250        0.017        0.983
5901402         360       1-Dec-30       $ 449,088.13        75.00                                0.250        0.017        0.733
5901412         360       1-Nov-30       $ 547,620.69        72.24                                0.250        0.017        1.108
5901424         360       1-Jan-31       $ 399,461.43        80.00                                0.250        0.017        0.733
5901430         360       1-Dec-30       $ 638,703.12        74.77                                0.250        0.017        0.733
5901535         360       1-Jan-31       $ 519,281.93        80.00                                0.250        0.017        0.608
5901545         360       1-Dec-30       $ 353,757.31        72.46                                0.250        0.017        0.608
5901567         360       1-Jan-31       $ 321,954.78        80.00                                0.250        0.017        0.608
5901586         360       1-Jan-31       $ 411,843.92        74.59                                0.250        0.017        0.733
5901599         360       1-Dec-30       $ 481,397.48        80.00                                0.250        0.017        0.608
5901603         360       1-Dec-30       $ 331,370.53        80.00                                0.250        0.017        1.108
5901616         360       1-Jan-31       $ 377,078.55        80.00                                0.250        0.017        0.608
5901622         360       1-Nov-30       $ 279,590.00        90.00                      13        0.250        0.017        0.733
5901632         360       1-Nov-30       $ 646,453.10        80.00                                0.250        0.017        1.358
5901636         360       1-Dec-30       $ 366,441.07        90.00                      06        0.250        0.017        0.608
5901640         360       1-Dec-30       $ 387,233.40        80.00                                0.250        0.017        0.858
5901650         360       1-Dec-30       $ 395,156.07        80.00                                0.250        0.017        0.483
5901657         360       1-Jan-31       $ 317,172.36        80.00                                0.250        0.017        0.733
5901663         360       1-Jan-31       $ 431,447.15        80.00                                0.250        0.017        0.983
5901669         360       1-Dec-30       $ 347,276.78        80.00                                0.250        0.017        0.608
5901680         360       1-Jan-31       $ 294,571.60        77.15                                0.250        0.017        0.358
5902394         360       1-Dec-30       $ 359,288.74        72.00                                0.250        0.017        0.858
5902411         360       1-Jan-31       $ 439,422.41        78.57                                0.250        0.017        0.858
5902425         360       1-Dec-30       $ 138,413.92        77.95                                0.250        0.017        1.108
5902452         360       1-Jan-31       $ 319,579.92        73.31                                0.250        0.017        0.858
5902468         360       1-Jan-31       $ 318,071.14        70.00                                0.250        0.017        0.733
5902488         360       1-Dec-30       $ 324,389.73        36.11                                0.250        0.017        1.108
5902511         360       1-Dec-30       $ 359,306.54        80.00                                0.250        0.017        0.983
5902528         360       1-Jan-31       $ 471,196.23        79.99                                0.250        0.017        0.983
5902537         360       1-Dec-30       $ 599,172.82        71.46                                0.250        0.017        1.108
5902563         360       1-Dec-30       $ 311,728.38        90.00                      13        0.250        0.017        1.233
5902575         360       1-Jan-31       $ 291,626.32        80.00                                0.250        0.017        0.983
5902598         360       1-Jan-31       $ 379,537.95        80.00                                0.250        0.017        1.233
5902612         360       1-Dec-30       $ 209,585.07        21.00                                0.250        0.017        0.858
5902635         360       1-Dec-30       $  85,727.98        78.18                                0.250        0.017        1.608
5902652         360       1-Jan-31       $ 401,472.28        77.31                                0.250        0.017        0.858
5902768         360       1-Dec-30       $ 351,339.03        72.28                                0.250        0.017        1.108
5903168         360       1-Jan-31       $ 411,958.51        75.00                                0.250        0.017        0.858
5903188         360       1-Jan-31       $ 289,599.55        79.23                                0.250        0.017        0.608
5903189         360       1-Jan-31       $ 405,467.04        80.00                                0.250        0.017        0.858
5903196         360       1-Jan-31       $ 435,412.97        80.00                                0.250        0.017        0.733
5903204         360       1-Feb-31       $ 299,803.76        80.00                                0.250        0.017        0.858
5903206         360       1-Jan-31       $ 479,385.74        73.85                                0.250        0.017        0.983
5903212         360       1-Jan-31       $ 343,548.43        80.00                                0.250        0.017        0.858
5903222         360       1-Jan-31       $ 611,133.33        48.38                                0.250        0.017        0.483
5903226         360       1-Feb-31       $ 396,476.96        75.00                                0.250        0.017        0.608
5903232         360       1-Dec-30       $ 273,458.65        80.00                                0.250        0.017        0.858
5903248         360       1-Jan-31       $ 409,461.79        58.16                                0.250        0.017        0.858
5903263         360       1-Feb-31       $ 319,790.68        80.00                                0.250        0.017        0.858
5903264         360       1-Jan-31       $ 296,799.83        80.00                                0.250        0.017        0.733
5903281         360       1-Jan-31       $ 339,530.48        80.00                                0.250        0.017        0.608
5903292         360       1-Feb-31       $ 599,587.08        51.06                                0.250        0.017        0.608
5903295         360       1-Feb-31       $ 399,724.72        49.08                                0.250        0.017        0.608
5903296         360       1-Jan-31       $ 319,546.84        80.00                                0.250        0.017        0.483
5903305         360       1-Feb-31       $ 434,715.45        48.25                                0.250        0.017        0.858
5903309         360       1-Jan-31       $ 319,523.54        59.81                                0.250        0.017        0.233
5903315         360       1-Dec-30       $ 287,445.26        71.11                                0.250        0.017        0.983
5903325         360       1-Jan-31       $ 520,565.75        75.00                                0.250        0.017        0.858
5903328         360       1-Feb-31       $ 313,373.03        80.00                                0.250        0.017        0.358
5903335         360       1-Dec-30       $ 299,376.55        80.00                                0.250        0.017        0.608
5903340         360       1-Jan-31       $ 424,427.76        53.13                                0.250        0.017        0.733
5903344         360       1-Dec-30       $ 294,431.77        46.46                                0.250        0.017        0.983
5903348         360       1-Jan-31       $ 356,222.98        68.65                                0.250        0.017        0.983
5903365         360       1-Jan-31       $ 379,301.44        90.00                      12        0.250        0.017        0.858
5903383         360       1-Jan-31       $ 485,828.20        70.00                                0.250        0.017        0.608
5903390         360       1-Jan-31       $ 479,385.74        58.04                                0.250        0.017        0.983
5903394         360       1-Nov-30       $ 478,763.00        60.00                                0.250        0.017        0.983
5903435         360       1-Jan-31       $ 533,383.30        62.86                                0.250        0.017        1.483
5903457         360       1-Jan-31       $ 300,155.45        80.00                                0.250        0.017        0.858
5903553         360       1-Jan-31       $ 312,399.71        80.00                                0.250        0.017        0.983
5903559         360       1-Jan-31       $ 279,668.19        80.00                                0.250        0.017        1.358
5903570         360       1-Jan-31       $ 130,237.34        80.00                                0.250        0.017        1.108
5903605         360       1-Jan-31       $ 339,597.10        40.00                                0.250        0.017        1.358
5903610         360       1-Jan-31       $ 291,606.85        80.00                                0.250        0.017        0.733
5903621         360       1-Jan-31       $ 294,023.25        80.00                                0.250        0.017        0.983
5903663         360       1-Jan-31       $ 335,524.19        80.00                                0.250        0.017        0.483
5903671         360       1-Jan-31       $ 319,569.13        80.00                                0.250        0.017        0.733
5903704         360       1-Jan-31       $ 316,594.33        63.78                                0.250        0.017        0.983
5903714         360       1-Dec-30       $ 299,327.87        71.43                                0.250        0.017        0.233
5903722         360       1-Jan-31       $ 495,381.27        80.00                                0.250        0.017        1.108
5903724         360       1-Jan-31       $ 649,056.11        67.53                                0.250        0.017        0.358
5903738         360       1-Jan-31       $ 355,758.05        75.00                                0.250        0.017        0.608
5903746         360       1-Jan-31       $ 389,447.70        66.67                                0.250        0.017        0.483
5903754         360       1-Jan-31       $ 135,834.64        80.00                                0.250        0.017        1.233
5903757         360       1-Jan-31       $ 305,555.65        80.00                                0.250        0.017        0.358
5903761         360       1-Jan-31       $ 334,237.81        79.99                                0.250        0.017        0.608
5903762         360       1-Nov-30       $ 318,270.45        80.00                                0.250        0.017        0.483
5903772         360       1-Dec-30       $ 339,438.65        80.00                                0.250        0.017        1.733
5903779         360       1-Jan-31       $ 349,329.03        46.36                                0.250        0.017        0.608
5903781         360       1-Jan-31       $ 318,759.22        79.82                                0.250        0.017        0.608
5903784         360       1-Jan-31       $ 555,691.95        79.50                                0.250        0.017        0.483
5903789         360       1-Dec-30       $ 337,348.93        80.00                                0.250        0.017        0.983
5903794         360       1-Dec-30       $ 374,159.84        62.50                                0.250        0.017        0.233
5903807         360       1-Jan-31       $ 388,106.64        80.00                                0.250        0.017        0.108
5903815         360       1-Jan-31       $ 289,578.88        60.42                                0.250        0.017        0.358
5903817         360       1-Dec-30       $ 318,337.08        79.95                                0.250        0.017        0.608
5903830         360       1-Jan-31       $ 439,407.58        79.44                                0.250        0.017        0.733
5903840         360       1-Jan-31       $ 419,448.60        80.00                                0.250        0.017        0.858
5903852         360       1-Dec-30       $ 628,690.76        74.12                                0.250        0.017        0.608
5903854         360       1-Dec-30       $ 548,857.02        75.86                                0.250        0.017        0.608
5903865         360       1-Dec-30       $ 278,448.76        90.00                      11        0.250        0.017        0.858
5903871         360       1-Feb-31       $ 649,541.24        30.38                                0.250        0.017        0.483
5903872         360       1-Jan-31       $ 371,459.81        80.00                                0.250        0.017        0.358
5903874         360       1-Dec-30       $ 277,504.06        86.88                      06        0.250        0.017        1.358
5903880         360       1-Feb-31       $ 309,792.00        44.29                                0.250        0.017        0.733
5903882         360       1-Feb-31       $ 499,689.22        75.76                                0.250        0.017        1.108
5903887         360       1-Feb-31       $ 649,541.24        72.22                                0.250        0.017        0.483
5903888         360       1-Nov-30       $ 478,824.47        75.00                                0.250        0.017        1.233
5903912         360       1-Jan-31       $ 274,552.74        93.86                      11        0.250        0.017        1.483
5903917         360       1-Jan-31       $ 384,454.78        65.81                                0.250        0.017        0.483
5903936         360       1-Dec-30       $ 524,039.08        75.00                                0.250        0.017        1.233
5903949         360       1-Jan-31       $ 327,018.72        80.00                                0.250        0.017        0.608
5903981         360       1-Dec-30       $ 329,838.87        95.00                      12        0.250        0.017        0.983
5904052         360       1-Jan-31       $ 314,047.59        79.61                                0.250        0.017        0.983
5904060         360       1-Jan-31       $ 428,776.44        79.99                                0.250        0.017        0.358
5904070         360       1-Jan-31       $ 459,315.09        55.62                                0.250        0.017        0.233
5904076         360       1-Jan-31       $ 290,847.76        80.00                                0.250        0.017        0.608
5904088         360       1-Jan-31       $ 484,113.45        80.00                                0.250        0.017        0.483
5904096         360       1-Dec-30       $ 322,308.63        75.00                                0.250        0.017        0.858
5904102         360       1-Jan-31       $ 318,681.11        79.97                                0.250        0.017        0.858
5904103         360       1-Jan-31       $ 499,291.94        79.37                                0.250        0.017        0.483
5904107         360       1-Dec-30       $ 306,593.06        80.00                                0.250        0.017        0.858
5904116         360       1-Dec-30       $ 381,710.33        74.99                                0.250        0.017        0.983
5904119         360       1-Jan-31       $ 159,768.29        42.44                                0.250        0.017        1.233
5904124         360       1-Dec-30       $ 623,733.51        62.50                                0.250        0.017        0.733
5904125         360       1-Jan-31       $ 412,229.96        80.00                                0.250        0.017        0.608
5904141         360       1-Dec-30       $ 398,431.06        79.86                                0.250        0.017        0.983
5904158         360       1-Nov-30       $ 295,237.18        80.00                                0.250        0.017        0.983
5904335         360       1-Jan-31       $ 311,400.99        79.95                                0.250        0.017        0.983
5904340         360       1-Jan-31       $ 459,315.09        80.00                                0.250        0.017        0.233
5904348         360       1-Jan-31       $ 399,156.66        80.00                                0.250        0.017        0.608
5904353         360       1-Jan-31       $ 415,507.01        51.68                                0.250        0.017        1.358
5904360         360       1-Jan-31       $ 295,591.24        80.00                                0.250        0.017        0.608
5904367         360       1-Jan-31       $ 649,124.82        77.11                                0.250        0.017        0.733
5904375         360       1-Jan-31       $ 362,623.35        79.96                                0.250        0.017        0.858
5904378         360       1-Jan-31       $ 449,276.11        59.60                                0.250        0.017        0.233
5904383         360       1-Jan-31       $ 349,116.75        60.78                                0.250        0.017        1.733
5904388         360       1-Jan-31       $ 649,229.74        12.88                                0.250        0.017        1.358
5904394         360       1-Dec-30       $ 274,456.66        47.71                                0.250        0.017        0.858
5904396         360       1-Jan-31       $ 299,596.08        63.83                                0.250        0.017        0.733
5904409         360       1-Jan-31       $ 383,456.21        80.00                                0.250        0.017        0.483
5904411         360       1-Jan-31       $ 389,488.04        77.23                                0.250        0.017        0.858
5904415         360       1-Jan-31       $ 320,357.01        80.00                                0.250        0.017        0.608
5904418         360       1-Jan-31       $ 299,616.08        80.00                                0.250        0.017        0.983
5904426         360       1-Jan-31       $ 483,348.33        80.00                                0.250        0.017        0.733
5904437         360       1-Jan-31       $ 519,383.77        62.65                                0.250        0.017        1.358
5904447         360       1-Jan-31       $ 404,494.79        45.76                                0.250        0.017        1.108
5904466         360       1-Dec-30       $ 327,351.96        80.00                                0.250        0.017        0.858
5904473         360       1-Dec-30       $  63,290.44        80.00                                0.250        0.017        1.233
5904479         360       1-Jan-31       $ 315,563.63        80.00                                0.250        0.017        0.608
5904480         360       1-Sep-30       $ 364,900.15        80.00                                0.250        0.017        0.733
5904486         360       1-Jan-31       $ 152,166.60        69.35                                0.250        0.017        0.108
5904498         360       1-Jan-31       $ 508,015.07        80.00                                0.250        0.017        0.733
5904505         360       1-Jan-31       $ 483,348.33        80.00                                0.250        0.017        0.733
5904519         360       1-Jan-31       $ 463,259.39        79.99                                0.250        0.017        0.608
5904536         360       1-Jan-31       $ 299,162.94        79.87                                0.250        0.017        1.608
5904547         360       1-Jan-31       $ 419,420.02        80.00                                0.250        0.017        0.608
5904555         360       1-Jan-31       $ 399,340.20        72.73                                0.250        0.017        1.108
5904562         360       1-Nov-30       $ 513,040.30        80.00                                0.250        0.017        0.858
5904571         360       1-Jan-31       $ 307,595.69        80.00                                0.250        0.017        0.858
5904590         360       1-Feb-31       $ 324,764.77        44.83                                0.250        0.017        0.358
5904602         360       1-Dec-30       $ 324,499.23        68.00                                0.250        0.017        0.858
5904610         360       1-Jan-31       $ 278,025.15        80.00                                0.250        0.017        0.733
5904616         360       1-Dec-30       $ 311,383.58        80.00                                0.250        0.017        0.858
5904617         360       1-Jan-31       $ 298,094.89        68.24                                0.250        0.017        0.733
5904632         360       1-Jan-31       $ 252,676.25        79.56                                0.250        0.017        0.983
5904642         360       1-Jan-31       $ 399,289.33        83.33                      12        0.250        0.017        0.483
5904655         360       1-Jan-31       $ 349,403.71        76.92                                0.250        0.017        0.483
5904682         360       1-Jan-31       $ 451,421.56        80.00                                0.250        0.017        0.983
5904696         360       1-Jan-31       $ 439,079.49        77.19                                0.250        0.017        0.858
5904700         360       1-Jan-31       $ 339,542.22        80.00                                0.250        0.017        0.733
5904704         360       1-Jan-31       $ 413,614.96        70.41                                0.250        0.017        0.108
5904709         360       1-Jan-31       $ 463,342.92        80.00                                0.250        0.017        0.483
5904713         360       1-Jan-31       $ 309,502.72        65.26                                0.250        0.017        0.000
5904721         360       1-Jan-31       $ 440,159.91        80.00                                0.250        0.017        0.358
5904735         360       1-Jan-31       $ 324,551.19        74.88                                0.250        0.017        0.608
5904738         360       1-Jan-31       $ 335,524.19        80.00                                0.250        0.017        0.483
5904739         360       1-Jan-31       $ 453,404.03        79.86                                0.250        0.017        0.858
5904758         360       1-Jan-31       $ 355,299.85        76.56                                0.250        0.017        1.233
5904767         360       1-Jan-31       $ 334,049.62        53.52                                0.250        0.017        0.733
5904781         360       1-Jan-31       $ 319,558.11        80.00                                0.250        0.017        0.608
5904785         360       1-Jan-31       $ 296,500.24        89.97                      11        0.250        0.017        0.733
5904829         360       1-Jan-31       $ 281,610.58        73.06                                0.250        0.017        0.608
5904862         360       1-Jan-31       $ 132,820.92        60.18                                0.250        0.017        0.733
5904873         360       1-Jan-31       $ 309,582.61        79.49                                0.250        0.017        0.733
5904925         360       1-Jan-31       $ 305,555.65        80.00                                0.250        0.017        0.358
5904937         360       1-Jan-31       $ 438,393.79        52.26                                0.250        0.017        0.608
5904938         360       1-Jan-31       $ 339,597.10        62.96                                0.250        0.017        1.358
5904948         360       1-Jan-31       $ 468,180.05        75.00                                0.250        0.017        1.233
5904953         360       1-Jan-31       $ 361,356.86        79.91                                0.250        0.017        0.483
5904958         360       1-Nov-30       $ 247,392.61        80.00                                0.250        0.017        1.233
5904969         360       1-Jan-31       $ 467,369.87        78.00                                0.250        0.017        0.733
5904972         360       1-Jan-31       $ 447,455.28        80.00                                0.250        0.017        1.233
5904979         360       1-Jan-31       $ 287,891.72        79.99                                0.250        0.017        0.483
5904988         360       1-Jan-31       $ 306,764.96        80.00                                0.250        0.017        0.483
5904989         360       1-Jan-31       $ 328,057.69        90.00                      12        0.250        0.017        0.733
5904990         360       1-Jan-31       $ 355,520.67        80.00                                0.250        0.017        0.733
5904999         360       1-Jan-31       $ 509,379.89        75.78                                0.250        0.017        1.233
5905001         360       1-Jan-31       $ 299,606.19        69.77                                0.250        0.017        0.858
5905008         360       1-Jan-31       $ 345,272.54        75.00                                0.250        0.017        0.608
5905009         360       1-Jan-31       $ 395,702.81        79.99                                0.250        0.017        0.608
5905015         360       1-Jan-31       $ 468,145.20        38.27                                0.250        0.017        1.483
5905016         360       1-Jan-31       $ 358,868.40        37.56                                0.250        0.017        1.358
5905019         360       1-Jan-31       $ 465,861.65        49.63                                0.250        0.017        0.983
5905020         360       1-Jan-31       $  49,912.45        33.53                                0.250        0.017        1.108
5905023         360       1-Jan-31       $ 185,262.61        70.00                                0.250        0.017        0.983
5905030         360       1-Jan-31       $ 347,537.66        75.23                                0.250        0.017        1.358
5905042         360       1-Jan-31       $ 294,103.47        95.00                      06        0.250        0.017        0.733
5905060         360       1-Jan-31       $ 184,744.53        57.10                                0.250        0.017        0.608
5905062         360       1-Jan-31       $ 326,923.66        89.97                      12        0.250        0.017        0.483
5905067         360       1-Jan-31       $ 646,868.71        80.00                                0.250        0.017        0.608
5905071         360       1-Jan-31       $ 499,360.15        37.04                                0.250        0.017        0.983
5905073         360       1-Jan-31       $ 310,841.42        75.00                                0.250        0.017        0.858
5905076         360       1-Jan-31       $ 299,625.76        46.15                                0.250        0.017        1.108
5905085         360       1-Jan-31       $ 353,771.76        73.20                                0.250        0.017        0.608
5905086         360       1-Jan-31       $ 303,600.94        80.00                                0.250        0.017        0.858
5905087         360       1-Jan-31       $  80,991.20        80.00                                0.250        0.017        1.108
5905097         360       1-Jan-31       $ 514,235.49        76.27                                0.250        0.017        1.733
5905098         360       1-Jan-31       $ 329,923.01        51.24                                0.250        0.017        0.608
5905099         360       1-Jan-31       $ 409,447.97        67.21                                0.250        0.017        0.733
5905101         360       1-Jan-31       $ 372,185.34        80.00                                0.250        0.017        0.608
5905109         360       1-Jan-31       $ 403,456.04        80.00                                0.250        0.017        0.733
5905110         360       1-Jan-31       $ 288,001.75        80.00                                0.250        0.017        0.608
5905113         360       1-Jan-31       $ 334,234.40        72.51                                0.250        0.017        0.608
5905128         360       1-Jan-31       $ 559,246.00        80.00                                0.250        0.017        0.733
5905142         360       1-Jan-31       $ 446,582.46        79.90                                0.250        0.017        0.608
5905176         360       1-Jan-31       $ 499,273.92        76.92                                0.250        0.017        0.358
5905179         360       1-Jan-31       $ 438,623.45        80.00                                0.250        0.017        0.858
5905191         360       1-Jan-31       $ 296,373.08        74.25                                0.250        0.017        0.983
5905199         360       1-Jan-31       $ 319,569.13        86.49                      13        0.250        0.017        0.733
5905202         360       1-Jan-31       $ 303,369.78        79.99                                0.250        0.017        0.483
5905210         360       1-Jan-31       $ 359,527.43        80.00                                0.250        0.017        0.858
5905214         360       1-Jan-31       $  72,005.36        70.00                                0.250        0.017        0.858
5905261         360       1-Jan-31       $  59,923.22        60.00                                0.250        0.017        0.983
5905270         360       1-Jan-31       $ 189,744.19        65.52                                0.250        0.017        0.733
5905276         360       1-Jan-31       $ 594,276.53        76.97                                0.250        0.017        1.233
5905306         360       1-Jan-31       $ 467,287.32        80.00                                0.250        0.017        0.483
5905309         360       1-Jan-31       $ 451,906.00        79.95                                0.250        0.017        0.858
5905323         360       1-Jan-31       $ 311,367.76        76.28                                0.250        0.017        0.733
5905331         360       1-Jan-31       $ 399,389.37        79.21                                0.250        0.017        0.108
5905342         360       1-Dec-30       $ 436,158.25        67.75                                0.250        0.017        0.983
5905346         360       1-Dec-30       $ 315,391.33        69.99                                0.250        0.017        0.983
5905369         360       1-Jan-31       $  99,865.35        58.13                                0.250        0.017        0.733
5905384         360       1-Jan-31       $ 374,082.71        79.36                                0.250        0.017        0.608
5905398         360       1-Jan-31       $ 339,530.48        80.00                                0.250        0.017        0.608
5905402         360       1-Jan-31       $ 284,082.95        76.40                                0.250        0.017        0.733
5905405         360       1-Jan-31       $ 319,480.06        88.89                      06        0.250        0.017        0.858
5905414         360       1-Jan-31       $ 324,594.57        59.09                                0.250        0.017        1.108
5905417         360       1-Jan-31       $ 605,562.62        80.00                                0.250        0.017        0.608
5905425         360       1-Nov-30       $ 315,121.52        80.00                                0.250        0.017        0.608
5905429         360       1-Jan-31       $ 479,445.67        79.94                                0.250        0.017        1.483
5905432         360       1-Jan-31       $ 339,057.36        79.19                                0.250        0.017        0.983
5905439         360       1-Jan-31       $ 303,580.21        80.00                                0.250        0.017        0.608
5905448         360       1-Jan-31       $ 295,872.08        66.37                                0.250        0.017        0.733
5905462         360       1-Jan-31       $ 499,360.15        76.92                                0.250        0.017        0.983
5905468         360       1-Jan-31       $ 492,053.24        70.00                                0.250        0.017        0.858
5905469         360       1-Jan-31       $ 439,407.58        42.93                                0.250        0.017        0.733
5905480         360       1-Jan-31       $ 296,619.93        90.00                      06        0.250        0.017        0.983
5905488         360       1-Jan-31       $ 307,585.31        80.00                                0.250        0.017        0.733
5905493         360       1-Jan-31       $ 299,596.08        73.17                                0.250        0.017        0.733
5905499         360       1-Jan-31       $ 305,178.00        80.00                                0.250        0.017        0.608
5905507         360       1-Jan-31       $ 374,267.58        64.10                                0.250        0.017        0.483
5905715         360       1-Feb-31       $ 289,815.08        79.45                                0.250        0.017        0.983
5905727         360       1-Jan-31       $ 486,677.00        79.89                                0.250        0.017        0.608
5905747         360       1-Jan-31       $ 341,415.83        79.98                                0.250        0.017        0.483
5905760         360       1-Feb-31       $ 130,824.69        70.00                                0.250        0.017        1.483
5905767         360       1-Feb-31       $  91,536.97        80.00                                0.250        0.017        0.608
5905768         360       1-Jan-31       $ 574,205.98        48.94                                0.250        0.017        0.608
5905782         360       1-Jan-31       $ 313,118.82        95.00                      24        0.250        0.017        1.233
5905783         360       1-Jan-31       $ 339,530.48        79.09                                0.250        0.017        0.608
5905798         360       1-Feb-31       $ 449,713.05        73.05                                0.250        0.017        0.983
5905809         360       1-Jan-31       $  87,881.52        80.00                                0.250        0.017        0.733
5905821         360       1-Jan-31       $ 415,266.10        80.00                                0.250        0.017        0.000
5905831         360       1-Jan-31       $ 314,455.09        79.99                                0.250        0.017        0.608
5905834         360       1-Feb-31       $ 471,675.17        80.00                                0.250        0.017        0.608
5905841         360       1-Jan-31       $ 319,569.13        79.40                                0.250        0.017        0.733
5905846         360       1-Jan-31       $ 407,422.22        67.11                                0.250        0.017        0.483
5905858         360       1-Jan-31       $ 499,376.27        78.74                                0.250        0.017        1.108
5905859         360       1-Jan-31       $ 319,496.91        80.00                                0.250        0.017        0.483
5905862         360       1-Nov-30       $ 315,143.35        80.00                                0.250        0.017        0.733
5905876         360       1-Jan-31       $ 287,640.73        57.60                                0.250        0.017        1.108
5905958         360       1-Dec-30       $ 298,501.89        80.00                                0.250        0.017        0.733
5905971         360       1-Dec-30       $ 648,682.85        76.38                                0.250        0.017        0.733
5905989         360       1-Jan-31       $ 347,481.85        80.00                                0.250        0.017        0.233
5905998         360       1-Jan-31       $ 336,839.94        79.35                                0.250        0.017        1.233
5906003         360       1-Jan-31       $ 312,667.64        66.62                                0.250        0.017        0.608
5906017         360       1-Dec-30       $ 451,129.35        80.00                                0.250        0.017        0.983
5906054         360       1-Jan-31       $  99,458.95        34.34                                0.250        0.017        0.483
5906102         360       1-Jan-31       $ 361,826.12        80.00                                0.250        0.017        0.483
5906110         360       1-Jan-31       $  89,482.38        80.00                                0.250        0.017        0.858
5906120         360       1-Jan-31       $ 464,188.19        76.86                                0.250        0.017        0.608
5906152         360       1-Jan-31       $ 339,564.89        68.00                                0.250        0.017        0.983
5906175         360       1-Jan-31       $ 499,392.05        63.94                                0.250        0.017        1.233
5906329         360       1-Dec-30       $ 648,649.20        54.17                                0.250        0.017        0.608
5906371         360       1-Jan-31       $ 291,446.98        80.00                                0.250        0.017        0.608
5906395         360       1-Dec-30       $ 336,716.29        78.92                                0.250        0.017        0.733
5906442         360       1-Dec-30       $ 363,216.27        80.00                                0.250        0.017        0.983
5906443         360       1-Nov-30       $ 376,626.86        80.00                                0.250        0.017        0.983
5906457         360       1-Jan-31       $ 353,591.18        49.86                                0.250        0.017        1.483
5906497         360       1-Jan-31       $ 597,309.39        51.11                                0.250        0.017        1.483
5906515         360       1-Jan-31       $ 299,535.29        42.86                                0.250        0.017        0.108
5906533         360       1-Jan-31       $ 303,151.53        79.99                                0.250        0.017        0.858
5906549         360       1-Jan-31       $ 649,168.17        74.29                                0.250        0.017        0.983
5906561         360       1-Jan-31       $ 339,617.37        72.96                                0.250        0.017        1.608
5906574         360       1-Jan-31       $ 363,318.92        75.00                                0.250        0.017        1.358
5906576         360       1-Jan-31       $ 549,296.15        30.56                                0.250        0.017        0.983
5906612         360       1-Jan-31       $ 451,343.62        80.00                                0.250        0.017        0.358
5906613         360       1-Jan-31       $ 376,564.60        86.67                      06        0.250        0.017        1.483
5906627         360       1-Jan-31       $ 439,361.04        80.00                                0.250        0.017        0.358
5906628         360       1-Dec-30       $ 291,028.46        80.00                                0.250        0.017        0.483
5906638         360       1-Dec-30       $ 648,747.96        47.27                                0.250        0.017        0.983
5906646         360       1-Dec-30       $ 467,002.66        90.00                      12        0.250        0.017        0.483
5906647         360       1-Dec-30       $ 452,416.10        80.00                                0.250        0.017        0.983
5906654         360       1-Dec-30       $ 332,290.33        90.00                      11        0.250        0.017        0.483
5906655         360       1-Dec-30       $ 334,201.53        72.77                                0.250        0.017        0.483
5906667         360       1-Dec-30       $ 349,254.11        77.78                                0.250        0.017        0.483
5906673         360       1-Jan-31       $ 314,596.89        58.88                                0.250        0.017        0.983
5906675         360       1-Jan-31       $ 333,926.45        80.00                                0.250        0.017        0.483
5906678         360       1-Jan-31       $ 341,362.60        79.99                                0.250        0.017        0.983
5906690         360       1-Dec-30       $ 363,280.83        80.00                                0.250        0.017        0.858
5906692         360       1-Dec-30       $ 389,168.87        80.00                                0.250        0.017        0.483
5906704         360       1-Dec-30       $ 509,042.37        79.69                                0.250        0.017        1.108
5906707         360       1-Jan-31       $ 349,516.67        53.85                                0.250        0.017        0.608
5906710         360       1-Jan-31       $ 546,351.78        68.38                                0.250        0.017        1.358
5906721         360       1-Jan-31       $ 364,495.97        27.34                                0.250        0.017        0.608
5906724         360       1-Dec-30       $ 309,339.36        70.62                                0.250        0.017        0.483
5906726         360       1-Jan-31       $ 649,146.74        52.00                                0.250        0.017        0.858
5906739         360       1-Dec-30       $ 598,262.89        77.56                                0.250        0.017        0.358
5906741         360       1-Dec-30       $ 383,978.73        79.55                                0.250        0.017        0.858
5906749         360       1-Dec-30       $ 369,938.86        79.25                                0.250        0.017        1.358
5906754         360       1-Dec-30       $ 287,401.49        79.86                                0.250        0.017        0.608
5906779         360       1-Jan-31       $ 487,326.12        66.39                                0.250        0.017        0.608
5906782         360       1-Jan-31       $ 379,549.69        80.00                                0.250        0.017        1.358
5906783         360       1-Feb-31       $ 621,582.65        71.09                                0.250        0.017        0.733
5906792         360       1-Dec-30       $ 327,883.16        75.17                                0.250        0.017        1.108
5906822         360       1-Nov-30       $ 529,630.30        39.92                                0.250        0.017        0.983
5906832         360       1-Dec-30       $ 293,062.63        80.00                                0.250        0.017        1.233
5906842         360       1-Jan-31       $ 599,192.14        80.00                                0.250        0.017        0.733
5906848         360       1-Dec-30       $ 409,126.27        58.57                                0.250        0.017        0.483
5906856         351       1-Mar-30       $ 444,647.66        90.00                      12        0.250        0.017        1.358
5906865         360       1-Dec-30       $ 616,301.34        80.00                                0.250        0.017        0.608
5906887         360       1-Dec-30       $ 434,096.01        74.36                                0.250        0.017        0.608
5906898         360       1-Dec-30       $ 459,113.93        74.80                                0.250        0.017        0.983
5906915         360       1-Jan-31       $ 313,177.75        80.00                                0.250        0.017        0.733
5906931         360       1-Dec-30       $ 648,649.20        51.38                                0.250        0.017        0.608
5906934         360       1-Dec-30       $ 299,131.42        80.00                                0.250        0.017        0.358
5906937         360       1-Jan-31       $ 519,181.27        54.74                                0.250        0.017        0.608
5906950         360       1-Jan-31       $ 399,513.65        67.26                                0.250        0.017        1.233
5906978         360       1-Dec-30       $ 343,936.22        74.91                                0.250        0.017        0.983
5907016         360       1-Jan-31       $ 549,296.15        62.34                                0.250        0.017        0.983
5907042         360       1-Dec-30       $ 383,559.76        90.00                      06        0.250        0.017        0.983
5907047         360       1-Dec-30       $ 387,271.45        80.00                                0.250        0.017        1.108
5907458         360       1-Nov-30       $ 398,969.15        80.00                                0.250        0.017        0.983
5907481         360       1-Dec-30       $ 349,325.85        43.75                                0.250        0.017        0.983
5907487         360       1-Dec-30       $ 484,112.28        68.31                                0.250        0.017        1.233
5907505         360       1-Nov-30       $ 469,755.00        75.00                                0.250        0.017        0.858
5907511         360       1-Nov-30       $ 303,216.57        95.00                      12        0.250        0.017        0.983
5907544         360       1-Jan-31       $ 374,217.33        53.57                                0.250        0.017        0.483
5907546         360       1-Dec-30       $ 363,262.41        80.00                                0.250        0.017        0.733
5907558         360       1-Nov-30       $ 398,740.47        32.00                                0.250        0.017        0.000
5907559         360       1-Jan-31       $ 374,148.21        80.00                                0.250        0.017        0.858
5907564         360       1-Dec-30       $ 339,293.41        80.00                                0.250        0.017        0.608
5907569         360       1-Dec-30       $ 349,325.82        54.26                                0.250        0.017        0.983
5907586         360       1-Nov-30       $ 279,348.55        80.00                                0.250        0.017        1.483
5907592         360       1-Dec-30       $ 399,229.52        80.00                                0.250        0.017        0.983
5907603         360       1-Jan-31       $ 269,688.17        63.53                                0.250        0.017        1.483
5907657         360       1-Jan-31       $ 434,535.24        54.38                                0.250        0.017        1.858
5907892         360       1-Jan-31       $ 489,619.08        79.98                                0.250        0.017        1.358
5907911         360       1-Jan-31       $ 403,180.93        80.00                                0.250        0.017        0.983
5908006         360       1-Jan-31       $ 399,474.91        43.96                                0.250        0.017        0.858
5908010         360       1-Dec-30       $ 331,360.49        80.00                                0.250        0.017        0.983
5908054         360       1-Dec-30       $ 277,196.76        79.92                                0.250        0.017        0.858
5908182         360       1-Jan-31       $ 333,614.28        79.90                                0.250        0.017        1.483
5908207         360       1-Dec-30       $ 398,478.14        70.05                                0.250        0.017        0.858
5908532         360       1-Jan-31       $ 259,627.92        62.65                                0.250        0.017        0.983
5908549         360       1-Dec-30       $ 332,374.69        79.29                                0.250        0.017        1.108
5908630         360       1-Jan-31       $ 385,879.73        80.00                                0.250        0.017        0.733
5909325         360       1-Aug-30       $ 311,462.52        90.00                      06        0.250        0.017        1.483
5909343         360       1-Dec-30       $ 490,101.31        71.16                                0.250        0.017        1.233
5909510         360       1-Jan-31       $ 287,568.80        90.00                      13        0.250        0.017        1.358
5909525         360       1-Dec-30       $ 413,182.04        90.00                      11        0.250        0.017        0.858
5909557         360       1-Dec-30       $ 243,541.83        80.00                                0.250        0.017        1.108
5909561         360       1-Jan-31       $ 374,520.11        75.00                                0.250        0.017        0.983
5909567         360       1-Dec-30       $ 363,219.00        80.00                                0.250        0.017        0.983
5909568         360       1-Dec-30       $ 518,946.27        80.00                                0.250        0.017        0.733
5909579         360       1-Dec-30       $ 279,474.24        80.00                                0.250        0.017        1.108
5909625         360       1-Jan-31       $ 507,349.91        76.39                                0.250        0.017        0.983
5909664         360       1-Nov-30       $ 356,953.65        80.00                                0.250        0.017        0.358
5909672         360       1-Dec-30       $ 299,360.67        89.55                      12        0.250        0.017        0.483
5909688         360       1-Dec-30       $ 379,304.49        80.00                                0.250        0.017        1.233
5909689         360       1-Jan-31       $ 354,557.14        74.74                                0.250        0.017        1.108
5909695         360       1-Dec-30       $ 319,667.31        79.99                                0.250        0.017        0.483
5909701         360       1-Dec-30       $ 299,376.55        52.63                                0.250        0.017        0.608
5909706         360       1-Dec-30       $ 326,303.12        73.24                                0.250        0.017        0.483
5909718         360       1-Dec-30       $ 327,051.54        95.00                      11        0.250        0.017        0.483
5909719         360       1-Dec-30       $ 634,678.27        80.00                                0.250        0.017        0.608
5909722         360       1-Jan-31       $ 399,501.02        80.00                                0.250        0.017        1.108
5909724         353       1-May-30       $ 359,085.71        72.00                                0.250        0.017        1.108
5909734         360       1-Dec-30       $ 281,413.95        76.84                                0.250        0.017        0.417
5909745         360       1-Nov-30       $ 555,034.37        80.00                                0.250        0.017        0.358
5909753         360       1-Jan-31       $ 400,232.39        76.63                                0.250        0.017        0.483
5909761         360       1-Nov-30       $ 439,973.95        90.00                      11        0.250        0.017        1.483
5909766         360       1-Jan-31       $ 572,355.15        47.75                                0.250        0.017        1.608
5909767         360       1-Jan-31       $ 299,450.86        66.67                                0.250        0.017        1.233
5909779         360       1-Jan-31       $ 274,610.57        79.48                                0.250        0.017        0.483
5909792         360       1-Nov-30       $ 506,613.93        80.00                                0.250        0.017        1.233
5909796         360       1-Dec-30       $ 395,177.06        80.00                                0.250        0.017        0.608
5909805         360       1-Jan-31       $ 521,422.48        80.00                                0.250        0.017        0.233
5909815         360       1-Dec-30       $ 299,334.75        37.54                                0.250        0.017        1.233
5909820         360       1-Jan-31       $ 479,401.22        62.75                                0.250        0.017        1.108
5909860         360       1-Jan-31       $ 329,555.66        62.86                                0.250        0.017        0.733
5909865         360       1-Dec-30       $ 345,316.37        77.65                                0.250        0.017        0.858
5909869         360       1-Dec-30       $ 314,942.83        79.99                                0.250        0.017        0.233
5909881         360       1-Nov-30       $ 314,929.62        79.99                                0.250        0.017        0.108
5909894         360       1-Dec-30       $ 384,179.53        78.57                                0.250        0.017        0.483
5909900         360       1-Dec-30       $ 399,223.30        80.00                                0.250        0.017        1.358
5909901         354       1-Jun-30       $ 404,243.05        90.00                      12        0.250        0.017        1.358
5909912         360       1-Dec-30       $ 424,032.61        52.15                                0.250        0.017        0.483
5909917         360       1-Jan-31       $ 379,488.34        63.33                                0.250        0.017        0.733
5909930         360       1-Jan-31       $ 519,281.93        80.00                                0.250        0.017        0.608
5909943         360       1-Nov-30       $ 342,601.04        94.08                      06        0.250        0.017        1.313
5909950         360       1-Dec-30       $ 363,761.39        76.74                                0.250        0.017        0.733
5909964         360       1-Dec-30       $ 523,823.77        73.43                                0.250        0.017        0.233
5909967         360       1-Jan-31       $ 306,497.12        90.00                      06        0.250        0.017        0.858
5909969         360       1-Dec-30       $ 598,844.29        30.00                                0.250        0.017        0.983
5909978         360       1-Dec-30       $ 331,292.48        76.32                                0.250        0.017        0.483
5909979         360       1-Dec-30       $ 379,159.61        80.00                                0.250        0.017        0.358
5909988         348       1-Dec-29       $ 336,822.55        90.00                      12        0.250        0.017        1.233
5909989         360       1-Nov-30       $ 522,341.98        80.00                                0.250        0.017        0.608
5910003         360       1-Jan-31       $ 329,577.69        80.00                                0.250        0.017        0.983
5910017         360       1-Nov-30       $ 299,246.28        68.18                                0.250        0.017        1.108
5910023         360       1-Nov-30       $ 299,207.03        66.67                                0.250        0.017        0.858
5910029         360       1-Dec-30       $ 298,628.12        95.00                      11        0.250        0.017        0.608
5910038         360       1-Jan-31       $ 603,164.99        80.00                                0.250        0.017        0.608
5910051         360       1-Dec-30       $ 399,209.28        80.00                                0.250        0.017        0.858
5910063         360       1-Jan-31       $ 516,837.73        79.99                                0.250        0.017        0.983
5910077         360       1-Jan-31       $ 431,292.78        80.00                                0.250        0.017        0.358
5910311         360       1-Jan-31       $ 419,301.55        45.41                                0.250        0.017        0.983
5910340         360       1-Jan-31       $ 432,244.06        79.86                                0.250        0.017        0.608
5911025         360       1-Jan-31       $ 649,124.82        65.00                                0.250        0.017        0.733
5911041         360       1-Feb-31       $ 370,092.41        79.29                                0.250        0.017        1.608
5911061         360       1-Feb-31       $ 309,761.15        75.61                                0.250        0.017        0.983
5911068         360       1-Dec-30       $ 264,489.55        86.89                      13        0.250        0.017        0.983
5911074         360       1-Jan-31       $ 557,512.34        80.00                                0.250        0.017        0.733
5911088         360       1-Jan-31       $ 355,520.65        80.00                                0.250        0.017        0.733
5911105         360       1-Nov-30       $ 418,861.44        80.00                                0.250        0.017        0.733
5911111         360       1-Jan-31       $ 279,623.00        79.99                                0.250        0.017        0.733
5911113         360       1-Oct-30       $ 274,489.63        79.99                                0.250        0.017        0.608
5911124         360       1-Oct-30       $ 286,072.26        89.96                      13        0.250        0.017        0.983
5911130         360       1-Jan-31       $ 363,497.36        80.00                                0.250        0.017        0.608
5911142         360       1-Jan-31       $ 499,392.19        79.38                                0.250        0.017        1.483
5911209         360       1-Jan-31       $ 339,559.11        75.56                                0.250        0.017        0.983
5911215         360       1-Feb-31       $ 371,737.45        79.95                                0.250        0.017        0.483
5911232         360       1-Jan-31       $ 304,609.68        89.71                      11        0.250        0.017        0.983
5911242         360       1-Jan-31       $ 396,404.88        70.00                                0.250        0.017        1.108
5911255         360       1-Jan-31       $ 325,884.35        80.00                                0.250        0.017        0.608
5911284         360       1-Jan-31       $ 499,392.05        68.97                                0.250        0.017        1.233
5911292         360       1-Jan-31       $ 322,054.66        79.99                                0.250        0.017        0.608
5911306         360       1-Jan-31       $ 332,063.53        72.60                                0.250        0.017        0.858
5911308         360       1-Jan-31       $ 477,338.21        79.99                                0.250        0.017        0.233
5911324         360       1-Dec-30       $ 181,631.17        70.00                                0.250        0.017        0.733
5911327         360       1-Jan-31       $ 283,627.18        21.04                                0.250        0.017        0.858
5911331         360       1-Dec-30       $ 267,443.04        79.78                                0.250        0.017        0.608
5911343         360       1-Dec-30       $ 424,116.76        71.73                                0.250        0.017        0.608
5911348         360       1-Jan-31       $ 431,418.35        80.00                                0.250        0.017        0.733
5911355         360       1-Jan-31       $ 474,327.33        58.64                                0.250        0.017        0.483
5911370         360       1-Jan-31       $ 333,039.46        79.98                                0.250        0.017        0.608
5911376         360       1-Feb-31       $ 359,770.43        80.00                                0.250        0.017        0.983
5911398         360       1-Jan-31       $ 439,436.91        70.40                                0.250        0.017        0.983
5911408         360       1-Jan-31       $ 423,399.55        80.00                                0.250        0.017        0.483
5911412         360       1-Jan-31       $ 155,622.79        79.19                                0.250        0.017        0.983
5911413         360       1-Dec-30       $ 324,341.41        73.94                                0.250        0.017        0.733
5911426         360       1-Jan-31       $ 317,282.54        70.67                                0.250        0.017        0.858
5911472         360       1-Jan-31       $ 411,445.25        80.00                                0.250        0.017        0.733
5911481         360       1-Jan-31       $ 444,353.78        74.79                                0.250        0.017        0.358
5911500         360       1-Jan-31       $ 272,747.23        72.93                                0.250        0.017        0.983
5911504         360       1-Dec-30       $ 274,179.03        80.00                                0.250        0.017        0.608
5911512         360       1-Jan-31       $ 143,012.01        80.00                                0.250        0.017        0.858
5911518         360       1-Jan-31       $ 332,245.51        80.00                                0.250        0.017        1.233
5911546         360       1-Jan-31       $ 385,580.13        90.00                      06        0.250        0.017        0.733
5911549         360       1-Dec-30       $ 313,579.21        80.00                                0.250        0.017        0.858
5911597         360       1-Jan-31       $ 524,225.07        80.00                                0.250        0.017        0.608
5911620         360       1-Dec-30       $ 497,739.40        80.00                                0.250        0.017        0.983
5911643         360       1-Jan-31       $ 294,003.60        80.00                                0.250        0.017        0.733
5911666         360       1-Feb-31       $ 355,795.18        80.00                                0.250        0.017        1.483
5911683         360       1-Jan-31       $ 412,061.55        77.98                                0.250        0.017        0.733
5911690         360       1-Feb-31       $  99,939.41        80.00                                0.250        0.017        1.233
5911698         360       1-Jan-31       $ 325,949.27        79.99                                0.250        0.017        0.608
5911712         360       1-Jan-31       $ 259,649.92        68.98                                0.250        0.017        0.733
5911716         360       1-Dec-30       $ 273,086.25        77.07                                0.250        0.017        1.108
5911724         360       1-Jan-31       $ 167,316.85        70.00                                0.250        0.017        1.233
5911729         360       1-Dec-30       $ 499,012.12        71.43                                0.250        0.017        0.858
5911736         360       1-Jan-31       $ 365,531.62        73.20                                0.250        0.017        0.983
5911745         360       1-Jan-31       $ 294,632.00        67.82                                0.250        0.017        1.108
5911755         360       1-Jan-31       $ 299,126.38        65.82                                0.250        0.017        1.108
5911771         360       1-Jan-31       $ 415,763.17        78.64                                0.250        0.017        0.983
5911942         360       1-Nov-30       $ 359,072.24        80.00                                0.250        0.017        0.983
5912037         360       1-Jan-31       $ 287,471.34        79.99                                0.250        0.017        0.233
5912064         360       1-Jan-31       $ 299,553.31        79.05                                0.250        0.017        0.233
5912085         360       1-Jan-31       $ 363,470.53        80.00                                0.250        0.017        0.358
5913168         360       1-Jan-31       $ 387,464.21        80.00                                0.250        0.017        0.608
5914378         360       1-Jan-31       $ 648,625.49        41.90                                0.250        0.017        0.733
5914384         360       1-Jan-31       $ 218,113.29        80.00                                0.250        0.017        0.858
5914396         360       1-Jan-31       $ 319,378.57        73.40                                0.250        0.017        0.858
5914397         360       1-Jan-31       $ 419,434.50        75.68                                0.250        0.017        0.733
5914399         360       1-Jan-31       $ 314,342.85        80.00                                0.250        0.017        0.358
5914408         360       1-Jan-31       $ 335,524.17        80.00                                0.250        0.017        0.483
5914414         360       1-Jan-31       $ 359,502.87        72.00                                0.250        0.017        0.608
5914421         360       1-Jan-31       $ 347,864.73        80.00                                0.250        0.017        0.608
5914422         360       1-Jan-31       $ 363,458.03        80.00                                0.250        0.017        0.233
5914428         360       1-Jan-31       $ 483,297.15        80.00                                0.250        0.017        0.358
5914439         360       1-Jan-31       $ 301,772.04        79.99                                0.250        0.017        0.483
5914440         360       1-Jan-31       $ 440,567.29        79.50                                0.250        0.017        0.358
5914441         360       1-Jan-31       $ 328,895.19        89.99                      13        0.250        0.017        0.608
5914448         360       1-Jan-31       $ 328,701.75        79.99                                0.250        0.017        0.858
5914449         360       1-Feb-31       $ 559,624.25        79.43                                0.250        0.017        0.733
5914454         360       1-Jan-31       $ 311,600.71        73.93                                0.250        0.017        0.983
5914459         360       1-Feb-31       $ 417,719.53        79.62                                0.250        0.017        0.733
5914468         360       1-Jan-31       $ 293,894.89        80.00                                0.250        0.017        0.733
5914474         360       1-Jan-31       $ 496,613.66        85.00                      13        0.250        0.017        0.983
5914475         360       1-Jan-31       $ 359,502.87        75.00                                0.250        0.017        0.608
5914485         240       1-Jan-21       $ 368,659.42        71.15                                0.250        0.017        0.233
5914491         360       1-Jan-31       $ 339,016.56        85.00                      06        0.250        0.017        0.483
5914505         360       1-Jan-31       $ 351,537.90        80.00                                0.250        0.017        0.858
5914512         360       1-Jan-31       $ 279,533.45        80.00                                0.250        0.017        0.608
5914522         360       1-Jan-31       $ 289,619.32        73.42                                0.250        0.017        0.858
5914527         360       1-Jan-31       $ 138,379.03        70.00                                0.250        0.017        0.358
5914538         360       1-Jan-31       $ 290,168.59        79.99                                0.250        0.017        0.858
5914549         360       1-Jan-31       $ 616,210.43        72.33                                0.250        0.017        0.983
5914552         360       1-Jan-31       $ 359,502.87        80.00                                0.250        0.017        0.608
5914560         360       1-Nov-30       $ 317,732.56        81.49                                0.250        0.017        0.733
5914563         360       1-Jan-31       $ 252,359.77        74.42                                0.250        0.017        0.733
5914578         360       1-Jan-31       $ 599,128.72        50.00                                0.250        0.017        0.358
5914579         360       1-Jan-31       $  93,832.80        75.80                                0.250        0.017        1.108
5914590         360       1-Jan-31       $ 189,344.71        79.33                                0.250        0.017        0.733
5914601         360       1-Jan-31       $ 334,759.96        79.81                                0.250        0.017        0.858
5914611         360       1-Jan-31       $ 319,630.42        51.20                                0.250        0.017        1.483
5914613         360       1-Jan-31       $ 292,585.07        76.10                                0.250        0.017        0.483
5914625         360       1-Jan-31       $ 511,292.97        80.00                                0.250        0.017        0.608
5914639         360       1-Jan-31       $ 324,461.17        76.47                                0.250        0.017        0.983
5914646         360       1-Jan-31       $ 301,921.82        79.99                                0.250        0.017        0.483
5914648         360       1-Feb-31       $ 471,675.17        80.00                                0.250        0.017        0.608
5914660         360       1-Jan-31       $ 299,476.26        80.00                                0.250        0.017        0.608
5914661         360       1-Jan-31       $ 456,852.11        70.38                                0.250        0.017        0.483
5914675         360       1-Jan-31       $ 325,987.69        95.00                      13        0.250        0.017        0.483
5914682         360       1-Feb-31       $  60,263.46        67.00                                0.250        0.017        1.233
5914691         360       1-Feb-31       $ 319,774.15        48.48                                0.250        0.017        0.483
5914692         360       1-Jan-31       $ 399,419.16        80.00                                0.250        0.017        0.358
5914696         360       1-Feb-31       $ 367,753.08        79.14                                0.250        0.017        0.733
5914704         360       1-Jan-31       $ 332,540.14        68.80                                0.250        0.017        0.608
5914714         360       1-Jan-31       $ 446,812.68        76.48                                0.250        0.017        0.858
5914718         360       1-Jan-31       $ 349,540.53        54.77                                0.250        0.017        0.858
5914719         360       1-Jan-31       $ 423,497.54        79.25                                0.250        0.017        1.358
5914727         360       1-Feb-31       $ 343,769.17        80.00                                0.250        0.017        0.733
5914743         360       1-Jan-31       $ 419,448.66        80.00                                0.250        0.017        0.858
5914746         360       1-Jan-31       $ 494,244.36        58.24                                0.250        0.017        0.108
5914754         360       1-Jan-31       $ 495,169.49        70.86                                0.250        0.017        1.483
5914759         360       1-Jan-31       $ 303,600.92        52.87                                0.250        0.017        0.858
5914766         360       1-Jan-31       $ 499,291.92        80.00                                0.250        0.017        0.483
5914778         360       1-Jan-31       $ 649,168.17        72.63                                0.250        0.017        0.983
5914790         360       1-Jan-31       $ 349,284.52        73.68                                0.250        0.017        0.233
5914804         360       1-Jan-31       $ 329,520.80        47.14                                0.250        0.017        0.358
5914809         360       1-Jan-31       $ 143,311.63        78.20                                0.250        0.017        0.858
5914832         360       1-Jan-31       $ 398,847.19        70.59                                0.250        0.017        0.233
5914862         360       1-Jan-31       $ 119,489.48        80.00                                0.250        0.017        0.983
5914894         360       1-Jan-31       $ 449,362.73        72.70                                0.250        0.017        0.483
5914944         360       1-Feb-31       $ 558,661.35        69.88                                0.250        0.017        1.233
5914949         360       1-Jan-31       $ 149,817.60        30.00                                0.250        0.017        1.233
5914956         360       1-Jan-31       $ 649,079.51        69.53                                0.250        0.017        0.483
5914962         360       1-Jan-31       $ 376,164.54        80.00                                0.250        0.017        0.858
5914970         360       1-Jan-31       $ 374,520.11        50.00                                0.250        0.017        0.983
5914984         360       1-Jan-31       $ 370,432.23        74.20                                0.250        0.017        0.483
5915597         360       1-Jan-31       $ 459,348.57        80.00                                0.250        0.017        0.483
5915613         360       1-Jan-31       $ 310,991.22        90.00                      12        0.250        0.017        0.858
5915637         360       1-Jan-31       $ 358,728.47        80.00                                0.250        0.017        0.858
5915672         360       1-Jan-31       $ 340,595.89        94.99                      13        0.250        0.017        1.358
5915695         360       1-Jan-31       $ 312,567.77        62.60                                0.250        0.017        0.608
5915759         360       1-Jan-31       $ 324,162.95        80.00                                0.250        0.017        0.733
5915760         360       1-Jan-31       $ 471,631.15        79.99                                0.250        0.017        0.483
5915767         360       1-Jan-31       $ 347,519.43        65.00                                0.250        0.017        0.608
5915774         360       1-Jan-31       $ 335,100.30        79.99                                0.250        0.017        0.233
5915781         360       1-Jan-31       $ 399,380.51        80.00                                0.250        0.017        0.483
5915793         360       1-Jan-31       $ 379,244.69        78.93                                0.250        0.017        0.983
5915802         360       1-Jan-31       $ 412,885.36        80.00                                0.250        0.017        0.733
5915824         360       1-Jan-31       $ 283,527.18        80.00                                0.250        0.017        0.858
5915827         360       1-Jan-31       $ 384,454.78        70.71                                0.250        0.017        0.483
5915835         360       1-Jan-31       $ 119,850.30        75.00                                0.250        0.017        1.108
5915840         360       1-Jan-31       $ 319,590.48        80.00                                0.250        0.017        0.983
5915852         360       1-Jan-31       $ 483,361.62        80.00                                0.250        0.017        0.858
5915862         360       1-Jan-31       $ 424,413.10        72.03                                0.250        0.017        0.608
5915875         360       1-Jan-31       $ 566,105.89        50.11                                0.250        0.017        0.858
5915884         360       1-Jan-31       $ 509,295.75        72.86                                0.250        0.017        0.608
5915896         360       1-Jan-31       $ 444,236.49        70.80                                0.250        0.017        0.733
5915977         360       1-Jan-31       $ 499,343.64        80.00                                0.250        0.017        0.858
5915981         360       1-Jan-31       $ 167,291.05        79.01                                0.250        0.017        1.108
5915990         360       1-Jan-31       $  97,328.44        74.99                                0.250        0.017        1.108
5915998         360       1-Jan-31       $ 499,422.57        27.78                                0.250        0.017        1.483
5916000         360       1-Jan-31       $ 330,441.07        51.34                                0.250        0.017        0.608
5916005         360       1-Jan-31       $ 341,839.11        80.00                                0.250        0.017        0.733
5916030         360       1-Jan-31       $  95,877.14        80.00                                0.250        0.017        0.983
5916036         360       1-Jan-31       $ 500,125.70        79.99                                0.250        0.017        0.733
5916046         360       1-Jan-31       $ 158,007.62        70.00                                0.250        0.017        1.233
5916048         360       1-Jan-31       $ 578,259.04        77.10                                0.250        0.017        0.983
5916050         360       1-Jan-31       $ 335,036.70        72.93                                0.250        0.017        0.608
5916068         360       1-Jan-31       $ 305,858.08        94.99                      33        0.250        0.017        0.983
5916075         360       1-Jan-31       $ 389,474.88        79.59                                0.250        0.017        0.733
5916084         360       1-Feb-31       $ 649,626.03        40.63                                0.250        0.017        1.483
5916086         360       1-Jan-31       $ 309,612.99        79.49                                0.250        0.017        1.108
5916094         360       1-Jan-31       $ 127,827.65        62.44                                0.250        0.017        0.733
5916098         360       1-Feb-31       $ 599,576.52        80.00                                0.250        0.017        0.483
5916099         360       1-Jan-31       $ 478,538.26        80.00                                0.250        0.017        0.608
5916104         360       1-Jan-31       $ 289,536.97        39.19                                0.250        0.017        0.733
5916113         360       1-Jan-31       $ 449,378.58        57.82                                0.250        0.017        0.608
5916121         360       1-Jan-31       $ 499,465.80        77.58                                0.250        0.017        1.858
5916125         360       1-Jan-31       $ 478,093.96        58.54                                0.250        0.017        0.358
5916138         360       1-Jan-31       $ 339,256.64        79.99                                0.250        0.017        0.358
5916153         360       1-Jan-31       $ 349,491.75        56.45                                0.250        0.017        0.358
5916158         360       1-Jan-31       $ 335,074.79        90.00                      11        0.250        0.017        0.483
5916162         360       1-Jan-31       $ 399,276.69        67.51                                0.250        0.017        0.358
5916168         360       1-Jan-31       $ 395,439.09        79.20                                0.250        0.017        0.483
5916181         360       1-Jan-31       $ 368,464.16        80.00                                0.250        0.017        0.358
5916188         360       1-Jan-31       $ 323,541.16        80.00                                0.250        0.017        0.483
5916189         360       1-Jan-31       $ 337,040.33        80.00                                0.250        0.017        0.858
5916190         360       1-Jan-31       $ 319,579.94        80.00                                0.250        0.017        0.858
5916192         360       1-Jan-31       $ 491,035.56        80.00                                0.250        0.017        0.733
5916205         360       1-Jan-31       $  58,428.85        90.00                      06        0.250        0.017        1.233
5916209         360       1-Jan-31       $ 355,578.11        78.85                                0.250        0.017        1.358
5916212         360       1-Jan-31       $ 524,660.37        80.00                                0.250        0.017        0.858
5916224         360       1-Jan-31       $ 367,878.28        79.74                                0.250        0.017        0.483
5916226         360       1-Feb-31       $ 357,765.82        68.19                                0.250        0.017        0.858
5916228         360       1-Jan-31       $ 319,555.76        80.00                                0.250        0.017        0.858
5916233         360       1-Jan-31       $ 303,147.95        79.99                                0.250        0.017        0.233
5916235         360       1-Jan-31       $ 321,598.32        24.96                                0.250        0.017        1.108
5916243         360       1-Jan-31       $ 279,522.32        80.00                                0.250        0.017        0.733
5916251         360       1-Jan-31       $ 229,690.31        77.18                                0.250        0.017        0.733
5916252         360       1-Jan-31       $ 371,535.95        80.00                                0.250        0.017        1.108
5916254         360       1-Feb-31       $ 174,788.41        63.64                                0.250        0.017        0.983
5916271         360       1-Jan-31       $ 329,544.30        79.90                                0.250        0.017        0.608
5916272         360       1-Jan-31       $ 359,436.62        75.16                                0.250        0.017        0.000
5916281         360       1-Feb-31       $ 287,806.75        78.90                                0.250        0.017        0.733
5916285         360       1-Jan-31       $ 439,392.39        80.00                                0.250        0.017        0.608
5916290         360       1-Jan-31       $ 389,500.89        44.07                                0.250        0.017        0.983
5916292         360       1-Jan-31       $ 307,644.29        80.00                                0.250        0.017        1.483
5916299         360       1-Feb-31       $ 534,641.02        72.79                                0.250        0.017        0.733
5916301         360       1-Jan-31       $ 495,261.48        70.86                                0.250        0.017        0.233
5916304         360       1-Feb-31       $ 599,587.08        80.00                                0.250        0.017        0.608
5916312         360       1-Jan-31       $ 319,558.11        80.00                                0.250        0.017        0.608
5916315         360       1-Jan-31       $ 303,580.00        60.80                                0.250        0.017        0.608
5916318         360       1-Jan-31       $ 438,861.78        79.99                                0.250        0.017        0.358
5916321         360       1-Jan-31       $ 549,201.31        66.45                                0.250        0.017        0.358
5916324         360       1-Jan-31       $ 648,769.05        60.68                                0.250        0.017        1.608
5916326         360       1-Jan-31       $ 455,354.22        80.00                                0.250        0.017        0.483
5916335         360       1-Jan-31       $ 278,005.73        80.00                                0.250        0.017        0.483
5916339         360       1-Jan-31       $ 400,217.98        80.00                                0.250        0.017        0.358
5916350         360       1-Jan-31       $ 363,284.80        90.00                      12        0.250        0.017        0.483
5916360         360       1-Jan-31       $ 419,434.48        68.13                                0.250        0.017        0.733
5916368         360       1-Jan-31       $ 429,326.77        74.58                                0.250        0.017        0.608
5916370         360       1-Jan-31       $ 323,595.83        80.00                                0.250        0.017        1.108
5916379         360       1-Jan-31       $ 495,297.58        79.99                                0.250        0.017        0.483
5916403         360       1-Feb-31       $ 397,539.79        78.59                                0.250        0.017        0.858
5916420         360       1-Jan-31       $ 412,621.29        80.00                                0.250        0.017        0.983
5917241         360       1-Feb-31       $ 349,752.97        57.38                                0.250        0.017        0.483
5917252         360       1-Feb-31       $ 349,759.13        87.50                      33        0.250        0.017        0.608
5917255         360       1-Feb-31       $ 606,003.32        80.00                                0.250        0.017        0.858
5917266         360       1-Jan-31       $ 523,762.31        80.00                                0.250        0.017        0.358
5917274         360       1-Feb-31       $ 349,696.88        63.64                                0.250        0.017        0.608
5917277         360       1-Feb-31       $ 443,702.08        80.00                                0.250        0.017        0.733
5917283         360       1-Feb-31       $ 327,163.03        79.99                                0.250        0.017        0.358
5917298         360       1-Jan-31       $ 282,637.83        77.53                                0.250        0.017        0.983
5917304         360       1-Feb-31       $ 399,731.61        72.60                                0.250        0.017        0.733
5917305         360       1-Feb-31       $ 427,682.36        80.00                                0.250        0.017        0.233
5917325         360       1-Jan-31       $ 371,459.79        80.00                                0.250        0.017        0.358
5917336         360       1-Feb-31       $ 507,622.99        80.00                                0.250        0.017        0.233
5917337         360       1-Feb-31       $ 382,130.10        78.36                                0.250        0.017        0.483
5917341         360       1-Feb-31       $ 364,663.92        66.97                                0.250        0.017        0.358
5917346         360       1-Feb-31       $ 499,647.10        66.67                                0.250        0.017        0.483
5917348         360       1-Feb-31       $ 431,687.33        80.00                                0.250        0.017        0.358
5917357         360       1-Feb-31       $ 369,738.85        51.03                                0.250        0.017        0.483
5917362         360       1-Jan-31       $ 381,608.82        79.99                                0.250        0.017        0.483
5917378         360       1-Feb-31       $ 335,756.81        80.00                                0.250        0.017        0.358
5917383         360       1-Feb-31       $ 409,665.76        78.69                                0.250        0.017        0.108
5917400         360       1-Jan-31       $ 355,864.48        80.00                                0.250        0.017        0.358
5917415         360       1-Feb-31       $ 327,750.41        80.00                                0.250        0.017        0.108
5917426         360       1-Feb-31       $ 404,706.87        76.42                                0.250        0.017        0.358
5917439         360       1-Feb-31       $ 450,090.03        80.00                                0.250        0.017        0.608
5917440         360       1-Feb-31       $ 331,741.00        80.00                                0.250        0.017        0.000
5917694         360       1-Jan-31       $ 479,445.65        80.00                                0.250        0.017        1.483
5918919         360       1-Jan-31       $ 324,634.25        41.40                                0.250        0.017        1.608
5920054         360       1-Jan-31       $ 399,488.11        68.38                                0.250        0.017        0.983
5920066         360       1-Jan-31       $ 342,760.80        80.00                                0.250        0.017        0.983
5920153         360       1-Jan-31       $ 554,489.49        80.00                                0.250        0.017        0.983
5920323         360       1-Jan-31       $ 313,298.40        80.00                                0.250        0.017        0.983
5920359         360       1-Feb-31       $ 499,697.10        77.52                                0.250        0.017        1.233
5920444         360       1-Jan-31       $ 292,415.64        80.00                                0.250        0.017        0.858
5920467         360       1-Feb-31       $ 319,790.68        56.14                                0.250        0.017        0.858
5920546         360       1-Feb-31       $ 286,143.70        66.59                                0.250        0.017        0.858
5920573         360       1-Nov-30       $ 523,681.00        75.00                                0.250        0.017        1.108

                                     $ 455,322,863.01



COUNT:                                      1232
WAC:                                 8.108019164
WAM:                                 357.4492202
WALTV:                               74.01392733

WFMBS

WFMBS 2001-06  Exhibit F-3

30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)           (xvii)                             (xviii)
-----         ------------------------------     ------------------------------

MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER        SERVICER                           SELLER
--------      ------------------------------     ------------------------------
5824585       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5832106       NAVY FEDERAL CREDIT UNION          NAVY FEDERAL CREDIT UNION
5832293       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832294       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832299       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832323       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832327       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832335       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5832339       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5834019       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5834431       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5834760       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5835183       CUNA MUTUAL MORTGAGE CORP          CUNA MUTUAL MORTGAGE CORP
5841034       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5841498       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5852917       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5855278       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5855388       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5857684       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5858252       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5858951       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5859241       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5859751       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5859753       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5867246       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5867352       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5867380       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5867451       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5869145       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5869837       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5871271       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5871442       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5871889       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5872413       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5872425       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5872953       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5872961       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5873573       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5873591       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5873659       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5874800       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5874956       FLEET REAL ESTATE FUNDING CO       FLEET REAL ESTATE FUNDING CO
5875041       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5875376       FLEET REAL ESTATE FUNDING CO       FLEET REAL ESTATE FUNDING CO
5875386       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5875404       FLEET REAL ESTATE FUNDING CO       FLEET REAL ESTATE FUNDING CO
5875412       FLEET REAL ESTATE FUNDING CO       FLEET REAL ESTATE FUNDING CO
5875467       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5875545       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5875772       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5876027       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5876055       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5876527       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5876734       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5876762       WASHINGTON MUTUAL BANK, F.A.       WASHINGTON MUTUAL BANK, F.A.
5877239       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5877385       COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5877401       COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5877407       COLUMBIA NATIONAL, INC.            COLUMBIA NATIONAL, INC.
5878044       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5879375       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5879954       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5879971       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5884097       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5884498       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5884512       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5884822       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5884846       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5884924       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885068       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885111       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885128       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5885138       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885557       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5885575       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5885884       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885899       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885910       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885931       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5885940       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5886017       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5886039       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5886065       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887090       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887141       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887169       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887183       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887184       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887197       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887219       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887224       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887253       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887324       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887373       HUNTINGTON MORTGAGE COMPANY        HUNTINGTON MORTGAGE COMPANY
5887374       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5887548       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887553       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5887565       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887582       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887663       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5887668       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887681       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5887696       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5887704       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5887984       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5888009       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5888160       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5888209       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5888222       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5888231       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5888390       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888397       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888414       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888419       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888471       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5888490       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5888504       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5888526       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888533       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888561       CENDANT MORTGAGE CORPORAI          CENDANT MORTGAGE CORPORAI
5888597       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5888616       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5888628       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5888650       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5888713       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5888738       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5888759       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5889066       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889073       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889082       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889097       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889109       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889112       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889115       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889121       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889122       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889128       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889133       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889137       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889143       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889155       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889161       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889168       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889199       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889204       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889208       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889209       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889213       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889219       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889225       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889229       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889238       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889240       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889245       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889250       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889251       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889254       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889263       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889264       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889269       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889277       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889286       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889291       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889297       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889303       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889305       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889311       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889315       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889321       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889326       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889341       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889367       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889377       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889387       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889412       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889417       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889461       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889474       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889484       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889487       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889588       FIRST NATIONWIDE MORTGAGE CO       FIRST NATIONWIDE MORTGAGE CO
5889611       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5889627       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5889650       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5889671       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5889864       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5889867       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5889868       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5889873       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5889896       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890039       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890054       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890061       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890075       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890102       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890114       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890162       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5890329       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5890346       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5890538       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5890555       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5890568       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5890583       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5890603       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5891427       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891448       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891514       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891534       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891545       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891558       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891563       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891580       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891587       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891606       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891613       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891680       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5891686       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5891719       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5891748       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891785       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891800       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891809       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891810       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891821       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891828       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891839       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5891854       FLEET REAL ESTATE FUNDIN           FLEET REAL ESTATE FUNDIN
5892249       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892271       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892275       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892284       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892289       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892312       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892318       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892386       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892394       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892414       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892425       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892429       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892438       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892439       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892444       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892457       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892459       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892461       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892467       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892470       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892485       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892495       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892500       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892510       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892520       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892527       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5892544       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5893212       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5893231       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893249       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893252       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5893255       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893275       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5893393       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893404       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893413       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893423       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5893432       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5894198       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5894206       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5894210       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5894227       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5894251       COUNTRYWIDE FUNDING CORP.          COUNTRYWIDE FUNDING CORP.
5895088       COLONIAL SAVINGS & LOAN            COLONIAL SAVINGS & LOAN
5895803       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5895809       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5895814       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5895844       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5895910       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5895929       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5895937       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5895943       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5895945       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5895953       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5895996       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896001       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896003       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896006       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896014       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896026       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896029       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896043       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896046       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896049       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896051       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896076       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896081       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896087       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896093       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896098       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896099       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896109       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896111       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896119       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896129       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896130       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896136       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896143       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896310       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896315       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896321       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896346       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896373       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896421       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896434       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896453       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896470       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896477       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896494       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896497       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896500       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896507       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896525       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896548       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896551       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896577       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896585       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896595       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896601       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896609       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896618       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896632       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896658       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896663       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896676       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896726       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896749       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5896776       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5896789       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897913       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897918       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897927       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897933       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897936       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5897942       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898000       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898008       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898038       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898073       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898093       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898107       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898128       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898146       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898162       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898171       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898183       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898191       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898229       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898247       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898257       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898265       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898280       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898284       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898323       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898359       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898368       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898379       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898415       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898427       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898433       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898439       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898453       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898498       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898662       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898668       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898683       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5898762       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899212       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899228       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899254       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899257       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899265       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899276       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899285       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899296       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899299       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899306       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899320       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899322       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899363       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899368       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899382       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899384       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899395       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899405       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899417       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899418       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899427       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899440       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899447       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899449       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899457       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899460       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899461       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899465       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899470       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899474       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899481       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899490       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899493       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899508       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899521       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899529       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899540       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899555       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899558       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899560       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899566       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899569       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899580       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899724       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899730       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899741       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899747       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899761       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899770       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899771       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899774       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899784       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899821       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899849       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899871       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899872       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899879       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899889       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899892       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899902       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899904       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899913       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899925       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899926       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899930       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899934       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899954       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899960       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899973       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899989       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899991       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5899994       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900002       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900004       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900014       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900030       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900031       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900041       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900072       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900082       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900097       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900106       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900118       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900129       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900143       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900153       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900167       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900197       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900218       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900241       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900248       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900333       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900353       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900370       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900420       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900442       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900595       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900613       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900638       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900647       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900658       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900659       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900786       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900793       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900812       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900822       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900838       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5900860       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900864       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900872       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900876       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900879       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900882       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900888       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900898       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900904       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900905       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900907       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900915       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900933       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900952       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5900972       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901008       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901031       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901036       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901045       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901056       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901059       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901064       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901067       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901074       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901077       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901088       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901089       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901098       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901103       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901112       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901114       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901123       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901127       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901128       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901140       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901143       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901154       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901156       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901163       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901166       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901173       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901185       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901188       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901216       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901228       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901243       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901249       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901265       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901279       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901288       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901320       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901344       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901368       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901387       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901400       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5901402       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901412       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5901424       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901430       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5901535       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5901545       OLD KENT MORTGAGE COMPANY          OLD KENT MORTGAGE COMPANY
5901567       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901586       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901599       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901603       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901616       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901622       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901632       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901636       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901640       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901650       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901657       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901663       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901669       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5901680       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902394       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902411       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902425       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902452       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902468       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902488       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902511       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902528       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902537       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902563       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902575       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902598       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902612       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902635       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902652       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5902768       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903168       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903188       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903189       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903196       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903204       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903206       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903212       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903222       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903226       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903232       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903248       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903263       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903264       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903281       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903292       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903295       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903296       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903305       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903309       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903315       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903325       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903328       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903335       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903340       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903344       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903348       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903365       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903383       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903390       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903394       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5903435       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903457       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903553       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903559       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903570       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903605       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903610       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903621       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903663       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903671       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903704       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903714       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903722       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903724       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903738       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903746       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903754       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5903757       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903761       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903762       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903772       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903779       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903781       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903784       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903789       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903794       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903807       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903815       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903817       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903830       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903840       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903852       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903854       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903865       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903871       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903872       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903874       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903880       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903882       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903887       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903888       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903912       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903917       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903936       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903949       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5903981       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5904052       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904060       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904070       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904076       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904088       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904096       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904102       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904103       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904107       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904116       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904119       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904124       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904125       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904141       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904158       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904335       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904340       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904348       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904353       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904360       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904367       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904375       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904378       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904383       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904388       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904394       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904396       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904409       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904411       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904415       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904418       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904426       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904437       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904447       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904466       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904473       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904479       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904480       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904486       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904498       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904505       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904519       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904536       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904547       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904555       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904562       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904571       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904590       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904602       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904610       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904616       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5904617       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904632       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904642       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904655       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904682       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904696       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904700       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904704       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904709       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904713       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904721       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904735       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904738       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904739       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904758       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904767       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904781       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904785       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904829       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904862       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904873       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904925       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904937       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904938       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904948       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904953       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904958       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904969       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904972       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904979       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904988       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904989       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904990       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5904999       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905001       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905008       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905009       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905015       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905016       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905019       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905020       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905023       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905030       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905042       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905060       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905062       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905067       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905071       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905073       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905076       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905085       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905086       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905087       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905097       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905098       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905099       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905101       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905109       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905110       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905113       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905128       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905142       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905176       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905179       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905191       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905199       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905202       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905210       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905214       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905261       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905270       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905276       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905306       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905309       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905323       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905331       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905342       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905346       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905369       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905384       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905398       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905402       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905405       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905414       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905417       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905425       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905429       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905432       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905439       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905448       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905462       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905468       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905469       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905480       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905488       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905493       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905499       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905507       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905715       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905727       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905747       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905760       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905767       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905768       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905782       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905783       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905798       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905809       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905821       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905831       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905834       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905841       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905846       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905858       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905859       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905862       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905876       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905958       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905971       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905989       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5905998       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906003       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906017       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906054       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906102       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906110       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906120       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906152       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906175       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906329       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906371       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906395       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906442       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5906443       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906457       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906497       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906515       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906533       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906549       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906561       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906574       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906576       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906612       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906613       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906627       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906628       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906638       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906646       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906647       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906654       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906655       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906667       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906673       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906675       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906678       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906690       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906692       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906704       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906707       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906710       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5906721       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906724       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906726       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906739       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906741       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906749       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906754       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906779       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906782       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906783       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906792       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906822       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906832       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906842       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906848       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906856       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906865       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906887       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906898       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906915       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906931       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906934       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906937       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906950       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5906978       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907016       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5907042       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5907047       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907458       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907481       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907487       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907505       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907511       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907544       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907546       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907558       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907559       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907564       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907569       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907586       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907592       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907603       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907657       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5907892       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5907911       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908006       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908010       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908054       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908182       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908207       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908532       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908549       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5908630       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909325       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909343       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909510       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909525       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909557       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909561       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909567       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909568       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5909579       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909625       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909664       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909672       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909688       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909689       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909695       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909701       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909706       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909718       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909719       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909722       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909724       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909734       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909745       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909753       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909761       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909766       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909767       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909779       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909792       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909796       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909805       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909815       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909820       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909860       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909865       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909869       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909881       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909894       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909900       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909901       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909912       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909917       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909930       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909943       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909950       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909964       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909967       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909969       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909978       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909979       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909988       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5909989       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910003       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910017       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910023       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910029       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910038       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910051       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910063       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910077       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910311       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5910340       FIRST UNION MORTGAGE CORP          FIRST UNION MORTGAGE CORP
5911025       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911041       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911061       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911068       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911074       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911088       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911105       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911111       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911113       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911124       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911130       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911142       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911209       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911215       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911232       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911242       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911255       HOMESIDE LENDING, INC.             HOMESIDE LENDING, INC.
5911284       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911292       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911306       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911308       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911324       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911327       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911331       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911343       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911348       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911355       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911370       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911376       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911398       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911408       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911412       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911413       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911426       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911472       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911481       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911500       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911504       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911512       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911518       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911546       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911549       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911597       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911620       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911643       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911666       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911683       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911690       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911698       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911712       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911716       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911724       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911729       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911736       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911745       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911755       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911771       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5911942       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5912037       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5912064       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5912085       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5913168       HSBC MORTGAGE CORPORATION          HSBC MORTGAGE CORPORATION
5914378       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914384       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914396       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914397       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914399       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914408       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914414       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914421       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914422       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914428       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914439       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914440       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914441       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914448       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914449       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914454       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914459       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914468       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914474       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914475       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914485       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914491       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914505       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914512       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914522       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914527       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914538       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914549       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914552       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914560       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914563       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914578       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914579       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914590       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914601       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914611       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914613       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914625       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914639       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914646       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914648       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914660       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914661       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914675       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914682       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914691       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914692       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914696       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914704       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914714       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914718       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914719       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914727       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914743       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914746       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914754       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914759       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914766       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914778       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914790       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914804       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914809       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914832       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914862       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914894       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914944       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914949       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914956       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914962       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914970       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5914984       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915597       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915613       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915637       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915672       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915695       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915759       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915760       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915767       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915774       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915781       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915793       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915802       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915824       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915827       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915835       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915840       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915852       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915862       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915875       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915884       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915896       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915977       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915981       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915990       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5915998       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916000       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916005       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916030       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916036       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916046       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916048       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916050       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916068       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916075       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916084       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916086       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916094       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916098       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916099       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916104       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916113       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916121       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916125       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916138       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916153       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916158       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916162       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916168       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916181       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916188       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916189       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916190       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916192       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916205       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916209       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916212       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916224       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916226       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916228       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916233       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916235       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916243       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916251       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916252       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916254       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916271       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916272       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916281       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916285       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916290       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916292       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916299       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916301       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916304       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916312       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916315       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916318       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916321       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916324       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916326       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916335       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916339       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916350       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916360       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916368       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916370       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916379       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916403       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5916420       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5917241       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917252       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917255       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917266       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917274       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917277       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917283       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917298       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917304       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917305       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917325       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917336       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917337       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917341       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917346       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917348       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917357       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917362       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917378       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917383       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917400       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917415       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917426       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917439       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917440       CHEVY CHASE SAVINGS BANK           CHEVY CHASE SAVINGS BANK
5917694       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5918919       NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
5920054       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920066       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920153       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920323       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920359       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920444       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920467       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920546       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE
5920573       CHASE MANHATTAN MORTGAGE           CHASE MANHATTAN MORTGAGE

COUNT:                                                     1232
WAC:                                                8.108019164
WAM:                                                357.4492202
WALTV:                                              74.01392733

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information
----------------

         Name of Mortgagor:             ________________________________________

         Servicer
         Loan No.:                      ________________________________________

Custodian/Trust Administrator
-----------------------------

         Name:                          ________________________________________

         Address:                       ________________________________________

         Custodian/Trustee
         Mortgage File No.:             ________________________________________

Seller
------

         Name:                          ________________________________________

         Address:                       ________________________________________

         Certificates:                   Mortgage Pass-Through Certificates,
                                         Series 2001-6

     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-6, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 29, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  ) Mortgage recorded on _____________________ as instrument no.
     ______________ in the County Recorder's Office of the County of
     ____________________, State of _______________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

(  ) Deed of Trust recorded on ____________________ as instrument no.
     _________________ in the County Recorder's Office of the County of
     ___________________, State of _________________ in book/reel/docket
     ____________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ______________ in the
     County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( )      ---------------------------------------------

     ( )      ---------------------------------------------

     ( )      ---------------------------------------------

     ( )      ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                           WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

Date: ________________, 20__

                                    EXHIBIT H

                                        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4)
                                        OF THE INTERNAL REVENUE CODE OF 1986, AS
                                        AMENDED, AND FOR NON-ERISA INVESTORS



STATE OF     )
             )   ss.:
COUNTY OF    )


     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ______] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-6, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                          [Name of Purchaser]



                                          By:
                                              ----------------------------------
                                              [Name of Officer]
                                              [Title of Officer]

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this __ day of , 20__. ----------



Notary Public

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 20__.

                                    EXHIBIT I

            [Letter from Transferor of Class [A-R][A-LR] Certificate]



                                     [Date]




First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

     Re:  Wells Fargo Asset Securities Corporation,
          Series 2001-6, Class [A-R][A-LR]

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,
                                        [Transferor]



                                        ----------------------

                                    EXHIBIT J


                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-6
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                      ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-6, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 29, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-6.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

     (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

     (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

     (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

     [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

     (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

     (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [B-4] [B-5] [B-6] Certificates.

     (a) The Purchaser understands that the Class [B-4] [B-5] [B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4] [B-5] [B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4] [B-5] [B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (b) No transfer of a Class [B-4] [B-5] [B-6] shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

     (c) The Purchaser acknowledges that its Class [B-4] [B-5] [B-6] bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]

                                        By: ___________________________________



                                        Its:___________________________________

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement


                 National City Mortgage Co. Servicing Agreement


              First Union Mortgage Corporation Servicing Agreement


               HSBC Mortgage Corporation (USA) Servicing Agreement


                   HomeSide Lending, Inc. Servicing Agreement


            First Nationwide Mortgage Corporation Servicing Agreement


                  Chevy Chase Bank, F.S.B. Servicing Agreement


                Countrywide Home Loans, Inc. Servicing Agreement


                    Fleet Mortgage Corp. Servicing Agreement


                  Old Kent Mortgage Company Servicing Agreement


                 Washington Mutual Bank, FA. Servicing Agreement


            Chase Manhattan Mortgage Corporation Servicing Agreement


                Cendant Mortgage Corporation Servicing Agreement


                   Columbia National Inc. Servicing Agreement


              CUNA Mutual Mortgage Corporation Servicing Agreement


                    Colonial Savings F.A. Servicing Agreement


                  Navy Federal Credit Union Servicing Agreement


               The Huntington Mortgage Company Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT
                 -----------------------------------------------

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of _____, between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     ____________________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-6, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 29, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

     ____________________________________ intends to resell all of the Class B
Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01 Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-6. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02 Collateral Fund Permitted Investments

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03 Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04 Collateral Shortfalls

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01 Amendment

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02 Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03 Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04 Notices

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company,

         Wells Fargo Bank Minnesota, National Association
         7485 New Horizon Way
         Frederick, MD 21703

         Attention:    Vice President, Master Servicing
         Phone:        301-696-7800
         Fax:          301-815-6365

     (b) in the case of the Purchaser,

         _____________________________
         _____________________________
         _____________________________
         Attention:___________________

     Section 4.05 Severability of Provisions

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06 Successors and Assigns

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07 Article and Section Headings

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08 Confidentiality

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09 Indemnification

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Wells Fargo Bank Minnesota,
                                          National Association

                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:



                                            -----------------------------------



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title: